Exhibit 10.1

MASTER LEASE

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MASTER LEASE

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MASTER LEASE

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MASTER LEASE

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MASTER LEASE

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MASTER LEASE

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EXHIBITS AND SCHEDULES

EXHIBIT A	—	LIST OF FACILITIES

EXHIBIT B	—	LEGAL DESCRIPTIONS

EXHIBIT C	—	DECONSOLIDATION GROWTH CAPITAL IMPROVEMENTS

EXHIBIT D	—	GAMING LICENSES

EXHIBIT E	—	FORM OF GUARANTY

EXHIBIT F-1	—	FORM OF NONDISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT F-2	—	FORM OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT G	—	FORM OF MEMORANDUM OF LEASE

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MASTER LEASE

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SCHEDULE 1	—	EXCLUDED ASSETS

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MASTER LEASE

This MASTER LEASE (the “Master Lease”) is entered into as of April 25, 2016, by and between MGP Lessor, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Landlord”), and MGM Lessee, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Tenant”).

RECITALS

A.         Capitalized terms used in this Master Lease and not otherwise defined herein are defined in Article II hereof.

B.         Pursuant to that certain Master Contribution Agreement, dated as of the date hereof (the “Master Contribution Agreement”), between MGM Resorts International, the one hundred percent (100%) owner of Tenant (“Tenant’s Parent”), and MGM Growth Properties LLC (“MGM REIT”), Landlord desires to lease the Leased Property to Tenant and Tenant desires to lease the Leased Property from Landlord upon the terms set forth in this Master Lease.

C.         A list of the ten (10) facilities covered by this Master Lease as of the date hereof is attached hereto as Exhibit A (each a “Facility,” and collectively, the “Facilities”). Each of the Facilities will be subleased by Tenant to Operating Subtenants pursuant to subleases (the “Operating Subleases”) between Tenant and each Operating Subtenant.

D.         Tenant and Landlord intend this Master Lease to constitute one indivisible lease of the Facilities and not separate leases governed by similar terms. The Facilities constitute one economic unit, and the Rent and all other provisions of this Master Lease have been negotiated and agreed to based on a demise of all of the Facilities to Tenant as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

LEASED PROPERTY

1.1         Leased Property. Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord’s rights and interests in and to the following with respect to each of the Facilities (collectively, the “Leased Property”):

(a)         the real property or properties described in Part I of Exhibit B attached hereto together with the leasehold estates described in Part II of Exhibit B (as to which this Master Lease will constitute a sublease) (collectively, the “Land”);

(b)         all buildings, structures, barges, and other improvements of every kind now or hereafter located on the Land or connected thereto including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site to the extent Landlord has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures of each such Facility (collectively, the “Leased Improvements”); provided, however, that the foregoing shall not affect or contradict the provisions of this Master Lease which specify that Tenant shall be entitled to certain benefits of the Tenant Capital Improvements;

(c)         all easements, rights and appurtenances relating to the Land and the Leased Improvements;

(d)         all equipment, machinery, fixtures, and other items of property, including all components thereof, that are now or hereafter located in, on or used in connection with and permanently affixed to or otherwise incorporated into the Leased Improvements, together with all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures”); provided, however, that the foregoing shall not affect or contradict the provisions of this Master Lease which specify that Tenant shall be entitled to certain benefits of the Tenant Capital Improvements; and

(e)         all other properties or rights, real, personal or otherwise, conveyed to Landlord or Landlord’s Subsidiaries pursuant to the Master Contribution Agreement;

in each case, with respect to clauses (b), (d) and (e) above, to the extent constituting “real property” as that term is defined in Treasury Regulation §1.856-3(d).

The Leased Property shall not, for any purposes under this Master Lease, include those assets described on Schedule 1 attached hereto (collectively, “Excluded Assets”).

The Leased Property is leased subject to all covenants, conditions, restrictions, easements and other matters affecting the Leased Property as of the Commencement Date and such subsequent covenants, conditions, restrictions, easements and other matters permitted by this Master Lease or as may be agreed to by Landlord or Tenant in accordance with the terms of this Master Lease, whether or not of record, including any matters which would be disclosed by an inspection or accurate survey of the Leased Property.

Notwithstanding the foregoing, following (a) the removal of any Facility from this Master Lease pursuant to Section 1.5, (b) the assignment by Tenant of its Leasehold Estate with respect to any Facility pursuant to Section 22.2(a)(iii), (c) the termination of this Master Lease with respect to any Facility pursuant to Section 14.2, or (d) the termination of the Master Lease with respect to any Facility pursuant to Section 15.1, such Facility shall no longer constitute Leased Property hereunder.

1.2         Single, Indivisible Lease. (a) This Master Lease constitutes one indivisible lease of the Leased Property and not separate leases governed by similar terms. The Leased Property constitutes one economic unit, and the Rent and all other provisions have been negotiated and agreed to based on a demise of all of the Leased Property to Tenant as a single, composite, inseparable transaction and would have been substantially different had separate leases or a

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divisible lease been intended. Except as expressly provided in this Master Lease for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Master Lease apply equally and uniformly to all of the Leased Property as one unit. An Event of Default with respect to any portion of the Leased Property is an Event of Default as to all of the Leased Property. Upon the occurrence and during the continuance of any Event of Default, Landlord shall be entitled to exercise any applicable remedies under Article XVI with respect to all of the Leased Property regardless of the portion of the Leased Property to which such Event of Default relates. The parties intend that the provisions of this Master Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all of the Leased Property and, in particular but without limitation, that, for purposes of any assumption, rejection or assignment of this Master Lease under 11 U.S.C. Section 365, or any successor or replacement thereof or any analogous state law, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit and that this Master Lease must be assumed, rejected or assigned as a whole with respect to all (and only as to all) of the Leased Property. The parties may amend this Master Lease from time to time to add or remove one or more additional Facilities as part of the Leased Property and such future addition to, or removal from, the Leased Property shall not in any way change the indivisible and nonseverable nature of this Master Lease and all of the foregoing provisions shall continue to apply in full force. Each party agrees that it shall not assert that this Master Lease is not, and shall not challenge the characterization of this Master Lease as, a single indivisible lease of all of the Leased Property. Each party hereby waives any claim or defense based on a recharacterization of this Master Lease as any agreement other than a single indivisible lease of all of the Leased Property.

(b)         Without limiting the generality of the foregoing, Landlord and Tenant acknowledge and agree that (x) none of (1) Landlord’s ability to remove one of more Facilities from this Master Lease pursuant to Section 1.5, (2) Tenant’s ability to assign its Leasehold Estate with respect to one or more individual Facilities pursuant to Section 22.2(a)(iii), (3) Tenant’s or Landlord’s ability to terminate this Master Lease with respect to an affected Facility following certain Casualty Events pursuant to Section 14.2 or (4) Tenant’s or Landlord’s ability to terminate this Master Lease with respect to an affected Facility following certain Condemnations pursuant to Section 15.1 shall in any way change the indivisible and nonseverable nature of this Master Lease (as set forth in this Section 1.2) and (y) following any such removal, assignment or termination, this Master Lease shall continue as a single indivisible lease with respect to the remaining Leased Property.

1.3         Term. The “Term” of this Master Lease is the Initial Term plus all Renewal Terms, to the extent exercised. The initial term of this Master Lease (the “Initial Term”) shall commence on April 25, 2016 (the “Commencement Date”) and end on the last day of the calendar month in which the tenth (10th) anniversary of the Commencement Date occurs, subject to renewal as set forth in Section 1.4 below.

1.4         Renewal Terms. (a) The term of this Master Lease may be extended for four (4) separate “Renewal Terms” of five (5) years each if: (i) at least twelve (12), but not more than eighteen (18) months prior to the end of the then current Term, Tenant delivers to Landlord a “Renewal Notice” that Tenant desires to exercise its right to extend this Master Lease for one (1) Renewal Term; and (ii) no Event of Default shall have occurred and be continuing on the date

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Landlord receives the Renewal Notice (the “Exercise Date”) or on the last day of the then current Term; provided, however, that if Tenant fails to deliver to Landlord a Notice prior to the date that is twelve (12) months prior to the then current expiration date of the Term that Tenant does not intend to renew in accordance with this Section 1.4, then it shall automatically and without further action be deemed for all purposes that Tenant has delivered the Renewal Notice required by this Section 1.4(a)(i). During any such Renewal Term, except as otherwise specifically provided for herein, all of the terms and conditions of this Master Lease shall remain in full force and effect.

(b)         Tenant may exercise such options to renew with respect to all (and no fewer than all) of the Facilities which are subject to this Master Lease as of the Exercise Date.

(c)         During each Renewal Term, Rent shall continue to be equal to Base Rent and Percentage Rent as determined pursuant to the definitions of such terms set forth in this Master Lease; provided, however, that from and after the occurrence of a Deconsolidation Event, Tenant may make an irrevocable election (such election to be effective for the remainder of the Term) by providing Notice to Landlord, effective as of either the date of the Deconsolidation Event or the commencement of any Renewal Term commencing on or after the date of the Notice (as determined in Tenant’s sole discretion), to convert the calculation of Base Rent from the amount set forth in clause (a) of the definition of Base Rent to the amount set forth in clause (b) of the definition of Base Rent. In the event Tenant elects the option described in the preceding sentence, Base Rent shall, effective as of the date selected by Tenant pursuant to the preceding sentence and for each Renewal Term thereafter, equal the amount set forth in the preceding sentence.

1.5         Separation of Leases. (a) From time to time, at the election of Landlord, but only in connection with the sale of a Facility in accordance with Article XVIII, Landlord may remove one or more Facilities in accordance with Article XVIII (individually, “Removal Facility,” and collectively, “Removal Facilities”) from this Master Lease and place such Removal Facilities in one (1) or more separate leases on terms and conditions substantially similar to, and in any case no less favorable to Tenant than, those set forth in this Master Lease and as otherwise provided in this Section 1.5 (individually, “Separate Lease,” and collectively, “Separate Leases”), to facilitate the sale of such Removal Facilities.

(b)         If Landlord elects to so remove any Removal Facilities, Landlord shall give Tenant not less than thirty (30) days’ Notice thereof (a “Removal Notice”), and Tenant shall thereafter, within said thirty (30)-day period (or such other period of time as Landlord may reasonably require; it being understood that Landlord may delay removal or cancel the Removal Notice in the event that the underlying sale of a Removal Facility is delayed or cancelled for any reason), execute, acknowledge and deliver to the new owner of the Removal Facilities, as designated by Landlord) at no cost or expense to Tenant, one (1) or more Separate Leases with respect to the relevant Removal Facilities effective as of the date set forth in the Removal Notice (“Removal Date”) for the remaining Term and on substantially the same terms and conditions as, and in any case no less favorable to Tenant than the terms and conditions of, this Master Lease, except for appropriate adjustments (including to Exhibits and Schedules), including as follows:

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(i)         Rent. The initial Base Rent and Percentage Rent for each Removal Facility shall be equal to the Allocable Rent Amount in respect of such Removal Facility and thereafter shall be adjusted on the same basis as provided in this Master Lease; it being understood that the specification in this Section 1.5(b)(i) of the methodology for determining the initial Base Rent and Percentage Rent for a Removal Facility shall not in any way change the indivisible and nonseverable nature of this Master Lease (as set forth in Section 1.2).

(ii)         Liabilities and Obligations. The Separate Lease shall provide that Landlord and Tenant shall be responsible for the payment, performance and satisfaction of all of the duties, obligations and liabilities of Landlord and Tenant, respectively, arising under this Master Lease, with respect to the Removal Facility, that were not paid, performed and satisfied in full prior to the commencement date of the Separate Lease, and shall further provide that (x) landlord and tenant under the Separate Lease shall not be responsible for the payment, performance or satisfaction of any duties, obligations or liabilities of Landlord or Tenant under this Master Lease first arising after the Removal Date and (y) Landlord and Tenant and Guarantor shall not be responsible for the payment, performance or satisfaction of any duties, obligations or liabilities of the landlord or tenant under the Separate Lease, except to the extent they are a party to such Separate Lease. Except as provided in clause (iv) below, Landlord and Tenant’s obligations under this Master Lease with respect to the remainder of the Facilities not removed in accordance with this Section 1.5 shall remain unaffected and shall continue in accordance with the terms of this Master Lease.

(iii)         Deletion of REIT Provisions. At the election of Landlord or any new landlord, any one or more of the provisions of the Separate Lease pertaining to the REIT status of any member of Landlord (or any Affiliate of any member of Landlord) shall be deleted.

(iv)         Amendments to this Lease. Upon execution of such Separate Lease, and effective as of the effective date of such Separate Lease, this Master Lease shall be deemed to be amended as follows: (i) the Removal Facilities shall be excluded from the Leased Property hereunder and (ii) Base Rent and Percentage Rent hereunder shall be reduced by the amount of the Allocable Rent Amount with respect to the Removal Facilities. Such amendments shall occur automatically and without the necessity of any further action by Landlord or Tenant, but, at Landlord’s or Tenant’s election, the same shall be reflected in a formal amendment to this Master Lease, which amendment shall be promptly executed by Landlord and Tenant.

(v)         Other Undertakings. Landlord and Tenant shall each take such actions and execute and deliver such documents, including, without limitation, the Separate Lease and new or amended Memorandum(s) of Lease and, if requested by the other, an amendment to this Master Lease, as are reasonably necessary and appropriate to effectuate fully the provisions and intent of this Section 1.5, and as otherwise are appropriate or as Landlord, Tenant or any title insurer may reasonably request to evidence such removal and new leasing of the Removal Facilities, including memoranda of lease with respect to such Separate Leases and amendments of all existing memoranda of lease with respect to this Master Lease and an amendment of this Master Lease.

(c)         No Cross Default. No default under any Separate Lease shall be a default under this Master Lease and no default under this Master Lease shall be a default under

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any Separate Lease. In all cases, so long as any Facility Mortgage shall apply to any Removal Facility or Separate Lease, such Removal Facility and/or Separate Lease shall continue to be subject either to any existing subordination, nondisturbance and attornment agreement with respect to the Master Lease, or subject to a new subordination, nondisturbance and attornment agreement to be delivered by Facility Mortgagee, the landlord under the Separate Lease and Tenant on substantially the same terms and conditions as the existing subordination, nondisturbance and attornment agreement (having regard to the terms and conditions of the Separate Lease).

(d)         Guaranty. Upon the execution of a Separate Lease, Guarantor shall execute and deliver to the new owner of the Removal Facility a new Guaranty of Tenant’s obligations with respect to the Removal Facility. The original Guaranty delivered to Landlord shall be of no further force or effect with respect to any obligations related to the Removal Facilities.

(e)         Costs and Expenses. All costs and expenses relating to a Separate Lease (including reasonable attorneys’ fees and other reasonable, documented out-of-pocket costs incurred by Tenant or Guarantor for outside counsel, if any) shall be borne by Landlord and not Tenant.

(f)         Cooperation. Landlord and Tenant shall cooperate with Gaming Authorities in all reasonable respects to facilitate all necessary regulatory reviews, approvals and/or authorization of the Separate Lease in accordance with applicable Gaming Regulations.

ARTICLE II

DEFINITIONS

2.1        Definitions. For all purposes of this Master Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article II have the meanings assigned to them in this Article and include the plural as well as the singular; all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (ii) all references in this Master Lease to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Master Lease; (iii) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other similar phrases; (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Master Lease as a whole and not to any particular Article, Section or other subdivision; and (v) for the calculation of any financial ratios or tests referenced in this Master Lease (including the Adjusted Revenue to Rent Ratio, and the Indebtedness to EBITDA Ratio), this Master Lease, regardless of its treatment under GAAP, shall be deemed to be an operating lease and the Rent payable hereunder shall be treated as an operating expense and shall not constitute Indebtedness or interest expense.

10 Year Treasury Yield: The yield published in The Wall Street Journal from time to time for the “U.S. 10 Year Treasury Note.” If The Wall Street Journal ceases to publish the “U.S. 10 Year Treasury Note,” Landlord shall select an equivalent publication that publishes such “U.S. 10 Year Treasury Note,” and if such “U.S. 10 Year Treasury Note” is no longer

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generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Landlord shall select a comparable yield index.

Accounts: All accounts, including deposit accounts, all rents, profits, income, revenues or rights to payment or reimbursement derived from the use of any space within the Leased Property and/or from goods sold or leased or services rendered from the Leased Property (including, without limitation, from goods sold or leased or services rendered from the Leased Property by any subtenant) and all accounts receivable, in each case whether or not evidenced by a contract, document, instrument or chattel paper and whether or not earned by performance, including without limitation, the right to payment of management fees and all proceeds of the foregoing.

Additional Charges: All Impositions and all other amounts, liabilities and obligations which Tenant assumes or agrees to pay under this Master Lease and, in the event of any failure on the part of Tenant to pay any of those items, except where such failure is due to the acts or omissions of Landlord, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items.

Adjusted Revenue: For any Test Period, with respect to any Person or Facility, EBITDA plus, without duplication, any rent expense associated with any ground leases forming part of the Leased Property and this Master Lease (as may be amended from time to time).

Adjusted Revenue to Rent Ratio: As at any date of determination, the ratio for any period of Adjusted Revenue derived from the Facilities by Tenant or its Affiliates (without duplication) to Rent. For purposes of calculating the Adjusted Revenue to Rent Ratio, Adjusted Revenue and Rent shall be calculated on a pro forma basis to give effect to any increase or decrease in Rent as a result of the addition or removal of Leased Property to this Master Lease during any Test Period as if such increase or decrease had been effected on the first day of such Test Period.

Affiliate: When used with respect to any corporation, limited liability company, partnership or any other Person, the term “Affiliate” shall mean any Person which, directly or indirectly, controls or is controlled by or is under common control with such other Person. For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

Agreed Deconsolidation Growth Capital Improvement Fair Market Value: As defined in Section 10.3(d).

Allocable Percentage Share: For any Facility, the fraction converted to a percentage determined by dividing the EBITDA for such Facility by the EBITDA for all Facilities then subject to the Master Lease, with each such EBITDA being based on the EBITDA for the most recent 12 month period required to be reported by Tenant to Landlord.

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Allocable Rent Amount: As of any date of determination, with respect to one or more Facilities, and with respect to any amount of Rent in question (whether Base Rent or Percentage Rent), the amount determined by multiplying the then current total amount of Rent in question by the Allocable Percentage Share of such Facility(ies). To the extent any of the Development Facilities are purchased by Landlord and made subject to this Master Lease as a Leased Property in accordance with Section 7.4, but have not been subject to this Master Lease as Leased Property for the entirety of the applicable 12 month period, the Allocable Rent Amount calculation for all purposes of this Master Lease that includes any such Development Facility shall reflect, with respect to any such Development Facility, the 12 month period immediately preceding the date of determination of Allocable Rent Amount regardless of the date on which such Development Facility may have been included in this Master Lease. Notwithstanding the preceding provisions of this definition, if a Deconsolidation Event has previously occurred, as of any date of determination of Allocable Rent Amount resulting from (i) a Casualty Event or (ii) Landlord’s failure to comply with the provisions of Section 8.2(b), in either case, with respect to one or more Facilities and with respect to any amount of rent in question (whether Base Rent or Percentage Rent), the “Allocable Rent Amount” for each Facility shall mean the percentage of the Rent in question determined based on the relative fair values of each Facility as determined in accordance with GAAP as of the date of the Deconsolidation Event. In the event that Landlord and Tenant are unable to agree on such relative fair value of each Facility, either party may elect to have the same determined by an Expert in accordance with Section 34.1.

Appraiser: As defined in Section 3.5.

Assumed Rate: The 10 Year Treasury Yield plus six percent (6%).

Award: All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

Base Rent: During the Initial Term, an annual amount equal to Four Hundred Ninety-Five Million Dollars ($495,000,000); provided, however, that commencing on April 1, 2017 and continuing at the beginning of each Lease Year thereafter during the Initial Term, the Base Rent shall increase to an annual amount equal to the sum of (i) the Base Rent for the immediately preceding Lease Year, and (ii) the Escalation.

(a)         The Base Rent for the first year of each Fixed Renewal Term shall be an annual amount equal to the sum of (i) the Base Rent for the immediately preceding Lease Year, and (ii) the Escalation. Commencing with the beginning of the second (2nd) Lease Year of any Fixed Renewal Term and continuing at the beginning of each Lease Year thereafter during such Fixed Renewal Term, the Base Rent shall increase to an annual amount equal to the sum of (i) the Base Rent for the immediately preceding Lease Year, and (ii) the Escalation.

(b)         If applicable in accordance with Section 1.4(c), Base Rent for the first (1st) full Lease Year in which Base Rent is calculated pursuant to this clause (b) shall be equal to the greater of (i) the amount determined pursuant to subparagraph (a) above, and (ii) the Fair Market Rent as determined pursuant to Section 3.5 hereof (and the Base Rent for any portion of a Lease Year for which Base Rent is calculated pursuant to this clause (b) prior to such first (1st)

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full Lease Year shall be determined by prorating such amount). The Base Rent determined in accordance with the preceding sentence shall be payable throughout the remainder of the Term (including any additional Renewal Terms) except that the Base Rent shall increase to an annual amount equal to the sum of (x) the Base Rent for the immediately preceding Lease Year, and (y) the Escalation (1) if the calculation of Base Rent pursuant to this clause (b) is effective as of the beginning of any Lease Year (i.e. April 1), commencing on the beginning of the next Lease Year, and continuing on the beginning of each Lease Year thereafter throughout the remainder of the Term (including any additional Renewal Terms thereafter), or (2) if the preceding clause (1) does not apply, then commencing on the beginning of the second (2nd) Lease Year following the date on which the calculation of Base Rent pursuant to this clause (b) is effective, and continuing on the beginning of each Lease Year thereafter throughout the remainder of the Term (including any additional Renewal Terms thereafter). Percentage Rent shall continue to be payable throughout each Fair Market Renewal Term.

Base Rent shall be subject to further adjustment as and to the extent provided in Sections 7.4, 10.3 and 14.6.

Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

Capital Improvements: With respect to any Facility, any improvements or alterations or modifications of the Leased Improvements, including without limitation capital improvements and structural alterations, modifications or improvements, or one or more additional structures annexed to any portion of any of the Leased Improvements of such Facility, or the expansion of existing improvements, which are constructed on any parcel or portion of the Land of such Facility, during the Term, including construction of a new wing or new story, in each case which are permanently affixed to the Leased Property such that they constitute real property under applicable Legal Requirements.

Capital Lease: As applied to any Person, any lease of any Property by that Person as lessee that, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person (provided, that any lease that is accounted for by any Person as an operating lease as of the Commencement Date and any similar lease entered into after the Commencement Date by any Person may, in the sole discretion of Tenant, be treated as an operating lease and not as a Capital Lease and provided, further, that, for the avoidance of doubt, this Master Lease will not be considered a Capital Lease).

Capital Lease Obligations: For any Person, all obligations of such Person to pay rent or other amounts under a Capital Lease, and the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

Cash: Cash and cash equivalents and all instruments evidencing the same or any right thereto and all proceeds thereof.

Casualty Event: Any loss of title or any loss of or damage to or destruction of, or any Condemnation or other taking (including by any governmental authority) of, any portion of

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the Leased Property for which Landlord, Tenant or any Operating Subtenant or any of their respective Subsidiaries receives cash insurance proceeds or proceeds of a Condemnation award or other similar compensation (excluding proceeds of business interruption insurance). “Casualty Event” shall include, but not be limited to, any taking of all or any portion of the Leased Property, in or by Condemnation or other eminent domain proceedings pursuant to any applicable law, or by reason of the temporary requisition of the use or occupancy of all or any part of any real property of or any part thereof by any governmental authority, civil or military.

Casualty Shortfall: As defined in Section 14.2(g).

Code: The Internal Revenue Code of 1986 as amended from time to time.

Commencement Date: As defined in Section 1.3.

Common Units: Shall have the meaning give to such term in the Operating Partnership’s Limited Partnership Agreement.

Condemnation: A taking by the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

Condemnor: Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

Confidential Information: Any and all financial, technical, proprietary, confidential, and other information, including data, reports, interpretations, forecasts, analyses, compilations, studies, summaries, extracts, records, know-how, statements (written or oral) or other documents of any kind, that contain information concerning the business and affairs of Landlord or Tenant or their respective Related Persons, whether furnished before or after the date of this Master Lease, and regardless of the manner in which it was furnished, and any material prepared by either Landlord or Tenant or their respective Related Persons, in whatever form maintained, containing, reflecting or based upon, in whole or in part, any such information; provided, however, that “Confidential Information” shall not include information which: (i) was or becomes generally available to the public other than as a result of a disclosure by either Landlord or Tenant or their respective Related Persons in breach of this Master Lease; (ii) was or becomes available to either Landlord or Tenant or their respective Related Persons on a non-confidential basis prior to its disclosure hereunder as evidenced by the written records of Landlord or Tenant or their Related Persons, provided, that the source of the information is not bound by a confidentiality agreement or otherwise prohibited from transmitting such information by a contractual, legal or fiduciary duty; or (iii) was independently developed by the other without the use of any Confidential Information, as evidenced by its written records.

Control: The ability, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise (including by being the managing member or general partner of the Person in question), to (i) direct or cause the direction of the management and policies of a Person or (ii) conduct the day-to-day business operations of a Person.

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CPI: The United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average, All Items, or, if that index is not available at the time in question, the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States.

CPI Increase: The product of (i) the CPI most recently published as of the beginning of each Lease Year, divided by (ii) the CPI most recently published as of the beginning of the first Lease Year. If the product is less than one, the CPI Increase shall be equal to one.

Date of Taking: The date the Condemnor has the right to possession of the property being condemned.

Debt Agreement: If designated by Tenant to Landlord in writing to be included in the definition of “Debt Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other indebtedness, in each case, with the same or different borrowers or issuers and, in each case, (i) entered into from time to time by Tenant, any Operating Subtenant and/or their respective Subsidiaries, (ii) as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time, (iii) which may be secured by assets of Tenant, any Operating Subtenant and/or their respective Subsidiaries, including, but not limited to, their Cash, Accounts, Tenant’s Property, real property and leasehold estates in real property (including this Master Lease) and (iv) which shall provide Landlord, in accordance with Section 17.3 hereof, the right to receive copies of notices of Specified Debt Agreement Defaults thereunder.

Deconsolidation Event: A transaction or series of transactions which upon consummation requires Tenant’s Parent to cease consolidation of Landlord and MGM REIT within Tenant Parent’s consolidated financial statements prepared in accordance with GAAP. For the avoidance of doubt, a sale, transfer, assignment or any other disposition (i) by Tenant of Tenant’s leasehold estate in one or more individual Facilities to a Person that is not an Affiliate of Tenant, or (ii) by Landlord of Landlord’s fee interest in one or more individual Facilities to a Person that is not an Affiliate of Landlord, shall not constitute a Deconsolidation Event as to any such Facility (or any other Facility).

Deconsolidation Growth Capital Improvement: Any Tenant Capital Improvement described in Exhibit C or constructed between the Commencement Date and the occurrence of a Deconsolidation Event which (i) has not been funded by Landlord in accordance with Section 10.5, and (ii) which is not a Deconsolidation Maintenance Capital Improvement as reasonably agreed by Landlord and Tenant and if Landlord and Tenant are unable to agree, then as determined by Experts in accordance with Section 34.1.

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Deconsolidation Growth Capital Improvement Purchase Price: The fair market value based on the amount that would be paid by a willing purchaser to a willing seller if neither were under any compulsion to buy or sell, as of the date of a Deconsolidation Event, of all Deconsolidation Growth Capital Improvements.

Deconsolidation Maintenance Capital Improvement: Any Tenant Capital Improvement constructed between the Commencement Date and the occurrence of a Deconsolidation Event that qualifies as a normal tenant improvement in accordance with GAAP and therefore is recognized as a fixed asset of Tenant or any Operating Subtenant for accounting purposes. For this purpose, normal tenant improvements exclude the costs of structural elements of the Facilities, including capital improvements that expand the footprint or square footage of the Facilities or extend the useful life of the Facilities. In addition, equipment that would be a necessary improvement for any lessee, including elevators, air conditioning systems, or electrical wiring that are integral to the Facilities that would not qualify as normal tenant improvements under GAAP shall not constitute Deconsolidation Maintenance Capital Improvements.

Development Facilities: Those certain properties under development by Affiliates of Tenant located in National Harbor, Maryland and Springfield, Massachusetts as more particularly described in Exhibit A.

Discretionary Transferee: A transferee that meets all of the following requirements:

(a) such transferee has:

(1)         (i) except as provided in (a)(1)(ii) or (iii) below, at least five (5) years of experience (directly or through one or more of its Subsidiaries) operating or managing casino properties with revenues in the immediately preceding fiscal year of at least (x) Five Hundred Million Dollars ($500,000,000) in the case of a transfer of any Facility located in Las Vegas, Nevada, (y) Two Hundred Fifty Million Dollars ($250,000,000) in the case of a transfer of any Facility not located in Las Vegas, Nevada or (z) Seven Hundred Fifty Million Dollars ($750,000,000) in the case of a transfer of all Facilities then under the Master Lease (or, in any case, retains a manager with such qualifications, which manager shall not be replaced other than by another manager meeting the foregoing requirements) and as to which the primary business of such Person and its Affiliates taken as a whole is not the leasing of properties to gaming operators,

(ii) in the case of a Permitted Leasehold Mortgagee Foreclosing Party at least five (5) years of experience (directly or through one or more of its Subsidiaries) operating or managing casino properties (or, in any case, retains a manager with such qualifications, which manager shall not be replaced other than by another manager meeting the foregoing requirements), or

(iii) in the case of a transfer of any Facility of which no material portion is a Gaming Facility, at least five (5) years of experience (directly or through one or more of its Subsidiaries) operating or managing properties similar to the Facility being transferred (or

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retains a manager with such qualifications, which manager shall not be replaced other than by another manager meeting the foregoing requirements); or

(2) agreement(s) in place in a form reasonably satisfactory to Landlord to retain for a period of eighteen (18) months (or more) after the effective time of the transfer at least

(i) eighty percent (80%) of Tenant Parties and their respective Subsidiaries personnel employed at the Facilities who have employment contracts as of the date of the relevant agreement to transfer, and

(ii) eighty percent (80%) of Tenant Parties and Tenant’s Parent’s ten most highly compensated corporate employees as of the date of the relevant agreement to transfer based on total compensation determined in accordance with Item 402 of Regulation S-K of the Exchange Act, as amended;

(b) such transferee (directly or through one or more of its Subsidiaries) is licensed or certified by each Gaming Authority with jurisdiction over any portion of the Leased Property as of the date of any proposed assignment or transfer to such entity (or will be so licensed upon its assumption of the Master Lease);

(c) such transferee is Solvent, and, other than in the case of a Permitted Leasehold Mortgagee Foreclosing Party, if such transferee has a Parent Company, the Parent Company of such transferee is Solvent, and

(d)        (i) except in the case of clause (ii) below, (x) the Parent Company of such transferee or, if such transferee does not have a Parent Company, such transferee, has sufficient assets so that, after giving effect to its assumption of Tenant’s obligations hereunder or the applicable assignment or other transaction, its Indebtedness to EBITDA Ratio on a consolidated basis in accordance with GAAP is less than 6:1 on a pro forma basis based on projected earnings and after giving effect to the proposed transaction, or (y) an entity that has an investment grade credit rating from a nationally recognized rating agency with respect to such entity’s long term, unsecured debt has provided a Guaranty, or

(ii) in the case of a Permitted Leasehold Mortgagee Foreclosing Party, (x) Tenant has an Indebtedness to EBITDA Ratio of less than 6:1 on a pro forma basis based on projected earnings and after giving effect to the proposed transaction, (y) an entity that has an investment grade credit rating from a nationally recognized rating agency with respect to such entity’s long term, unsecured debt has provided a Guaranty, or (z) such entity is an entity whose only asset is or will be ownership of the leasehold estate created by this Master Lease and related assets reasonably necessary for conduct of the Primary Intended Use with respect to the Facilities and who, after giving effect to such entity becoming Tenant hereunder, has no Indebtedness.

“Dollars” and “$”: The lawful money of the United States.

EBITDA: For any Test Period and with respect to any Person or Facility (as applicable), the sum of (a) Net Income of such Person or Facility for that period, plus or minus the following to the extent reflected in Net Income for that period, plus (b) any extraordinary

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loss, and, without duplication, any loss associated with the early retirement of Indebtedness and with any disposition not in the ordinary course of business, minus (c) any extraordinary gain, and, without duplication, any gains associated with the early retirement of Indebtedness and with any disposition not in the ordinary course of business, plus (d) Interest Charges of such Person or Facility for that period, plus (e) the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such Person or Facility for that period (whether or not payable during that period), minus (f) the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such Person or Facility for that period (whether or not receivable during that period), plus (g) depreciation, amortization and all non-recurring and/or other non-cash expenses to the extent deducted in arriving at Net Income for that period, plus (h) expenses classified as “pre-opening and start-up expenses” on the applicable financial statements of that Person or Facility for that fiscal period, plus (i) non-controlling interest reflected in Net Income, in each case as determined in accordance with GAAP.

Encumbrance: Any mortgage, deed of trust, lien, encumbrance or other matter affecting title to any of the Leased Property, or any portion thereof or interest therein.

End of Term Asset Transfer Notice: As defined in Section 36.1.

Environmental Costs: As defined in Section 32.4.

Environmental Laws: Any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees or judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, cleanup, transportation or regulation of any Hazardous Substance, including the Industrial Site Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

Equity Interests: With respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

Escalated Base Rent: For any Lease Year (other than the first Lease Year and, if applicable, the period beginning on the date on which Base Rent begins being calculated in accordance with clause (b) of the definition of Base Rent until the first applicable Escalation thereafter in accordance with clause (b) of the definition of Base Rent), an amount equal to one hundred and two percent (102%) of the Base Rent as of the end of the immediately preceding Lease Year.

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Escalation: For any Lease Year (other than the first Lease Year), an amount equal to the excess of (i) the Escalated Base Rent for such Lease Year over (ii) the Base Rent for the immediately preceding Lease Year; provided, that, beginning with the Lease Year commencing on April 1, 2022, if adding such amount to the Rent for the immediately preceding Lease Year would have resulted in a Net Revenue to Rent ratio for such immediately preceding Lease Year of less than 6.25:1, then, the escalation for such Lease Year shall be zero.

Event of Default: As defined in Article XVI.

Event of Default Notice: As defined in Section 16.2(b).

Exchange Act: The U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

Excluded Assets: As defined in Section 1.1.

Excluded Sublease: The Operating Subleases and any subleases of the Leased Property, or any portion thereof, that are in existence as of the date hereof.

Exercise Date: As defined in Section 1.4.

Expert: An independent third party professional, with expertise in respect of a matter at issue, appointed by the agreement of Landlord and Tenant or otherwise in accordance with Article XXXIV hereof.

Facilit(y)(ies): As defined in the Recitals, but excluding, from time to time, any Removal Facilities or Facilities otherwise removed from this Master Lease in accordance with the terms of this Master Lease, and including, from time to time, any Development Facilities or other facilities otherwise added to this Master Lease in accordance with the terms hereof.

Facility Mortgage: As defined in Section 13.1.

Facility Mortgage Documents: With respect to each Facility Mortgage and Facility Mortgagee, the applicable Facility Mortgage, loan agreement, debt agreement, credit agreement or indenture, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, or lease or other financing vehicle entered into pursuant thereto.

Facility Mortgagee: As defined in Section 13.1.

Fair Market Renewal Terms: Any Renewal Term as to which Tenant has elected to convert the calculation of Base Rent to the amount set forth in clause (b) of the definition of Base Rent pursuant to Section 1.4(c) and each Renewal Term thereafter.

Fair Market Rent: With respect to the Leased Property or any Facility, at any time in question, the prevailing fair market Base Rent which would be determined in an arm’s-length negotiation by Landlord and Tenant if neither party were under any compulsion to enter into a lease, taking into account all of the material terms and conditions of this Master Lease

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(including the obligation to pay Percentage Rent and Additional Charges and the presence of any remaining Renewal Terms) and, taking into account the fact that Landlord will not be entitled to the benefit of any of Tenant’s Property other than its rights with respect to Tenant’s Property pursuant to Article XXXVI, for a five-year term beginning as of the commencement of the applicable Renewal Term, such Fair Market Rent to be determined by mutual agreement by the parties or in accordance with Section 3.5.

Financial Statements: (i) For a Fiscal Year, consolidated statements of Tenant’s Parent and its Subsidiaries of operations, shareholders’ equity and cash flows for such Fiscal Year and the related consolidated balance sheet as at the end of such Fiscal Year, prepared in accordance with GAAP as at such date and audited by a “big four” or other independent public accountants of recognized standing, and (ii) for each fiscal quarter (other than the fourth fiscal quarter in any Fiscal Year), the consolidated statement of operations of Tenant’s Parent and its Subsidiaries for such fiscal quarter, the consolidated statement of cash flows for the portion of the Fiscal Year ended with such fiscal quarter and the related consolidated balance sheet as at the end of such fiscal quarter, prepared in accordance with GAAP.

Fiscal Year: The annual period commencing January 1 and terminating December 31 of each year.

Fixed Renewal Terms: Each Renewal Term other than any Fair Market Renewal Term.

Fixtures: As defined in Section 1.1(d).

Foreclosure Assignment: As defined in Section 22.2(a)(ii).

Foreclosure COC: As defined in Section 22.2(a)(ii).

Foreclosure Purchaser: As defined in Section 31.1.

GAAP: Generally accepted accounting principles in the United States set forth in the Financial Accounting Standards Board (FASB) Accounting Standards Codification® and rules and interpretive releases of the Securities and Exchange Commission under authority of federal securities laws, that are applicable to the circumstances as of the date of determination, consistently applied; provided, that if any change in accounting principles is required by the promulgation of any rule, regulation, pronouncement or opinion by the FASB or the Securities and Exchange Commission and such change results in a change in the method of calculation of any financial ratio or term in this Master Lease, then Tenant and Landlord shall negotiate in good faith in order to amend such provision so as to equitably reflect such change with the desired result that the criteria for evaluation the relevant Person’s financial condition shall be the same after such change as if such change had not occurred; provided further that until such time as an amendment shall have been executed, all such financial covenants and terms in this Master Lease shall continue to be calculated or construed as if such change had not occurred.

Gaming Authority: As defined in the definition of Gaming License.

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Gaming Corridor: shall mean the greater Las Vegas Strip area bounded on the south by St. Rose Parkway (but, for the avoidance of doubt, including the M Resort), the north by US 95, on the east by Paradise Road or Maryland Parkway, as applicable, and on the west by Decatur Boulevard.

Gaming Equipment: all equipment, software systems and/or gaming devices used to conduct gambling games authorized by applicable Gaming Regulations at a Gaming Facility including without limitation, all slot machines, video lottery terminals, table games, gaming kiosks, pari-mutuel wagering systems, and/or other software systems and devices used now or in the future (including any variation or derivative of any of the foregoing, or any newly created equipment, software system or gaming device) for the purposes of conducting gambling games.

Gaming Facility: The portion of any property upon which Gaming Equipment is utilized to generate gaming revenues in accordance with a required Gaming License.

Gaming License: Any license, permit, approval, finding of suitability , finding of qualification or other authorization issued by a state or local licensing or regulatory agency, commission, board or other governmental body (each a “Gaming Authority”) to operate, carry on or conduct any gambling game, race book or sports pool, pari-mutuel wagering and/or offer for play any Gaming Equipment on the Leased Property, as required by any Gaming Regulation, including each of the licenses, permits or other authorizations set forth on Exhibit D, as amended from time to time, and those related to any Facilities that are added to this Master Lease after the date hereof.

Gaming Regulation(s): Any and all laws, statutes, ordinances, rules, regulations, policies, orders, resolutions, codes, decrees or judgments, and Gaming License conditions or restrictions, and requirements of any agreement with a local municipality, as amended from time to time, now or hereafter in effect or promulgated, pertaining to the operation, control, maintenance or Capital Improvement of a Gaming Facility or the conduct of a Person holding a Gaming License, including, without limitation, any contractual requirements or requirements imposed by a regulatory agency, commission, board, municipality, county, parish or other governmental body (including any Gaming Authority) pursuant to the jurisdiction and authority granted to it under applicable law.

Ground Leased Property: The real property leased pursuant to the Ground Leases.

Ground Leases: Those certain leases with respect to real property that is a portion of the Leased Property, pursuant to which Landlord is a tenant and which leases have either been approved by Tenant or are in existence as of the date hereof and listed on Part II of Exhibit B hereto.

Ground Lessor: As defined in Section 8.4(a).

Guarantor: Tenant’s Parent or any replacement guarantor pursuant to a replacement guaranty given in accordance with this Master Lease or consented to by Landlord.

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Guaranty: That certain Guaranty of Master Lease dated as of the date hereof, a form of which is attached as Exhibit E hereto, as the same may be amended, supplemented or replaced from time to time, by and between Tenant’s Parent and Landlord, and any other form of guaranty in form and substance reasonably satisfactory to Landlord executed by a Guarantor in favor of Landlord (as the same may be amended, supplemented or replaced from time to time) pursuant to which such Guarantor agrees to guaranty all of the obligations of Tenant hereunder.

Handling: As defined in Section 32.4.

Hazardous Substances: Collectively, any petroleum, petroleum product or by product or any substance, material or waste that is defined, regulated or classified pursuant to any applicable Environmental Law as “hazardous.” “toxic,” a “pollutant,” a “contaminant,” or words of similar meaning and regulatory effect.

Identified Subleases: Those certain leases and/or subleases identified in a letter of even date herewith from Tenant to Landlord.

Impositions: All taxes, special and general assessments, including assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term, rents or other amounts payable under any Ground Leases, water rents, rates and charges, commercial rent taxes, sewer and other utility rents, rates and charges, excise tax levies, fees including license, permit, inspection, authorization and similar fees, and other governmental impositions, levies and charges of every kind and nature whatsoever, that may be assessed, levied, confirmed, imposed or become a lien on the Leased Property or any part thereof or any rent therefore or any estate, right, title or interest therein or any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof prior to, during or with respect to any period during the Term hereof through the expiration or earlier termination of this Master Lease together with (i) any taxes and assessments that may be levied, assessed or imposed upon the gross income arising from any Rent or in lieu of or as a substitute, in whole or in part, for any Imposition and (ii) all interest and penalties on the foregoing attributable to any failure in payment by Tenant (other than failures arising from the acts of Landlord). Except as described in clause (ii) above, the term “Impositions” shall, however, not include any of the following, all of which shall be the responsibility of Landlord: (a) any franchise, income, excess profits, estate, inheritance, succession, transfer, gift, corporation, business, capital levy, or profits tax of Landlord, (b) (x) any tax imposed with respect to the sale, exchange or other disposition by Landlord of the fee estate in the Leased Property and (y) the incremental portion of any of the items in this paragraph that would not have been levied, imposed or assessed but for any prohibited sale of the fee estate in the Leased Property, in each case during the period from the date of this Master Lease through the expiration or earlier termination of the Master Lease, and (c) interest, penalties and other charges with respect to the foregoing items “a” and “b”.

Indebtedness: Of any Person, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person;

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(d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding accounts payable and accrued obligations incurred in the ordinary course of business); (e) all Indebtedness of others to the extent secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided, that if such obligations have not been assumed, the amount of such Indebtedness included for the purposes of this definition will be the amount equal to the lesser of the fair market value of such property and the amount of the Indebtedness secured; (f) all Capital Lease Obligations of such Person; (g) the net amount of the obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (including swap contracts); (h) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, except obligations in respect of letters of credit issued in support of obligations not otherwise constituting Indebtedness shall not constitute Indebtedness except to the extent such letter of credit is drawn and not reimbursed within ten Business Days; and (i) all guaranty obligations of such Person in respect of Indebtedness of others of the kinds referred to in clauses (a) through (h) above; provided, that for purposes of this definition, deferred purchase price obligations shall be calculated based on the net present value thereof. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner unless recourse is limited, in which case the amount of such Indebtedness shall be the amount such Person is liable therefor (except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor). The amount of Indebtedness of the type referred to in clause (g) above of any Person shall be zero unless and until such Indebtedness becomes due, in which case the amount of such Indebtedness shall be the amount due that is payable by such Person. The amount of Indebtedness of the type described in clause (d) shall be determined in accordance with GAAP.

Indebtedness to EBITDA Ratio: As at any date of determination and with respect to any transferee, the ratio of (a) Indebtedness of the transferee and its subsidiaries on a consolidated basis (excluding (i) Indebtedness of the type referenced in clauses (g) or (h) of the definition of Indebtedness or Indebtedness referred to in clauses (e) or (j) of the definition of Indebtedness to the extent relating to Indebtedness of the type referenced in clauses (g) or (h) of the definition of Indebtedness), to (b) EBITDA of the transferee and its consolidated subsidiaries for the Test Period most recently ended prior to such date for which financial statements are available. For purposes of calculating the Indebtedness to EBITDA Ratio, EBITDA shall be calculated on a pro forma basis (and shall be calculated, except for pro forma adjustments reasonably contemplated by the potential transferee which may be included in such calculations, otherwise in accordance with Regulation S-X under the Securities Act) to give effect to any material acquisitions and material asset sales consummated by the transferee or any such subsidiary since the beginning of such Test Period as if each such material acquisition had been effected on the first day of such Test Period and as if each such material asset sale had been consummated on the day prior to the first day of such Test Period. In addition, for the avoidance of doubt, (i) if the transferee or any such subsidiary has incurred any Indebtedness or repaid, repurchased, acquired, defeased or otherwise discharged any Indebtedness since the end of the applicable Test Period, Indebtedness shall be calculated (for purposes of this definition) after giving effect on a pro forma basis to such incurrence, repayment, repurchase, acquisition, defeasance or discharge and the applications of any proceeds thereof as if it had occurred prior to the first day of such Test Period and (ii) the Indebtedness to EBITDA Ratio shall give pro forma

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effect to the transactions whereby the applicable transferee becomes party to the Master Lease permitted under Section 22.2.

Initial Term: As defined in Section 1.3.

Insurance Requirements: The terms of any insurance policy required by this Master Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.

Intellectual Property License Agreement: That certain Intellectual Property License Agreement, dated as of the date hereof, between Tenant’s Parent and MGM REIT.

Interest Charges: For any Person, as of the last day of any fiscal period, the sum of (a) all interest, fees, prepayment premiums, debt discount, charges and related expenses paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP, plus (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with FASB Accounting Standard Codification No. 840.

Investment Fund: A bona fide private equity fund or bona fide investment vehicle arranged by and managed by or controlled by, or under common control with, a private equity fund (excluding any private equity fund investment vehicle the primary assets of which are Tenant and its Subsidiaries and/or this Master Lease and assets related thereto) that is engaged in making, purchasing, funding or otherwise investing in a diversified portfolio of businesses and companies and is organized primarily for the purpose of making equity investments in companies.

Land: As defined in Section 1.1(a).

Landlord: As defined in the preamble.

Landlord Approved Capital Improvements: As defined in Section 10.1(b).

Landlord Change of Control: (i) Any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, as amended from time to time, and any successor statute) other than Tenant’s Parent and its Affiliates, shall have acquired direct or indirect beneficial ownership or control of thirty-five percent (35%) or more on a fully diluted basis of the direct or indirect voting power in the Equity Interests of Landlord entitled to vote in an election of directors of Landlord or its direct or indirect parent, (ii) except as permitted or required hereunder, the direct or indirect sale by Landlord or its direct or indirect parent of all or substantially all of Landlord’s assets, whether held directly or through Subsidiaries, relating to the Facilities in one transaction or in a series of related transactions (excluding sales to Landlord or its Subsidiaries), (iii) Landlord ceasing to be a wholly-owned and controlled Subsidiary (directly or indirectly) of Operating Partnership, or (iv) Landlord or its direct or indirect parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Landlord or its direct or indirect parent, in any such event pursuant to a transaction

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in which any of the outstanding Equity Interests of Landlord or its direct or indirect parent ordinarily entitled to vote in an election of directors of Landlord or its direct or indirect parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Equity Interests of Landlord or its direct or indirect parent ordinarily entitled to vote in an election of directors of Landlord or its direct or indirect parent outstanding immediately prior to such transaction constitute or are converted into or exchanged into or exchanged for a majority (determined by voting power in an election of directors) of the outstanding Equity Interests ordinarily entitled to vote in an election of directors of such surviving or transferee Person (immediately after giving effect to such transaction). Notwithstanding the foregoing, no acquisition of shares of MGM REIT or any direct or indirect owner thereof in one or multiple trades on a nationally recognized stock exchange, and no sale or other transfer of direct or indirect Equity Interests in Landlord by Tenant’s Parent or any Subsidiary of Tenant’s Parent (other than MGM REIT and its Subsidiaries), shall result in a Landlord Change of Control.

Landlord FMV Acceptance Notice: As defined in Section 10.3(b).

Landlord FMV Notice: As defined in Section 10.3(b).

Landlord Representatives: As defined in Section 23.4.

Landlord Tax Returns: As defined in Section 4.1(b).

Lease Year: The first Lease Year shall be the period commencing on the Commencement Date and ending on March 31, 2017, and each subsequent Lease Year shall be each period of twelve (12) full calendar months from April 1 until the following March 31.

Leased Improvements: As defined in Section 1.1(b).

Leased Property: As defined in Section 1.1.

Leased Property Rent Adjustment Event: As defined in Section 14.6.

Leasehold Estate: As defined in Section 17.1(a).

Legal Requirements: All applicable federal, state, county, municipal and other governmental statutes, laws, rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions (including common law, Gaming Regulations and Environmental Laws) affecting any of the Leased Property, Tenant’s Property or Capital Improvements or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property and Tenant’s Property, (ii) in any way adversely affect the use and enjoyment thereof, or (iii) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance.

Lien: As defined in Section 11.1.

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Liquor Authority: As defined in Section 41.13(a).

Liquor Laws: As defined in Section 41.13(a).

Master Contribution Agreement: As defined in the Recitals.

Master Lease: As defined in the preamble.

Material Indebtedness: Any Indebtedness of the type referenced in clauses (a) or (b) of the definition of Indebtedness of Tenant or the Operating Subtenants the outstanding principal amount of which is in excess of Two Hundred Fifty Million Dollars ($250,000,000).

MGM REIT: As defined in the Recitals.

Net Income: With respect to any fiscal period and with respect to any Person, the net income (or net loss) of that Person from continuing operations for that period, determined in accordance with GAAP, consistently applied.

Net Revenue: With respect to any fiscal period, the net revenue derived from the Facilities by Tenant or its Affiliates (without duplication) for that period, determined in accordance with GAAP, consistently applied, adjusted as necessary such that any Rent will constitute “rents from real property” within the meaning of Section 856(d) of the Code and Treasury Regulation Section 1.856-4). For the avoidance of doubt, Net Revenues will not be reduced by any expenses whatsoever, except that in Tenant’s sole discretion, Net Revenues may, but shall not be required to, be reduced by any component thereof representing expense reimbursements by third parties at no profit to Tenant or its Affiliates or subtenants. Notwithstanding anything to the contrary contained in this definition, Net Revenues shall not include any amount received in respect of the Identified Subleases.

New Lease: As defined in Section 17.1(f).

Notice: A notice given in accordance with Article XXXV.

Notice of Termination: As defined in Section 17.1(f).

NRS: As defined in Section 41.14.

OFAC: As defined in Section 39.1.

Officer’s Certificate: A certificate of Tenant or Landlord, as the case may be, signed by an officer of such party authorized to so sign by resolution of its board of directors or by its sole member or by the terms of its by-laws or operating agreement, as applicable.

Operating Partnership: MGM Growth Properties Operating Partnership LP.

Operating Partnership’s Limited Partnership Agreement: That certain Agreement of Limited Partnership of Operating Partnership dated as of the date hereof by and among MGM

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Growth Properties OP GP LLC, a Delaware limited liability company, MGM REIT and Tenant’s Parent.

Operating Subleases: As defined in the Recitals.

Operating Subtenant: Each of the Persons listed as an Operating Subtenant in Exhibit A together with any other Person that is an Affiliate of Tenant to whom all or any portion of a Facility is sublet by Tenant pursuant to an Operating Sublease.

Overdue Rate: On any date, a rate equal to two (2) percentage points above the Prime Rate, but in no event greater than the maximum rate then permitted under Legal Requirements.

Parent Company: With respect to any Person in question, any other Person (other than an Investment Fund) (x) as to which such Person in question is a Subsidiary; and (y) which other Person is not a Subsidiary of any other Person (other than an Investment Fund, which shall be deemed not to have any Parent Company and, in the case of a Discretionary Transferee that is an Investment Fund, therefore shall not be required to provide a Parent Guaranty pursuant to Section 22.2, if applicable).

Payment Date: Any due date for the payment of the installments of Rent or any other sums payable under this Master Lease.

Percentage Rent: An annual amount equal to Fifty-Five Million Dollars ($55,000,000) per Lease Year; provided, however, that the Percentage Rent for all Facilities shall be reset each Percentage Rent Reset Date to a fixed annual amount until the next Percentage Rent Reset Date equal to one and four tenths of a percent (1.4%) of the average annual Net Revenues of all the Facilities then subject to this Master Lease for the trailing five calendar year period (i.e., January 1, 2017 through December 31, 2021, January 1, 2022 through December 31, 2026, January 1, 2027 through December 31, 2031, January 1, 2032 through December 31, 2036, and January 1, 2037 through December 31, 2041). For purposes of the preceding sentence, in the case of (i) any Leased Property Rent Adjustment Event, the “average annual Net Revenues” shall be calculated as if such Leased Property Rent Adjustment Event occurred on the first day of such trailing five-year period, (ii) any Development Facility added to this Master Lease pursuant to Section 7.4, “average annual Net Revenue” with respect to such Development Facility shall be based on the trailing 12 month period of operations (which may include periods prior to such Development Facility’s inclusion as a Leased Property), (iii) any Facility that becomes a Removal Facility or is otherwise removed from this Master Lease in accordance herewith, the calculation of the next occurring Percentage Rent reset shall not include any revenue generated by any such removed Facility, and (iv) any Facility that is not in operation pursuant to either Section 7.2(d) or Section 14.3, the next occurring Percentage Rent reset (and any reset thereafter, if applicable) shall be calculated as provided in such Section 7.2(d) or Section 14.3, respectively. Percentage Rent shall be subject to further adjustment as and to the extent provided in Section 14.6.

Percentage Rent Reset Date: Each of April 1, 2022, April 1, 2027, April 1, 2032, April 1, 2037, April 1, 2042.

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Permitted Capital Improvements: As defined in Section 10.1(a).

Permitted Encumbrance:

(i)        inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been established in accordance with GAAP (or deposits made pursuant to applicable law) and which are being contested in good faith by appropriate proceedings in accordance with Article XII and have not proceeded to judgment, provided, that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

(ii)        Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings in accordance with Article XII and have not proceeded to judgment, provided, that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

(iii)        minor defects and irregularities in title to any Property which individually or in the aggregate do not materially impair or burden the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

(iv)        easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, or facilities or equipment, which individually or in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

(v)        easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center, utility company, public facility or other projects affecting Property which individually or in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

(vi)        rights reserved to or vested in any governmental authority to control or regulate, or obligations or duties to any governmental authority with respect to, the use of any Property;

(vii)      rights reserved to or vested in any governmental authority to control or regulate, or obligations or duties to any governmental authority with respect to, any right, power, franchise, grant, license, or permit;

(viii)     present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

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(ix)        statutory Liens, other than those described in clauses (i) or (ii) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith in accordance with Article XII, provided, that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

(x)        covenants, conditions, and restrictions affecting the use of Property which individually or in the aggregate do not materially impair or burden the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

(xi)        rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

(xii)      Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(xiii)     Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Tenant or its Subsidiaries are a party as lessee, provided, the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed twenty percent (20%) of the annual fixed rentals payable under such lease;

(xiv)     Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidencing an extension of credit to the depositor);

(xv)     Liens consisting of any right of offset, or statutory bankers’ lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers’ lien;

(xvi)    Liens consisting of deposits of Property to secure statutory obligations of Tenant or any of its Subsidiaries;

(xvii)   Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Tenant or any of its Subsidiaries is a party;

(xviii)  Liens created by or resulting from any litigation or legal proceeding involving Tenant or its Subsidiaries in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings in accordance with Article XII, provided, that adequate reserves have been set aside by Tenant or the relevant Subsidiary and no material Property is subject to a material risk of loss or forfeiture;

(xix)    non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of Tenant and its Subsidiaries, taken as a whole;

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(xx)        Liens arising under applicable Gaming Regulations;

(xxi)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Tenant or its Subsidiaries in the ordinary course of business;

(xxii)     Liens arising from precautionary UCC financing statements filings regarding operating leases or consignment of goods entered into in the ordinary course of business; and

(xxiii)    Liens on cash and cash equivalents deposited to discharge, redeem or defease Indebtedness.

Permitted Leasehold Mortgage: A document creating or evidencing an encumbrance on Tenant’s leasehold interest (or a subtenant’s subleasehold interest) in the Leased Property, granted to or for the benefit of a Permitted Leasehold Mortgagee as security for the obligations under a Debt Agreement.

Permitted Leasehold Mortgagee: The lender or agent or trustee or similar representative on behalf of one or more lenders or noteholders or other investors under a Debt Agreement, in each case as and to the extent such Person has the power to act on behalf of all lenders under such Debt Agreement pursuant to the terms thereof; provided, such lender, agent or trustee or similar representative (but not necessarily the lenders, noteholders or other investors which it represents) is a banking institution in the business of generally acting as a lender, agent or trustee or similar representative (in each case, on behalf of a group of lenders) under debt agreements or instruments similar to the Debt Agreement.

Permitted Leasehold Mortgagee Designee: An entity designated by a Permitted Leasehold Mortgagee and acting for the benefit of the Permitted Leasehold Mortgagee, or the lenders, noteholders or investors represented by the Permitted Leasehold Mortgagee.

Permitted Leasehold Mortgagee Foreclosing Party: A Permitted Leasehold Mortgagee or Permitted Leasehold Mortgagee Designee that forecloses on this Master Lease and assumes this Master Lease or a Subsidiary of a Permitted Leasehold Mortgagee or Permitted Leasehold Mortgagee Designee that assumes this Master Lease in connection with a foreclosure on this Master Lease by a Permitted Leasehold Mortgagee.

Person or person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

Primary Intended Use: Hospitality, entertainment, entertainment venues, gaming and/or pari-mutuel use generally consistent with prevailing hospitality, entertainment or gaming industry use at any time, together with all ancillary or complementary uses consistent with such use and operations (including hotels, resorts, convention centers, retail facilities, restaurants, clubs, bars, etc.), together with any other uses in effect on the date hereof and together with any other uses otherwise generally consistent with uses of property in the immediate vicinity of the Facilities.

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Prime Rate: On any date, a rate equal to the annual rate on such date publicly announced by JPMorgan Chase Bank, N.A. (provided, that if JPMorgan Chase Bank, N.A. ceases to publish such rate, the Prime Rate shall be determined according to the Prime Rate of another nationally known money center bank reasonably selected by Landlord), to be its prime rate for ninety (90)-day unsecured loans to its corporate borrowers of the highest credit standing, but in no event greater than the maximum rate then permitted under applicable law.

Proceeding: As defined in Section 23.1(b)(iv).

Prohibited Persons: As defined in Section 39.1.

Property: any right, title or interest in or to property or assets of any kind whatsoever, whether real, Personal (as defined in the UCC) or mixed and whether tangible or intangible and including all contract rights, income or revenue rights, real property interests, trademarks, trade names, equipment and proceeds of the foregoing and, with respect to any Person, equity interests or other ownership interests of any other Person owned by the first Person.

Registration Rights Agreement: That certain Registration Rights Agreement, dated as of the date hereof, by and among MGM REIT, Operating Partnership and certain other parties thereto.

REIT Class A Share: Shall have the meaning given to such term in the Operating Partnership’s Limited Partnership Agreement.

Related Persons: With respect to a party, such party’s Affiliates and Subsidiaries and the directors, officers, employees, agents, partners, managers, members, advisors and controlling persons of such party and its Affiliates and Subsidiaries.

Removal Date: As defined in Section 1.5(b).

Removal Facility: As defined in Section 1.5.

Removal Notice: As defined in Section 1.5.

Renewal Notice: As defined in Section 1.4.

Renewal Term: A period for which the Term is renewed in accordance with Section 1.4.

Rent: Collectively, the Base Rent and the Percentage Rent.

Representative: With respect to the lenders or holders under a Debt Agreement, a Person designated as agent or trustee or a Person acting in a similar capacity or as representative for such lenders or holders.

Responsible Officer: Tenant’s Parent’s chief executive officer, chief operating officer, treasurer, assistant treasurer, secretary, assistant secretary, executive vice presidents and

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senior vice presidents and, regardless of designation, the chief financial officer of the Tenant’s Parent, provided, that the Tenant’s Parent may designate one or more other officers as Responsible Officers.

Restricted Information: As defined in Section 23.1(c).

Sale Offer: As defined in Section 7.4(a).

Sale Offer Notice: As defined in Section 7.4(a).

SEC: The United States Securities and Exchange Commission.

SEC Filing Deadline: As defined in Section 23.1(b)(i).

SEC Reports: All quarterly and annual reports required under the Exchange Act and related rules and regulations to be filed with the SEC on Forms 10-Q and 10-K.

Securities Act: The Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

Separate Lease: As defined in Section 1.5.

Solvent: With respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, on a going-concern basis, is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person, on a going-concern basis, is not less than the amount that will be required to pay the probable liability of such Person on its debts (including contingent liabilities) as they become absolute and matured, (c) such Person has not incurred, and does not intend to, and does not believe that it will, incur, debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Accounting Standards Codification No. 450).

Specified Debt Agreement Default: Any event or occurrence under a Debt Agreement or Material Indebtedness that enables or permits the lenders or holders (or Representatives of such lenders or holders) to accelerate the maturity of the Indebtedness outstanding under a Debt Agreement or Material Indebtedness.

State: With respect to each Facility, the state or commonwealth in which such Facility is located.

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Subsidiary: As to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time of determination owned by such Person and/or one or more Subsidiaries of such Person, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such person and/or one or more Subsidiaries of such Person has more than a fifty percent (50%) equity interest at the time of determination. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Master Lease shall refer to a Subsidiary or Subsidiaries of Tenant.

Tenant: As defined in the preamble.

Tenant Capital Improvement: A Capital Improvement constructed by or at the direction of Tenant or any applicable Operating Subtenant at a Facility.

Tenant Change of Control: (i) Any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, as amended from time to time, and any successor statute) other than Tenant’s Parent and its Affiliates, shall have acquired direct or indirect beneficial ownership or control of thirty-five percent (35%) or more on a fully diluted basis of the direct or indirect voting power in the Equity Interests of Tenant entitled to vote in an election of directors of Tenant or its direct or indirect parent, (ii) except as permitted or required hereunder, the direct or indirect sale by Tenant or Tenant’s Parent of all or substantially all of Tenant’s assets, whether held directly or through Subsidiaries, relating to the Facilities in one transaction or in a series of related transactions (excluding sales to Tenant or its Subsidiaries) to a Person that is not wholly owned and controlled (directly or indirectly) by Tenant’s Parent, or (iii) Tenant ceasing to be a wholly-owned and controlled Subsidiary (directly or indirectly) of Tenant’s Parent.

Tenant Competitor: A Person or Affiliate of any Person (other than an Affiliate of Tenant) which is (i) among the top 25 global gaming companies by annual revenues, (ii) any Person that has or is proposing to build, own or operate a casino resort located in the Gaming Corridor, or (iii) any Person identified in a letter of even date herewith from Tenant to Landlord, or their Affiliates; provided, that the foregoing shall not include commercial or corporate banks, pension funds, mutual funds and any other funds that are managed or controlled by a commercial or corporate banks which funds principally invest in commercial loans or debt securities and shall not apply to any holder or purchaser of only unsecured Indebtedness, provided; further, that clauses (i) and (ii) above shall not include any Person that has elected to be treated as a real estate investment trust and whose primary business activity is limited to acting as a landlord of properties under long-term triple-net leases that may include Gaming Facilities.

Tenant FMV Notice: As defined in Section 10.3(b).

Tenant Parties: Collectively, Tenant and each of the Operating Subtenants.

Tenant Representatives: As defined in Section 23.4.

Tenant’s Intellectual Property: As defined in Section 6.3.

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Tenant’s Parent: MGM Resorts International and its successor by merger, consolidation or other transaction pursuant to which any such successor acquires all or substantially all of the assets of MGM Resorts International.

Tenant’s Portion of a Casualty Shortfall: As defined in Section 14.2(g).

Tenant’s Property: With respect to each Facility, all assets, including the Gaming Equipment, (other than the Leased Property and property owned by a third party (other than any Affiliate of Tenant)) located at the Leased Property primarily related to or used in connection with the operation of the business conducted on or about the Leased Property, together with all replacements, modifications, additions, alterations and substitutes therefor.

Tenant’s Property FMV: As defined in Section 36.1.

Term: As defined in Section 1.3.

Termination Notice: As defined in Section 17.1(d).

Test Period: With respect to any Person, for any date of determination, the period of the four (4) most recently ended consecutive fiscal quarters of such Person for which financial statements are available or are required to have been delivered hereunder.

Title Insurance Proceeds: As defined in Section 5.1.

Treasury Regulations: The regulations promulgated under the Code, as such regulations may be amended from time to time.

UCC: Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Unavoidable Delay: Delays due to strikes, lock-outs, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the reasonable control of the party responsible for performing an obligation hereunder; provided, that lack of funds shall not be deemed a cause beyond the reasonable control of a party.

Unsuitable for Its Primary Intended Use: A state or condition of any Facility such that by reason of damage or destruction, or a partial Condemnation, such Facility cannot, following restoration thereof (to the extent commercially practical), be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the amount of square footage and the estimated revenue affected by such damage or destruction.

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ARTICLE III

RENT

3.1       Rent. During the Term, Tenant will pay to Landlord the Rent and Additional Charges in lawful money of the United States of America and legal tender for the payment of public and private debts, in the manner provided in Section 3.3. The Base Rent during any Lease Year is payable in advance in consecutive monthly installments on the fifth (5th) Business Day of each calendar month during that Lease Year and the Percentage Rent during any Lease Year for all the Facilities is payable in advance in consecutive monthly installments on the fifth (5th) Business Day of each calendar month during that Lease Year; provided, that Tenant shall be entitled to set off against a Rent payment due hereunder any rent payments made by Tenant, Tenant’s Parent or one of its respective Subsidiaries to third-party lessors (and not previously set off) under leases (or subleases) existing on the Commencement Date, which leases (or subleases) are related to any Facility subject to this Master Lease or provide access or other similar rights to such Facility, if such lease (or sublease) has not been transferred to Landlord either (i) solely because the requisite consents to transfer have not been obtained or (ii) because the rent payable under such lease is satisfied through the payment of local development taxes, fees or other amounts paid by Tenant (provided, that, in each case, Tenant shall certify to Landlord in writing on a periodic basis as reasonably requested by Landlord the applicable lease (or sublease) and third-party lessor and include reasonable detail regarding the amounts paid thereunder). Unless otherwise agreed by the parties, Rent and Additional Charges shall be prorated as to any partial months at the beginning and end of the Term. Rent payable during any Lease Year or portion thereof consisting of more or less than twelve (12) calendar months shall be prorated on a monthly basis such that the Rent for each calendar month is equal to the annual Rent divided by twelve (12).

3.2       Late Payment of Rent. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if any installment of Rent other than Additional Charges payable to a Person other than Landlord shall not be paid within five (5) days after its due date, Tenant will pay Landlord on demand a late charge equal to the lesser of (a) two percent (2%) of the amount of such installment or (b) the maximum amount permitted by law. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. The parties further agree that such late charge is Rent and not interest and such assessment does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. Thereafter, if any installment of Rent other than Additional Charges payable to a Person other than Landlord shall not be paid within ten (10) days after its due date, the amount unpaid, including any late charges previously accrued, shall bear interest at the Overdue Rate from the due date of such installment to the date of payment thereof, and Tenant shall pay such interest to Landlord on demand. The payment of such late charge or such interest shall not constitute waiver of, nor excuse or cure, any default under this Master Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord.

3.3       Method of Payment of Rent. Rent and Additional Charges to be paid to Landlord shall be paid by electronic funds transfer debit transactions through wire transfer of

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immediately available funds and shall be initiated by Tenant for settlement on or before the Payment Date; provided, however, if the Payment Date is not a Business Day, then settlement shall be made on the next succeeding day which is a Business Day. Landlord shall provide Tenant with appropriate wire transfer information in a Notice from Landlord to Tenant. If Landlord directs Tenant to pay any Rent to any party other than Landlord, Tenant shall send to Landlord, simultaneously with such payment, a copy of the transmittal letter or invoice and a check whereby such payment is made or such other evidence of payment as Landlord may reasonably require.

3.4       Net Lease. Landlord and Tenant acknowledge and agree that (i) this Master Lease is and is intended to be what is commonly referred to as a “net, net, net” or “triple net” lease, and (ii) the Rent shall be paid absolutely net to Landlord, so that this Master Lease shall yield to Landlord the full amount or benefit of the installments of Rent and Additional Charges throughout the Term with respect to each Facility, all as more fully set forth in Article IV and subject to any other provisions of this Master Lease which expressly provide for adjustment or abatement of Rent or other charges. If Landlord commences any proceedings for non-payment of Rent, Tenant will not interpose any counterclaim or cross complaint or similar pleading of any nature or description in such proceedings unless Tenant would lose or waive such claim by the failure to assert it. This shall not, however, be construed as a waiver of Tenant’s right to assert such claims in a separate action brought by Tenant. The covenants to pay Rent and other amounts hereunder are independent covenants, and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or for any other reason whatsoever, except as provided in Section 3.1.

3.5       Fair Market Rent. In the event that it becomes necessary to determine the Fair Market Rent of any Facility for any purpose of this Master Lease, and the parties cannot agree among themselves on such Fair Market Rent within twenty (20) days after the first request made by one of the parties to do so, then either party may notify the other of a person selected to act as appraiser (such person, and each other person selected as provided herein, an “Appraiser”) on its behalf. Within fifteen (15) days after receipt of any such Notice, the other party shall by notice to the first party appoint a second person as Appraiser on its behalf. The Appraisers thus appointed, each of whom must be a member of The Appraisal Institute/American Institute of Real Estate Appraisers (or any successor organization thereto) with at least ten (10) years of experience appraising properties similar to the Facilities, shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the applicable Facility to determine the Fair Market Rent thereof as of the relevant date; provided, that if one Appraiser shall have been so appointed, or if two Appraisers shall have been so appointed but only one such Appraiser shall have made such determination within fifty (50) days after the making of the initial appointment, then the determination of such Appraiser shall be final and binding upon the parties. If two (2) Appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Rent shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, either party may request the appointment of Experts pursuant to Article XXXIV.

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ARTICLE IV

IMPOSITIONS

4.1       Impositions. (a) Subject to Article XII relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment. Tenant shall make such payments directly to the taxing authorities where feasible, and, upon request of Landlord, promptly furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. Tenant’s obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof subject to Article XII. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Tenant may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.

(b)         Landlord or MGM REIT shall prepare and file all tax returns and reports as may be required by Legal Requirements with respect to Landlord’s net income, gross receipts, franchise taxes and taxes on its capital stock and any other returns required to be filed by or in the name of Landlord (the “Landlord Tax Returns”), and Tenant or Tenant’s Parent shall prepare and file all other tax returns and reports as may be required by Legal Requirements with respect to or relating to the Leased Property (including all Capital Improvements), and Tenant’s Property.

(c)         Any refund due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant shall be paid over to or retained by Tenant.

(d)         Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. If any property covered by this Master Lease is classified as personal property for tax purposes, Tenant shall file all personal property tax returns in such jurisdictions where it must legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it or any Operating Subtenant possesses the same, shall provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant shall be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest.

(e)         Billings for reimbursement by Tenant to Landlord of personal property or real property taxes and any taxes due under Landlord Tax Returns, if and to the extent Tenant is responsible for such taxes under the terms of this Section 4.1, shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property or real property or other tax obligations of Landlord with respect to which such payments are made.

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(f)         Impositions imposed or assessed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed or assessed before or after such termination, and Tenant’s obligation to pay its prorated share thereof in respect of a tax-fiscal period during the Term shall survive such termination. Landlord will not voluntarily enter into agreements that will result in additional Impositions without Tenant’s consent, which shall not be unreasonably withheld (it being understood that it shall not be reasonable to withhold consent to customary additional Impositions that other property owners of properties similar to the Leased Property customarily consent to in the ordinary course of business); provided, Tenant is given reasonable opportunity to participate in the process leading to such agreement.

4.2       Utilities and other Matters. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property (including all Capital Improvements). Tenant shall also pay or reimburse Landlord for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof with respect to any Facility may be imposed against Landlord by reason of any of the covenants, conditions and/or restrictions affecting the Leased Property or any portion thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property or any Capital Improvement, including any and all costs and expenses associated with any utility, drainage and parking easements. Landlord will not enter into agreements that will encumber the Leased Property (other than a Facility Mortgage) without Tenant’s consent, which shall not be unreasonably withheld (it being understood that it shall not be reasonable to withhold consent to encumbrances that do not adversely affect the use or future development of the Facility as a Gaming Facility or any other use consistent with the Primary Intended Use or increase Additional Charges payable under this Master Lease); provided, Tenant is given reasonable opportunity to participate in the process leading to such agreement. Tenant will not enter into agreements that will encumber the Leased Property after the expiration of the Term without Landlord’s consent, which shall not be unreasonably withheld (it being understood that it shall not be reasonable to withhold consent to encumbrances that do not adversely affect the value of the Leased Property or the Facility (other than a de minimis effect)); provided, Landlord is given reasonable opportunity to participate in the process leading to such agreement.

4.3       Impound Account. At Landlord’s option following the occurrence and during the continuation of an Event of Default (to be exercised by thirty (30) days’ Notice to Tenant); Tenant shall be required to deposit, at the time of any payment of Base Rent, an amount equal to one-twelfth of the sum of (i) Tenant’s estimated annual real and personal property taxes required pursuant to Section 4.1 hereof (as reasonably determined by Landlord), and (ii) Tenant’s estimated annual maintenance expenses and insurance premium costs pursuant to Articles IX and XIII hereof (as reasonably determined by Landlord). Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited in such order of priority as Landlord shall reasonably determine, on or before the respective dates on which the same or any of them would become delinquent. The reasonable cost of administering such impound account shall be paid by Tenant. Nothing in this Section 4.3 shall be deemed to affect any right or remedy of Landlord hereunder.

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ARTICLE V

NO ABATEMENT

5.1       No Termination, Abatement, etc. Except as otherwise specifically provided in this Master Lease, Tenant shall remain bound by this Master Lease in accordance with its terms and shall not seek or be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. Except as may be otherwise specifically provided in this Master Lease, the respective obligations of Landlord and Tenant shall not be affected by reason of (i) any damage to or destruction of the Leased Property or any portion thereof from whatever cause or any Condemnation of the Leased Property, any Capital Improvement or any portion thereof; (ii) other than as a result of Landlord’s willful misconduct or gross negligence, the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, any Capital Improvement or any portion thereof, the interference with such use by any Person or by reason of eviction by paramount title; (iii) any claim that Tenant has or might have against Landlord by reason of any default or breach of any warranty by Landlord hereunder or under any other agreement between Landlord and Tenant or to which Landlord and Tenant are parties; (iv) any bankruptcy, insolvency, reorganization, consolidation, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (v) for any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Tenant hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Master Lease or quit or surrender the Leased Property or any portion thereof, or (b) which may entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder except in each case as may be otherwise specifically provided in this Master Lease. Notwithstanding the foregoing, nothing in this Article V shall preclude Tenant from bringing a separate action against Landlord for any matter described in the foregoing clauses (ii), (iii) or (v) and Tenant is not waiving other rights and remedies not expressly waived herein. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Master Lease or by termination of this Master Lease as to all or any portion of the Leased Property other than by reason of an Event of Default. Tenant’s agreement that, except as may be otherwise specifically provided in this Master Lease, any eviction by paramount title as described in item (ii) above shall not affect Tenant’s obligations under this Master Lease, shall not in any way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Landlord for any damages incurred by any such eviction, Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance up to the maximum amount paid by Tenant to Landlord under this Section 5.1, and Landlord, upon request by Tenant, shall assign Landlord’s rights under such policies to Tenant; provided, that such assignment does not adversely affect Landlord’s rights under any such policy and provided, further, that Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such assignment except to the extent such liability, cost or expense arises from the gross negligence or willful misconduct of Landlord. In furtherance of the foregoing, in

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the event that Landlord receives proceeds (“Title Insurance Proceeds”) from any policy of title or similar insurance maintained by Landlord, any such Title Insurance Proceeds shall be shared between Landlord and Tenant as follows. Tenant shall be entitled to the portion of such Title Insurance Proceeds that is attributable to the damage to the leasehold estate incurred by Tenant during the Term of this Master Lease (assuming that all Renewal Terms are exercised by Tenant) and Landlord shall be entitled to the portion of such Title Insurance Proceeds that is attributable to the damage to the residual estate remaining after the expiration of the Term (assuming that all Renewal Terms are exercised) provided that, if Tenant subsequently does not exercise one or more Renewal Terms, Tenant shall pay to Landlord the portion of such Title Insurance Proceeds received by or paid to Tenant pursuant to this Section 5.1 that is allocable to the Renewal Terms that are not exercised. In the event that Landlord and Tenant are unable, within thirty (30) days of receipt of any such Title Insurance Proceeds, to agree on the allocation between Landlord and Tenant of such Title Insurance Proceeds, either Landlord or Tenant may request that such allocation be determined by an Expert in accordance with Section 34.1. Landlord shall pay any amount owing pursuant to this Section 5.1 to Tenant within thirty (30) days after agreement upon, or determination by the Expert of, such amount.

ARTICLE VI

OWNERSHIP OF LEASED PROPERTY

6.1       Ownership of the Leased Property. (a) Landlord and Tenant acknowledge and agree that they have executed and delivered this Master Lease with the understanding that (i) the Leased Property (including any Tenant Capital Improvements) is the property of Landlord, (ii) Tenant has only the right to the possession and use of the Leased Property upon the terms and conditions of this Master Lease, (iii) this Master Lease is a “true lease,” is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Master Lease are those of a true lease, (iv) the business relationship created by this Master Lease and any related documents is and at all times shall remain that of landlord and tenant, (v) this Master Lease has been entered into by each party in reliance upon the mutual covenants, conditions and agreements contained herein, and (vi) none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, or to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

(b)         Each of the parties hereto covenants and agrees, subject to Section 6.1(c), not to (i) file any income tax return or other associated documents; (ii) file any other document with or submit any document to any governmental body or authority; (iii) enter into any written contractual arrangement with any Person; or (iv) release any financial statements of Tenant, in each case that takes a position other than that this Master Lease is a “true lease” with Landlord as owner of the Leased Property and Tenant as the tenant of the Leased Property, including (x) treating Landlord as the owner of such Leased Property eligible to claim depreciation deductions under Sections 167 or 168 of the Code with respect to such Leased Property (except as otherwise provided in Section 11.1(b)), (y) Tenant reporting its Rent

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payments as rent expense under Section 162 of the Code, and (z) Landlord reporting the Rent payments as rental income under Section 61 of the Code.

(c)         If Tenant should reasonably conclude that GAAP or the SEC require treatment different from that set forth in Section 6.1(b) for applicable non-tax purposes, then (x) Tenant shall promptly give prior Notice to Landlord, accompanied by a written statement that references the applicable pronouncement that controls such treatment and contains a brief description and/or analysis that sets forth in reasonable detail the basis upon which Tenant reached such conclusion, and (y) notwithstanding Section 6.1(b), Tenant may comply with such requirements.

(d)         The Rent is the fair market rent for the use of the Leased Property and was agreed to by Landlord and Tenant on that basis, and the execution and delivery of, and the performance by Tenant of its obligations under, this Master Lease does not constitute a transfer of all or any part of the Leased Property.

(e)         Tenant waives any claim or defense based upon the characterization of this Master Lease as anything other than a true lease and as a master lease of all of the Leased Property. Tenant stipulates and agrees (1) not to challenge the validity, enforceability or characterization of the lease of the Leased Property as a true lease and/or as a single, unseverable instrument pertaining to the lease of all, but not less than all, of the Leased Property, and (2) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in Section 3.4 or this Section 6.1.

6.2       Tenant’s Property. Tenant and its Subsidiaries may sell, transfer, convey or otherwise dispose of Tenant’s Property in their discretion and Landlord shall have no rights to such Tenant’s Property. Subject to Section 36.1, Tenant shall remove all of Tenant’s Property from the Leased Premises at the end of the Term. Subject to Section 36.1, any Tenant’s Property left on the Leased Property at the end of the Term whose ownership was not transferred to a successor tenant or landlord shall be deemed abandoned by Tenant and shall become the property of Landlord. Notwithstanding anything in the foregoing to the contrary, any transfer, conveyance or other disposition by Landlord or Tenant of any Gaming Equipment will be subject to the approval, to the extent required, of any applicable Gaming Authority.

6.3       Tenant’s Intellectual Property. Subject to the terms of the Intellectual Property License Agreement, (a) Landlord and Tenant acknowledge and agree that all trademarks, trade names and trade dress used in connection with the Leased Property and all other forms of Tenant’s intellectual property (collectively, “Tenant’s Intellectual Property”) shall be the sole and exclusive property of Tenant, (b) Tenant and its Subsidiaries may sell, transfer, convey or otherwise dispose of, modify, use or discontinue use of Tenant’s Intellectual Property in their sole discretion, (c) Landlord shall have no rights in or to Tenant’s Intellectual Property, (d) Landlord shall not claim any rights in or to, or challenge, contest or otherwise interfere with Tenant’s sole and exclusive ownership of, Tenant’s Intellectual Property and (e) Tenant may remove or otherwise dispose of Tenant’s Intellectual Property from the Leased Property at the end of the Term, or may modify the Leased Property at the end of the Term such that Landlord’s or any successor tenant’s use of the Leased Property does not infringe upon Tenant’s ownership

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of Tenant’s Intellectual Property. For the avoidance of doubt, no Tenant’s Intellectual Property shall be included in the provisions of Section 36.1.

ARTICLE VII

CONDITION AND USE OF LEASED PROPERTY

7.1       Condition of the Leased Property. Tenant acknowledges receipt and delivery of possession of the Leased Property and confirms that Tenant has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Master Lease and has found the same to be in good order and repair and, to the best of Tenant’s knowledge, free from Hazardous Substances not in compliance with Legal Requirements and satisfactory for its purposes hereunder. Regardless, however, of any examination or inspection made by Tenant and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Leased Property “as is” in its present condition. Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property including any defects or adverse conditions not discovered or otherwise known by Tenant as of the Commencement Date. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS.

7.2       Use of the Leased Property. (a) Tenant shall use or cause to be used the Leased Property and the improvements thereon of each Facility for its Primary Intended Use. Tenant shall not use or permit the use of the Leased Property or any portion thereof or any Capital Improvement thereto for any other use without the prior written consent of Landlord, which consent Landlord may not unreasonably withhold, condition or delay. Landlord acknowledges that operation of each Gaming Facility for its Primary Intended Use generally requires a Gaming License under applicable Gaming Regulations and that without such a license neither Landlord nor any Affiliate of Landlord may operate, control or participate in the conduct of a Gaming Facility.

(b)         Tenant shall not commit or suffer to be committed any waste on the Leased Property (including any Capital Improvement thereto) or cause or permit any nuisance thereon or to, except as required by law, take or suffer any action or condition that will diminish the ability of the Leased Premises to be used as a Gaming Facility (except in connection with any use, or change of use, permitted pursuant to Section 7.2(a) above or in connection with a Facility (or any portion thereof) that is not and has not been operated as a Gaming Facility) after the expiration or earlier termination of the Term.

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(c)         Tenant shall neither suffer nor permit the Leased Property or any portion thereof to be used in such a manner as (i) would reasonably be expected to impair Landlord’s title thereto or to any portion thereof or (ii) would reasonably be expected to result in a claim of adverse use or possession, or an implied dedication of the Leased Property or any portion thereof.

(d)         Except as a result of a Casualty Event, Tenant shall continuously operate each of the Facilities for the Primary Intended Use. Notwithstanding the foregoing, Tenant in its discretion may elect to cease operations at any of the Facilities; provided, that at the time of such cessation of operations of a Facility, Adjusted Revenue to Rent Ratio, calculated on a pro forma basis as if the Facility(ies) for which operations are to be terminated were not included in Adjusted Revenue, for the trailing twelve (12) month period is not less than 1.9:1. Notwithstanding the foregoing, Rent under this Master Lease will remain unchanged and upon the next occurring Percentage Rent reset (and any reset thereafter, if applicable), the calculation of Percentage Rent shall assume pro forma Net Revenues from any Facility which is not in operation in accordance with this paragraph (d) based on the Net Revenues of such Facility during the 12 month period immediately preceding the date on which Tenant ceases such operations.

7.3       Development Facilities.

Subject to compliance with the provisions of Section 7.4, nothing contained in this Master Lease shall restrict Tenant’s or any Tenant’s Affiliates’ ability to develop, acquire, operate or sell any new Gaming Facilities (or any other property) which are not owned or operated by Tenant as of the date hereof and not subject to this Master Lease.

7.4       Landlord ROFO.

(a)         Landlord’s Right to Purchase Development Facilities. Tenant agrees that during the Term, neither Tenant nor any of its Affiliates shall sell either Development Facility unless Tenant shall first offer Landlord the opportunity to purchase such Development Facility to be sold and, if consistent with the Sale Offer (as defined below), include such Development Facility as a Leased Property under this Master Lease, on the terms described herein below. In the event that Tenant intends to sell any Development Facility, Tenant shall deliver a notice to Landlord (a “Sale Offer Notice”) indicating the price and other material terms under which Tenant would agree to sell either or both of the Development Facilities (including, if applicable, as determined by Tenant in its sole discretion, the terms under which Tenant would agree to lease such Development Facility(ies) from a purchaser)(a “Sale Offer”). Within thirty (30) days of Landlord’s receipt of a Sale Offer Notice, Landlord shall notify Tenant as to whether Landlord intends to offer to purchase such Development Facility(ies) and on what terms. If Landlord shall offer to purchase the Development Facility(ies) subject to the Sale Offer for at least one hundred and five percent (105%) of the purchase price contained in the Sale Offer on an all cash basis (and, if applicable, on the same rental terms and other lease terms as the Sale Offer), Tenant shall sell such Development Facility(ies) subject to the Sale Offer to Landlord for such cash price and subject to the remaining terms set forth in the Sale Offer within sixty (60) days of Landlord’s receipt of the Sale Offer Notice, or such longer period of time as may reasonably be required to the extent necessary to comply with Section 41.13 or as otherwise

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necessary to comply with Gaming Regulations. If Landlord shall indicate its willingness to purchase such Development Facility(ies) but shall offer less than one hundred and five percent (105%) of the purchase price stated in the Sale Offer (or shall otherwise not agree to any of the remaining material terms contained in the Sale Offer), the parties shall attempt to negotiate, in each party’s sole discretion, the terms and conditions upon which such sale would be effected. Should Landlord notify Tenant that Landlord does not intend to purchase such Development Facility(ies) subject to the Sale Offer (or should Landlord decline to notify Tenant of its affirmative response within such thirty (30) day period), or if the parties fail for any reason to reach agreement on the terms under which Landlord would acquire such Development Facility(ies) subject to the Sale Offer, in any event, within thirty (30) days after Landlord’s receipt of the Sale Office Notice, then Tenant shall have no further obligation to sell or offer to sell such Development Facility(ies) subject to the Sale Offer to Landlord and Tenant may freely sell such Development Facility(ies) subject to the Sale Offer to any third-party for no less than the purchase price contained in, and otherwise on terms not substantially more favorable to such third-party than the terms contained in, the Sale Offer. If Landlord purchases a Development Facility from Tenant and the Sale Offer or other terms agreed between Landlord and Tenant provide for Tenant to lease, from Landlord, such Development Facility, then such Development Facility shall become a Facility hereunder, and this Master Lease shall be amended, including amending the Base Rent, in accordance with such terms set forth in the Sale Offer or as otherwise agreed between Landlord and Tenant; provided that such amendments shall be consistent with the parties’ intent that this Master Lease shall be treated as a “true lease” as further described in Section 6.1(a)(iii). In no event shall Landlord’s rights under this Section 7.4(a) be assignable to any other Person and such rights may only be exercised by Landlord.

(b)       No Other Restrictions. Notwithstanding anything to the contrary in this Section 7.4, Landlord shall not have any right to purchase, nor shall Tenant have any obligation to make any offer to Landlord pursuant to this Section 7.4 in connection with, any Property other than the Development Facilities and in accordance with the terms of Article X). Further, neither Landlord nor Tenant shall be restricted from participating in opportunities, including, without limitation, developing, building, purchasing or operating Gaming Facilities or any other property or asset, at any time; provided, however, that in no event shall Landlord at any time during the Term own or operate any Gaming Facility (other than holding the lessor’s interest pursuant to a triple net lease, or otherwise with the consent of Tenant, which consent Tenant may withhold in Tenant’s sole discretion).

ARTICLE VIII

COMPLIANCE WITH LAW; GROUND LEASES

8.1       Representations and Warranties. Each party represents and warrants to the other that: (i) this Master Lease and all other documents executed or to be executed by it in connection herewith have been duly authorized and shall be binding upon it; (ii) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this Master Lease within the State(s) where any portion of the Leased Property is located; and (iii) neither this Master Lease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party.

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8.2        Compliance with Legal and Insurance Requirements, etc.

(a)         Subject to Article XII regarding permitted contests, Tenant, at its expense, shall promptly (a) comply in all material respects with all Legal Requirements and Insurance Requirements regarding the use, operation, maintenance, repair and restoration of the Leased Property (including all Capital Improvements thereto) and Tenant’s Property whether or not compliance therewith may require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property, and (b) procure, maintain and comply in all material respects with all Gaming Regulations and Gaming Licenses, and other authorizations required for the use of the Leased Property (including all Capital Improvements) and Tenant’s Property for the applicable Primary Intended Use and any other use of the Leased Property (including Capital Improvements then being made) and Tenant’s Property, and for the proper erection, installation, operation and maintenance of the Leased Property and Tenant’s Property. In an emergency which is not being reasonably addressed by Tenant or in the event of a breach by Tenant of its obligations under this Section 8.2 which is not cured within any applicable cure period, Landlord may, but shall not be obligated to, subject to all Legal Requirements and the rights of subtenants, enter upon the Leased Property and take such reasonable actions and incur such reasonable costs and expenses to effect such compliance as it reasonably deems advisable to protect its interest in the Leased Property, and Tenant shall reimburse Landlord for all such reasonable costs and expenses incurred by Landlord in connection with such actions. Tenant covenants and agrees that the Leased Property and Tenant’s Property shall not be used for any unlawful purpose. In the event that a Gaming Authority notifies Tenant or an Operating Subtenant that Tenant or such Operating Subtenant is in jeopardy of losing a Gaming License material to this Master Lease or the continued operation of a Facility, and, assuming no Event of Default has occurred and is continuing, Tenant shall be given reasonable time to address (or cause such Operating Subtenant to address) the regulatory issue, after which period (but in all events prior to an actual revocation of such Gaming License), Tenant shall take (or shall cause such Operating Subtenant to take) reasonable steps to avoid the loss of such Gaming License (subject to the provisions of Section 7.2(d)).

(b)         Landlord shall comply with any Gaming Regulations or other regulatory requirements required of it as owner of the Facilities taking into account their Primary Intended Use (except to the extent Tenant fulfills or is required to fulfill any such requirements hereunder). In the event that a Gaming Authority notifies Landlord that it is in jeopardy of failing to comply with any such Gaming Regulation or other regulatory requirements material to the continued operation of a Facility for its Primary Intended Use, Landlord shall be given reasonable time to address the regulatory issue, after which period (but in all events prior to an actual cessation of the use of the Facility for its Primary Intended Use as a result of the failure by Landlord to comply with such regulatory requirements) Landlord shall be required to sell the Leased Property relating to such Facility to the highest bidder (and Tenant or Tenant’s Affiliate shall be entitled to be one of the bidders) who would agree to lease such Facility to Tenant on the terms set forth in this Master Lease (including rent calculated in the manner provided pursuant to Section 14.6 hereof, and in such event the provisions of Section 1.5 shall apply); provided, that if Tenant is the bidder it shall not be required to agree to lease the Facility (given that if Tenant were to be the winning bidder, it would be the owner of the fee and leasehold interests in the Facilities), but the provisions of Section 1.5 shall apply with respect the remainder of the Facilities. In the event during the period in which Landlord conducts such auction such

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regulatory agency notifies Landlord and Tenant that Tenant may not pay any portion of the Rent to Landlord, Tenant shall be entitled to fund such amount into an escrow account, to be released to Landlord or the party legally entitled thereto at or upon resolution of such regulatory issues and otherwise on terms reasonably satisfactory to the parties. Notwithstanding anything in the foregoing to the contrary, no transfer of Tenant’s Property used in the conduct of gaming (including the purported or attempted transfer of a Gaming License) or the operation of a Gaming Facility shall be effected or permitted without receipt of all necessary approvals and/or Gaming Licenses in accordance with applicable Gaming Regulations.

8.3       Zoning and Uses. Without the prior written consent of Landlord, Tenant may (i) initiate or support any limiting change in the permitted uses of the Leased Property (or to the extent applicable, limiting zoning reclassification of the Leased Property); (ii) seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Leased Property; (iii) impose or permit or suffer the imposition of any restrictive covenants, easements or encumbrances upon the Leased Property; (iv) execute or file any subdivision plat affecting the Leased Property, or institute, or permit the institution of, proceedings to alter any tax lot comprising the Leased Property; or (v) permit or suffer the Leased Property to be used by the public or any Person; provided, however, that Landlord shall have the right to approve any matter described in the preceding clauses (i)-(v) that is reasonably likely to have a material adverse effect on the Facility, such approval not to be unreasonably withheld, conditioned or delayed unless the same is reasonably likely to materially adversely affect the Primary Intended Use in which event Landlord may withhold its consent in Landlord’s sole discretion, and further; provided, that Tenant may enter into any matter described in clause (i)-(v) above if the same and any effect on the Facility is limited in duration to the Term (including all Renewal Terms) or earlier termination of this Master Lease. In addition, Landlord agrees to, at Tenant’s sole cost and expense, reasonably cooperate with Tenant and all applicable authorities in connection with the foregoing clauses (i)-(v), including the provision and execution of such documents and other information as may be requested by Tenant or such authorities relating to the Leased Property and which are within Landlord’s reasonable control to obtain and provide.

8.4       Compliance with Ground Leases.

(a)       This Master Lease, to the extent affecting and solely with respect to any Ground Leased Property, is and shall be subject and subordinate to all of the terms and conditions of the Ground Leases. Tenant hereby acknowledges that Tenant has reviewed and agreed to all of the terms and conditions of the Ground Leases. Tenant hereby agrees that Tenant shall not do, or fail to do, anything that would cause any violation of the Ground Leases. Without limiting the foregoing, (i) Tenant shall pay Landlord on demand as an Additional Charge hereunder all rent required to be paid by, and other monetary obligations of, Landlord as tenant under the Ground Leases (and, at Landlord’s or Tenant’s option, Tenant shall make such payments directly to the Ground Lessors); provided, however, such Additional Charges payable by Tenant shall exclude any additional costs under the Ground Leases which are caused solely by Landlord after the date hereof without consent or fault of or omission by Tenant, (ii) to the extent Landlord is required to obtain the written consent of the lessor under any Ground Lease (a “Ground Lessor”) to alterations of or the subleasing of all or any portion of the Ground Leased Property pursuant to a Ground Lease, Tenant shall likewise obtain such Ground Lessor’s written

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consent to alterations of or the subleasing of all or any portion of the Ground Leased Property, and (iii) Tenant shall carry and maintain general liability, automobile liability, property and casualty, worker’s compensation and employer’s liability insurance in amounts and with policy provisions, coverages and certificates as required of Landlord as tenant under the Ground Leases.

(b)         In the event of cancellation or termination of a Ground Lease for any reason whatsoever whether voluntary or involuntary (by operation of law or otherwise) prior to the expiration date of this Master Lease, including extensions and renewals granted thereunder, then, at the applicable Ground Lessor’s option, Tenant shall make full and complete attornment to such Ground Lessor with respect to the obligations of Landlord to such Ground Lessor in connection with the applicable Ground Leased Property for the balance of the term of such Ground Lease (notwithstanding that this Master Lease shall have expired with respect to such Ground Leased Property as a result of the cancellation or termination of such Ground Lease). Tenant’s attornment shall be evidenced by a written agreement which shall provide that Tenant is in direct privity of contract with such Ground Lessor (i.e., that all obligations previously owed to Landlord under this Master Lease with respect to such Ground Lease or such Ground Leased Property shall be obligations owed to such Ground Lessor for the balance of the term of this Master Lease, notwithstanding that this Master Lease shall have expired with respect to such Ground Leased Property as a result of the cancellation or termination of such Ground Lease) and which shall otherwise be in form and substance reasonably satisfactory to such Ground Lessor. Tenant shall execute and deliver such written attornment within thirty (30) days after request by such Ground Lessor. Unless and until such time as an attornment agreement is executed by Tenant pursuant to this Section 8.4(b), nothing contained in this Master Lease shall create, or be construed as creating, any privity of contract or privity of estate between any Ground Lessor and Tenant.

(c)         For so long as the property leased under any Ground Lease is part of the Leased Property, Landlord and Tenant each agree to cooperate and take any actions reasonably necessary to extend the term of any such Ground Lease so that such Ground Lease does not expire prior to the date that is thirty-seven years and six months after the Commencement Date. In addition, to the extent requested by Landlord, and at no cost or expense to Tenant, Tenant shall cooperate with Landlord and take any actions reasonably necessary to extend the term of such Ground Lease beyond such period set forth in the preceding sentence.

(d)         Nothing contained in this Master Lease amends, or shall be construed to amend, any provision of the Ground Leases.

ARTICLE IX

MAINTENANCE AND REPAIR

9.1       Maintenance and Repair. (a) Tenant, at its expense and without the prior consent of Landlord, shall maintain the Leased Property and every portion thereof, and all private roadways, sidewalks and curbs appurtenant to the Leased Property, and which are under Tenant’s or any subtenant’s control in reasonably good order and repair whether or not the need for such repairs occurs as a result of Tenant’s or any subtenant’s use, any prior use, the elements

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or the age of the Leased Property, and, with reasonable promptness, make all reasonably necessary and appropriate repairs thereto of every kind and nature, including those necessary to ensure continuing compliance with all Legal Requirements, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date. Tenant shall maintain Tenant’s Property as Tenant reasonably determines is necessary or desirable for conduct of the Primary Intended Use at the Facilities. Landlord acknowledges that the condition of the Facilities and the other matters described in the first sentence of this Section 9.1 on the date hereof satisfies the requirements of this Article IX.

(b)         Landlord shall not under any circumstances be required to (i) build or rebuild any improvements on the Leased Property; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Master Lease or hereafter enacted.

(c)         Subject to the specific provisions of Section 41.14, nothing contained in this Master Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof or any Capital Improvement thereto; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof or upon the estate of Landlord in any Capital Improvement thereto.

(d)         Tenant shall, upon the expiration or earlier termination of the Term, vacate and surrender the Leased Property (including all Capital Improvements, subject to the provisions of Article X), in each case with respect to such Facility, to Landlord in the condition in which such Leased Property was originally received from Landlord and Capital Improvements were originally introduced to such Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Master Lease and except for ordinary wear and tear, subject to casualty and Condemnation as provided in Article XIV and XV.

(e)         Without limiting Tenant’s obligations to maintain the Leased Property and Tenant’s Property under this Master Lease, within sixty (60) days after the end of each calendar year (commencing with the calendar year ending December 31, 2016), Tenant shall provide Landlord with evidence satisfactory to Landlord in the reasonable exercise of Landlord’s discretion that Tenant has in such calendar year spent, with respect to the Leased Property and Tenant’s Property, an aggregate amount equal to at least one percent (1%) of the

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actual Net Revenue of Tenant Parties (without duplication) from the Facilities for such calendar year on installation or restoration and repair or other improvement of items, which installations, restorations and repairs and other improvements are capitalized in accordance with GAAP with an expected life of not less than three (3) years. If Tenant fails to make at least the above amount of expenditures and fails within sixty (60) days after receipt of a Notice from Landlord to either (i) cure such deficiency or (ii) obtain Landlord’s written approval, in its reasonable discretion, of a repair and maintenance program satisfactory to cure such deficiency, then the same shall be deemed a default hereunder.

9.2       Encroachments, Restrictions, Mineral Leases, etc. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way, or shall violate any restrictive covenant or other agreement affecting the Leased Property, or any part thereof or any Capital Improvement thereto, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property or any Capital Improvement thereto is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Landlord or any Person affected by any such encroachment, violation or impairment, each of Tenant and Landlord, subject to their right to contest the existence of any such encroachment, violation or impairment, shall protect, indemnify, save harmless and defend the other party hereto from and against fifty percent (50%) of all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such encroachment, violation or impairment. In the event of an adverse final determination with respect to any such encroachment, violation or impairment, either (a) each of Tenant and Landlord shall be entitled to obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant or (b) Tenant at the shared cost and expense of Tenant and Landlord on a 50-50 basis shall make such changes in the Leased Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such encroachment, violation or impairment. Tenant’s (and Landlord’s) obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Landlord and Tenant for any damages incurred by any such encroachment, violation or impairment, Tenant shall be entitled to fifty percent (50%) of any sums recovered by Landlord under any such policy of title or other insurance up to the maximum amount paid by Tenant under this Section 9.2 and Landlord, upon request by Tenant, shall assign Landlord’s rights under such policies to Tenant; provided, such assignment does not adversely affect Landlord’s rights under any such policy. Landlord agrees to use reasonable efforts to seek recovery under any policy of title or other insurance under which Landlord is an insured party for all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such encroachment, violation or impairment as set forth in this Section 9.2;

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provided, however, that in no event shall Landlord be obligated to institute any litigation, arbitration or other legal proceedings in connection therewith unless Landlord is reasonably satisfied that Tenant has the financial resources needed to fund such litigation and Tenant and Landlord have agreed upon the terms and conditions on which such funding will be made available by Tenant, including, but not limited to, the mutual approval of a litigation budget.

ARTICLE X

CAPITAL IMPROVEMENTS

10.1      Construction of Capital Improvements to the Leased Property.

(a)         Tenant and each Operating Subtenant shall, with respect to any Facility, have the right to make Capital Improvements, including, without limitation, any Capital Improvement required by Section 8.2 or 9.1(a), without the consent of, or any notice to, Landlord if the Capital Improvement (i) does not involve the removal of any material existing structures (unless Tenant reasonably promptly proceeds to replace such removed structures with structures of at least reasonably comparable value or utility), (ii) does not have a material adverse effect on the structural integrity of any remaining Leased Improvements (other than as contemplated to be maintained or improved in connection with such Capital Improvement), (iii) is not reasonably likely to reduce the value of the Facility when completed, and (iv) is consistent with the Primary Intended Use; each of the foregoing (i)-(iv) as reasonably determined by Tenant. Any Capital Improvements described in the preceding sentence are referred to as, “Permitted Capital Improvements”.

(b)         If Tenant or any subtenant desires to make a Capital Improvement that is not a Permitted Capital Improvement (a “Landlord Approved Capital Improvement”), Tenant shall submit to Landlord in reasonable detail a general description of the proposal, the projected cost of construction and such plans and specifications, permits, licenses, contracts and other information concerning the proposal as Landlord may reasonably request. Such description shall indicate the use or uses to which such Capital Improvement will be put and the impact, if any, on current and forecasted gross revenues and operating income attributable thereto. All proposed Landlord Approved Capital Improvements shall be subject to Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. It shall be reasonable for Landlord to condition its approval of any Capital Improvement upon any or all of the following terms and conditions:

(i)          Such construction shall be effected pursuant to detailed plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; and

(ii)         No Capital Improvement will result in the Leased Property becoming a “limited use” property for purposes of United States federal income taxes as of the date such Capital Improvement is placed in service.

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(iii)       All Capital Improvements will become Landlord’s property when made; provided, however, that the foregoing shall not affect the provisions of Section 11.1(b).

10.2      Construction Requirements for Capital Improvements. Tenant’s or any subtenant’s construction of Capital Improvements shall be performed in compliance with the following requirements which shall be applicable to Permitted Capital Improvements and Landlord Approved Capital Improvements except as indicated below:

(a)         Such construction shall not be commenced until Tenant shall have procured and paid for all municipal and other governmental permits and authorizations required to be obtained prior to such commencement, including those permits and authorizations required pursuant to any Gaming Regulations, and Landlord shall join in the application for such permits or authorizations whenever such action is necessary; provided, however, that (i) any such joinder shall be at no cost or expense to Landlord; and (ii) any plans required to be filed in connection with any such application in respect of any Landlord Approved Capital Improvements shall have been so approved by Landlord;

(b)         Such construction shall not impair the structural strength of any component of the applicable Facility or overburden the electrical, water, plumbing, HVAC or other building systems of any such component in a manner that would violate applicable building codes or prudent industry practices;

(c)         During and following completion of such construction, the parking and other amenities which are located in the applicable Facility or on the Land of such Facility shall remain adequate for the operation of such Facility for its Primary Intended Use and in no event shall such parking be less than that which is required by law (including any variances with respect thereto); provided, however, that to the extent additional parking is not already a part of a Capital Improvement, Tenant may construct additional parking on the Land in accordance with Section 10.1(a); or Tenant may acquire off-site parking to serve such Facility as long as such parking shall be reasonably proximate to, and dedicated to, or otherwise made available to serve, such Facility;

(d)         All work done in connection with such construction shall be done as soon as reasonably practicable and using materials and resulting in work that is at least as good product and condition as the remaining areas of the applicable Facility and in conformity with all Legal Requirements, including, without limitation, any applicable non-discrimination laws; and

(e)         Promptly following the completion of any Landlord Approved Capital Improvements only, Tenant shall deliver to Landlord “as built” drawings of such addition (or written confirmation from the relevant general contractor or architect that such Capital Improvement has been built in accordance with the plans and specifications), certified as accurate by the licensed architect or engineer selected by Tenant, and copies of any new or revised certificates of occupancy.

10.3      Tenant Capital Improvements Upon Deconsolidation. (a) Upon the occurrence of a Deconsolidation Event, Landlord shall, at the sole option of Tenant which must

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be exercised, if at all, within thirty (30) days after the occurrence of a Deconsolidation Event, be required to pay Tenant, an amount equal to the Deconsolidation Growth Capital Improvement Purchase Price; provided, that such payment does not result in a default under any Facility Mortgage Document or other Indebtedness of Landlord. For the avoidance of doubt, all Tenant Capital Improvements will become the property of Landlord when made and will be deemed to be part of the Leased Property at all times but are subject to the provisions of Section 11.1(b).

(b)         No later than thirty (30) days after a Deconsolidation Event, Tenant may, in its sole discretion, deliver to Landlord a Notice (“Tenant FMV Notice”) indicating Tenant’s good faith determination of the Deconsolidation Growth Capital Improvement Purchase Price, including reasonable detail regarding the nature, location and cost of all Deconsolidation Growth Capital Improvements and allocating such price among the Facilities. Landlord will, within thirty (30) days after Landlord’s receipt of the Tenant FMV Notice provide a Notice to Tenant indicating either (i) that Landlord agrees with Tenant’s determination of the Deconsolidation Growth Capital Improvement Purchase Price (a “Landlord FMV Acceptance Notice”) or (ii) Landlord’s good faith determination of the Deconsolidation Growth Capital Improvement Purchase Price, and, if applicable, reasonable detail regarding any Capital Improvements that Landlord believes should or should not be considered Deconsolidation Growth Capital Improvements to the extent Landlord disagrees with Tenant’s determination of the same (a “Landlord FMV Notice”).

(c)         In the event that Landlord delivers to Tenant a Landlord FMV Notice, Landlord and Tenant will negotiate in good faith for a period of no less than thirty (30) days to agree upon the Deconsolidation Growth Capital Improvement Purchase Price. If, following such thirty (30) day period, Landlord and Tenant are unable to agree upon the Deconsolidation Growth Capital Improvement Purchase Price, Landlord and Tenant shall appoint Experts, and the Deconsolidation Growth Capital Improvement Purchase Price will be determined, in accordance with Section 34.1.

(d)         Upon the determination of the Deconsolidation Growth Capital Improvement Purchase Price in accordance with paragraph (b) or (c) above, as applicable, (such determination, the “Agreed Deconsolidation Growth Capital Improvement Fair Market Value”), Landlord will, within ten (10) Business Days after the determination of the Agreed Deconsolidation Growth Capital Improvement Fair Market Value, pay to Tenant or Tenant’s designee, an amount equal to the Agreed Deconsolidation Growth Capital Improvement Fair Market Value, either by wire transfer of immediately available funds, or, if elected by MGM REIT, by delivery of freely transferable Common Units of the Operating Partnership having a value equal to the Agreed Deconsolidation Growth Capital Improvement Fair Market Value, with the value of each Common Unit so delivered being assumed to have a value equal to the fair market value on the date of delivery (as determined in accordance with the Operating Partnership’s Limited Partnership Agreement) of a REIT Class A Share, and Tenant or Tenant’s designee receiving such Common Units becoming a party to, and having all rights under, the Registration Rights Agreement.

(e)         From and after the payment of the Agreed Deconsolidation Growth Capital Improvement Fair Market Value, (i) if, as of the date of a Deconsolidation Event there is less than five (5) years remaining in the then current Term, Tenant shall be deemed to have

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elected to exercise Tenant’s right to extend the Term for the then next occurring Renewal Term, if any (for clarification purposes, if a Deconsolidation Event occurs during the last Renewal Term, there shall be no obligation or ability for Tenant to further extend the Term, however Landlord’s obligation to pay the Agreed Deconsolidation Growth Capital Improvement Fair Market Value shall remain unaffected), and (ii) annual Base Rent with respect to the Leased Property will be increased by an amount equal to the Assumed Rate multiplied by the Agreed Deconsolidation Growth Capital Improvement Fair Market Value and, to the extent required for any purposes under this Master Lease, such increase will be allocated in proportion to the amount of the Agreed Deconsolidation Growth Capital Improvement Fair Market Value attributable to each of the Facilities as indicated in the Tenant FMV Notice.

(f)         Notwithstanding anything to the contrary set forth in this Article X, in no event shall Landlord be required to pay a Deconsolidation Growth Capital Improvement Purchase Price in excess of an amount equal to One Hundred Million Dollars ($100,000,000) which amount of One Hundred Million Dollars ($100,000,000) shall be increased by Seventy-Five Million Dollars ($75,000,000) on the first day of each Lease Year commencing at the beginning of the second Lease Year. Tenant shall provide to Landlord, within a reasonable time following each anniversary of the Commencement Date, a Notice indicating Tenant’s reasonable estimate of the cumulative amount Tenant has then expended on Deconsolidation Growth Capital Improvements. Landlord and Tenant acknowledge and agree that Tenant’s amount of cumulative Deconsolidation Growth Capital Improvements may, from time to time, exceed the limits of Landlord’s obligations to pay for Deconsolidation Growth Capital Improvements described in this clause (f), however any such excess shall not alter Landlord’s obligation with respect thereto or increase such limit, nor shall such limit in any way restrict the amount that Tenant may spend at any time with respect to any Tenant Capital Improvements.

10.4       Ownership of Tenant Capital Improvements at end of Term. Upon the expiration or earlier termination of this Master Lease, all Tenant Capital Improvements shall remain the property of Landlord, regardless of whether a Deconsolidation Event has occurred.

10.5      Funding of Tenant Capital Improvements. Landlord shall have the right, following a request from Tenant, to fund the cost of any proposed Tenant Capital Improvements on such arms-length terms and conditions as may be agreed to by Landlord and Tenant. In connection with any such funding, Landlord and Tenant may make agreed upon modifications to the Rent to reflect Landlord’s funding of the cost of such Tenant Capital Improvements.

ARTICLE XI

NO LIENS

11.1      Liens. (a) Subject to the provisions of Article XII relating to permitted contests, Tenant will not directly or indirectly create and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim (“Lien”) upon the Leased Property or any Capital Improvement thereto or upon the Gaming Licenses (including indirectly through a pledge of shares in the direct or indirect entity owning an interest in the Gaming Licenses except as permitted by Article XVII) or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (a) this Master Lease; (b) the matters that existed as of the

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Commencement Date with respect to such Facility (and any renewals of such exiting matters that do not materially increase the scope of or amount secured by such Lien); (c) restrictions, liens and other encumbrances which are consented to in writing by Landlord (such consent not to be unreasonably withheld); (d) liens for Impositions which Tenant is not required to pay hereunder; (e) subleases permitted by Article XXII; (f) liens for Impositions not yet delinquent or being contested in accordance with Article XII, provided, that no foreclosure or similar remedies with respect to such Impositions have been completed; (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due; provided, any such liens are in the process of being contested as permitted by Article XII; (h) any liens created by Landlord; (i) liens related to equipment leases or equipment financing for Tenant’s Property which are used or useful in Tenant’s business on the Leased Property; (j) liens granted as security for the obligations of Tenant under a Debt Agreement or completion guarantee; provided, however, in no event shall the foregoing be deemed or construed to permit Tenant to encumber its leasehold interest (or a subtenant to encumber its subleasehold interest) in the Leased Property or its direct or indirect interest (or the interest of any of its Subsidiaries or subtenants) in the Gaming Licenses (other than, in each case, to a Permitted Leasehold Mortgagee), without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion; and provided, further, that Tenant shall be required to provide Landlord with fully executed copies of any and all Permitted Leasehold Mortgages and related principal Debt Agreements; (k) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Leased Property, in each case whether now or hereafter in existence, not individually or in the aggregate materially interfering with the conduct of the business on the Leased Property, taken as a whole; (l) any Permitted Encumbrance, (m) licenses of patents, trademarks and other intellectual property rights granted by Tenant or any of its Subsidiaries in the ordinary course of business (n) other Liens securing Indebtedness outstanding in an aggregate principal amount of no more than Twenty-Five Million Dollars ($25,000,000) and (o) any matters which are expressly limited in duration to the Term (including any Renewal Terms) subject to earlier termination of this Master Lease. For the avoidance of doubt, the parties acknowledge and agree that Tenant has not granted any liens in favor of Landlord as security for its obligations hereunder and nothing contained herein shall be deemed or construed to prohibit the issuance of a lien on the Equity Interests in Tenant (it being agreed that any foreclosure by a lien holder on such interests in Tenant shall be subject to the restriction on Tenant Change of Control set forth in Article XXII) or to prohibit Tenant from pledging its Accounts and other Tenant’s Property and other property of Tenant, including fixtures and personal property installed by Tenant at the Facilities, as collateral in connection with financings from equipment lenders (or to Permitted Leasehold Mortgagees); provided, that Tenant shall in no event pledge to any Person that is not a Permitted Leasehold Mortgagee hereunder any of the Gaming Licenses or other of Tenant’s Property to the extent that such Tenant’s Property cannot be removed from the Leased Property without damaging or impairing the Leased Property (other than in a de minimis manner). For the further avoidance of doubt, by way of example, Tenant shall not grant to any lender (other than a Permitted Leasehold Mortgagee) a lien on, and any and all lien holders (including a Permitted Leasehold Mortgagee) shall not have the right to remove, carpeting, internal wiring, elevators, or escalators at the Leased Property, but lien holders may have the right to remove (and Tenant shall have the right to grant a lien on) Gaming Equipment even if the removal thereof from the Leased Premises could result in de minimis damage;

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provided, any such damage is repaired by the lien holder or Tenant in accordance with the terms of this Master Lease.

(b)         Landlord and Tenant intend that this Master Lease be an indivisible true lease that affords the parties hereto the rights and remedies of landlord and tenant hereunder and does not represent a financing arrangement. This Master Lease is not an attempt by Landlord or Tenant to evade the operation of any aspect of the law applicable to any of the Leased Property. Except as otherwise required by applicable law or any accounting rules or regulations, Landlord and Tenant hereby acknowledge and agree that this Master Lease (i) shall be treated as an operating lease for financial accounting purposes and not as a synthetic lease, financing lease or loan, and (ii) is intended to constitute a “true lease” for all other purposes, including federal, state and local tax purposes, commercial purposes, and bankruptcy purposes and that Landlord shall be entitled to all the benefits of ownership of the Leased Property, including depreciation with respect to the Leased Property (but not with respect to any Tenant Capital Improvements, except as provided in the next sentence) for all federal, state and local tax purposes. Without prejudice to Sections 10.1(b)(iii) or 10.4, Tenant shall be entitled to all benefits of ownership of any Tenant Capital Improvements during the Term, including depreciation for all federal, state and local tax purposes, except to the extent of any Tenant Capital Improvements that are actually paid for by Landlord (it being understood that Landlord has no right or obligation to pay for any Tenant Capital Improvements except in accordance with Section 10.3).

(c)         At any time and from time to time upon the request of Landlord or Tenant, and at the expense of the requesting party, Tenant or Landlord, as applicable, shall promptly execute, acknowledge and deliver such further documents and do such other acts as the requesting party may reasonably request in order to effect fully this Master Lease or to more fully perfect or renew the rights of the requesting party with respect to the Leased Property. Upon the exercise by Landlord or Tenant of any power, right, privilege or remedy pursuant to this Master Lease which requires any consent, approval, recording, qualification or authorization of any governmental authority, Tenant or Landlord, as applicable, will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the exercising party may be required to obtain from such other party for such consent, approval, recording, qualification or authorization.

ARTICLE XII

PERMITTED CONTESTS

12.1      Permitted Contests. Tenant, upon prior Notice to Landlord, on its own or in Landlord’s name, at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision (including pursuant to any Gaming Regulation), Imposition, Legal Requirement, Insurance Requirement, or Lien; provided, however, that (a) in the case of an unpaid Imposition or Lien, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property or any Capital Improvement thereto; (b) neither the Leased Property or any Capital Improvement thereto, the Rent therefrom nor any part or interest in either thereof would be in any imminent danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (c) in

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the case of a Legal Requirement, neither Landlord nor Tenant would be in any imminent danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (d) in the case of a Legal Requirement, Imposition or Lien, Tenant shall give such reasonable security as may be required by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any Capital Improvement thereto or the Rent by reason of such non-payment or noncompliance; (e) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained; (f) Tenant shall keep Landlord reasonably informed as to the status of the proceedings; and (g) if such contest be finally resolved against Landlord or Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. The provisions of this Article XII shall not be construed to permit Tenant to contest the payment of Rent or any other amount (other than Impositions or Additional Charges which Tenant may from time to time be required to impound with Landlord) payable by Tenant to Landlord hereunder. Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom, except in any instance where Landlord opted to join and joined as a party in the proceeding despite Tenant’s having sent Notice to Landlord of Tenant’s preference that Landlord not join in such proceeding.

ARTICLE XIII

INSURANCE

13.1      General Insurance Requirements. During the Term, Tenant shall at all times keep the Leased Property, and all property located in or on the Leased Property, including Capital Improvements, the Fixtures and Tenant’s Property, insured with the kinds and amounts of insurance described below. Each element of insurance described in this Article XIII shall be maintained with respect to the Leased Property of each Facility and Tenant’s Property and operations thereon. Such insurance shall be written by companies permitted to conduct business in the applicable State. All policies required under this Master Lease must name Landlord as an “additional named insured.” All business interruption policies shall name Landlord as “loss payee” with respect to Rent only. Property losses shall be payable to Landlord and/or Tenant as provided in Article XIV. In addition, the policies, as appropriate, shall name as an “additional insured” and/or “loss payee” each Permitted Leasehold Mortgagee and as an “additional insured” or “loss payee” the holder of any mortgage, deed of trust or other security agreement (“Facility Mortgagee”) securing any indebtedness or any other Encumbrance placed on the Leased Property in accordance with the provisions of Article XXXI (“Facility Mortgage”) by way of a 438BFU or other standard form of mortgagee’s loss payable endorsement. Except as otherwise set forth herein, any property insurance loss adjustment settlement shall require the written consent of Landlord, Tenant, and each Facility Mortgagee (to the extent required under the applicable Facility Mortgage Documents) unless the amount of the loss net of the applicable deductible is less than Fifty Million Dollars ($50,000,000) in which event no consent shall be required. Evidence of insurance shall be deposited with Landlord and, if requested, with any

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Facility Mortgagee(s). The insurance policies required to be carried by Tenant hereunder shall insure against all the following risks with respect to each Facility:

(a)         Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as “All Risk,” and all physical loss perils normally included in such All Risk insurance, including, but not limited to, sprinkler leakage, collapse, windstorm and terrorism in an amount not less than One Billion Dollars ($1,000,000,000) and including a building ordinance coverage endorsement, provided, that Tenant shall have the right (i) to limit maximum insurance coverage for loss or damage by earthquake (including earth movement) to a minimum amount of Four Hundred Million Dollars ($400,000,000) or as may be reasonably requested by Landlord and commercially available, and (ii) to limit maximum insurance coverage for loss or damage by windstorm (including but not limited to named windstorms) to a minimum amount of Four Hundred Million Dollars ($400,000,000) or as may be reasonably requested by Landlord and commercially available; provided, further, that in the event the premium cost of any earthquake, flood, windstorm (including named windstorm) or terrorism peril coverages are available only for a premium that is more than 2.5 times the average premium paid by Tenant (or prior operator of Facilities) over the three years preceding the date of determination for the insurance policy contemplated by this Section 13.1(a), then Tenant shall be entitled and required to purchase the maximum amount of insurance coverage it reasonably deems most efficient and prudent to purchase for such peril and Tenant shall not be required to spend additional funds to purchase additional coverages insuring against such risks; and provided, further, that certain property coverages other than earthquake, flood and windstorm may be sub-limited as long as each sub-limit (x) is commercially reasonable and prudent as determined by Tenant and (y) to the extent that the amount of such sub-limit is less than the amount of such sub-limit in effect as of the Commencement Date, such sub-limit is approved by Landlord, such approval not to be unreasonably withheld;

(b)         Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in each Facility, in such limits with respect to any one accident as may be reasonably requested by Landlord from time to time;

(c)         Flood (when any of the improvements comprising the Leased Property of a Facility is located in whole or in part within a designated 100-year flood plain area) in an amount not less than the greater of (i) the probable maximum loss of a 250 year event (as determined by a qualified engineer), and (ii) Two Hundred Million Dollars ($200,000,000), or such amount as may reasonably be requested by Landlord and commercially available;

(d)         Loss of rental value in an amount not less than twelve (12) months’ Rent payable hereunder or business interruption in an amount not less than twelve (12) months of income and normal operating expenses including 90-days ordinary payroll and Rent payable hereunder with an extended period of indemnity coverage of at least ninety (90) days necessitated by the occurrence of any of the hazards described in Sections 13.1(a), 13.1(b) or 13.1(c);

(e)         Claims for injury to persons or property damage under a policy of commercial general liability insurance including but not limited to coverage for premises/operations, blanket contractual liability, liquor liability, special events or activities to

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the extent insurable, independent contractors and personal injury with limits not less than Two Hundred Fifty Million Dollars ($250,000,000) each occurrence and Two Hundred Fifty Million Dollars ($250,000,000) in the annual aggregate, provided, that such requirements may be satisfied through the purchase of a primary general liability policy and excess liability policies;

(f)         Claims for bodily injury and property damage under a policy of business automobile liability including garage and garagekeepers liability and containing provisions and endorsements in accordance with state legal requirements, with primary limits not less than One Million Dollars ($1,000,000) per accident and excess limits provided in the excess liability policies referred to above;

(g)         During such time as Tenant or any subtenant is constructing any improvements at any Facility, Tenant, at its sole cost and expense, shall carry, or cause to be carried (a) workers’ compensation insurance and employers’ liability insurance covering all persons employed in connection with the improvements in statutory limits, (b) a completed operations endorsement to the commercial general liability insurance policy referred to above, (c) builder’s risk insurance, completed value form (or its equivalent), covering all physical loss, in an amount and subject to policy conditions satisfactory to Landlord, and (d) such other insurance, in such amounts, as Landlord deems reasonably necessary to protect Landlord’s interest in the Leased Property from any act or omission of Tenant’s or such subtenant’s contractors or subcontractors; and

(h)         If any operations of Tenant or any subtenant require the use of any aircraft or watercraft that is owned, leased or chartered by Tenant or any subtenant with respect to the Leased Property, Tenant shall maintain or cause to be maintained aircraft or watercraft liability insurance, as appropriate, with limits not less than Twenty-Five Million Dollars ($25,000,000) per occurrence for bodily injury and property damage including passengers and crew.

(i)         Tenant may provide self-insured retentions for portions of the insurance contemplated under this Section 13.1 in commercially reasonable amounts, it being agreed that the amounts of the self-insured retentions in effect as of the Commencement Date are commercially reasonable. Tenant may elect to increase Tenant’s self-insured retentions subject to the approval of Landlord, such approval not to be unreasonably withheld. Upon (i) the termination of this Master Lease with respect to any Facility pursuant to Section 14.2, (ii) the election of any Facility Mortgagee pursuant to Section 14.1 to apply any proceeds payable under any property policy of insurance in accordance with the applicable Facility Mortgage, or (iii) any proceeds payable under any property policy of insurance being retained by Landlord pursuant to Section 14.2(f), Tenant shall pay to Landlord the amount of any self-insured retentions.

13.2     Additional Insurance. In addition to the insurance described above, Tenant shall at all times maintain adequate workers’ compensation coverage and any other coverage required by Legal Requirements for all Persons employed by Tenant or any Operating Subtenant on the Leased Property in accordance with Legal Requirements.

13.3     Waiver of Subrogation. All insurance policies carried by either party covering the Leased Property or Tenant’s Property, including, without limitation, contents, fire and liability insurance, shall expressly waive any right of subrogation on the part of the insurer

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against the other party. Each party, respectively, shall pay any additional costs or charges for obtaining such waiver.

13.4     Policy Requirements. All of the policies of insurance referred to in this Article XIII shall be written in form reasonably satisfactory to Landlord and any Facility Mortgagee and issued by insurance companies with a minimum Financial Strength Rating of “A-” and a Financial Size Rating of “VIII” or higher in the most recent version of Best’s Key Rating Guide, or a minimum rating of “A-” from Standard & Poor’s or equivalent. If Tenant obtains and maintains the general liability insurance described in Section 13.1(e) above on a “claims made” basis, Tenant shall provide continuous liability coverage for claims arising during the Term. In the event such “claims made” basis policy is canceled or not renewed for any reason whatsoever (or converted to an “occurrence” basis policy), Tenant shall either obtain (a) “tail” insurance coverage converting the policies to “occurrence” basis policies providing coverage for a period of at least three (3) years beyond the expiration of the Term, or (b) an extended reporting period of at least three (3) years beyond the expiration of the Term. Tenant shall pay all of the premiums therefor, and deliver certificates thereof to Landlord prior to their effective date (and with respect to any renewal policy, prior to the expiration of the existing policy), and in the event of the failure of Tenant either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such certificates thereof to Landlord, at the times required, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, in which event the cost thereof, together with interest thereon at the Overdue Rate, shall be repayable to Landlord upon demand therefor. Tenant shall obtain, to the extent available on commercially reasonable terms, the agreement of each insurer, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord thirty (30) days’ (or ten (10) days’ in the case of non-payment of premium) Notice before the policy or policies in question shall be altered, allowed to expire or cancelled. Notwithstanding any provision of this Article XIII to the contrary, Landlord acknowledges and agrees that the coverage required to be maintained by Tenant may be provided under one or more policies with various deductibles or self-insurance retentions by Tenant or its Affiliates, subject to Landlord’s approval not to be unreasonably withheld. Upon written request by Landlord, Tenant shall provide Landlord copies of the property and liability insurance policies when issued by the insurers providing such coverage. Notwithstanding the foregoing, Tenant may procure any of the policies required under this Article XIII from MGMM Insurance Company or any other captive insurance company that is an Affiliate of Tenant’s Parent regardless of the fact that such insurer is not “rated” as otherwise required under this Section 13.4; provided, that (i) Landlord has been provided (and continues to be provided annually and as otherwise reasonably requested by Landlord) with the applicable captive insurance company’s most recent financial statements and actuarial report, a list of such captive insurance company’s reinsurers and their subscribed amounts and such other information regarding the applicable captive insurance company as is reasonably requested by Landlord, (ii) Landlord has approved the use of such captive insurer, such approval not to be unreasonably withheld; provided, however, that Landlord’s consent shall not be required to the extent that such captive insurance company reinsures all of its exposures (including, for the avoidance of doubt, any such exposures that relate to properties other than the Facilities), other than with respect to terrorism risks (which shall be subject to the final two sentences of this Section 13.4), with insurers meeting the requirements of this Section 13.4. Notwithstanding the foregoing, Landlord shall be deemed to have approved the use of a captive insurance company for terrorism risk coverage that is not

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reinsured by other insurance companies to the extent consistent with Tenant’s terrorism risk insurance program in effect as of the Commencement Date. Any material increase in the level of un-reinsured terrorism risk shall require the consent of Landlord, which consent shall not be unreasonably withheld.

13.5     Increase in Limits. If, from time to time after the Commencement Date, but not more than once in any 24 month period, Landlord determines in the exercise of its reasonable business judgment that the limits of the personal injury or property damage-public liability insurance then carried pursuant to Section 13.1(e) hereof are insufficient, Landlord may give Tenant Notice of acceptable limits for the insurance to be carried; provided, that in no event will Tenant be required to carry insurance in an amount which exceeds the product of (i) the amounts set forth in Section 13.1(e) hereof and (ii) the CPI Increase; and subject to the foregoing limitation, within ninety (90) days after the receipt of such Notice, the insurance shall thereafter be carried with limits as prescribed by Landlord until further increase pursuant to the provisions of this Section 13.5.

13.6     Blanket Policy. Notwithstanding anything to the contrary contained in this Article XIII, Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant with respect to the Facilities as well as other properties or assets owned or leased by Tenant and/or its Affiliates that are not subject to this Master Lease; provided, that (i) the requirements of this Article XIII (including satisfaction of the Facility Mortgagee’s requirements and the approval of the Facility Mortgagee) are otherwise satisfied, (ii) Tenant maintains specific allocations acceptable to Landlord, (iii) limits reduced below amounts required in Section 13.1 due to reduction or exhaustion of aggregate limits from loss at properties or assets not subject to this Master Lease are replaced or reinstated as respects the Master Lease within sixty (60) days, and (iv) Landlord is otherwise reasonably satisfied that any such blanket policy affords Tenant and Landlord substantially the same protection that would be obtained from one or more policies of insurance that are not blanket policies. Landlord acknowledges that Tenant’s insurance as in effect on the date hereof satisfies each of the foregoing items (i), (ii) and (iv). For the avoidance of doubt, neither Landlord, nor any Facility Mortgagee shall have any rights whatsoever with respect to proceeds of such blanket policy to the extent such proceeds relate to properties or assets other than the Facilities.

13.7     No Separate Insurance. Tenant shall not, on Tenant’s own initiative or pursuant to the request or requirement of any third party, (i) take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article XIII to be furnished by, or which may reasonably be required to be furnished by, Tenant or (ii) increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Landlord and all Facility Mortgagees, are included therein as additional named insureds or additional insureds, as appropriate, and the loss is payable under such insurance in the same manner as losses are payable under this Master Lease. Notwithstanding the foregoing, nothing herein shall prohibit Tenant from insuring against risks not required to be insured hereby, and as to such insurance, Landlord and any Facility Mortgagee need not be included therein as additional insureds, nor must the loss thereunder be payable in the same manner as losses are payable hereunder except to the extent required to avoid a default under the Facility Mortgage.

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In addition, nothing contained herein shall limit Tenant’s ability to procure policies of insurance with limits in excess of the requirements set forth in this Article XIII.

ARTICLE XIV

CASUALTY

14.1     Property Insurance Proceeds. All proceeds (except business interruption not allocated to rent expenses which shall be payable to and retained by Tenant) payable by reason of any property loss or damage to the Leased Property, or any portion thereof, under any property policy of insurance required to be carried hereunder shall be paid to Facility Mortgagee or to an escrow account held by a third party depositary reasonably acceptable to Landlord and Tenant (pursuant to an escrow agreement acceptable to the parties and intended to implement the terms hereof) and made available to Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof; provided, however, that the portion of such proceeds that are attributable to Tenant’s obligation to pay Rent shall be applied against Rents due by Tenant hereunder as Rents become due; and provided, further, that if the total amount of proceeds payable net of the applicable deductibles is Fifty Million Dollars ($50,000,000) or less, and, if no Event of Default has occurred and is continuing, the proceeds shall notwithstanding the foregoing provisions be paid to Tenant and, subject to the limitations set forth in this Article XIV used for the repair of any damage to the Leased Property, it being understood and agreed that Tenant shall have no obligation to rebuild any Tenant Capital Improvement (other than any Tenant Capital Improvement for which Landlord has paid Tenant pursuant to Section 10.3(d) or has funded pursuant to Section 10.5); provided, further, that, in each case, the Leased Property and such Tenant Capital Improvements for which Landlord has paid are rebuilt in a manner at least substantially equivalent to either that existing on the date of this Master Lease or existing immediately prior to the casualty or as otherwise reasonably satisfactory to Landlord. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property to substantially the condition described in the preceding sentence shall be paid to Tenant. All salvage resulting from any risk covered by insurance for damage or loss to the Leased Property shall belong to Landlord. Tenant shall have the right to prosecute and settle insurance claims, provided that Tenant shall consult with and involve Landlord in the process of adjusting any insurance claims under this Article XIV and any final settlement with the insurance company shall be subject to Landlord’s consent, such consent not to be unreasonably withheld.

14.2     Tenant’s Obligations Following Casualty. (a) Subject to paragraphs (b), (c), (d), (e), (f) and (g) below, if a Facility and/or any Tenant Capital Improvements to a Facility are damaged, whether or not from a risk covered by insurance carried by Tenant, except as otherwise provided herein, (i) Tenant shall restore such Leased Property (excluding any Tenant Capital Improvement (other than any Tenant Capital Improvement for which Landlord has paid Tenant pursuant to Section 10.3(d) or has funded pursuant to Section 10.5)), to substantially the condition required by Section 14.1, (ii) such damage shall not terminate this Master Lease and (iii) subject to Section 14.5, Landlord shall cause the Facility Mortgagee to make the proceeds of any insurance held in accordance with Section 14.1 available to Tenant for such restoration in accordance with Section 14.1.

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(b)        Notwithstanding the foregoing, in the event that any Facility is damaged and Tenant reasonably determines that the cost to restore such damage will exceed fifty percent (50%) of the then fair market value of such Facility immediately prior to such Casualty Event, Tenant may elect within one (1) year after the date of such Casualty Event to terminate this Master Lease as to such Facility (but not as to any other Facility) as of the date on which Notice of such determination is delivered to Landlord in which event, Rent will abate in accordance with Section 14.6 and all proceeds of insurance with respect to such Casualty Event (except business interruption not allocated to rent expenses which shall be payable to and retained by Tenant) shall be paid to Landlord.

(c)        In addition to the rights provided in paragraph (b) above, in the event that any Facility is damaged during the final two years of the then-current Term (after giving effect to any Renewal Notice that has been delivered or is delivered pursuant to the proviso below) and the cost to restore such damage will exceed ten percent (10%) of the then fair market value of such Facility immediately prior to such Casualty Event, either Landlord or Tenant may terminate this Master Lease as to such Facility (but not as to any other Facility) as of the date of such damage. If so terminated, Rent will continue unabated for the remainder of the Term and all proceeds of insurance with respect to such Casualty Event (except business interruption not allocated to rent expenses which shall be payable to and retained by Tenant) shall be paid to Landlord (including, for the avoidance of doubt, any proceeds paid to Tenant pursuant to the second proviso in Section 14.1); provided, however, such termination by Landlord shall not be effective in the event that Tenant elects, within sixty (60) days of Landlord’s election to terminate, to exercise Tenant’s next arising option for a Renewal Term. Any dispute between Landlord and Tenant with respect to fair market value will be determined by Experts pursuant to Section 34.1. If Tenant elects to terminate this Master Lease with respect to a Facility during the final two years of the then-current Term in accordance with this Section 14.2, Tenant shall be deemed to have forfeited Tenant’s right to exercise any further Renewal Terms.

(d)        If Tenant is required, or elects to, restore the affected Facility and the reasonably anticipated cost of the repair or restoration exceeds the amount of proceeds received from the insurance required to be carried hereunder, Tenant shall provide Landlord with evidence reasonably acceptable to Landlord that Tenant has available to it any excess amounts needed to restore such Facility. Such excess amounts necessary to restore such Facility shall be paid by Tenant. If Tenant elects, but is not required, to restore the affected Facility, Landlord shall only be required to make insurance proceeds available to Tenant for such restoration in accordance with Section 14.1 if Tenant reasonably demonstrates that such restoration can be completed within four (4) years of the date on which Tenant can reasonably access the Facility for the purpose of commencing restoration.

(e)        If Tenant has not restored the affected Leased Property and the Primary Intended Use has not recommenced by the date that is the fourth (4th) anniversary of the date on which Tenant can reasonably access the Facility for the purpose of commencing restoration, all remaining insurance proceeds shall be paid to and retained by Landlord free and clear of any claim by or through Tenant unless Tenant is continuing to prosecute the rebuilding or restoration with reasonable diligence.

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(f)        In the event that Tenant is neither required nor elects to repair and restore the Leased Property, all property insurance proceeds, other than proceeds reasonably attributed to any Tenant Capital Improvements (other than any Tenant Capital Improvement for which Landlord has paid Tenant pursuant to Section 10.3(d) or has funded pursuant to Section 10.5) (and, subject to no Event of Default having occurred and being continuing, any business interruption proceeds in excess of Tenant’s Rent obligations hereunder), which proceeds shall be and remain the property of Tenant, shall be paid to and retained by Landlord free and clear of any claim by or through Tenant except as otherwise specifically provided below in this Article XIV.

(g)        In the event that (i) following a Casualty Event Tenant elects in accordance with Section 14.2(b) to terminate this Master Lease with respect to the affected Facility(ies) and (ii) the insurance proceeds payable to Landlord in accordance with Section 14.2(f) above with respect to such Casualty Event are less than the reasonable estimate of the cost to repair and restore the Leased Property (excluding any Tenant Capital Improvement (other than any Tenant Capital Improvement for which Landlord has paid Tenant pursuant to Section 10.3(d) or has funded pursuant to Section 10.5)) to substantially the same condition as existed immediately prior to the relevant Casualty Event (such difference being a “Casualty Shortfall”), (x) Tenant shall have no responsibility for the first Twenty-Five Million Dollars ($25,000,000) of Casualty Shortfall with respect to any Casualty Event with respect to any individual Facility, and (y) with respect to any Casualty Shortfall with respect to any Casualty Event with respect to any individual Facility in excess of Twenty-Five Million Dollars ($25,000,000), Tenant shall pay to Landlord with respect to each such Facility an amount (the aggregate of such amounts for all affected Facilities, “Tenant’s Portion of a Casualty Shortfall”) equal to the product of (x) one-half multiplied by (y) the difference between the amount of the Casualty Shortfall for such Casualty Event for such Facility less Twenty-Five Million dollars ($25,000,000), and upon such payment of Tenant’s Portion of a Casualty Shortfall, Tenant shall have no further responsibility for such Casualty Shortfall and the same shall be borne by Landlord. Tenant may elect to pay to Landlord Tenant’s Portion of a Casualty Shortfall either (i) as a lump sum in cash due and payable within ninety (90) days following the later to occur of (x) the date of final determination of the amount of the Casualty Shortfall and (y) the date Tenant elects to terminate the Master Lease with respect to the affected Facility, or (ii) as additional Rent over the remaining Term. If Tenant elects to pay Tenant’s Portion of a Casualty Shortfall over the remaining Term in accordance with the preceding clause (ii) the following shall apply. The amount necessary to fully amortize Tenant’s Portion of a Casualty Shortfall over the remaining Term (assuming all Renewal Terms are exercised) based on equal monthly payments with interest at the Assumed Rate shall be payable each month on each Payment Date as Additional Charges. If Tenant fails to exercise all remaining Renewal Terms or this Master Lease is terminated prior to its expiration, then the outstanding principal balance of the remaining Tenant’s Portion of a Casualty Shortfall as of the expiration of the Term based on the foregoing amortization calculation shall be payable by Tenant to Landlord as Additional Charges upon the expiration or termination of this Master Lease. For the avoidance of doubt, the provisions of this Section 14.2(g) shall not apply to any Casualty Event as to which Section 14.2(c) is applicable and Tenant shall have no responsibility for any Casualty Shortfall with respect to any Casualty Event as to which Section 14.2(c) is applicable. Notwithstanding the foregoing, Tenant may, following the determination of the amount of any Casualty Shortfall, in Tenant’s sole discretion, elect to continue to pay Rent through the remaining Term of this Lease (including extensions) without

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any abatement of Rent that would otherwise be applicable pursuant to Section 14.6 below as a result of a termination of this Master Lease with respect to the affected Facility(ies), in which case Tenant shall not be responsible for any portion of such Casualty Shortfall. In the event that Landlord and Tenant are unable to agree on the amount of any Casualty Shortfall, either Landlord or Tenant may elect to have such amount determined by an Expert in accordance with Section 34.1.

14.3     No Abatement of Rent. This Master Lease shall remain in full force and effect and Tenant’s obligation to pay the Rent and all other charges required by this Master Lease shall remain unabated during the period required for adjusting insurance, satisfying Legal Requirements, repair and restoration. Subject to Section 14.6, if, as a result of a Casualty Event, any Facility is in operation for the Primary Intended Use for less than all of the five year period which is the basis for a Percentage Rent reset then the calculation of the Percentage Rent reset will be based on a pro forma Net Revenue of the Facility that would have been achieved in the absence of such Casualty Event. Any dispute regarding such pro forma calculation will be resolved by Experts pursuant to Section 34.1 and until resolved Tenant shall pay Rent based on Tenant’s determination and upon resolution by the Expert, Tenant shall pay any deficiency within ten (10) Business Days.

14.4     Waiver. Tenant waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property but such waiver shall not affect any contractual rights granted to Tenant under this Article XIV.

14.5     Insurance Proceeds Paid to Facility Mortgagee. Notwithstanding anything herein to the contrary, in the event that any Facility Mortgagee is entitled to any insurance proceeds, or any portion thereof, under the terms of any Facility Mortgage, such proceeds (except business interruption not allocated to rent expenses which shall be payable to and retained by Tenant) shall be applied, held and/or disbursed in accordance with the terms of the Facility Mortgage but in all events subject to Tenant’s right to such insurance proceeds (including Tenant’s right to receive all insurance proceeds for a Casualty Event less than Fifty Million Dollars ($50,000,000) in accordance with Section 14.1) and provided, that, (i) in the event of a Casualty Event involving proceeds of Fifty Million Dollars ($50,000,000) or more where Tenant elects within twelve (12) months of the date of the relevant Casualty Event to restore the affected Facility and Tenant reasonably demonstrates that such restoration can be completed within four (4) years of the date on which Tenant can reasonably access the Facility for the purpose of commencing restoration (after the date of such Casualty Event but without regard to the date on which Tenant elects to restore the affected Facility), or (ii) in the event of a Casualty Event involving proceeds of Fifty Million Dollars ($50,000,000) or more where Tenant is required by this Master Lease to restore the affected Facility, Landlord will cause, subject to Section 14.2(e), any Facility Mortgagee that has received, or thereafter does receive, insurance proceeds to make such proceeds available to Tenant for the reasonable costs of preservation, stabilization, emergency restoration, reconstruction and repair for the affected Facility.

14.6     Termination of Master Lease; Abatement of Rent. In the event this Master Lease is terminated as to an affected Facility pursuant to Section 8.2 (in respect of Landlord being in jeopardy of failing to comply with a regulatory requirement material to the continued operation of a Facility), Section 14.2 (b) (in the event that Landlord or Tenant elect to terminate

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the Master Lease with respect to a Facility following a Casualty Event), Article XV, or any other provision of this Master Lease which provides for termination of this Master Lease with respect to a Facility (a “Leased Property Rent Adjustment Event”), then:

(i)         the Rent due hereunder from and after the effective date of any such Leased Property Rent Adjustment Event shall be reduced by an amount equal to the Allocable Rent Amount with respect to any such affected Facility; and

(ii)        Landlord shall retain any claim which Landlord may have against Tenant for failure to insure such Leased Property as required by Article XIII, except that any portion of Tenant’s Portion of a Casualty Shortfall that was paid as a result of Tenant’s failure to comply with Article XIII shall reduce any such liability on a dollar for dollar basis.

14.7     Multiple Facility Mortgagees. In any provisions of this Article XIV, XV or any other provision of this Master Lease providing for any determination, decision or election by a Facility Mortgagee, the determination, decision or election of the Facility Mortgagee of the highest priority with respect to the Facility in question shall be controlling.

ARTICLE XV

CONDEMNATION

15.1     Condemnation.

(a)        Total Taking. If there is a permanent Condemnation of Leased Property with respect to all or substantially all of any Facility, this Master Lease shall terminate with respect to such Facility (but no other portion of the Leased Property) as of the day before the Date of Taking for such Facility and Rent will abate in accordance with Section 14.6.

(b)        Partial Taking.

(i)        If there is a Condemnation of a portion of a Facility, this Master Lease shall remain in effect if the affected Facility is not thereby rendered, in the reasonable determination of Tenant, Unsuitable for Its Primary Intended Use, but if such Facility is thereby rendered Unsuitable for Its Primary Intended Use, this Master Lease shall at Tenant’s option terminate with respect to such Facility as of the date on which Notice of such determination is delivered to Landlord and Rent will abate in accordance with Section 14.6.

(ii)       Notwithstanding the foregoing, in the event of a Condemnation of a portion of a Facility representing fifty (50%) or more of the fair market value of such Facility, Tenant may terminate this Master Lease as to such Facility (but not as to any other Facility) as of the date on which Notice of such termination is delivered to Landlord in which event, Rent will abate in accordance with Section 14.6.

(iii)     In the event of a Condemnation of a portion of a Facility representing ten percent (10%) or more of the fair market value of such Facility during the final two years of the then-current Term (after giving effect to any Renewal Notice that has been delivered or is delivered pursuant to the proviso below), either Landlord or Tenant may terminate

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this Master Lease as to such Facility (but not as to any other Facility) as of the day before the Date of Taking and Rent will continue unabated for the remainder of the Term; provided, however, such termination by Landlord shall not be effective in the event that Tenant elects, within sixty (60) days of Landlord’s election to terminate, to exercise Tenant’s next arising option for a Renewal Term. Any dispute between Landlord and Tenant with respect to the extent of a Condemnation will be determined by Experts pursuant to Section 34.1. If Tenant elects to terminate this Master Lease with respect to a Facility during the final two years of the then-current Term in accordance with this Section 15.1, Tenant shall be deemed to have forfeited Tenant’s right to exercise any further Renewal Terms.

(c)        Restoration. If there is a partial Condemnation of a Facility and this Master Lease remains in full force and effect with respect to such Facility, Landlord shall make available to Tenant the portion of the Award applicable to restoration of the Leased Property, and Tenant shall accomplish all necessary restoration whether or not the amount provided by the Condemnor for restoration is sufficient and the Base Rent shall be reduced by such amount as may be agreed upon by Landlord and Tenant or, if they are unable to reach such an agreement within a period of ninety (90) days after the occurrence of the Condemnation, then the Base Rent for such Facility shall be proportionately reduced based on the relative values of the property taken by condemnation and the portion of the affected Facility remaining subject to the Master Lease. In the event that Landlord and Tenant are unable to agree on such relative values within such ninety (90) day period, either Landlord or Tenant may request that such relative values be determined by an Expert in accordance with Section 34.1. Tenant shall restore such Leased Property (as nearly as possible under the circumstances) to a complete architectural unit of the same general character and condition as such Leased Property existing immediately prior to such Condemnation. If Tenant has not so restored the affected Leased Property and the Primary Intended Use has not recommenced by the date that is the fourth (4th) anniversary of the date on which Tenant can reasonably access the Facility for the purpose of commencing restoration, any remaining Award shall be paid to and retained by Landlord free and clear of any claim by or through Tenant unless Tenant is continuing to prosecute the rebuilding or restoration with reasonable diligence.

15.2     Award Distribution. Except as set forth below, the entire Award shall belong to and be paid to Landlord. Tenant shall, however, be entitled to pursue its own claim with respect to the Condemnation for Tenant’s lost profits value and moving expenses and, the portion of the Award, if any, allocated to any Tenant Capital Improvements (other than any Tenant Capital Improvement for which Landlord has paid Tenant pursuant to Section 10.3(d) or has funded pursuant to Section 10.5) and Tenant’s Property shall be and remain the property of Tenant free of any claim thereto by Landlord.

15.3     Temporary Taking. The taking of the Leased Property, or any part thereof, shall constitute a Condemnation only when the use and occupancy by the taking authority is reasonably expected to exceed 180 consecutive days. During any shorter period, which shall be a temporary taking, all the provisions of this Master Lease shall remain in full force and effect and the Award allocable to the Term shall be paid to Tenant.

15.4     No Abatement of Rent. This Master Lease shall remain in full force and effect and Tenant’s obligation to pay the Rent and all other charges required by this Master Lease shall

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remain unabated during the period required for claiming an Award, satisfying Legal Requirements and restoration. Subject to Section 15.7, if, as a result of a Condemnation, any Facility is in operation for the Primary Intended Use for less than all of the five year period which is the basis for a Percentage Rent reset then the calculation of the Percentage Rent reset will be based on a pro forma Net Revenue of the Facility that would have been achieved in the absence of such Condemnation. Any dispute regarding such pro forma calculation will be resolved by Experts pursuant to Section 34.1 and until resolved Tenant shall pay Rent based on Tenant’s determination and upon resolution by the Expert, Tenant shall pay any deficiency within ten (10) Business Days.

15.5     Waiver. Tenant waives any statutory rights of termination which may arise by reason of any Condemnation of the Leased Property but such waiver shall not affect any contractual rights granted to Tenant under this Article XV.

15.6     Award Paid to Facility Mortgagee. Notwithstanding anything herein to the contrary, in the event that any Facility Mortgagee is entitled to any Award, or any portion thereof, under the terms of any Facility Mortgage, such Award shall be applied, held and/or disbursed in accordance with the terms of the Facility Mortgage; provided, that, (i) in the event of a Condemnation where Tenant elects within twelve (12) months of the date of the relevant Condemnation to restore the affected Facility and Tenant reasonably demonstrates that such restoration can be completed within four (4) years of the date on which Tenant can reasonably access the Facility for the purpose of commencing restoration (after the date of such Condemnation but without regard to the date on which Tenant elects to restore the affected Facility), or (ii) in the event of a Condemnation where Tenant is required by this Master Lease to restore the affected Facility, Landlord will cause, subject to the final sentence of Section 15.1(c), any Facility Mortgagee that has received, or thereafter does receive, any Award to make such Award available to Tenant for the reasonable costs of preservation, stabilization, emergency restoration, reconstruction and repair for the affected Facility.

15.7     Termination of Master Lease; Abatement of Rent. In the event this Master Lease is terminated with respect to the affected portion of the Leased Property as a result of a Condemnation pursuant to Section 15.1(a), (b)(i) or (b)(ii), the Base Rent due hereunder from and after the effective date of such termination shall be reduced by an amount determined in the same manner as set forth in Section 14.6 hereof.

ARTICLE XVI

DEFAULT; REMEDIES

16.1     Events of Default. (a) Any one or more of the following shall constitute an “Event of Default”:

(i)        Tenant shall fail to pay any installment of Rent within five (5) Business Days of when due and such failure is not cured within three (3) Business Days after Notice from Landlord of Tenant’s failure to pay such amount when due; provided, that Tenant shall be entitled to only one (1) such notice and additional three (3) Business Day cure period in any Lease Year;

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(ii)        Tenant shall fail to pay any Additional Charge when due and such failure is not cured within five (5) Business Days after Notice from Landlord of Tenant’s failure to pay such amount when due;

(iii)       a default shall occur under the Guaranty which is not cured within thirty (30) days after Notice from Landlord to Guarantor;

(iv)      Tenant or Guarantor shall:

(1)	admit in writing its inability to pay its debts generally as they become due;

(2)	file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(3)	make an assignment for the benefit of its creditors;

(4)	consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

(5)	file a petition or answer seeking reorganization or arrangement under the United States bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

(v)      Tenant or Guarantor shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant or Guarantor, a receiver of Tenant or Guarantor or of the whole or substantially all of Tenant’s or Guarantor’s property, or approving a petition filed against Tenant or Guarantor seeking reorganization or arrangement of Tenant or Guarantor under the United States bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

(vi)     Tenant or Guarantor shall be liquidated or dissolved (except that Guarantor may be liquidated or dissolved into Tenant or any other Person so long as its assets are distributed following such liquidation or dissolution to Tenant or such other Person);

(vii)    the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached as a result of a final, non-appealable judgment in any proceeding relating to more than Ten Million Dollars ($10,000,000) and the same shall not be vacated, discharged (or bonded or otherwise similarly secured) within the later of ninety (90) days after such final, non-appealable judgment is entered or thirty (30) days after receipt by Tenant of notice thereof from Landlord; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(viii)   except as permitted in accordance with Section 7.2(d), Tenant voluntarily ceases operations for its Primary Intended Use at a Facility; and

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(ix)     any representation made by Tenant pursuant to Section 8.1 proves to be untrue when made in any material respect and the same materially and adversely affects Landlord;

(x)     any applicable license material to a Facility’s operation for its Primary Intended Use is at any time terminated or revoked or suspended for more than thirty (30) days (and causes cessation of gaming activity at a Facility) and such termination, revocation or suspension is not stayed pending appeal and would reasonably be expected to have a material adverse effect on Tenant, the Facilities, or on the Leased Property, taken as a whole; provided, that the foregoing shall not constitute an Event of Default if Tenant would then be permitted to cease operating such Facility pursuant to Section 7.2(d);

(xi)     except to a permitted assignee pursuant to Section 22.2 or a permitted subtenant, or with respect to the granting of a permitted pledge hereunder to a Permitted Leasehold Mortgagee, the sale or transfer, without Landlord’s consent, of all or any portion of any Gaming License or similar certificate or license relating to the Leased Property;

(xii)    if Tenant shall fail to observe or perform any other term, covenant or condition of this Master Lease in any material respect and such failure is not cured by Tenant within thirty (30) days after Notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to be an Event of Default if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within one hundred twenty (120) days after such notice from Landlord; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law; and

(xiii)   breach by Tenant of Section 23.3 hereof for two consecutive Test Periods ending on the last day of two consecutive fiscal quarters, commencing with the two consecutive Test Periods ending on December 31, 2016 and March 31, 2017.

(b)        No Event of Default (other than a failure to make payment of money) shall be deemed to exist under Section 16.1 during any time the curing thereof is prevented by an Unavoidable Delay, provided, that upon the cessation of the Unavoidable Delay, Tenant remedies the default without further delay.

(c)        Notwithstanding the foregoing, in the event that Landlord believes that there has been a breach that would constitute an Event of Default under Section 16.1(a) (ii), (iii), subclause (1) of (iv), (viii), (ix), (x), (xi), (xii) or (xiii), above, Landlord shall notify Tenant of such breach and, if Tenant disagrees as to the existence of such breach or that such breach would constitute an Event of Default, Landlord and Tenant shall submit the determination of whether or not there exists an Event of Default to Experts pursuant to Section 34.1. If the Expert determines that the matter in question is or would give rise to an Event of Default, Tenant shall have an additional thirty (30) day period to cure such breach before such breach constitutes an Event of Default, unless such breach cannot with due diligence be cured within a period of thirty (30) days, in which case such breach shall not be deemed to be an Event of Default if Tenant proceeds promptly and with due diligence to cure the breach and diligently completes the curing thereof within one hundred twenty (120) days after such determination.

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16.2    Certain Remedies.

(a)        If an Event of Default shall have occurred and be continuing, Landlord may (i) terminate this Master Lease by giving Tenant no less than ten (10) days’ Notice of such termination (and Tenant shall have the right to cure the event giving rise to the Event of Default during such ten (10) day period) and the Term shall terminate and all rights of Tenant under this Master Lease shall cease, (ii) seek damages as provided in Section 16.3 hereof, and/or (iii) exercise any other right or remedy at law or in equity available to Landlord as a result of any Event of Default. Tenant shall pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including reasonable attorneys’ fees and expenses, as a result of any Event of Default hereunder. If an Event of Default shall have occurred and be continuing, whether or not this Master Lease has been terminated pursuant to the first sentence of this Section 16.2, Tenant shall, to the extent permitted by law (including applicable Gaming Regulations), if required by Landlord to do so, immediately surrender to Landlord possession of all or any portion of the Leased Property (including any Tenant Capital Improvements) as to which Landlord has so demanded and quit the same and Landlord may, to the extent permitted by law (including applicable Gaming Regulations), enter upon and repossess such Leased Property and any Capital Improvement thereto by reasonable force, summary proceedings, ejectment or otherwise, and, to the extent permitted by law (including applicable Gaming Regulations), may remove Tenant and all other Persons and any of Tenant’s Property from such Leased Property.

(b)        Notwithstanding anything contained herein to the contrary, Landlord shall not be entitled to terminate this Master Lease by reason of an Event of Default (but Landlord may exercise all other rights and remedies), unless and until Landlord has, following the occurrence of an Event of Default, delivered a notice (“Event of Default Notice”) to Tenant stating the Event of Default, and containing the following caption (in bold 16 point type):

“THIS IS AN EVENT OF DEFAULT NOTICE. FAILURE TO TAKE IMMEDIATE ACTION AND TO CURE THE EVENT(S) OF DEFAULT AS SPECIFIED BELOW WITHIN TEN (10) DAYS OF RECEIPT OF THIS NOTICE MAY LEAD TO LANDLORD’S TERMINATION OF THE MASTER LEASE AND/OR THE EXERCISE OF OTHER REMEDIES THEREUNDER.”

16.3     Damages. None of (i) the termination of this Master Lease, (ii) the repossession of the Leased Property (including any Capital Improvements to any Facility), (iii) the failure of Landlord to relet the Leased Property or any portion thereof, (iv) the reletting of all or any portion of the Leased Property, or (v) the inability of Landlord to collect or receive any rentals due upon any such reletting, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. Landlord and Tenant agree that Landlord shall have no obligation to mitigate Landlord’s damages under this Master Lease. If any such termination of this Master Lease occurs (whether or not Landlord terminates Tenant’s right to possession of the Leased Property), Tenant shall forthwith pay to Landlord all

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Rent due and payable under this Master Lease to and including the date of such termination. Thereafter:

Tenant shall forthwith pay to Landlord, at Landlord’s option, as and for liquidated and agreed current damages, as Landlord’s sole monetary remedy (without prejudice to any rights of Landlord pursuant to Article XXI, the indemnity in the final proviso of Section 5.1, the indemnity in the last sentence of Section 12.1, Section 16.2(a), Section 32.4 or Section 37.1), for the occurrence of an Event of Default, either:

(A)        the sum of:

(i)        the worth at the time of award of the unpaid Rent which had been earned at the time of termination to the extent not previously paid by Tenant under this Section 16.3;

(ii)      the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii)      the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv)      any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Master Lease or which in the ordinary course of things would be likely to result therefrom.

As used in clauses (i) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the Overdue Rate. As used in clause (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award plus one percent (1%) and reducing such amount by the portion of the unpaid Rent that Tenant proves could be reasonably avoided. For purposes of determining the worth at the time of the award, Percentage Rent that would have been payable for the remainder of the Term shall be deemed to be the greater of (y) the same as the Percentage Rent for the then current Lease Year or, if not determinable, the immediately preceding Lease Year; and (z) such other amount as Landlord shall demonstrate could reasonably have been earned (assuming Net Revenues will have not been impacted by any of the conditions that contributed to the Event of Default).

or

(B)        if Landlord chooses not to terminate Tenant’s right to possession of the Leased Property (whether or not Landlord terminates the Master Lease), each installment of said Rent and other sums payable by Tenant to Landlord under this Master Lease as the same becomes due and payable, together with interest at the Overdue Rate from the date when due until paid, and Landlord may enforce, by action or otherwise, any other term or

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covenant of this Master Lease (and Landlord may at any time thereafter terminate Tenant’s right to possession of the Leased Property and seek damages under subparagraph (A) hereof, to the extent not already paid for by Tenant under this subparagraph (B)).

16.4     Receiver. Upon the occurrence and continuance of an Event of Default, and upon commencement of proceedings to enforce the rights of Landlord hereunder, but subject to any limitations of applicable law, Landlord shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Landlord of the Leased Property and of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.

16.5     Waiver. If Landlord initiates judicial proceedings or if this Master Lease is terminated by Landlord pursuant to this Article XVI, Tenant waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

16.6     Application of Funds. Any payments received by Landlord under any of the provisions of this Master Lease during the existence or continuance of any Event of Default which are made to Landlord rather than Tenant due to the existence of an Event of Default shall be applied to Tenant’s obligations in the order which Landlord may reasonably determine or as may be prescribed by the laws of the State.

ARTICLE XVII

TENANT’S FINANCING

17.1       Permitted Leasehold Mortgagees.

(a)        On one or more occasions without Landlord’s prior consent Tenant may mortgage or otherwise encumber Tenant’s estate in and to the Leased Property (the “Leasehold Estate”) to one or more Permitted Leasehold Mortgagees under one or more Permitted Leasehold Mortgages and pledge its right, title and interest under this Master Lease as security for such Permitted Leasehold Mortgages or any Debt Agreement secured thereby; provided, that no Person shall be considered a Permitted Leasehold Mortgagee unless (1) such Person delivers to Landlord a written agreement providing (i) that (unless this Master Lease has been terminated as to a particular Facility) such Permitted Leasehold Mortgagee and any lenders for whom it acts as representative, agent or trustee, will not use or dispose of any Gaming License for use at a location other than at the Facility to which such Gaming License relates as of the date such Person becomes a Permitted Leasehold Mortgagee (or, in the case of any Facility added to the Master Lease after such date, as of the date that such Facility is added to the Master Lease), and (ii) an express acknowledgement that, in the event of the exercise by the Permitted Leasehold Mortgagee of its rights under the Permitted Leasehold Mortgage, the Permitted Leasehold Mortgagee shall be required to (except for a transfer that meets the requirements of Section 22.2(a)(ii)) secure the approval of Landlord for the replacement of Tenant with respect to the affected portion of the Leased Property and contain the Permitted Leasehold Mortgagee’s acknowledgment that such approval may be granted or withheld by Landlord in accordance with the provisions of Article XXII of this Master Lease, and (2) the underlying Permitted Leasehold

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Mortgage includes an express acknowledgement that any exercise of remedies thereunder that would affect the Leasehold Estate shall be subject to the terms of the Master Lease. Any Facility Mortgagee and its successors and assigns, by accepting any Facility Mortgage, shall be deemed without executing any further document or instrument, to have also agreed to recognize the rights of any Permitted Leasehold Mortgagee as provided in this Article XVII and to have agreed not to disturb such rights in any way except through the exercise of the rights expressly granted to Landlord in this Master Lease or available at law or in equity to Landlord by reason of the default by Tenant under this Master Lease.

(b)        Notice to Landlord.

(i)        (1) If Tenant shall, on one or more occasions, mortgage Tenant’s Leasehold Estate and if the holder of such Permitted Leasehold Mortgage shall provide Landlord with Notice of such Permitted Leasehold Mortgage together with a true copy of such Permitted Leasehold Mortgage and the name and address of the Permitted Leasehold Mortgagee, Landlord and Tenant agree that, following receipt of such Notice by Landlord, the provisions of this Section 17.1 shall apply in respect to each such Permitted Leasehold Mortgage.

(2)        In the event of any assignment of a Permitted Leasehold Mortgage or in the event of a change of address of a Permitted Leasehold Mortgagee or of an assignee of such Mortgage, Notice of the new name and address shall be provided to Landlord.

(ii)        Landlord shall promptly upon receipt of a communication purporting to constitute the notice provided for by subsection (b)(i) above acknowledge by an executed and notarized instrument receipt of such communication as constituting the notice provided for by subsection (b)(i) above and confirming the status of the Permitted Leasehold Mortgagee as such or, in the alternative, notify Tenant and the Permitted Leasehold Mortgagee of the rejection of such communication as not conforming with the provisions of this Section 17.1 and specify the specific basis of such rejection.

(iii)       After Landlord has received the notice provided for by subsection (b)(i) above, Tenant, upon being requested to do so by Landlord, shall with reasonable promptness provide Landlord with copies of the note or other obligation secured by such Permitted Leasehold Mortgage and of any other documents pertinent to the Permitted Leasehold Mortgage as specified by Landlord. If requested to do so by Landlord, Tenant shall thereafter also provide Landlord from time to time with a copy of each amendment or other modification or supplement to such instruments. All recorded documents shall be accompanied by the appropriate recording stamp or other certification of the custodian of the relevant recording office as to their authenticity as true and correct copies of official records and all nonrecorded documents shall be accompanied by a certification by Tenant that such documents are true and correct copies of the originals. From time to time upon being requested to do so by Landlord, Tenant shall also notify Landlord of the date and place of recording and other pertinent recording data with respect to such instruments as have been recorded.

(c)        Default Notice. Landlord, upon providing Tenant any notice of: (i) default under this Master Lease or (ii) a termination of this Master Lease, shall at the same time provide a copy of such notice to every Permitted Leasehold Mortgagee for which notice has

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been properly provided to Landlord pursuant to Section 17.1(b) hereof. No such notice by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been sent, in the manner prescribed in Section 35.1 of this Master Lease, to every Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof. From and after such notice has been sent to a Permitted Leasehold Mortgagee, such Permitted Leasehold Mortgagee shall have the same period, after the giving of such notice upon its remedying any default or acts or omissions which are the subject matter of such notice or causing the same to be remedied, as is given Tenant after the giving of such notice to Tenant, plus in each instance, the additional periods of time specified in subsections (d) and (e) of this Section 17.1 to remedy, commence remedying or cause to be remedied the defaults or acts or omissions which are the subject matter of such notice specified in any such notice. Landlord shall accept such performance by or at the instigation of such Permitted Leasehold Mortgagee as if the same had been done by Tenant. Tenant authorizes each Permitted Leasehold Mortgagee (to the extent such action is authorized under the applicable Debt Agreement) to take any such action at such Permitted Leasehold Mortgagee’s option and does hereby authorize entry upon the premises by the Permitted Leasehold Mortgagee for such purpose.

(d)        Notice to Permitted Leasehold Mortgagee. Anything contained in this Master Lease to the contrary notwithstanding, if any default shall occur which entitles Landlord to terminate this Master Lease, Landlord shall have no right to terminate this Master Lease on account of such default unless, following the expiration of the period of time given Tenant to cure such default or the act or omission which gave rise to such default, Landlord shall notify every Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof of Landlord’s intent to so terminate at least thirty (30) days in advance of the proposed effective date of such termination if such default is capable of being cured by the payment of money, and at least ninety (90) days in advance of the proposed effective date of such termination if such default is not capable of being cured by the payment of money (“Termination Notice”). The provisions of subsection (e) below of this Section 17.1 shall apply if, during such thirty (30) or ninety (90) days (as the case may be) Termination Notice period, any Permitted Leasehold Mortgagee shall:

(i)         notify Landlord of such Permitted Leasehold Mortgagee’s desire to nullify such Termination Notice; and

(ii)        pay or cause to be paid all Rent, Additional Charges, and other payments (i) then due and in arrears as specified in the Termination Notice to such Permitted Leasehold Mortgagee and (ii) which may become due during such thirty (30) or ninety (90) day (as the case may be) period (as the same may become due); and

(iii)       comply or in good faith, with reasonable diligence and continuity, commence to comply with all nonmonetary requirements of this Master Lease then in default and reasonably susceptible of being complied with by such Permitted Leasehold Mortgagee, provided, however, that such Permitted Leasehold Mortgagee shall not be required during such ninety (90) day period to cure or commence to cure any default consisting of Tenant’s failure to satisfy and discharge any lien, charge or encumbrance against Tenant’s interest in this Master Lease or the Leased Property, or any of Tenant’s other assets junior in priority to the lien of the mortgage or other security documents held

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by such Permitted Leasehold Mortgagee or any matter which Permitted Leasehold Mortgagee is prevented from performing because of any injunction or stay applicable during any bankruptcy or other judicial proceeding; and

(iv)        during such thirty (30) or ninety (90) day period, the Permitted Leasehold Mortgagee shall respond, with reasonable diligence, to requests for information from Landlord as to the Permitted Leasehold Mortgagee’s (and related lenders’) intent to pay such Rent and other charges and comply with this Master Lease.

(e)         Procedure on Default.

(i)         If Landlord shall elect to terminate this Master Lease by reason of any Event of Default of Tenant that has occurred and is continuing, and a Permitted Leasehold Mortgagee shall have proceeded in the manner provided for by subsection (d) of this Section 17.1, the specified date for the termination of this Master Lease as fixed by Landlord in its Termination Notice shall be extended for a period of six (6) months; provided, that such Permitted Leasehold Mortgagee shall, during such six-month period (and during the period of any continuance referred to in subsection (e)(ii) below):

(1)        pay or cause to be paid the Rent, Additional Charges and other monetary obligations of Tenant under this Master Lease as the same become due, and continue its good faith efforts to perform or cause to be performed all of Tenant’s other obligations under this Master Lease, excepting (A) obligations of Tenant to satisfy or otherwise discharge any lien, charge or encumbrance against Tenant’s interest in this Master Lease or the Leased Property or any of Tenant’s other assets junior in priority to the lien of the mortgage or other security documents held by such Permitted Leasehold Mortgagee and (B) past nonmonetary obligations then in default and not reasonably susceptible of being cured by such Permitted Leasehold Mortgagee; and

(2)        if not enjoined or stayed pursuant to a bankruptcy or insolvency proceeding or other judicial order, diligently continue to pursue acquiring or selling Tenant’s interest in this Master Lease and the Leased Property by foreclosure of the Permitted Leasehold Mortgage or other appropriate means and diligently prosecute the same to completion.

(ii)      If at the end of such six (6) month period such Permitted Leasehold Mortgagee is complying with subsection (e)(i) above, this Master Lease shall not then terminate, and the time for completion by such Permitted Leasehold Mortgagee of its proceedings shall continue (provided that for the time of such continuance, such Permitted Leasehold Mortgagee is in compliance with subsection (e)(i) above) (x) so long as such Permitted Leasehold Mortgagee is enjoined or stayed pursuant to a bankruptcy or insolvency proceeding or other judicial order and if so enjoined or stayed, thereafter for so long as such Permitted Leasehold Mortgagee proceeds to complete steps to acquire or sell Tenant’s interest in this Master Lease by foreclosure of the Permitted Leasehold Mortgage or by other appropriate means with reasonable diligence and continuity but not to exceed twelve (12) months after the Permitted Leasehold Mortgagee is no longer so enjoined or stayed from prosecuting the same and in no event longer than twenty-four (24) months from the date of Landlord’s initial notification to Permitted Leasehold

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Mortgagee pursuant to Section 17.1(d) hereof, and (y) if such Permitted Leasehold Mortgagee is not so enjoined or stayed, thereafter for so long as such Permitted Leasehold Mortgagee proceeds to complete steps to acquire or sell Tenant’s interests in this Master Lease by foreclosure of the Permitted Leasehold Mortgage or by other appropriate means with reasonable diligence and continuity but not to exceed twelve (12) months from the date of Landlord’s initial notification to Permitted Leasehold Mortgagee pursuant to Section 17.1(d) hereof. Nothing in this subsection (e) of this Section 17.1, however, shall be construed to extend this Master Lease beyond the original term thereof as extended by any options to extend the Term of this Master Lease properly exercised by Tenant or a Permitted Leasehold Mortgagee in accordance with Section 1.4, nor to require a Permitted Leasehold Mortgagee to continue such foreclosure proceeding after the default has been cured. If the default shall be cured pursuant to the terms and within the time periods allowed in subsections (d) and (e) of this Section 17.1 and the Permitted Leasehold Mortgagee shall discontinue such foreclosure proceedings, this Master Lease shall continue in full force and effect as if Tenant had not defaulted under this Master Lease.

(iii)      If a Permitted Leasehold Mortgagee is complying with subsection (e)(i) of this Section 17.1, upon the acquisition of Tenant’s Leasehold Estate herein by a Discretionary Transferee this Master Lease shall continue in full force and effect as if Tenant had not defaulted under this Master Lease, provided, that such Discretionary Transferee cures all outstanding defaults that can be cured through the payment of money and all other defaults that are reasonably susceptible of being cured.

(iv)     For the purposes of this Section 17.1, the making of a Permitted Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Master Lease nor of the Leasehold Estate hereby created, nor shall any Permitted Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Master Lease or of the Leasehold Estate hereby created so as to require such Permitted Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of Tenant to be performed hereunder; but the purchaser at any sale of this Master Lease (including a Permitted Leasehold Mortgagee if it is the purchaser at foreclosure) and of the Leasehold Estate hereby created in any proceedings for the foreclosure of any Permitted Leasehold Mortgage, or the assignee or transferee of this Master Lease and of the Leasehold Estate hereby created under any instrument of assignment or transfer in lieu of the foreclosure of any Permitted Leasehold Mortgage, shall be subject to Article XXII hereof (including the requirement that such purchaser assume the performance of the terms, covenants or conditions on the part of Tenant to be performed hereunder and meet the qualifications of Section 22.2 or be reasonably consented to by Landlord in accordance with Section 22.1 hereof).

(v)     Any Permitted Leasehold Mortgagee or other acquirer of the Leasehold Estate of Tenant pursuant to foreclosure, assignment in lieu of foreclosure or other proceedings in accordance with the requirements of Section 22.2(a)(ii) of this Master Lease may, upon acquiring Tenant’s Leasehold Estate, without further consent of Landlord, sell and assign the Leasehold Estate in accordance with the requirements of Article XXII of this Master Lease and enter into Permitted Leasehold Mortgages in the same manner as the original Tenant, subject to the terms hereof.

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(vi)        Notwithstanding any other provisions of this Master Lease, any sale of this Master Lease and of the Leasehold Estate hereby created in any proceedings for the foreclosure of any Permitted Leasehold Mortgage, or the assignment or transfer of this Master Lease and of the Leasehold Estate hereby created in lieu of the foreclosure of any Permitted Leasehold Mortgage, shall be deemed to be a permitted sale, transfer or assignment of this Master Lease and of the Leasehold Estate hereby created to the extent that the successor tenant under this Master Lease is a Discretionary Transferee and the transfer otherwise complies with the requirements of Section 22.2(a)(ii) of this Master Lease or the transferee is reasonably consented to by Landlord in accordance with Section 22.1 hereof.

(f)        New Lease. In the event of the termination of this Master Lease other than due to a default as to which the Permitted Leasehold Mortgagee had the opportunity to, but did not, cure the default as set forth in Sections 17.1(d) and 17.1(e) above, Landlord shall provide each Permitted Leasehold Mortgagee with Notice that this Master Lease has been terminated (“Notice of Termination”), together with a statement of all sums which would at that time be due under this Master Lease but for such termination, and of all other defaults, if any, then known to Landlord. Landlord agrees to enter into a new lease (“New Lease”) of the Leased Property with such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee (in each case if a Discretionary Transferee) for the remainder of the Term (including any Renewal Terms) of this Master Lease, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants and conditions (including all options to renew but excluding requirements which have already been fulfilled) of this Master Lease, provided:

(i)        Such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall make a binding, written, irrevocable commitment to Landlord for such New Lease within thirty (30) days after the date such Permitted Leasehold Mortgagee receives Landlord’s Notice of Termination of this Master Lease given pursuant to this Section 17.1(f);

(ii)        Such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Master Lease but for such termination and, in addition thereto, all reasonable expenses, including reasonable attorney’s fees, which Landlord shall have incurred by reason of such termination and the execution and delivery of the New Lease and which have not otherwise been received by Landlord from Tenant or other party in interest under Tenant; and

(iii)      Such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall agree to remedy any of Tenant’s defaults of which said Permitted Leasehold Mortgagee was notified by Landlord’s Notice of Termination (or in any subsequent notice) and which can be cured through the payment of money or are reasonably susceptible of being cured by Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee.

(g)      New Lease Priorities. It is the intention of the parties that such New Lease shall continue to maintain the same priority as this Master Lease with regard to any Facility Mortgage or any other lien, charge or encumbrance created by the acts of Landlord on the Leased Premises or any part thereof or this Master Lease (but Landlord shall not be deemed

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to make any representation or warranty to that effect). If more than one Permitted Leasehold Mortgagee shall request a New Lease pursuant to subsection (f)(i) of this Section 17.1, Landlord shall enter into such New Lease with the Permitted Leasehold Mortgagee whose mortgage is senior in lien, or with its Permitted Leasehold Mortgagee Designee acting for the benefit of such Permitted Leasehold Mortgagee prior in lien foreclosing on Tenant’s interest in this Master Lease. Landlord, without liability to Tenant or any Permitted Leasehold Mortgagee with an adverse claim, may rely upon a title insurance policy issued by a reputable title insurance company as the basis for determining the appropriate Permitted Leasehold Mortgagee who is entitled to such New Lease.

(h)       Permitted Leasehold Mortgagee Need Not Cure Specified Defaults. Nothing herein contained shall require any Permitted Leasehold Mortgagee as a condition to its exercise of the right hereunder to cure any default of Tenant not reasonably susceptible of being cured by such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee (including but not limited to the default referred to in Section 16.1(a)(iii), (iv), (v), (vi), (vii) (if the levy or attachment is in favor of such Permitted Leasehold Mortgagee (provided, such levy is extinguished upon foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure) or is junior to the lien of such Permitted Leasehold Mortgagee and would be extinguished by the foreclosure of the Permitted Leasehold Mortgage that is held by such Permitted Leasehold Mortgagee) or (ix) and any other sections of this Master Lease which may impose conditions of default not susceptible to being cured by a Permitted Leasehold Mortgagee or a subsequent owner of the Leasehold Estate through foreclosure hereof), in order to comply with the provisions of Sections 17.1(d) and 17.1(e), or as a condition of entering into the New Lease provided for by Section 17.1(f).

(i)       Contest of Event of Default. Notwithstanding anything to the contrary contained in this Master Lease, any Permitted Leasehold Mortgagee (and if more than one, the Permitted Leasehold Mortgagee whose lien is most senior) may, in good faith, contest through appropriate proceedings whether an alleged non-monetary default in fact constitutes an Event of Default, and the cure period available under the terms hereof to such Permitted Leasehold Mortgagee shall be extended so long as such Permitted Leasehold Mortgagee shall be diligently pursuing such contest, provided, that: (i) such Permitted Leasehold Mortgagee shall have commenced such contest prior to the expiration of the applicable notice and cure period herein for such alleged non-monetary Event of Default; (ii) Tenant shall not be, or shall not have, separately contested such alleged non-monetary Event of Default; (iii) pending the outcome of such contest, such Permitted Leasehold Mortgagee shall make payment of all Rent due and payable hereunder, as and when due and payable, and shall make payment and shall otherwise cure all non-monetary Events of Default which are not being contested by such Permitted Leasehold Mortgagee within applicable cure periods provided herein for such non-monetary Events of Default; and (iv) such Permitted Leasehold Mortgagee shall make payment to Landlord of all reasonable attorneys’ fees and costs incurred by Landlord in connection with such contest in the event that such Permitted Leasehold Mortgagee is not successful in such contest.

(j)       Casualty Loss. A standard mortgagee clause naming each Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof may be added to any and all insurance policies required to be

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carried by Tenant hereunder on condition that the insurance proceeds are to be applied in the manner specified in this Master Lease and the Permitted Leasehold Mortgage shall so provide; except that the Permitted Leasehold Mortgage may provide a manner for the disposition of such proceeds, if any, otherwise payable directly to Tenant (but not such proceeds, if any, payable jointly to Landlord and Tenant or to Landlord, to the Facility Mortgagee or to a third-party escrowee) pursuant to the provisions of this Master Lease.

(k)        Arbitration; Legal Proceedings. Landlord shall give prompt notice to each Permitted Leasehold Mortgagee (for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof) of any arbitration or legal proceedings between Landlord and Tenant involving obligations under this Master Lease.

(l)        No Merger. So long as any Permitted Leasehold Mortgage is in existence, unless all Permitted Leasehold Mortgagees for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof shall otherwise expressly consent in writing, the fee title to the Leased Property and the Leasehold Estate of Tenant therein created by this Master Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said Leasehold Estate by Landlord or by Tenant or by a third party, by purchase or otherwise.

(m)        Notices. Notices from Landlord to the Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof shall be provided in the method provided in Section 35.1 hereof to the address or fax number furnished Landlord pursuant to subsection (b) of this Section 17.1, and those from the Permitted Leasehold Mortgagee to Landlord shall be mailed to the address designated pursuant to the provisions of Section 35.1 hereof. Such notices, demands and requests shall be given in the manner described in this Section 17.1 and in Section 35.1 and shall in all respects be governed by the provisions of those sections.

(n)        Limitation of Liability. Notwithstanding any other provision hereof to the contrary, (i) Landlord agrees that any Permitted Leasehold Mortgagee’s liability to Landlord in its capacity as Permitted Leasehold Mortgagee hereunder howsoever arising shall be limited to and enforceable only against such Permitted Leasehold Mortgagee’s interest in the Leasehold Estate and the other collateral granted to such Permitted Leasehold Mortgagee to secure the obligations under its Debt Agreement, and (ii) each Permitted Leasehold Mortgagee agrees that Landlord’s liability to such Permitted Leasehold Mortgagee hereunder howsoever arising shall be limited to and enforceable only against Landlord’s interest in the Leased Property subject to the applicable Permitted Leasehold Mortgage, and no recourse against Landlord shall be had against any other assets of Landlord whatsoever.

(o)        Sale Procedure. If an Event of Default shall have occurred and be continuing, the Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof with the most senior lien on the Leasehold Estate shall have the right to make all determinations and agreements on behalf of Tenant under Article XXXVI (including, without limitation, requesting that the process described in Article XXXVI be commenced, the determination and agreement of the Tenant’s Property FMV and negotiation

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with Landlord with respect thereto), in each case, in accordance with and subject to the terms and provisions of Article XXXVI.

(p)      Third Party Beneficiary. Each Permitted Leasehold Mortgagee (for so long as such Permitted Leasehold Mortgagee holds a Permitted Leasehold Mortgage) is an intended third-party beneficiary of this Article XVII entitled to enforce the same as if a party to this Master Lease.

17.2     Landlord’s Right to Cure Tenant’s Default. If Tenant shall fail to make any payment or to perform any act required to be made or performed hereunder when due or within any cure period provided for herein, Landlord, without waiving or releasing any obligation or default, may, but shall be under no obligation to, make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord’s opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses, including reasonable attorneys’ fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand as an Additional Charge.

17.3     Tenant’s Debt Agreements. Tenant agrees that each and any agreement related to Material Indebtedness and any Debt Agreement (or the principal or controlling agreement relating to such Material Indebtedness or series of related Debt Agreements) in each case entered into after the date hereof will include a provision requiring the lender or lenders thereunder (or the Representative of such lenders) to provide a copy to Landlord of any notices issued by such lenders or the Representative of such lenders to Tenant of a Specified Debt Agreement Default.

17.4     Landlord Cooperation. If, in connection with granting any Permitted Leasehold Mortgage or entering into a Debt Agreement, Tenant shall reasonably request reasonable cooperation from Landlord, Landlord shall provide the same at no cost or expense to Landlord, it being understood and agreed that Tenant shall be required to reimburse Landlord for all such costs and expenses so incurred by Landlord, including, but not limited to, its reasonable attorneys’ fees.

ARTICLE XVIII

SALE OF LEASED PROPERTY

18.1     Sale of the Leased Property. Landlord shall not sell or otherwise transfer all or any portion of the Leased Property (including by entering into a merger or similar transaction or by any Landlord Change of Control) during the Term to a Tenant Competitor without the prior written consent of Tenant, which consent may be given or withheld in Tenant’s sole discretion. Except as provided above and except as provided in the last sentence of this Section 18.1, Landlord shall not be restricted from selling all or any portion of the Leased Property (including by entering into a merger or similar transaction or by any Landlord Change of Control). Any sale or other transfer by Landlord of all or any portion of the Leased Property shall be subject in each instance to all of the rights of Tenant under this Master Lease, and Landlord and Landlord’s

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successor or purchaser must comply with the provisions of Section 8.2 applicable to Landlord and, to the extent necessary, any purchaser or successor Landlord and/or other Related Person of purchaser or successor Landlord (or other Landlord Change of Control) must be approved by all applicable Gaming Authorities to ensure that there is not reasonably likely to be any material impact on the validity of any of the Gaming Licenses or the ability of Tenant to continue to use the Gaming Facilities for gaming activities in substantially the same manner as immediately prior to Landlord’s sale or other transfer.

ARTICLE XIX

HOLDING OVER

19.1     Holding Over. If Tenant shall for any reason remain in possession of the Leased Property of a Facility after the expiration or earlier termination of the Term without the consent, or other than at the request, of Landlord, such possession shall be as a month-to-month tenant during which time Tenant shall pay as Base Rent each month twice the monthly Base Rent applicable to the prior Lease Year for such Facility, together with all Percentage Rent and Additional Charges and all other sums payable by Tenant pursuant to this Master Lease. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Master Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property of, and/or any Tenant Capital Improvements to, such Facility. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Master Lease.

ARTICLE XX

RISK OF LOSS

20.1     Risk of Loss. The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and Persons claiming from, through or under Landlord) is assumed by Tenant, and except as otherwise provided herein no such event shall entitle Tenant to any abatement of Rent.

ARTICLE XXI

INDEMNIFICATION

21.1     General Indemnification. In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Landlord or Tenant, and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify, save harmless and defend Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable attorneys’, consultants’ and experts’ fees and expenses, imposed upon or incurred by or asserted against Landlord by reason of: (i) any accident, injury to or death of Persons or loss of or damage to

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property occurring on or about the Leased Property or adjoining sidewalks under the control of Tenant or any subtenant; (ii) any use, misuse, non-use, condition, maintenance or repair by Tenant or any subtenant of the Leased Property; (iii) any failure on the part of Tenant to perform or comply with any of the terms of this Master Lease; (iv) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by any party thereunder; (v) any claim for malpractice, negligence or misconduct committed by any Person on or working from the Leased Property; and (vi) the violation by Tenant or any subtenant of any Legal Requirement. Any amounts which become payable by Tenant to Landlord under this Article XXI shall be paid within ten (10) Business Days after receipt of Notice from Landlord requesting payment of the same, which notice may not be given until liability therefor has been determined by a final non appealable judgment or settlement or other agreement of the parties, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment. Tenant, at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord. For purposes of this Article XXI, any acts or omissions of Tenant or any subtenant, or by their respective employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Tenant or any subtenant (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Tenant.

ARTICLE XXII

SUBLETTING AND ASSIGNMENT

22.1     Subletting and Assignment. Tenant shall not, except as otherwise permitted pursuant to this Master Lease, without Landlord’s prior written consent, which shall not be unreasonably withheld, voluntarily or by operation of law assign (which term includes any transfer, sale, encumbering, pledge or other transfer or hypothecation and undergoing any Tenant Change of Control) this Master Lease or Tenant’s Leasehold Estate with respect to any Facility or sublet all or any portion of any Facility. Tenant acknowledges that Landlord is relying upon the expertise of Tenant in the operation of the Facilities and that Landlord entered into this Master Lease with the expectation that Tenant would remain in and operate such Facilities during the entire Term. Any Tenant Change of Control or transfer of any direct or indirect ownership interests in Tenant shall not constitute an assignment of Tenant’s interest in this Master Lease within the meaning of this Article XXII and shall not be prohibited, and the provisions requiring consent of Landlord contained herein shall not apply thereto, if and for so long as, Tenant remains wholly owned, directly or indirectly, by, or under common Control with, Tenant’s Parent.

22.2     Permitted Assignments. (a) Notwithstanding the foregoing, and subject to Section 40.1, Tenant may, without Landlord’s prior written consent:

(i)         assign this Master Lease to a Discretionary Transferee in conjunction with a sale by Tenant of all or substantially all of Tenant’s assets relating to the Facilities; provided, that (1) such Discretionary Transferee becomes party to and bound by this Master Lease and agrees in writing to assume the obligations of Tenant under this Master Lease without amendment or modification other than as provided below; (2) the Parent Company of such Discretionary Transferee, if any, has become a Guarantor and provides

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a Guaranty; (3) the use of the Leased Property continues to comply with the requirements of this Master Lease; and (4) Landlord shall have received executed copies of all documents for such assignment;

(ii)        (x) assign this Master Lease by way of foreclosure of the Leasehold Estate or an assignment-in-lieu of foreclosure to any Person (any such foreclosure or assignment, a “Foreclosure Assignment”) or (y) undergo a Tenant Change of Control whereby a Person acquires beneficial ownership and control of one hundred percent (100%) of the Equity Interests in Tenant as a result of the purchase at a foreclosure of a permitted pledge of the Equity Interests in Tenant or an assignment in lieu of such foreclosure (a “Foreclosure COC”) or (z) effect the first subsequent sale or assignment of the Leasehold Estate or Tenant Change of Control after a Foreclosure Assignment or a Foreclosure COC whereby a Person so acquires the Leasehold Estate or beneficial ownership and control of one hundred percent (100%) of the Equity Interests in Tenant or the Person who acquired the Leasehold Estate in connection with the Foreclosure Assignment, in each case, effected by a Permitted Leasehold Mortgagee or a Permitted Leasehold Mortgagee Foreclosing Party, in each case if (1) such Person is a Discretionary Transferee, (2) such Discretionary Transferee agrees in writing to assume the obligations of Tenant under this Master Lease without amendment or modification other than as provided below (which written assumption may be made by a Subsidiary of a Permitted Leasehold Mortgagee or a Permitted Leasehold Mortgagee Designee after a Foreclosure Assignment or Foreclosure COC) and (3) except in the case of a Permitted Leasehold Mortgagee Foreclosing Party, the Parent Company of (x) Tenant (after giving effect to the transfer or assignment) or (y) the entity that succeeds to the assets of Tenant, if any, has become a Guarantor and provided a Guaranty or, if such Discretionary Transferee does not have a Parent Company and such Discretionary Transferee has not assumed the obligations of Tenant under this Master Lease, such Discretionary Transferee has become a Guarantor and provided a Guaranty;

(iii)       assign Tenant’s Leasehold Estate in this Master Lease with respect to one or more individual Facilities to a Discretionary Transferee; provided, that (1) such Discretionary Transferee enters into a Separate Lease in accordance with Section 1.5 mutatis mutandis; (2) the Parent Company of such Discretionary Transferee, if any, has become a Guarantor and provided a Guaranty, (3) the use of each Facility continues to comply with the requirements of this Master Lease; (4) Landlord shall have received executed copies of all documents for such assignment; and (5) in no event shall Tenant during the Term of this Master Lease be permitted to assign its Leasehold Estate pursuant to this clause (iii) with respect to more than two (2) Facilities a material portion of which is a Gaming Facility and which are located in Las Vegas, Nevada (for the avoidance of doubt, there shall be no such restriction with respect to any Facilities that are not located in Las Vegas, Nevada or of which no material portion is or has been operated as a Gaming Facility);

(iv)       assign this Master Lease, or Tenant’s Leasehold Estate in this Master Lease with respect to all, but not less than all, of the Facilities, to Tenant’s Parent, a wholly-owned Subsidiary of Tenant’s Parent or a wholly-owned Subsidiary of Tenant; provided, (1) such assignee becomes party to and bound by this Master Lease and agrees

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in writing to assume the obligations of Tenant under this Master Lease without amendment or modification other than as provided below; (2) Tenant remains fully liable hereunder; (3) the use of the Leased Property continues to comply with the requirements of this Master Lease; and (4) Landlord shall have received executed copies of all documents for such assignment; and

(v)        pledge or mortgage its Leasehold Estate to a Permitted Leasehold Mortgagee and/or pledge the direct or indirect Equity Interests in Tenant to a Permitted Leasehold Mortgagee.

Upon the effectiveness of any assignment permitted pursuant to this Section 22.2, such Discretionary Transferee or Permitted Leasehold Mortgagee Foreclosing Party (and, if applicable, its Parent Company) and Landlord shall make such amendments and other modifications to this Master Lease as are reasonably requested by either party to give effect to such assignment and such technical amendments as may be necessary or appropriate in the reasonable opinion of such requesting party in connection with such assignment. After giving effect to any such assignment, unless the context otherwise requires, references to Tenant and Tenant’s Parent hereunder shall be deemed to refer to the Discretionary Transferee (or Permitted Leasehold Mortgagee Foreclosing Party) or its Parent Company, as applicable.

22.3     Permitted Sublease Agreements. (a) Notwithstanding the provisions of Section 22.1, but subject to compliance with the provisions of this Section 22.3 and of Section 40.1, Tenant or any Operating Subtenant may, without Landlord’s prior written consent:

(i)         sublease the Leased Property or any Facility, or portion thereof to Tenant’s Parent, a wholly-owned Subsidiary of Tenant’s Parent or a wholly-owned Subsidiary of Tenant;

(ii)        enter into, allow to continue or renew the Excluded Subleases;

(iii)       sublease any portion of any Facility (but not an entire Facility) to any Person; provided, that Tenant or any applicable Operating Subtenant retains and does not sublet a material portion of any such Facility; and

(iv)      sublet a Facility in order to comply with Section 8.2 hereof.

(b)       After an Event of Default has occurred and while it is continuing, Landlord may collect rents from any subtenant and apply the net amount collected to the Rent, but no such collection shall be deemed (i) a waiver by Landlord of any of the provisions of this Master Lease, (ii) the acceptance by Landlord of such subtenant as a tenant or (iii) a release of Tenant from the future performance of its obligations hereunder.

(c)       If reasonably requested by Tenant in connection with a sublease permitted under this Section 22.3 with a subtenant that is not an Affiliate of Tenant, Landlord and such sublessee shall enter into a nondisturbance and attornment agreement with respect to any sublease which is entered into by Tenant in good faith with a subtenant that is not an Affiliate of Tenant which will occupy space in a Facility, such non-disturbance and attornment agreement to be substantially in the form attached hereto as Exhibit F-1 (and if a Facility

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Mortgage is then in effect, Landlord shall use reasonable efforts to cause the Facility Mortgagee to enter into such non-disturbance and attornment agreement) whereby the subtenant agrees to attorn to Landlord (or a Facility Mortgagee) and Landlord (and the Facility Mortgagee) agree to recognize such subtenant rights under its sublease.

(d)        Tenant shall have the right, with the consent of Landlord, which consent shall not be unreasonably withheld, conditioned of delayed, to enter into subleases with terms, including extensions thereof, that exceed the then current Term or Renewal Term of this Master Lease or which assume the exercise of Tenant’s right to one or more Renewal Terms with subtenants which will occupy space primarily for the purpose of retail sales, food and beverage sales (including clubs and other uses customarily considered “food and beverage” in the hotel industry) or race and gaming operations which are not material to the Primary Intended Use (such as, but not limited to, a sports book) in a Facility and any such sublease shall be subject to the foregoing provisions of Section 22.3(c) regarding a non-disturbance and attornment agreement. Landlord’s withholding of consent to any of the foregoing shall be deemed unreasonable if such sublease is on commercially reasonable terms at the time in question taking into consideration, among other things, the identity of the sublessee, the extent of sublessee’s investment in the subleased space, the term of such sublease and Landlord’s interest in the applicable Facility (including the resulting impact on Landlord’s ability to lease such Facility on commercially reasonably terms after the Term of this Master Lease).

22.4     Required Assignment and Subletting Provisions. Any assignment and/or sublease must provide that:

(i)         in the case of a sublease, it shall be subject and subordinate to all of the terms and conditions of this Master Lease;

(ii)       the use of the applicable Facility (or portion thereof) shall not conflict with any Legal Requirement or any other provision of this Master Lease and any restrictions on Tenant’s activities at the relevant Facility shall also similarly apply to any sublessee’s activities at the relevant Facility;

(iii)     except as otherwise provided herein, no subtenant or assignee shall be permitted to further sublet all or any part of the applicable Facility or assign this Master Lease or its sublease except insofar as the same would be permitted if it were a sublease by Tenant under this Master Lease (it being understood that any subtenant may pledge and mortgage its subleasehold estate (or allow the pledge of its Equity Interests) to a Permitted Leasehold Mortgagee);

(iv)     in the case of a sublease, in the event of cancellation or termination of this Master Lease for any reason whatsoever or of the surrender of this Master Lease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such sublease, including extensions and renewals granted thereunder, then, at Landlord’s option, the subtenant shall make full and complete attornment to Landlord for the balance of the term of the sublease, which the subtenant shall execute and deliver within thirty (30) days after request by Landlord and the subtenant shall waive the provisions of any law now or hereafter in effect which may give the subtenant any right of election to

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terminate the sublease or to surrender possession in the event any proceeding is brought by Landlord to terminate this Master Lease; and

(v)       in the event the subtenant receives a Notice from Landlord stating that this Master Lease has been cancelled, surrendered or terminated, then, the subtenant shall thereafter be obligated to pay all rentals accruing under said sublease directly to Landlord (or as Landlord shall so direct); all rentals received from the subtenant by Landlord shall be credited against the amounts owing by Tenant under this Master Lease.

22.5     Costs. Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses incurred in conjunction with the processing and documentation of any assignment or subletting, including reasonable attorneys’, architects’, engineers’ or other consultants’ fees whether or not such sublease or assignment agreement is actually consummated.

22.6     No Release of Tenant’s Obligations; Exception. No assignment (other than a permitted transfer pursuant to this Article XXII, in connection with a sale or assignment of the entire Leasehold Estate), subletting or management agreement shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder or reduce any such obligations. All obligations and other terms of this Master Lease applicable to Tenant and Tenant’s activities and properties shall also apply to each assignee of this Master Lease. The liability of Tenant and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Master Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) stipulation which extends the time within which an obligation under this Master Lease is to be performed, (ii) waiver of the performance of an obligation required under this Master Lease that is not entered into for the benefit of Tenant or such successor, or (iii) failure to enforce any of the obligations set forth in this Master Lease, provided, that Tenant shall not be responsible for any additional obligations or liability arising as the result of any modification or amendment of this Master Lease by Landlord and any assignee of Tenant that is not an Affiliate of Tenant. Notwithstanding the foregoing, in the event of an assignment permitted under Section 22.2(a)(iii), Landlord will agree, with respect only to those Facilities so assigned, to release Tenant and Guarantor from their respective obligations under this Master Lease and any Guaranty, provided; that the assignment is to a Discretionary Transferee and the Parent Company of the Discretionary Transferee, if any, executes a Guaranty as required by Section 22.2(a)(iii). As a condition precedent to Landlord’s release of Tenant and/or Guarantor, the successor guarantor shall execute and deliver a Guaranty in substantially the same form and substance as the Guaranty being released and Landlord and such Discretionary Transferee, as the successor tenant, shall execute a new master lease with respect to the assigned Facilities in substantially the same form and substance as this Master Lease as provided in Section 1.5 mutatis mutandis.

22.7     Separate Lease; Rent Allocated. If reasonably requested by Tenant in connection with an assignment of Tenant’s Leasehold Estate with respect to one or more Facilities permitted under Section 22.2(a)(iii), Landlord will agree to enter into a replacement master lease with respect to the relevant Facility(ies) with the assignee thereof in form and substance substantially identical to this Master Lease, with Rent equal to (or, if applicable, apportioned between such new master lease and this Master Lease based on) the Allocable Rent

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Amount and to remove such Leased Property from this Master Lease, all in accordance with the procedure set forth in Section 1.5 mutatis mutandis. In such case, the Parent Company of the Discretionary Transferee, if any, shall deliver a Guaranty to Landlord with respect to all obligations under the Separate Lease, and Tenant and Guarantor shall have no further obligations under this Master Lease or the Guaranty with respect to the applicable Facility(ies).

22.8     Management Agreements. Nothing contained herein shall prohibit or restrict Tenant’s ability to enter into management agreements or similar arrangements with third parties so long as the same are limited in duration to the Term, as may be extended or terminated pursuant to the provisions of this Master Lease and do not relate to the entirety of any Facility.

ARTICLE XXIII

REPORTING; CONFIDENTIALITY

23.1     Officer’s Certificates and Financial Statements.

(a)        Officer’s Certificate. Each of Landlord and Tenant shall, at any time and from time to time, but no more frequently than once per Lease Year, upon receipt of not less than ten (10) Business Days’ prior written request from the other party hereto, furnish an Officer’s Certificate certifying (i) that this Master Lease is unmodified and in full force and effect, or that this Master Lease is in full force and effect as modified and setting forth the modifications; (ii) the Rent and Additional Charges payable hereunder and the dates to which the Rent and Additional Charges payable have been paid; (iii) that the address for notices to be sent to the party furnishing such Officer’s Certificate is as set forth in this Master Lease (or, if such address for notices has changed, the correct address for notices to such party); (iv) whether or not, to its actual knowledge, such party or the other party hereto is in default in the performance of any covenant, agreement or condition contained in this Master Lease (together with back-up calculation and information reasonably necessary to support such determination) and, if so, specifying each such default of which such party may have knowledge; (v) that Tenant is in possession of the Leased Property; and (vi) responses to such other questions or statements of fact as such other party, any ground or underlying landlord, any purchaser or any current or prospective Facility Mortgagee or Permitted Leasehold Mortgagee shall reasonably request. Landlord’s or Tenant’s failure to deliver such statement within such time shall constitute an acknowledgement by such failing party that, to such party’s knowledge, (x) this Master Lease is unmodified and in full force and effect except as may be represented to the contrary by the other party; (y) the other party is not in default in the performance of any covenant, agreement or condition contained in this Master Lease; and (z) the other matters set forth in such request, if any, are true and correct. Any such certificate furnished pursuant to this Article XXIII may be relied upon by the receiving party and any current or prospective Facility Mortgagee, Permitted Leasehold Mortgagee, ground or underlying landlord or purchaser of the Leased Property.

(b)        Statements. Tenant shall furnish the following statements to Landlord:

(i)        On the earlier of (x) each date specified in the Exchange Act and the SEC’s related rules and regulations (including any additional time permitted under

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Rule 12b-25 or any successor provision thereof) that the Tenant’s Parent is (or would be, if not required to file SEC Reports at that time) required to file SEC Reports (each a “SEC Filing Deadline”) and (y) the date the Tenant’s Parent files its SEC Reports with the SEC: (A) Tenant’s Parent’s Financial Statements required to be included in such SEC Report or the SEC Report containing such Financial Statements; (B) a certificate, executed by a Responsible Officer of the Tenant’s Parent certifying that no default has occurred under this Master Lease or, if such a default has occurred, specifying the nature and status of such default; and (C) (1) with respect to annual Financial Statements, a report with respect to Tenant’s Parent’s Financial Statements from Tenant’s Parent’s independent registered public accounting firm, which report shall not be subject to any qualification or exception expressing substantial doubt about the ability of the Tenant’s Parent and its Subsidiaries to continue as a “going concern” or any exception as to the scope of such audit (excluding any qualification as to going concern relating to any debt maturities in the twelve month period following the date such report is delivered or any projected financial performance or covenant default in any Indebtedness or this Master Lease in such twelve month period) and that the examination by Tenant’s Parent’s accountants in connection with such Financial Statements has been made in accordance with generally accepted auditing standards as at such date or (2) with respect to quarterly Financial Statements, a certificate, executed by a Responsible Officer of the Tenant’s Parent, certifying that such Financial Statements fairly present, in all material respects, the financial position and results of operations of Tenant’s Parent and its Subsidiaries on a consolidated basis in accordance with GAAP as at such date and for such period (subject to normal year-end audit adjustments, the absence of footnotes and other informational disclosures customarily omitted from interim financial statements);

(ii)       Within ninety (90) days after the end of each of the Tenant’s Fiscal Years (commencing with the Fiscal Year ending December 31, 2016), (a) a budget and projection by fiscal quarter for that Fiscal Year and by Fiscal Year for the Fiscal Year in which such materials are furnished and the next two succeeding Fiscal Years, including projected Net Revenue and EBITDA with respect to each Facility and (b) a capital and operating budget for each Facility for the Fiscal Year in which such materials are furnished;

(iii)     (a) Such additional financial information and projections as may be reasonably requested by Landlord in connection with syndications, private placements or public offerings by MGM REIT the Operating Partnership or Landlord of debt securities or loans or equity or hybrid securities and (b) such additional information and unaudited quarterly financial information concerning the Leased Property and Tenant as Landlord, the Operating Partnership or MGM REIT may require for its ongoing filings with the SEC under both the Securities Act and the Exchange Act, including, but not limited to SEC Reports and registration statements to be filed by Landlord, Operating Partnership or MGM REIT during the Term of this Master Lease, the Internal Revenue Service (including in respect of MGM REIT’s qualification as a “real estate investment trust” (within the meaning of Section 856(a) of the Code)) and any other federal, state or local regulatory agency with jurisdiction over MGM REIT or its Subsidiaries subject to Section 23.1(c) below); provided, however, that if the SEC requires Landlord, Operating Partnership or MGM REIT to include Tenant’s Parent’s Financial Statements in its SEC Reports, Tenant shall use its commercially reasonable efforts to furnish substantially complete drafts of Tenant’s Parent’s Financial Statements for such reporting period

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to Landlord no later than five (5) calendar days prior to the applicable SEC Filing Deadline for the filing of such SEC Reports;

(iv)       Prompt Notice to Landlord of any action, proposal or investigation by any agency or entity, or complaint to such agency or entity, (any of which is called a “Proceeding”), known to Tenant, the result of which Proceeding would reasonably be expected to be to revoke or suspend or terminate or modify in a way adverse to Tenant, or fail to renew or fully continue in effect, any license or certificate or operating authority pursuant to which Tenant or any Operating Subtenant carries on any part of the Primary Intended Use of all or any portion of the Leased Property;

(v)        Tenant further agrees to provide the financial and operational reports to be delivered to Landlord under this Master Lease in such electronic format(s) as may reasonably be required by Landlord from time to time in order to (i) facilitate Landlord’s internal financial and reporting database and (ii) permit Landlord to calculate any rent, fee or other payments due under Ground Leases. Tenant also agrees that Landlord shall have audit rights with respect to such information to the extent required to confirm Tenant’s compliance with the Master Lease terms (including, without limitation, calculation of Net Revenues).

(c)       Notwithstanding the foregoing provisions of Section 23.1, Tenant shall not be obligated (1) to provide information that is subject to (i) a bona fide confidentiality agreement, (ii) the quality assurance immunity, (iii) attorney-client privilege or the attorney work product doctrine or (iv) in the case of Section 23.1(b)(v) only, creates an unreasonably excessive expense or burden on Tenant or any of its Subsidiaries to produce or otherwise disclose or (2) to provide information or assistance that could give Landlord or its Affiliates a “competitive” advantage with respect to markets in which Landlord or any of Landlord’s Affiliates and Tenant, Tenant’s Parent or any of Tenant’s Affiliates might be competing at any time (“Restricted Information”) it being understood that Restricted Information shall not include revenue and expense information relevant to Landlord’s calculation and verification of (i) the Escalation amount and Percentage Rent hereunder and (ii) Tenant’s compliance with Section 23.3 hereof, provided, that the foregoing information shall be provided on a portfolio-wide (as opposed to Facility-by-Facility) basis, except where required by Landlord to be able to make submissions to, or otherwise to comply with requirements of, gaming and other regulatory authorities, in which case such additional information (including Facility-by-Facility performance information) will be provided by Tenant to Landlord to the extent so required (provided, that Landlord shall in such instance first execute a nondisclosure agreement in a form reasonably satisfactory to Tenant with respect to such information. Landlord shall retain audit rights with respect to Restricted Information to the extent required to confirm Tenant’s compliance with the Master Lease terms (and Landlord’s or its Affiliates compliance with SEC, Internal Revenue Service and other legal and regulatory requirements) and provided, that appropriate measures are in place to ensure that only Landlord’s auditors and attorneys (and not Landlord or any of Landlord’s other Affiliates) are provided access to such information). In addition, Landlord shall not disclose any Restricted Information to any Person or any employee, officer or director of any Person (other than Landlord or a Subsidiary of Landlord) that directly or indirectly owns or operates any gaming business or is a Tenant Competitor.

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23.2     Confidentiality; Public Offering Information.

(a)        The parties recognize and acknowledge that they may receive certain Confidential Information of the other party. Each party agrees that neither such party nor any of its Representatives acting on its behalf shall, during or within five (5) years after the termination or expiration of this Master Lease, directly or indirectly use any Confidential Information of the other party or disclose Confidential Information of the other party to any person for any reason or purpose whatsoever, except as reasonably required in order to comply with the obligations and otherwise as permitted under the provisions of this Master Lease. Notwithstanding the foregoing, in the event that a party or any of its Representatives is requested or becomes legally compelled (pursuant to any legal, governmental, administrative or regulatory order, authority or process) to disclose any Confidential Information of the other party, it will, to the extent reasonably practicable and not prohibited by law, provide the party to whom such Confidential Information belongs prompt Notice of the existence, terms or circumstances of such event so that the party to whom such Confidential Information belongs may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 23.2(a). In the event that such protective order or other remedy is not obtained or the party to whom such Confidential Information belongs waives compliance with this Section 23.2(a), the party compelled to disclose such Confidential Information will furnish only that portion of the Confidential Information or take only such action as, based upon the advice of your legal counsel, is legally required and will use commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished. The party compelled to disclose the Confidential Information shall cooperate with any action reasonably requested by the party to whom such Confidential Information belongs to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information.

(b)        Notwithstanding anything to the contrary in Section 23.2(a), Tenant specifically agrees that Landlord may include financial information and such information concerning the operation of the Facilities (1) which is approved by Tenant in its sole discretion, (2) which is publicly available, (3) the Adjusted Revenue to Rent Ratio of the Tenant Parties, or (4) the inclusion of which is approved by Tenant in writing, which approval may not be unreasonably withheld, in offering memoranda or prospectuses or confidential information memoranda, or similar publications or marketing materials, rating agency presentations, investor presentations or disclosure documents in connection with syndications, private placements or public offerings of MGM REIT’s or Landlord’s securities or loans or securities or loans of any direct or indirect parent entity of Landlord, and any other reporting requirements under applicable federal and state laws, including those of any successor to Landlord, provided, that, with respect to matters permitted to be disclosed solely under clauses (1) and (4), the recipients thereof shall be obligated to maintain the confidentiality thereof pursuant to Section 23.2(a) or pursuant to confidentiality provisions substantially similar thereto and to comply with all federal, state and other securities laws applicable with respect to such information. Unless otherwise agreed by Tenant, neither Landlord nor Operating Partnership nor MGM REIT shall revise or change the wording of information previously publicly disclosed by Tenant and furnished to Landlord, Operating Partnership or MGM REIT or any direct or indirect parent entity of Landlord pursuant to Section 23.1 or this Section 23.2 and Landlord’s Form 10-Q or Form 10-K (or supplemental report filed in connection therewith) shall not disclose the operational results of

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the Facilities prior to Tenant’s Parent’s, Tenant’s or its Affiliate’s public disclosure thereof so long as Tenant’s Parent, Tenant or such Affiliate reports such information in a timely manner consistent with historical practices and SEC disclosure requirements. Tenant agrees to provide such other reasonable information and, if necessary, reasonable participation in road shows and other presentations at Landlord’s or MGM REIT’s sole cost and expense, with respect to Tenant and its Leased Property to facilitate a public or private debt or equity offering or syndication by Landlord or MGM REIT or any direct or indirect parent entity of Landlord or MGM REIT or to satisfy MGM REIT’s or Landlord’s SEC disclosure requirements or the disclosure requirements of any direct or indirect parent entity of Landlord or MGM REIT. In this regard, Landlord shall provide to Tenant a copy of any information prepared by Landlord to be published, and Tenant shall have a reasonable period of time (not to exceed three (3) Business Days) after receipt of such information to notify Landlord of any corrections.

(c)        Except as provided in clause (a) or (b) above, nothing herein shall permit the disclosure of Confidential Information regarding Tenant, Tenant’s Parent or their Affiliates to any Tenant Competitor.

23.3     Financial Covenants. Tenant’s Parent on a consolidated basis with Tenant shall maintain a ratio of EBITDA (plus, without duplication, any rent expense associated with any ground leases pursuant to which Tenant’s Parent or any of its Subsidiaries leases real property, and Rent under this Master Lease (as may be amended from time to time)) to Rent determined on the last day of any fiscal quarter on a cumulative basis for the preceding Test Period (commencing with the Test Period ending on December 31, 2016) of at least 1.1:1. In the event that Tenant’s interest in this Master Lease is assigned, the foregoing financial covenant shall apply on a consolidated basis to such successor Tenant and any parent entity(ies) of any successor Tenant that has provided a Guaranty.

23.4     Landlord Obligations. Landlord acknowledges and agrees that certain of the information contained in the Financial Statements or any other information provided by Tenant may be non-public financial or operational information with respect to Tenant and/or the Leased Property. Landlord further agrees (i) to maintain the confidentiality of such non-public information; provided, however, that notwithstanding the foregoing and notwithstanding anything to the contrary in Section 23.2(a) hereof or otherwise herein, Landlord shall have the right to share such information with MGM REIT and Operating Partnership and their respective officers, employees, directors, Facility Mortgagee, agents and lenders party to material debt instruments entered into by MGM REIT, Operating Partnership or Landlord, actual or prospective arrangers, underwriters, investors or lenders with respect to Indebtedness or Equity Interests that may be issued by MGM REIT, Operating Partnership or Landlord, rating agencies, accountants, attorneys and other consultants (the “Landlord Representatives”), provided, that (x) such Landlord Representative is advised of the confidential nature of such information and agrees, to the extent such information is not publicly available, to maintain the confidentiality thereof pursuant to Section 23.2(a) or pursuant to confidentiality provisions substantially similar thereto (or in accordance with the standard syndication process or customary market standards for dissemination of such type of information, including “click through” or other affirmative actions on the part of the recipient to receive such information) and to comply with all federal, state and other securities laws applicable with respect to such information and (y) such information shall not be disclosed to any Tenant Competitor and (ii) that neither it nor any

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Landlord Representative shall be permitted to engage in any transactions with respect to the stock or other equity or debt securities or syndicated loans of Tenant or Tenant’s Parent based on any such non-public information provided by or on behalf of Landlord, Operating Partnership or MGM REIT (provided, that this provision shall not govern the provision of information by Tenant or Tenant’s Parent). In addition to the foregoing, Landlord agrees that, upon request of Tenant, it shall from time to time provide such information as may be reasonably requested by Tenant with respect to Landlord’s capital structure and/or any financing secured by this Master Lease or the Leased Property in connection with Tenant’s review of the treatment of this Master Lease under GAAP. In connection therewith, Tenant agrees to maintain the confidentiality of any such non-public information; provided, however, Tenant shall have the right to share such information with Tenant’s Parent and their respective officers, employees, directors, Permitted Leasehold Mortgagees, agents and lenders party to material debt instruments entered into by Tenant or Tenant’s Parent, actual or prospective arrangers, underwriters, investors or lenders with respect to Indebtedness or Equity Interests that may be issued by Tenant or Tenant’s Parent, rating agencies, accountants, attorneys and other consultants (the “Tenant Representatives”) so long as such Tenant Representative is advised of the confidential nature of such information and agrees, to the extent such information is not publicly available, (i) to maintain the confidentiality thereof pursuant to Section 23.2(a) or pursuant to confidentiality provisions substantially similar thereto (or in accordance with the standard syndication process or customary market standards for dissemination of such type of information, including “click through” or other affirmative actions on the part of the recipient to receive such information) and to comply with all federal, state and other securities laws applicable with respect to such information and (ii) not to engage in any transactions with respect to the stock or other equity or debt securities or syndicated loans of MGM REIT, Operating Partnership or Landlord based on any such non-public information provided by or on behalf of Tenant or Tenant’s Parent (provided, that this provision shall not govern the provision of information by Landlord, Operating Partnership or MGM REIT).

ARTICLE XXIV

LANDLORD’S RIGHT TO INSPECT

24.1     Landlord’s Right to Inspect. Subject to any restrictions imposed by any Gaming Regulations or Gaming Authorities, upon reasonable advance notice to Tenant, Tenant shall permit Landlord and its authorized representatives to inspect its Leased Property during usual business hours. Landlord shall take care to minimize disturbance of the operations on the Leased Property, except in the case of emergency. Landlord shall indemnify and hold Tenant harmless from and against any claims, losses, costs or expenses arising as a result of Landlord’s or its representative’s entry onto the Leased Property.

ARTICLE XXV

NO WAIVER

25.1     No Waiver. No delay, omission or failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any default or Event of Default shall impair any such right or constitute a waiver of any such breach or of any

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such term. No waiver of any breach shall affect or alter this Master Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

ARTICLE XXVI

REMEDIES CUMULATIVE

26.1     Remedies Cumulative. Unless otherwise provided herein and to the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord now or hereafter provided either in this Master Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

ARTICLE XXVII

ACCEPTANCE OF SURRENDER

27.1     Acceptance of Surrender. No surrender to Landlord of this Master Lease or of any Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

ARTICLE XXVIII

NO MERGER

28.1     No Merger. There shall be no merger of this Master Lease or of the Leasehold Estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (i) this Master Lease or the Leasehold Estate created hereby or any interest in this Master Lease or such Leasehold Estate and (ii) the fee estate in the Leased Property.

ARTICLE XXIX

CONVEYANCE BY LANDLORD

29.1     Conveyance by Landlord. If Landlord or any successor owner of the Leased Property shall convey the Leased Property in accordance with Section 18.1 and the other terms of this Master Lease other than as security for a debt, and the grantee or transferee expressly assumes all obligations of Landlord arising after the date of the conveyance, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Master Lease arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

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ARTICLE XXX

QUIET ENJOYMENT

30.1     Quiet Enjoyment. So long as Tenant shall pay the Rent as the same becomes due and shall fully comply with all of the terms of this Master Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the Commencement Date or specifically provided for in this Master Lease or consented to by Tenant in writing. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Master Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Master Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Article XXX.

ARTICLE XXXI

LANDLORD’S FINANCING

31.1     Landlord’s Financing. Without the consent of Tenant, Landlord may from time to time, directly or indirectly, create or otherwise cause to exist any Facility Mortgage upon the Leased Property or any portion thereof or interest therein. This Master Lease is and at all times shall be subject and subordinate to any such Facility Mortgage which may now or hereafter affect the Leased Property or any portion thereof or interest therein and to all renewals, modifications, consolidations, replacements, restatements and extensions thereof or any parts or portions thereof; provided, however, that the subjection and subordination of this Master Lease and Tenant’s leasehold interest hereunder to any Facility Mortgage or any Foreclosure Purchaser (as defined below) shall be conditioned upon the execution by the holder of each Facility Mortgage and delivery to Tenant of a subordination, nondisturbance and attornment agreement substantially in the form attached hereto as Exhibit F-2 and with respect to any Facility Mortgage on any vessel or barge, Landlord shall be required to deliver such subordination, nondisturbance and attornment agreement to Tenant from each holder of a Facility Mortgage on such vessel or barge prior to the recording or registration of such Facility Mortgage on such vessel or barge in a manner that would, or the enforcement of remedies thereunder would, affect or disturb the rights of Tenant under this Master Lease or the provisions of Article XVII which benefit any Permitted Leasehold Mortgagee, in the case of any Permitted Leasehold Mortgagee; provided, that upon the request of Landlord, such subordination, nondisturbance and attornment agreement shall be executed by Tenant as well as Landlord and be in substantially the form attached hereto as Exhibit F-2. Each such subordination, nondisturbance and attornment agreement shall bind such holder of such Facility Mortgage and its successors and assigns as well as any person who acquires any portion of the Leased Property by assignment or in a foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure or a successor owner of the Leased Property as well as their respective successors and assigns (each, a “Foreclosure Purchaser”) and which shall provide that the holder of such Facility Mortgage,

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and any Foreclosure Purchaser shall not disturb Tenant’s leasehold interest or possession of the Leased Property in accordance with the terms hereof, or any of Tenant’s rights, privileges and options, and shall give effect to this Master Lease, including the provisions of Article XVII which benefit any Permitted Leasehold Mortgagee (as if such Facility Mortgagee or Foreclosure Purchaser were the landlord under this Master Lease (it being understood that if an Event of Default has occurred and is continuing at such time such parties shall be subject to the terms and provisions hereof concerning the exercise of rights and remedies upon such Event of Default including the provisions of Articles XVI and XXXVI)). In connection with the foregoing and at the request of Landlord, Tenant shall promptly execute a subordination, nondisturbance and attornment agreement, in form and substance substantially in the form of Exhibit F-2 or otherwise reasonably satisfactory to Tenant, and the Facility Mortgagee or prospective Facility Mortgagee, as the case may be, which will incorporate the terms set forth in the preceding sentence. Except for the documents described in the preceding sentences, this provision shall be self-operative and no further instrument of subordination shall be required to give it full force and effect. If, in connection with obtaining any Facility Mortgage for the Leased Property or any portion thereof or interest therein, a Facility Mortgagee or prospective Facility Mortgagee shall request reasonable cooperation from Tenant, Tenant shall provide the same at no cost or expense to Tenant, it being understood and agreed that Landlord shall be required to reimburse Tenant for all such costs and expenses so incurred by Tenant, including, but not limited to, its reasonable attorneys’ fees.

31.2     Attornment. If Landlord’s interest in the Leased Property or any portion thereof or interest therein is sold, conveyed or terminated upon the exercise of any remedy provided for in any Facility Mortgage Documents (or in lieu of such exercise), or otherwise by operation of law: (a) at the request and option of the new owner or superior lessor, as the case may be, Tenant shall attorn to and recognize the new owner or superior lessor as Tenant’s “landlord” under this Master Lease or enter into a new lease substantially in the form of this Master Lease with the new owner or superior lessor, and Tenant shall take such actions to confirm the foregoing within ten (10) Business Days after request; and (b) the new owner or superior lessor shall not be (i) liable for any act or omission of Landlord under this Master Lease occurring prior to such sale, conveyance or termination; (ii) subject to any offset, abatement or reduction of rent because of any default of Landlord under this Master Lease occurring prior to such sale, conveyance or termination; (iii) bound by any previous material modification or amendment to this Master Lease or any previous prepayment of more than one month’s rent, unless such material modification, amendment or prepayment shall have been approved in writing by such Facility Mortgagee (to the extent such approval was required at the time of such amendment or modification or prepayment under the terms of the applicable Facility Mortgage Documents) or, in the case of such prepayment, such prepayment of rent has actually been delivered to such new owner or superior lessor or in either case, such modification, amendment or prepayment occurred before Landlord provided Tenant with notice of the Facility Mortgage and the identity and address of the Facility Mortgagee; or (iv) liable for any security deposit or other collateral deposited or delivered to Landlord pursuant to this Master Lease unless such security deposit or other collateral has actually been delivered to such new owner or superior lessor. Notwithstanding the foregoing, nothing contained in the preceding sentence shall lessen or affect the obligation of the then current Landlord pursuant to Section 10.3 hereof.

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ARTICLE XXXII

HAZARDOUS SUBSTANCES

32.1     Hazardous Substances. Tenant shall not allow any Hazardous Substance to be located in, on, under or about the Leased Property or incorporated in any Facility; provided, however, that Hazardous Substances may be brought, kept, used or disposed of in, on or about the Leased Property in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use or in connection with the construction of facilities similar to the applicable Facility or to the extent in existence at any Facility and which are brought, kept, used and disposed of in strict compliance with Legal Requirements. Tenant shall not allow the Leased Property to be used as a waste disposal site or for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance other than in the ordinary course of the business conducted at the Leased Property and in compliance with applicable Legal Requirements.

32.2     Notices. Tenant shall provide to Landlord, within five (5) Business Days after Tenant’s receipt thereof, a copy of any notice, or notification with respect to, (i) any violation of a Legal Requirement relating to Hazardous Substances located in, on, or under the Leased Property or any adjacent property; (ii) any enforcement or other governmental or regulatory action instituted, completed or threatened with respect to the Leased Property; (iii) any claim made or threatened by any Person against Tenant or the Leased Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with the release of any Hazardous Substance in, on, under or removed from the Leased Property, including any complaints, notices, warnings or assertions of violations in connection therewith.

32.3     Remediation. If Tenant becomes aware of a violation of any Legal Requirement relating to any Hazardous Substance in, on, under or about the Leased Property or any adjacent property, or if Tenant, Landlord or the Leased Property becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate Hazardous Substance in, on, under or about the Leased Property, Tenant shall immediately notify Landlord of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation. If Tenant fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation, Landlord shall have the right, but not the obligation, to carry out such action and to recover from Tenant all of Landlord’s costs and expenses incurred in connection therewith.

32.4     Indemnity. Tenant shall indemnify, defend, protect, save, hold harmless, and reimburse Landlord for, from and against any and all costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, “Environmental Costs”) (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Landlord) incurred in connection with, arising out of or resulting from, directly or indirectly, the following, but only to the extent such occurs before or during (but not after) the Term and is not caused solely by the actions of Landlord: (i) the production,

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use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition of any Hazardous Substances from, in, on or about the Leased Property (collectively, “Handling”), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Leased Property, (ii) the presence of any Hazardous Substances in, on, under or about the Leased Property and (iii) the violation of any Environmental Law. “Environmental Costs” include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual and consequential damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, attorney’s fees, expert fees, consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing.

Without limiting the scope or generality of the foregoing, Tenant expressly agrees that, in the event of a breach by Tenant in its obligations under this Section 32.4 that is not cured within any applicable cure period, Tenant shall reimburse Landlord for any and all reasonable costs and expenses incurred by Landlord in connection with, arising out of, resulting from or incident to, directly or indirectly, before (with respect to any period of time in which Tenant or its Affiliate was in possession and control of the applicable Leased Property) or during (but not after) the Term or such portion thereof during which the Leased Property is leased to Tenant of the following:

(a)         in investigating any and all matters relating to the Handling of any Hazardous Substances, in, on, from, under or about the Leased Property;

(b)        in bringing the Leased Property into compliance with all Legal Requirements; and

(c)        in removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property or off-site other than in the ordinary course of the business conducted at the Leased Property and in compliance with applicable Legal Requirements.

If any claim is made by Landlord for reimbursement for Environmental Costs incurred by it hereunder, Tenant agrees to pay such claim promptly, and in any event to pay such claim within sixty (60) calendar days after receipt by Tenant of Notice thereof and any amount not so paid within such sixty (60) calendar day period shall bear interest at the Overdue Rate from the date due to the date paid in full.

32.5     Environmental Inspections. In the event Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under this Article XXXII, Landlord shall have the right, from time to time, during normal business hours and upon not less than five (5) days’ Notice to Tenant, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of the Leased Property to determine the existence or presence of Hazardous Substances on or about the Leased Property. Landlord shall have the right to enter and inspect the Leased Property, conduct any testing, sampling and analyses it deems necessary and shall have the right to inspect materials brought into the Leased Property. Landlord may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein,

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and to prepare a written report in connection therewith. All reasonable costs and expenses incurred by Landlord under this Section 32.5 shall be paid on demand as Additional Charges by Tenant to Landlord. Failure to conduct an environmental inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion be intended as a release of any liability for environmental conditions subsequently determined to be associated with or to have occurred during Tenant’s tenancy. Tenant shall remain liable for any environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Landlord conducts an environmental inspection at the termination of this Master Lease. The obligations set forth in this Article XXXII shall survive the expiration or earlier termination of this Master Lease.

ARTICLE XXXIII

MEMORANDUM OF LEASE

33.1      Memorandum of Lease. Landlord and Tenant shall enter into one or more short form memoranda of this Master Lease, in the form attached hereto as Exhibit G. Tenant shall pay all costs and expenses of recording any such memorandum and shall fully cooperate with Landlord in removing from record any such memorandum upon the expiration or earlier termination of the Term with respect to the applicable Facility.

ARTICLE XXXIV

APPOINTING EXPERTS

34.1      Expert Dispute Resolution Process.

(a)     In the event that the opinion of “Experts” is required under this Master Lease, Landlord and Tenant shall negotiate in good faith for no longer than ten (10) Business Days to appoint a single Expert. If Landlord and Tenant have not been able to reach agreement on such Person after such ten (10) Business Days of good faith negotiations, then Landlord and Tenant shall each within ten (10) Business Days after either party notifying the other of the need to appoint Experts and the subject matter of the dispute, appoint an Expert and Landlord’s and Tenant’s Experts shall, within ten (10) Business Days of their appointment, jointly appoint a third Expert (such three Experts, or such single Expert agreed upon by Landlord and Tenant, as applicable, shall be referred to herein as the “Experts”). The three Experts so appointed, if applicable, shall make all decisions by majority vote of such Experts. If the two Experts so appointed are unable to appoint a third Expert within such ten (10) Business Day period, then either Landlord or Tenant may ask any court of competent jurisdiction to appoint the third Expert. If either Landlord or Tenant fails to timely appoint an Expert, the Expert appointed by the other party shall be the sole Expert in determining the relevant matter. Each Expert appointed hereunder shall have at least ten (10) years of experience valuing commercial real estate and/or in leasing or with respect to the matters to be determined, as applicable with respect to any of the matters to be determined by the Experts.

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(b)      Once the Expert or Experts are selected, either by agreement of the parties or by selection of separate Experts followed by the appointment of a third Expert, the Experts will determine the matter in question, by proceeding as follows:

(i)       In the case of Experts required for the purposes of the definition of Allocable Rent Amount, Landlord and Tenant shall submit to the Experts their respective determinations of the relative fair value of each Facility in accordance with GAAP. The Experts will determine which determination of relative fair value most closely approximates the relative fair value of such Facility and may not select any other amount or make any other determination (and the Experts shall be so instructed). The Experts shall notify the parties within thirty (30) days of the submission of the matter to the Experts in writing of their decision as the conclusive determination of relative fair value.

(ii)      In the case of Experts required for the purpose of Section 10.3, Landlord and Tenant shall submit to the Experts the Tenant FMV Notice and the Landlord FMV Notice. The Experts may only select either the Deconsolidation Growth Capital Improvement Purchase Price set forth in the Tenant FMV Notice or the Landlord FMV Notice and may not select any other amount or make any other determination (and the Experts shall be so instructed). The Experts shall notify the parties within thirty (30) days of the submission of the matter to the Experts in writing of their selection of either the Tenant FMV Notice or the Landlord FMV Notice as the conclusive determination of the Deconsolidation Growth Capital Improvement Purchase Price. In the event that the Landlord FMV Notice identifies any disagreement regarding which Capital Improvements constitute Deconsolidation Growth Capital Improvements, the Experts shall, within thirty (30) days of submission of the matter to the Experts select either the Landlord FMV Notice or the Tenant FMV Notice as the conclusive determination of the identity of all Deconsolidation Growth Capital Improvements. The party whose notice was not so selected may then amend the Deconsolidation Growth Capital Improvement Purchase Price set forth in such party’s Landlord FMV Notice or Tenant FMV Notice, as applicable, within ten (10) Business Days thereof and the Experts shall within ten (10) Business Days after receipt of such amended Landlord FMV Notice or Tenant FMV Notice, select either the Landlord FMV Notice or Tenant FMV Notice (as so revised, as applicable) as the conclusive determination of the Deconsolidation Growth Capital Improvement Purchase Price in accordance with the foregoing procedure.

(iii)     In the case of Experts required for the purposes of Section 3.5 hereof, Landlord and Tenant shall submit to the Experts their respective determinations of Fair Market Rent of each Appraiser. The Experts will determine which determination of Fair Market Rent most closely approximates Fair Market Rent and may not select any other amount or make any other determination (and the Experts shall be so instructed). The Experts shall notify the parties within thirty (30) days of the submission of the matter to the Experts in writing of their decision as the conclusive determination of Fair Market Rent.

(iv)     In the case of Experts required for the purposes of Section 5.1 hereof, Landlord and Tenant shall submit to the Experts their respective determinations of the allocation of Title Insurance Proceeds. The Experts will determine which determination of such allocation is most appropriate and may not select any other allocation or make any other determination (and the Experts shall be so instructed). The Experts shall notify the parties within thirty (30) days of

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the submission of the matter to the Experts in writing of their decision as the conclusive determination of the allocation of Title Insurance Proceeds.

(v)      In the case of Experts required for the purpose of Section 14.2(b) or (c), Landlord and Tenant shall submit to the Experts their respective determinations for fair market value of the relevant Facility. The Experts may only select either the fair market value set forth by Landlord or by Tenant and may not select any other amount or make any other determination (and the Experts shall be so instructed). The Experts shall notify the parties in writing within thirty (30) days of the submission of the matter to the Experts of their selection of either Tenant’s or Landlord’s determination of fair market value as the conclusive determination of the fair market value.

(vi)     In the case of Experts required for the purpose of Section 14.2(g), Landlord and Tenant shall submit to the Experts their respective determinations of the amount of the relevant Casualty Shortfall. The Experts may only select either the amount of the Casualty Shortfall set forth by Landlord or by Tenant and may not select any other amount or make any other determination (and the Experts shall be so instructed). The Experts shall notify the parties in writing within thirty (30) days of the submission of the matter to the Experts of their selection of either Tenant’s or Landlord’s determination of the amount of the Casualty Shortfall as the conclusive determination of the Casualty Shortfall.

(vii)     In the case of Experts required for the purpose of Section 14.3, Landlord and Tenant shall submit to the Experts their respective determinations of pro forma Net Revenue of the relevant Facility. The Experts may only select either the pro forma Net Revenue set forth by Landlord or by Tenant and may not select any other amount or make any other determination (and the Experts shall be so instructed). The Experts shall notify the parties in writing within thirty (30) days of the submission of the matter to the Experts of their selection of either Tenant’s or Landlord’s determination of such pro forma Net Revenue as the conclusive determination of such pro forma Net Revenue.

(viii)   In the case of Experts required for the purpose of Section 15.1, Landlord and Tenant shall submit to the Experts their respective determinations of the percentage of a Facility taken by Condemnation and/or the fair market value of the relevant Facility. The Experts may only select either the percentage of a Facility and/or the fair market value set forth by Landlord or Tenant and may not select any other amount or make any other determination (and the Experts shall be so instructed). The Experts shall notify the parties in writing within thirty (30) days of the submission of the matter to the Experts of their selection of either Tenant’s or Landlord’s determination of the percentage of a Facility and/or the fair market value as the conclusive determination of such percentage and/or fair market value.

(ix)    In the case of Experts required for the purpose of Section 15.1(c), Landlord and Tenant shall submit to the Experts their respective determinations of the relative values of the property taken by Condemnation and the portion of the affected Facility remaining subject to the Master Lease. The Experts may only select either such relative values set forth by Landlord or Tenant and may not select any other amount or make any other determination (and the Experts shall be so instructed). The Experts shall notify the parties in writing within thirty (30) days of the submission of the matter to the Experts of their selection of either Tenant’s or

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Landlord’s determination of such relative values as the conclusive determination of such relative values.

(x)      In the case of Experts required for the purpose of Section 16.1, Landlord and Tenant shall submit to the Experts their respective written descriptions of the events giving rise to Landlord’s belief that an Event of Default exists. The Experts may only determine whether or not the Event of Default alleged by Landlord has occurred and may not make any other determination (and the Experts shall be so instructed). The Experts shall notify the parties in writing within thirty (30) days of the submission of the matter to the Experts of their determination as to whether or not such an Event of Default has occurred as the conclusive determination such matter.

(xi)     In the case of Experts required for the purpose of Section 36.1, Landlord and Tenant shall submit to the Experts their respective determinations of the Tenant’s Property FMV. The Experts may only select either the Tenant’s Property FMV set forth by Landlord or Tenant and may not select any other amount or make any other determination (and the Experts shall be so instructed). The Experts shall notify the parties in writing within thirty (30) days of the submission of the matter to the Experts of their determination of the Tenant’s Property FMV as the conclusive determination of such matter.

(c)      In each case, the Experts will make the relevant determination by a “baseball arbitration” proceeding with the Experts limited to awarding only one or the other of the two positions submitted (and not any position in between or other compromise or ruling not consistent with one of the two positions submitted), which shall then be final and binding on the parties and not subject to appeal or court review. Either party may seek an order of a court of competent jurisdiction to enforce such determination. The Experts, in their sole discretion, shall consider any and all materials that they deem relevant, except that there shall be no live hearings and the parties shall not be permitted to take discovery. The Experts may submit written questions or information requests to the parties, and the parties may respond with written materials within a time frame set by the Experts to allow the Experts to make the relevant determination in the time allowed pursuant to this Section 34.1.

(d)      All communications between a party and the Experts shall also be copied to the other party. The parties shall cooperate in good faith to facilitate the valuation or other determination by the Experts.

(e)      Each of Landlord and Tenant shall pay the cost of the Expert appointed by it. The costs of the third Expert engaged with respect to any issue under Section 34.1 of this Master Lease shall be borne by the party against whom the Experts rule on such issue. If Landlord pays such Expert and is the prevailing party, such costs shall be Additional Charges hereunder and if Tenant pays such Expert and is the prevailing party, such costs shall be a credit against the next Rent payment hereunder.

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ARTICLE XXXV

NOTICES

35.1     Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or nationally recognized express courier service to the following address:

To Tenant:	MGM Lessee, LLC 3950 Las Vegas Boulevard South Las Vegas, NV 89119 Attention: Corporate Legal

With a copy to: (that shall not constitute notice)	Weil, Gotshal & Manges, LLP 767 Fifth Avenue New York, NY 10153 Attention: Michael Aiello W. Michael Bond Email: michael.aiello@weil.com michael.bond@weil.com

To Landlord:	MGP Lessor, LLC 3950 Las Vegas Boulevard South Las Vegas, NV 89119 Attention: Corporate Legal

And with copy to (which shall not constitute notice):	Weil, Gotshal & Manges, LLP 767 Fifth Avenue New York, NY 10153 Attention: Michael Aiello W. Michael Bond Email: michael.aiello@weil.com michael.bond@weil.com or to such other address as either party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. A confirmatory copy of any such notice shall also be sent by email.

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ARTICLE XXXVI

TRANSITION UPON EXPIRATION OR TERMINATION

36.1    Transfer of Tenant’s Assets at the Facilities. Upon the written notice (an “End of Term Asset Transfer Notice”) of (i) upon expiration or earlier termination of the Term, Landlord or (ii) upon expiration of the Term at the end of the fourth (4th) Renewal Term, Tenant, in each case at least six months prior to the expiration (or, if applicable, within ten (10) days following the earlier termination) of the Term, in the case of clause (i), Landlord may require that Tenant sell, or, in the case of clause (ii), Tenant may require that Landlord buy, as applicable, all tangible personal property constituting Tenant’s Property (including Gaming Equipment and hotel furniture, fixtures and equipment, but excluding, for the avoidance of doubt, Tenant’s business operations, Tenant’s Intellectual Property, Gaming Licenses, Excluded Assets, customer lists and other proprietary information used by Tenant in connection with its business operations and any Tenant Capital Improvements) for consideration to be received by Tenant (or its Subsidiaries) from Landlord in an amount equal to the fair market value of such Tenant’s Property (the “Tenant’s Property FMV”). Within ten (10) Business Days of Landlord’s delivery or receipt of an End of Term Asset Transfer Notice, Landlord shall notify Tenant in writing of Landlord’s good faith determination of the Tenant’s Property FMV. If Tenant disagrees with Landlord’s determination of the Tenant’s Property FMV, Tenant shall, within ten (10) Business Days of receipt of Landlord’s determination, notify Landlord in writing of Tenant’s determination of Tenant’s Property FMV. Landlord and Tenant shall negotiate in good faith to agree upon the Tenant’s Property FMV for an additional thirty (30) day period and if Landlord and Tenant are unable to agree during such 30 day period, the Tenant’s Property FMV will be determined by Experts in accordance with Section 34.1. Following the determination of the Tenant’s Property FMV, Landlord shall, on the later of ten (10) Business Days following such determination and the expiration of the Term, pay to Tenant or Tenant’s designee an amount equal to the Tenant’s Property FMV and Tenant shall sell, transfer and assign (subject to compliance with any applicable Gaming Regulations) all of Tenant’s right, title and interest in such Tenant’s Property to Landlord or Landlord’s designee free and clear of any liens or encumbrances but on an “as-is” basis with no representations or warranties whatsoever. For the avoidance of doubt, it shall be a condition precedent to Tenant’s obligation to transfer any of Tenant’s Property pursuant to this Article XXXVI that the transferee shall comply with all Legal Requirements, including any Gaming Regulations with respect to the ownership of such property.

ARTICLE XXXVII

ATTORNEY’S FEES

37.1    Attorneys’ Fees. If Landlord or Tenant brings an action or other proceeding against the other to enforce or interpret any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Master Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable outside attorneys’ fees incurred therein. In addition to the foregoing and other provisions of this Master Lease that specifically require Tenant to reimburse, pay or indemnify against Landlord’s attorneys’ fees, Tenant shall pay, as

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Additional Charges, all of Landlord’s reasonable outside attorneys’ fees incurred in connection with the enforcement of this Master Lease (except to the extent provided above), including reasonable attorneys’ fees incurred in connection with the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection therewith, and the collection of past due Rent.

ARTICLE XXXVIII

BROKERS

38.1    Brokers. Tenant warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Master Lease, and Tenant shall indemnify, protect, hold harmless and defend Landlord from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Tenant. Landlord warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Master Lease, and Landlord shall indemnify, protect, hold harmless and defend Tenant from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Landlord.

ARTICLE XXXIX

OFAC

39.1    Anti-Terrorism Representations.

(a)    Landlord and Tenant each hereby represent and warrant that neither they, nor, to the their knowledge, MGM REIT or Tenant’s Parent, as applicable, is (i) in material violation of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) in material violation of the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”).

(b)    Neither Landlord nor Tenant will, during the Term of this Master Lease, knowingly engage in any transactions or dealings, or knowingly be otherwise associated with, any Prohibited Persons in connection with the ownership, or use or occupancy of, the Leased Property, as applicable. A breach of the representations (being untrue at any time during the Term) or covenants contained in this Section 39.1 by Landlord or Tenant as a result of which the other party suffers actual damages shall constitute a material breach of this Master Lease and shall entitle the other party to any and all remedies available hereunder, or at law or in equity.

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ARTICLE XL

REIT REQUIREMENTS

40.1    REIT Protection. (a) The parties hereto intend that Rent and other amounts paid by Tenant hereunder will qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto and this Master Lease shall be interpreted consistent with this intent.

(b)      Anything contained in this Master Lease to the contrary notwithstanding, Tenant shall not without Landlord’s advance written consent (which consent shall not be unreasonably withheld) (i) except with respect to the Identified Subleases, sublet, assign or enter into a management arrangement for the Leased Property on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (ii) sublet, assign or enter into a management arrangement for the Leased Property to or with any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of MGM REIT) in which MGM REIT owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (iii) sublet, assign or enter into a management arrangement for the Leased Property in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Master Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 40.1(b) shall likewise apply to any further subleasing by any subtenant.

(c)      Anything contained in this Master Lease to the contrary notwithstanding, the parties acknowledge and agree that Landlord, in its sole discretion, may assign this Master Lease or any interest herein to another Person (including without limitation, a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code)) in order to maintain MGM REIT’s status as a “real estate investment trust” (within the meaning of Section 856(a) of the Code); provided, however, Landlord shall be required to (i) comply with any applicable legal requirements related to such transfer and (ii) give Tenant notice of any such assignment; and provided, further, that any such assignment shall be subject to all of the rights of Tenant hereunder.

(d)      Anything contained in this Master Lease to the contrary notwithstanding, upon request of Landlord, Tenant shall cooperate with Landlord in good faith and at no cost or expense to Tenant, and provide such documentation and/or information as may be in Tenant’s possession or under Tenant’s control and otherwise readily available to Tenant as shall be reasonably requested by Landlord in connection with verification of MGM REIT’s “real estate investment trust” (within the meaning of Section 856(a) of the Code) compliance requirements. Anything contained in this Master Lease to the contrary notwithstanding, Tenant shall take such reasonable action as may be requested by Landlord from time to time in order to

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ensure compliance with the Internal Revenue Service requirement that Rent allocable for purposes of Section 856 of the Code to personal property, if any, at the beginning and end of a calendar year does not exceed fifteen percent (15%) of the total Rent due hereunder as long as such compliance does not (i) increase Tenant’s monetary obligations under this Master Lease or (ii) materially and adversely increase Tenant’s nonmonetary obligations under this Master Lease or (iii) materially diminish Tenant’s rights under this Master Lease.

ARTICLE XLI

MISCELLANEOUS

41.1    Survival. Anything contained in this Master Lease to the contrary notwithstanding, all claims against, and liabilities and indemnities of Tenant or Landlord arising prior to the expiration or earlier termination of the Term shall survive such expiration or termination.

41.2    Severability. If any term or provision of this Master Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Master Lease and any other application of such term or provision shall not be affected thereby.

41.3    Non-Recourse. Tenant specifically agrees to look solely to the Leased Property for recovery of any judgment from Landlord (and Landlord’s liability hereunder shall be limited solely to its interest in the Leased Property, and no recourse under or in respect of this Master Lease shall be had against any other assets of Landlord whatsoever). It is specifically agreed that no constituent partner in Landlord or officer or employee of Landlord shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord, or any action not involving the personal liability of Landlord. Furthermore, except as otherwise expressly provided herein, in no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause. Neither Landlord nor Tenant shall be liable to the other, nor shall either make any claim against the other, for punitive damages.

41.4    Successors and Assigns. This Master Lease shall be binding upon Landlord and its successors and assigns and, subject to the provisions of Article XXII, upon Tenant and its successors and assigns.

41.5    Governing Law. THIS MASTER LEASE WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS MASTER LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS HEREOF RELATING

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TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY OF ANY FACILITY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER, IN REM ACTION OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE IN WHICH THE LEASED PROPERTY IS LOCATED.

41.6    Waiver of Trial by Jury. EACH OF LANDLORD AND TENANT ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES AND THE STATE. EACH OF LANDLORD AND TENANT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS MASTER LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LANDLORD AND TENANT WITH RESPECT TO THIS MASTER LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF LANDLORD AND TENANT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

41.7    Entire Agreement. This Master Lease and the Exhibits and Schedules hereto constitute the entire and final agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties and, with respect to the provisions set forth in Section 40.1, no such change or modification shall be effective without the explicit reference to such section by number and paragraph. Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property are merged into and revoked by this Master Lease.

41.8    Headings; Consent. All titles and headings to sections, subsections, paragraphs or other divisions of this Master Lease are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto. When the consent of any party hereunder may not be unreasonably withheld, such consent also may not be unreasonably conditioned or delayed.

41.9    Counterparts. This Master Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

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41.10    Interpretation. Both Landlord and Tenant have been represented by counsel and this Master Lease and every provision hereof has been freely and fairly negotiated. Consequently, all provisions of this Master Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

41.11    Time of Essence. TIME IS OF THE ESSENCE OF THIS MASTER LEASE AND EACH PROVISION HEREOF IN WHICH TIME OF PERFORMANCE IS ESTABLISHED.

41.12     Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Master Lease.

41.13     Gaming Regulations. (a) Notwithstanding anything to the contrary in this Master Lease, this Master Lease and any agreement formed pursuant to the terms hereof are subject to the Gaming Regulations and the laws involving the sale, distribution and possession of alcoholic beverages (the “Liquor Laws”). Without limiting the foregoing, Landlord, and its respective Related Persons, successors and assigns acknowledges that (i) it is subject to being called forward by the Gaming Authority or governmental authority enforcing the Liquor Laws (the “Liquor Authority”), in each of their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Master Lease and any agreement formed pursuant to the terms hereof, including with respect to the entry into and ownership and operation of the Gaming Facilities, and Landlord’s right to possession or control of Gaming Equipment, alcoholic beverages or a Gaming License or liquor license, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Regulations and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Gaming Authority and/or Liquor Authority.

(b)      Notwithstanding anything to the contrary in this Master Lease or any agreement formed pursuant to the terms hereof, each of Tenant, Landlord, and each of Tenant’s or Landlord’s successors and assigns agrees to cooperate with each Gaming Authority and each Liquor Authority in connection with the administration of their regulatory jurisdiction over the parties hereto and/or the Facilities, including, without limitation, the provision of such documents or other information as may be requested by any such Gaming Authorities and/or Liquor Authorities relating to Tenant, Landlord, Tenant’s or Landlord’s successors and assigns or to this Master Lease or any agreement formed pursuant to the terms hereof.

41.14    Certain Provisions of Nevada Law. To the extent a Facility is located in Nevada, Landlord shall, pursuant to Section 108.2405(1)(b) of the Nevada Revised Statutes (“NRS”), record a written notice of waiver of Landlord’s rights set forth in NRS 108.234 with the office of the recorder of Clark County, Nevada before the commencement of construction of any work of improvement with respect to such Facility. Pursuant to NRS 108.2405(2), Landlord shall serve such notice by certified mail, return receipt requested, upon the prime contractor of such work of improvement and all other lien claimants who may give the owner a notice of right to lien pursuant to NRS 108.245, within ten (10) days after Landlord’s receipt of a notice of right to lien or ten (10) days after the date on which the notice of waiver is recorded. Without limiting Tenant’s obligations with respect to Liens under this Master Lease, Tenant, upon the written

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request of Landlord, shall fully bond or give such other security as may be reasonably required by Landlord to insure ultimate payment of any Lien filed against any portion of the Leased Property as a result of this Section 41.14 and to prevent any sale or forfeiture of the Leased Property or any Capital Improvement thereto or the Rent by reason of any such Lien.

41.15     Sale/Leaseback Accounting. Landlord and Tenant agree to enter into any modifications to this Master Lease or such other agreements reasonably necessary, in the opinion of a “Big Four” accounting firm, to achieve “sale/leaseback accounting treatment” for Tenant; provided, that such modifications do not materially increase either party’s obligations, or materially diminish either parties rights, under the Master Lease or affect the other party’s tax or accounting treatment of the transactions contemplated by this Master Lease.

SIGNATURES ON FOLLOWING PAGE

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IN WITNESS WHEREOF, this Master Lease has been executed by Landlord and Tenant as of the date first written above.

LANDLORD:

MGP Lessor, LLC

By:	/s/ John M. McManus
Name: John M. McManus
Title: Secretary

TENANT:

MGM Lessee, LLC

By:	/s/ John M. McManus
Name: John M. McManus
Title: Secretary

EXHIBIT A

LIST OF FACILITIES

Name of Facility	Address of Facility
Excalibur Hotel and Casino	3850 and 3858 Las Vegas Blvd. South, Las Vegas, Clark County, NV
Gold Strike Hotel and Casino	1010 Casino Center Drive, Robinsonville, Tunica County, Mississippi
Luxor Hotel and Casino	3900 Las Vegas Blvd. South, Las Vegas, Clark County, NV
Mandalay Bay Hotel and Casino (including Mandalay Place)	3950 (and 3930) Las Vegas Blvd. South, Las Vegas, Clark County, NV
MGM Grand Detroit Hotel and Casino	1777 Third Street, Detroit, Wayne County, Michigan
Mirage Hotel and Casino	3400 Las Vegas Blvd. South, Las Vegas, Clark County, NV
Monte Carlo Hotel and Casino	3770 Las Vegas Blvd. South, Las Vegas, Clark County, NV
New York-New York Hotel and Casino	3790 Las Vegas Blvd. South, Las Vegas, Clark County, NV
The Park	3778 Las Vegas Blvd. South, Las Vegas, Clark County, NV
Beau Rivage	875 Beach Boulevard, Biloxi, Harrison County, MS 39530

A-1

EXHIBIT B

LEGAL DESCRIPTIONS

Legal Descriptions Part I - Fee

Excalibur Hotel and Casino - 3850 and 3858 Las Vegas Blvd. South, Las Vegas, NV

A PORTION OF PARCEL 1 AS SHOWN IN THAT CERTAIN FINAL MAP TITLED “MANDALAY MILE NORTH, A COMMERCIAL SUBDIVISION”, RECORDED IN BOOK 110, PAGE 46 OF PLATS, TOGETHER WITH A PORTION OF TROPICANA AVENUE AS DESCRIBED BY THAT CERTAIN QUIT CLAIM DEED, RECORDED FEBRUARY 2, 2006 IN BOOK 20060222, INSTRUMENT NO. 01362, ALSO TOGETHER WITH A PORTION OF LAS VEGAS BOULEVARD AS DESCRIBED BY THAT CERTAIN RESOLUTION OF ABANDONMENT OF A PORTION OF HIGHWAY RIGHT-OF-WAY, RECORDED FEBRUARY 2, 2006 IN BOOK 20060222, INSTRUMENT NO. 01365 ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, LYING WITHIN A PORTION OF THE NORTH HALF (N 1/2) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 29, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE NORTH HALF (N 1/2) OF THE NORTHEAST QUARTER (NE 1/4) OF SAID SECTION 29; THENCE ALONG SAID SOUTH LINE SOUTH 89°37’43” WEST, 150.00 FEET TO A POINT ON THE WESTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD AND BEING A POINT ON THE EASTERLY LINE OF SAID PARCEL 1; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY AND EASTERLY LOT LINE, NORTH 00°20’10” WEST, 30.00 FEET TO THE POINT OF BEGINNING; THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY AND EASTERLY LOT LINE, SOUTH 89°37’43” WEST, 59.95 FEET; THENCE SOUTH 87°13’43” WEST, 194.12 FEET’ THENCE NORTH 88°10’36” WEST, 212.25 FEET; THENCE SOUTH 89°37’43” WEST, 1575.54 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF INTERSTATE 15, BEING A POINT ON THE WESTERLY LINE OF SAID PARCEL 1; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY AND WESTERLY LOT LINE THE FOLLOWING TEN (10) COURSES: 1) NORTH 00°09’20” EAST, 391.81 FEET; 2) NORTH 05°17’21” EAST, 283.71 FEET; 3) NORTH 12°24’04” EAST, 88.56 FEET; 4) NORTH 17°52’21” EAST, 152.42 FEET TO A POINT HEREIN AFTER REFERRED TO AS POINT “A” AND BEING THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 424.00 FEET, FROM WHICH BEGINNING THE RADIUS BEARS NORTH 01°30’50” WEST; 5) NORTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 32°17’50”, AN ARC LENGTH OF 239.01 FEET; 6) NORTH 56°11’20” EAST, 85.91 FEET; 7) SOUTH 33°48’40” EAST, 15.00 FEET; 8) SOUTH 89°57’29” EAST, 48.23 FEET; 9) NORTH 56°11’20” EAST, 114.06 FEET; 10) NORTH 47°26’41” EAST, 58.33 FEET TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY OF TROPICANA AVENUE, BEING A POINT ON THE NORTHERLY LINE OF SAID PARCEL 1; THENCE ALONG SAID SOUTHERLY RIGHT-OF-WAY AND NORTHERLY LOT LINE THE FOLLOWING TWO (2) COURSES: 1) NORTH 88°59’03” EAST, 521.56 FEET; 2) NORTH 01°00’57” WEST, 27.62 FEET TO A POINT ON THE NORTHERLY LINE OF LAND AS DESCRIBED IN SAID QUIT CLAIM DEED, RECORDED FEBRUARY 2, 2006 IN BOOK 20060222, INSTRUMENT NO. 01362 ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, BEING A POINT ON THE SOUTHERLY RIGHT-OF-WAY OF SAID TROPICANA AVENUE; THENCE ALONG SAID NORTHERLY LINE AND SOUTHERLY RIGHT-OF-WAY THE FOLLOWING ELEVEN (11) COURSES: 1) NORTH 03°50’45” EAST, 2.70 FEET; 2) NORTH 89°06’15” EAST, 176.73 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 28.70 FEET, FROM WHICH BEGINNING THE RADIUS BEARS SOUTH 04°23’03” EAST; 3) SOUTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 53°31’06”, AN ARC LENGTH OF 26.81 FEET TO A POINT OF NON-TANGENCY TO WHICH A RADIAL LINE BEARS NORTH 49°08’03” EAST; 4) NORTH 87°00’02” EAST, 130.87 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 33.37 FEET, FROM WHICH BEGINNING THE RADIUS BEARS SOUTH 62°52’38” EAST; 5) NORTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 63°25’52”, AN ARC LENGTH OF 36.94 FEET TO A POINT OF

B-1

NON-TANGENCY TO WHICH A RADIAL LINE BEARS NORTH 00°33’14” EAST; 6) NORTH 89°00’31” EAST, 188.21 FEET; 7) NORTH 89°00’28” EAST, 43.99 FEET; 8) NORTH 01°03’50” WEST, 4.09 FEET; 9) NORTH 88°56’10” EAST, 222.87 FEET; 10) SOUTH 87°26’03” EAST, 68.27 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 77.43 FEET, FROM WHICH BEGINNING THE RADIUS BEARS SOUTH 03°55’25” WEST; 11) SOUTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 37°15’49”, AN ARC LENGTH OF 50.36 FEET TO A POINT OF NON-TANGENCY, TO WHICH A RADIAL LINE BEARS NORTH 41°11’14” EAST, BEING A POINT ON THE WESTERLY RIGHT-OF-WAY OF SAID LAS VEGAS BOULEVARD, BEING A POINT ON THE EASTERLY LINE OF LAND AS DESCRIBED IN SAID RESOLUTION OF ABANDONMENT OF A PORTION OF HIGHWAY RIGHT-OF-WAY, RECORDED FEBRUARY 2, 2006 IN BOOK 20060222, INSTRUMENT NO. 01365 ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, AND BEING THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 77.43 FEET, FROM WHICH BEGINNING THE RADIUS BEARS SOUTH 41°11’14” WEST; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY AND EASTERLY LINE THE FOLLOWING FIVE (5) COURSES: 1) SOUTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 43°19’33”, AN ARC LENGTH OF 58.55 FEET TO A POINT OF NON-TANGENCY, TO WHICH A RADIAL LINE BEARS NORTH 84°30’47” EAST; 2) SOUTH 04°08’08” EAST, 67.85 FEET; 3) SOUTH 00°15’44” EAST, 27.67 FEET; 4) SOUTH 06°12’21” WEST, 62.23 FEET; 5) SOUTH 89°37’40” WEST, 23.16 FEET TO A POINT ON THE EASTERLY LINE OF SAID PARCEL 1, BEING A POINT ON THE WESTERLY RIGHT-OF-WAY OF SAID LAS VEGAS BOULEVARD; THENCE ALONG SAID EASTERLY LOT LINE AND WESTERLY RIGHT-OF-WAY SOUTH 00°20’10” EAST, 571.96 FEET; THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY AND ALONG SAID EASTERLY LOT LINE THE FOLLOWING THREE (3) COURSES: 1) SOUTH 89°37’48” WEST, 175.00 FEET; 2) SOUTH 00°20’10” EAST, 140.00 FEET; 3) NORTH 89°37’48” EAST, 175.00 FEET TO A POINT ON THE WESTERLY RIGHT-OF-WAY OF SAID LAS VEGAS BOULEVARD, BEING A POINT ON THE EASTERLY LINE OF PARCEL 1; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY AND CONTINUING ALONG SAID EASTERLY LOT LINE SOUTH 00°20’10” EAST, 229.97 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH A PORTION OF PARCEL 1 AS SHOWN IN THAT CERTAIN FINAL MAP TITLED “MANDALAY MILE NORTH, A COMMERCIAL SUBDIVISION”, RECORDED IN BOOK 110, PAGE 46 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, LYING WITHIN A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 29, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE AFOREMENTIONED POINT “A”; THENCE NORTH 17°52’21” EAST, 68.61 FEET TO THE POINT OF BEGINNING “A”; THENCE CONTINUING NORTH 17°52’21” EAST, 122.55 FEET; THENCE NORTH 86°07’17” EAST, 187.48 FEET; THENCE SOUTH 33°48’40” EAST, 26.57 FEET; THENCE SOUTH 56°11’20” WEST, 85.91 FEET TO THE BEGINNING OF A CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 360.00 FEET; THENCE WESTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 28°40’12”, AN ARC LENGTH OF 180.14 FEET TO A POINT TO WHICH A RADIAL LINE BEARS SOUTH 05°08’28” EAST AND BEING THE POINT OF BEGINNING “A”.

ALSO DELINEATED AS “EXCALIBUR” ON THAT CERTAIN RECORD OF SURVEY IN FILE 192 OF SURVEYS, PAGE 1 IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

AND

ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, DESCRIBED AS FOLLOWS:

THE NORTH 140 FEET OF THE SOUTH 400 FEET OF THE EASTERLY 325 FEET OF THE NORTHEAST QUARTER (NE  1⁄4) OF THE NORTHEAST QUARTER (NE  1⁄4) OF SECTION 29, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M.

EXCEPTING THEREFROM THE INTEREST IN AND TO THE EAST 150 FEET THEREOF AS CONVEYED TO THE STATE OF NEVADA FOR HIGHWAY PURPOSES.

AS REFERENCED BY THAT CERTAIN GRANT, BARGAIN AND SALE DEED RECORDED DECEMBER 29, 2005 IN BOOK 20051229 AS INSTRUMENT NO. 0003334, OF OFFICIAL RECORDS.

Gold Strike Hotel and Casino - 1010 Casino Center Drive, Robinsonville, Mississippi

Real property in the City of Tunica, County of Tunica, State of Mississippi, described as follows:

Being a description of the Circus Circus Mississippi, Inc. 23.989 acre tract of land lying in Sections 2, and 11, Township Three South, Range Eleven West, Tunica County, Mississippi, of record in Book B5, Page 125 at the Tunica County Clerk’s Office, and being more particularly described as follows:

Commencing at the section corner between Sections 1,2,11 and 12, Township Three South, Range Eleven West Tunica County, Mississippi; Thence S00°00’06“E along the East line of said Section 11 a distance of 115.73 feet to a point on the North line of the Yazoo-Mississippi Delta Levee Board right-of-way; Thence S74°46’53“W along said Levee Board right-of-way a distance of 1439.74 feet to the point of beginning; Thence continuing S74°46’53“W along said Levee Board right-of-way a distance of 540.17 feet to an angle point; Thence S68°17’02“W and continuing along said Levee Board right-of-way a distance of 544.92 feet to a point; Thence leaving said Levee Board right-of-way N64°07’06“W a distance of 249.87 feet to a point on the East line of James Neely Grant III Property; Thence N00°04’52“W along the said east line of the Grant Property a distance of 719.37 feet to the Northeast corner of the said Grant Property; Thence continuing N00°04’52“W a distance of 213.36 feet to a point; Thence the following courses and distances through the Robinson Property Group L.P. Property as recorded in Book V4, Page 16 at said Clerks Office;

N 22°31’05” W 142.42’

N 67°28’55” E 223.71’

To a point on a curve; Thence along a curve to the right having a radius of 175.00 feet, an arc length of 100.06 feet (chord N23°22’46“E - 98.70 feet) to a point of tangency; Thence

N 39°45’35” E 194.79’

S 58°17’44” E 180.67’

N 32°45’52” E 81.00’

S 57°14’08” E 192.00’

S 32°45’52” W 72.00’

S 57°14’08” E 228.13’

S 15°14’08” E 133.31’

S 74°45’52” W 50.00’

S 15°14’08” E 153.74’

To a point on a curve; Thence along a curve to the left having a radius of 599.00 feet an arc length of 180.63 feet (chord S50°50’14“W - 179.95 feet) to a point; Thence S15°13’07“E a distance of 489.42 feet to a point; Thence N74°46’53“E a distance of 404.49 feet to a point; Thence S15°13’07“E a distance of 74.00 feet to the point of beginning and containing 1,044,976 square feet or 23.989 acres.

Luxor Hotel and Casino - 3900 Las Vegas Blvd. South, Las Vegas, NV

A PORTION OF PARCEL 1 AS SHOWN IN THAT CERTAIN FINAL MAP TITLED “MANDALAY MILE NORTH, A COMMERCIAL SUBDIVISION”, RECORDED IN BOOK 110, PAGE 46 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, LYING WITHIN A PORTION OF THE SOUTH HALF (S 1/2) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 29, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE SOUTH HALF (S 1/2) OF THE NORTHEAST QUARTER (NE 1/4) OF SAID SECTION 29; THENCE ALONG THE SOUTH LINE THEREOF SOUTH 89°45’12” EAST, 326.02 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY OF INTERSTATE 15, BEING A POINT ON THE WESTERLY RIGHT-OF-WAY OF SAID PARCEL 1 AND BEING THE POINT OF BEGINNING; THENCE DEPARTING SAID SOUTHERLY LINE AND ALONG SAID EASTERLY RIGHT-OF-WAY AND WESTERLY LOT LINE, NORTH 00°09’20” EAST, 1385.84 FEET; THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY AND WESTERLY LOT LINE, NORTH 89°37’43” EAST, 1575.54 FEET; THENCE SOUTH 88°10’36” EAST, 212.25 FEET; THENCE NORTH 87°13’43” EAST, 194.12 FEET; THENCE NORTH 89°37’43” EAST, 59.95 FEET TO A POINT ON THE WESTERLY RIGHT-OF-WAY OF LAS VEGAS BOULEVARD, AND BEING A POINT ON THE EASTERLY LINE OF SAID PARCEL 1; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY AND EASTERLY LOT LINE THE FOLLOWING THREE (3) COURSES: 1) SOUTH 00°20’10” EAST, 30.00 FEET; 2) SOUTH 00°19’25” EAST, 1246.96 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 65.00 FEET, FROM WHICH BEGINNING THE RADIUS BEARS NORTH 58°45’21” WEST; 3) SOUTHWESTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 55°39’36”, AN ARC LENGTH OF 63.14 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY OF MANDALAY BAY ROAD AND BEING A POINT ON THE SOUTHERLY LINE OF SAID PARCEL 1; THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY AND EASTERLY LOT LINE AND ALONG SAID NORTHERLY RIGHT-OF-WAY AND SOUTHERLY LOT LINE THE FOLLOWING FOUR (4) COURSES: 1) SOUTH 86°54’15” WEST, 26.79 FEET; 2) NORTH 89°48’34” WEST, 116.06 FEET; 3) SOUTH 88°36’39” WEST, 275.74 FEET; 4) NORTH 89°45’12” WEST, 262.72 FEET; THENCE DEPARTING SAID RIGHT-OF-WAY AND SOUTHERLY LOT LINE, NORTH 00°04’05” WEST, 8.39 FEET; THENCE NORTH 89°13’56” EAST, 27.99 FEET; THENCE NORTH 00°03’02” WEST, 254.12 FEET; THENCE NORTH 89°53’30” WEST, 14.90 FEET; THENCE SOUTH 00°06’30” WEST, 3.68 FEET; THENCE NORTH 89°55’16” WEST, 115.98 FEET; THENCE SOUTH 00°04’44” WEST, 1.87 FEET; THENCE SOUTH 89°59’56” WEST, 239.81 FEET; THENCE SOUTH 00°04’29” WEST, 84.70 FEET; THENCE NORTH 89°55’13” WEST, 7.50 FEET; THENCE SOUTH 00°04’44” EAST, 3.10 FEET; THENCE SOUTH 89°30’12” WEST, 116.19 FEET; THENCE SOUTH 00°29’48” EAST, 27.61 FEET; THENCE SOUTH 89°37’02” WEST, 180.30 FEET; THENCE SOUTH 00°22’33” EAST, 137.14 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY OF SAID MANDALAY BAY ROAD AND BEING A POINT ON THE SOUTHERLY LINE OF SAID PARCEL 1; THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY AND SOUTHERLY LOT LINE THE FOLLOWING SIX (6) COURSES: 1) NORTH 89°45’12” WEST, 71.54 FEET; 2) SOUTH 00°11’26” EAST, 2.93 FEET TO THE BEGINNING OF A CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 20.00 FEET; 3) SOUTHWESTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 80°25’34”, AN ARC LENGTH OF 28.07 FEET; 4) SOUTH 80°14’08” WEST, 50.67 FEET; 5) SOUTH 79°25’20” WEST, 150.45 FEET TO THE BEGINNING OF A CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 1695.00 FEET; 6) WESTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 02°38’53”, AN ARC LENGTH OF 78.34 FEET TO A POINT TO WHICH A RADIAL LINE BEARS SOUTH 07°55’47” EAST, BEING A POINT ON THE EASTERLY LINE OF LOT 1 AS SHOWN IN FILE 87, PAGE 28 OF PARCEL MAPS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND SOUTHERLY LOT LINE AND ALONG THE EASTERLY LINE OF SAID LOT 1, NORTH 00°09’20” EAST, 233.35 FEET TO THE NORTHEAST CORNER OF SAID LOT 1; THENCE ALONG THE NORTHERLY LINE OF SAID LOT 1 NORTH 89°51’33” WEST, 250.01 FEET TO THE NORTHWEST CORNER OF SAID LOT 1; THENCE ALONG THE WESTERLY LINE OF SAID LOT 1 SOUTH 00°09’20” WEST, 250.12 FEET TO THE SOUTHWEST CORNER OF SAID LOT 1, BEING A POINT ON THE NORTHERLY RIGHT-OF-WAY OF SAID HACIENDA AVENUE AND BEING A POINT ON THE SOUTHERLY LINE OF SAID PARCEL 1 AS SHOWN IN BOOK 110, PAGE 46 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE; THENCE ALONG SAID NORTHERLY RIGHT-OF-

WAY AND SOUTHERLY LINE OF SAID PARCEL 1 NORTH 89°45’12” WEST, 60.00 FEET TO THE POINT OF BEGINNING.

ALSO DELINEATED AND DEPICTED ON THAT CERTAIN RECORD OF SURVEY FOR LUXOR HOTEL AND CASINO ON FILE IN BOOK 191 OF SURVEYS, PAGE 100, RECORDED MAY 19, 2014 IN BOOK 20140519 AS DOCUMENT NO. 0003004 OF OFFICIAL RECORDS.

(LEGAL DESCRIPTION AS PREVIOUSLY CONTAINED IN QUITCLAIM DEED RECORDED MAY 19, 2014 IN BOOK 20140519 AS DOCUMENT NO. 0003002 OF OFFICIAL RECORDS.)

Mandalay Bay Hotel and Casino and Mandalay Place -

3950 and 3930 Las Vegas Blvd. South, Las Vegas, NV, respectively

Parcel One:

A PORTION OF PARCEL 2 AS SHOWN IN THAT CERTAIN FINAL MAP TITLED “MANDALAY MILE SOUTH, A COMMERCIAL SUBDIVISION” RECORDED IN BOOK 110, PAGE 38 OF PLATS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, LYING WITHIN A PORTION OF THE EAST HALF (E  1⁄2) OF SECTION 29, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M, CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL 2, BEING A POINT ON THE SOUTHERLY RIGHT-OF-WAY OF MANDALAY BAY ROAD; THENCE ALONG THE NORTHERLY LINE OF SAID PARCEL 2 AND SAID SOUTHERLY RIGHT-OF-WAY, THE FOLLOWING TEN (10) COURSES:

1) NORTH 89°59’12” EAST, 110.89 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE TO THE NORTH, HAVING A RADIUS OF 1422.00 FEET, FROM WHICH BEGINNING THE RADIUS BEARS NORTH 00°19’32” EAST;

2) NORTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°38’36”, AN ARC LENGTH OF 140.06 FEET TO THE BEGINNING OF A REVERSE CURVE,

CONCAVE TO THE SOUTH, HAVING A RADIUS OF 343.00 FEET, THROUGH WHICH A RADIAL LINE BEARS SOUTH 05°19’04” EAST;

3) SOUTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 09°34’16”, AN ARC LENGTH OF 57.30 FEET TO THE BEGINNING OF A REVERSE CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 207.00 FEET, THROUGH WHICH A RADIAL LINE BEARS NORTH 04°15’12” EAST;

4) NORTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 13°19’52”, AN ARC LENGTH OF 48.16 FEET;

5) NORTH 80°55’20” EAST, 229.65 FEET TO THE BEGINNING OF A CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 24.00 FEET;

6) SOUTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 98°53’14”, AN ARC LENGTH OF 41.42 FEET TO A POINT OF NON-TANGENCY, TO WHICH A RADIAL

BEARS NORTH 89°48’34” EAST;

7) NORTH 89°48’34” EAST, 85.82 FEET;

8) NORTH 00°11’26” WEST, 45.27 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 20.00 FEET;

9) NORTHEASTERLY ALONG SAID CURVE, THOUGH A CENTRAL ANGLE OF 90°26’14”, AN ARC LENGTH OF 31.57 FEET;

10) SOUTH 89°45’12” EAST, 252.93 FEET;

THENCE DEPARTING SAID NORTHERLY LOT LINE AND SOUTHERLY RIGHT-OF-WAY THE FOLLOWING THIRTEEN (13) COURSES:

1) SOUTH 00°04’44” EAST, 35.69 FEET;

2) NORTH 89°57’34” EAST, 11.22 FEET;

3) NORTH 00°03’10” EAST, 5.20 FEET;

4) SOUTH 89°56’50” EAST, 86.88 FEET;

5) SOUTH 00°01’37” EAST, 184.12 FEET;

6) SOUTH 89°54’25” EAST, 100.14 FEET;

7) SOUTH 00°01’51” EAST, 0.90 FEET;

8) NORTH 89°58’09” EAST, 136.59 FEET;

9) NORTH 00°01’34” EAST, 126.40 FEET;

10) SOUTH 89°46’59” EAST, 43.24 FEET;

11) NORTH 00°07’07” EAST, 79.81 FEET;

12) NORTH 89°25’51” WEST, 28.13 FEET;

13) NORTH 00°04’05” WEST, 7.84 FEET TO A POINT ON THE NORTHERLY LINE OF SAID

PARCEL 2, BEING A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF MANDALAY BAY ROAD;

THENCE ALONG SAID NORTHERLY LOT LINE AND SOUTHERLY RIGHT-OF-WAY THE FOLLOWING EIGHT (8) COURSES:

1) SOUTH 89°45’12” EAST, 390.89 FEET TO THE BEGINNING OF A CURVE, CONCAVE TO

THE SOUTHWEST, HAVING A RADIUS OF 540.00 FEET;

2) SOUTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 13°50’55”,

AN ARC LENGTH OF 130.52 FEET;

3) SOUTH 75°54’17” EAST, 10.10 FEET;

4) SOUTH 14°05’43” WEST, 5.00 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 820.56 FEET, FROM WHICH BEGINNING THE RADIUS BEARS SOUTH 14°05’43” WEST;

5) SOUTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 06°19’52”, AN ARC LENGTH OF 90.67 FEET TO THE BEGINNING OF A REVERSE CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 160.50 FEET, THROUGH WHICH A RADIAL LINE BEARS NORTH 20°25’35” EAST;

6) SOUTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 18°28’09”, AN ARC LENGTH OF 51.60 FEET;

7) SOUTH 87°59’34” EAST, 47.57 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 44.00 FEET

8) SOUTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 28°57’02”, AN ARC LENGTH OF 22.23 FEET TO A POINT OF NON-TANGENCY, TO WHICH A RADIAL LINE BEARS NORTH 30°57’28” WEST, BEING THE NORTHEAST CORNER OF SAID PARCEL 2 AND A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF LAS VEGAS BOULEVARD;

THENCE ALONG SAID EASTERLY LINE OF SAID PARCEL 2 AND WESTERLY RIGHT-OF-WAY LINE OF SAID LAS VEGAS BOULEVARD SOUTH 00°19’56” EAST, 2484.50 FEET TO THE BEGINNING OF A CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 94.50 FEET; THENCE DEPARTING SAID EASTERLY LOT LINE AND WESTERLY RIGHT-OF-WAY LINE AND SOUTHWESTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 91°40’08”, AN ARC LENGTH OF 151.19 FEET TO A POINT ON THE SOUTHERLY LINE OF

SAID PARCEL 2, BEING A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF RUSSELL ROAD;

THENCE ALONG THE SOUTHERLY LINE OF SAID PARCEL 2 AND NORTHERLY RIGHT-OF-WAY

OF SAID RUSSELL ROAD THE FOLLOWING FIVE (5) COURSES:

1) NORTH 88°39’48” WEST, 298.50 FEET TO THE BEGINNING OF A CURVE, CONCAVE TO

THE SOUTHEAST, HAVING A RADIUS OF 1018.00 FEET;

2) SOUTHWESTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 08°12’14”,

AN ARC LENGTH OF 145.76 FEET;

3) SOUTH 83°07’58” WEST, 564.67 FEET TO THE BEGINNING OF A CURVE, CONCAVE TO

THE NORTHWEST, HAVING A RADIUS OF 882.00 FEET;

4) SOUTHWESTERLY ALONG SAID CURVE, THROUGH A CENTRAL, OF 08°12’12”, AN ARC

LENGTH OF 126.28 FEET;

5) NORTH 88°39’50” WEST, 402.53 FEET TO THE SOUTHWEST CORNER OF SAID PARCEL 2,

BEING A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF INTERSTATE 15;

THENCE ALONG THE WESTERLY LINE OF SAID PARCEL 2 AND THE EASTERLY RIGHT-OF-WAY

LINE OF SAID INTERSTATE 15, THE FOLLOWING ELEVEN (11) COURSES:

1) NORTH 01°20’10” EAST, 58.26 FEET;

2) NORTH 86°26’33” WEST, 89.06 FEET;

3) NORTH 06°23’24” WEST, 88.00 FEET;

4) NORTH 05°15’27” WEST, 49.41 FEET

5) NORTH 11°36’04” WEST, 65.67 FEET;

6) NORTH 15°48’20” WEST, 157.69 FEET;

7) NORTH 18°00’59” WEST, 86.07 FEET;

8) NORTH 20°58’11” WEST, 190.65 FEET;

9) NORTH 22°00’32” WEST, 321.50 FEET

10) NORTH 16°05’22” WEST, 249.02 FEET;

11) NORTH 00°09’20” EAST, 1415.80 FEET TO THE POINT OF BEGINNING.

ALSO SHOWN AS “MANDALAY BAY” ON THAT CERTAIN RECORD OF SURVEY RECORDED FEBRUARY 13, 2013 IN FILE 188, PAGE 43 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

Parcel Two:

A PORTION OF PARCEL 1 AS SHOWN IN THAT FINAL MAP TITLED “MANDALAY MILE NORTH, A COMMERCIAL SUBDIVISION”, RECORDED IN BOOK 110, PAGE 46 OF PLATS, TOGETHER WITH A PORTION OF PARCEL 2 AS IN THAT CERTAIN FINAL MAP TITLED “MANDALAY MILE SOUTH, A COMMERCIAL SUBDIVISION”, RECORDED IN BOOK 110, PAGE 38 OF PLATS, ALSO TOGETHER WITH A PORTION OF MANDALAY BAY ROAD AS SHOWN IN THAT CERTAIN ORDER OF VACATION, RECORDED JUNE 28, 2012 IN BOOK 20120628, INSTRUMENT NO. 00415 ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, LYING WITHIN A PORTION OF THE EAST HALF (E  1⁄2) OF SECTION 29, TOWNSHIP 21 SOUTH, RANGE 61 EAST. M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER (NE  1⁄4) OF SAID SECTION 29, THENCE ALONG THE SOUTH LINE THEREOF NORTH 89º 45’ 12” WEST, 203.24 FEET; THENCE DEPARTING SAID SOUTH LINE NORTH 00°14’48“EAST, 99.55 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY OF MANDALAY BAY ROAD, BEING A POINT IN THE SOUTHERLY LINE OF SAID PARCEL 1; THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY AND SOUTHERLY LOT LINE THE FOLLOWING FOUR (4) COURSES: 1) SOUTH 86°54’15” WEST, 26.79 FEET; 2) NORTH 89°48’34” WEST, 116.06 FEET; 3) SOUTH 88°36’39” WEST, 275.74 FEET; 4) NORTH 89°45’12“WEST, 262.72 FEET TO THE NORTHEAST CORNER OF LAND AS DESCRIBED IN SAID ORDER OF VACATION AND BEING THE POINT OF BEGINNING; THENCE DEPARTING SAID NORTHERLY RIGHT-OF WAY AND SOUTHERLY LOT LINE AND ALONG THE EAST LINE OF SAID ORDER OF VACATION SOUTH 00°04’05” EAST, 80.01 FEET TO THE SOUTHEAST CORNER OF SAID ORDER OF VACATION, BEING A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID MANDALAY BAY ROAD AND A POINT ON THE NORTHERLY LINE OF SAID PARCEL 2; THENCE DEPARTING SAID SOUTHERLY RIGHT-OF-WAY LINE AND NORTHERLY LOT LINE AND CONTINUING SOUTH 00°04’05” EAST, 7.84 FEET; THENCE SOUTH 89°25’51“EAST, 28.13 FEET; THENCE SOUTH 00°07’07” WEST, 79.81 FEET; THENCE NORTH 89°46’59” WEST, 43.24 FEET; THENCE SOUTH 00°01’34” WEST, 126.40 FEET; THENCE SOUTH 89°58’09” WEST, 136.59 FEET; THENCE NORTH 00°01’51” WEST, 0.90 FEET; THENCE NORTH 89°54’25” WEST, 100.14 FEET; THENCE NORTH 00°01’37” WEST 184.12 FEET; THENCE NORTH 89°56’50” WEST, 86.88 FEET; THENCE SOUTH 00°03’10” WEST, 5.20 FEET; THENCE SOUTH 89°57’34“WEST, 11.22 FEET; THENCE NORTH 00°04’44” WEST, 35.69 FEET TO THE SOUTHWEST CORNER OF SAID ORDER OF VACATION, BEING A POINT ON THE SOUTHERLY RIGHT-OF-WAY OF SAID MANDALAY BAY ROAD AND A POINT ON THE NORTHERLY LINE OF SAID PARCEL 2; THENCE DEPARTING SAID SOUTHERLY RIGHT-OF WAY AND NORTHERLY LOT LINE AND ALONG THE WEST LINE OF SAID ORDER OF VACATION AND CONTINUING NORTH 00°04’44” WEST, 80.01 FEET TO THE NORTHWEST CORNER OF SAID ORDER OF VACATION, BEING A POINT ON THE NORTHERLY RIGHT-OF-WAY OF SAID MANDALAY BAY ROAD AND A POINT ON THE SOUTHERLY LINE OF SAID PARCEL 1; THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY AND SOUTHERLY LOT LINE NORTH89°45’12“WEST, 295.59 FEET; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY AND SOUTHERLY LOT LINE NORTH 00°22’33” WEST, 137.14 FEET; THENCE NORTH 89°37’02” EAST, 180.30 FEET; THENCE NORTH 00°29’48” WEST, 27.61 FEET, THENCE NORTH 89°30’12” EAST, 116.19 FEET; THENCE NORTH 00°04’44” WEST, 3.10 FEET; THENCE SOUTH 89°55’13” EAST, 7.50 FEET; THENCE NORTH 00°04’29” EAST 84.70 FEET; THENCE NORTH 89°59’56” EAST 239.81 FEET; THENCE NORTH 00°04’44” EAST 1.87 FEET; THENCE SOUTH 89°55’16” EAST, 115.98 FEET; THENCE NORTH 00°06’30“EAST, 3.68 FEET; THENCE SOUTH 89°53’30” EAST, 14.90 FEET; THENCE SOUTH 00°03’02” EAST, 254.12 FEET; THENCE SOUTH 89°13’56” WEST, 27.99 FEET; THENCE SOUTH 00° 04’05” EAST, 8.39 FEET TO

THE POINT OF BEGINNING.

ALSO SHOWN AS “MANDALAY PLACE” ON THAT CERTAIN RECORD OF SURVEY, RECORDED FEBRUARY 13, 2013 IN FILE 188, PAGE 37 OF SURVEYS ON FILE AT THE CLARK COUNTY, NEVADA RECORDER’S OFFICE.

MGM GRAND DETROIT - 1777 Third Street, Detroit, Michigan, 48226

TAX PARCEL ID:	04004075-143B
COUNTY:	Wayne
ADDRESS:	commonly known as 1777 THIRD, DETROIT, MI 48226

Real property in the City of Detroit, County of Wayne, State of Michigan, described as follows: Part of Private Claims 23, 55, and 247, City of Detroit, Wayne County, Michigan, described as: Part of Lots 1 thru 7 of Block 57, part of Lots 1 thru 6 of Block 64, part of Lots 1 thru 6 of Block 69, of “Cass Western Addition to the City of Detroit, between the Chicago and Grand River Roads, by Lewis Cass 1851”, as recorded in Liber 42, Pages 138 thru 141 of Deeds, Wayne County Records; part of Lot 8 and all of Lot 9 of Block 57, part of Lots 1 thru 4, and all of Lots 5 and 6 of Block 61, all of Lots 7 and 8 of Block 64, part of Lots 1 thru 6, and all of Lots 7 and 8 of Block 67, all of Lots 7 and 8 of Block 69, of “Plat of Subdivision of Blocks 52, 61, 67 and part of Blocks 57, 64, 69, and 71 of the Cass Farm” as recorded in Liber 1, Page 128A of Plats, Wayne County Records; also all of Lots 1 thru 6, and all of Lots 10 and 11, and part of Lots 7 thru 9 of Block 55, all of Lots 1 thru 8 of Block 56, all of Lots 1 thru 8 Block 57, all of Lots 7 thru 15, and part of Lots 1 thru 6 of Block 54, of “Plat of the Subdivision of the Jones’ Farm between Michigan Avenue and the North line of Beech Street”, as recorded in Liber 53, Page 53 of Deeds, Wayne County Records; also all of Lots 1 thru 10 of Block 58, all of Lots 1 thru 10 of Block 59, all of Lots 1 thru 10 of Block 60, all of Lots 1 thru 10 of Block 61, all of Lots 2 thru 8, and part of Lots 1, 9, and 10 of Block 62, all of Lots 1 thru 10 of Block 63 of “Plat of Subdivision of the Jones’ Farm South of the Grand River Road”, as recorded in Liber 1, Page 184 of Plats, Wayne County Records; also all of Lots 8 thru 12, and part of Lots 1 thru 7 of Block 1, all of Lots 11 and 12, and part of Lot 10 of Block 2, all of Lot 3, all of Lots 5 thru 8, and part of Lots 1, 2, and 4 of Block 3, all of Lots 1 thru 8 of Block 4, all of Lots 1 thru 9 of Block 5, all of Lots 2 thru 9, and part of Lot 1 of Block 6, all of Lots 4 and 5, and part of Lots 2 and 3, and part Lots 6 thru 9 of Block 7, all of Lots 1 thru 9 of Block 8, all of Lots 1, 4, and 5, and part of Lots 2 and 3, and part of Lots 6 thru 8 of Block 9, part of Lot 5 of Block 10 of “Crane and Wesson’s Section of the Forsyth Farm between Chicago and Grand River Roads”, as recorded in Liber 44, Pages 10 and 11, of Deeds, Wayne County Records; also Elton Park, vacated Fourth, Fifth, Beech, Elizabeth & Plum Streets, and Plaza Drive; also all of the alleys, all within the bounds of the more particularly described parcel:

Beginning at a point distant South 67 degrees 04 minutes 00 seconds West 38.00 feet from the Northerly corner of Lot 1 of Block 69 of “Cass Western Addition to the City of Detroit” as recorded in Liber 42, Pages 138-141 of Deeds, Wayne County Records, being also the intersection of the Westerly line of Third Avenue (variable width) and the Southerly line of the South Bound Fisher Service Drive (variable width) and proceeding thence South 22 degrees 56 minutes 00 seconds East 323.50 feet along the Westerly line of Third Avenue; thence North 67 degrees 04 minutes 00 seconds East 12.00 feet; thence South 22 degrees 56 minutes 00 seconds East 254.62 feet, along the Westerly line of Third Avenue; thence South 67 degrees 04 minutes 00 seconds West 10.50 feet; thence South 22 degrees 56 minutes 00 seconds East 327.03 feet, along the Westerly line of Third Avenue; thence North 67 degrees 04 minutes 00 seconds East 10.50 feet; thence South 22 degrees 56 minutes 00 seconds East 250.35 feet along the Westerly line of Third Avenue; thence South 67 degrees 04 minutes 00 seconds West 12.00 feet; thence South 22 degrees 56 minutes 00 seconds East 218.50 feet along the Westerly line of Third Avenue; thence South 67 degrees 04 minutes 00 seconds West 95.05 feet along the Northerly line of Bagley Avenue (variable width); thence North 22 degrees 56 minutes 00 seconds West 8.00 feet; thence South 67 degrees 04 minutes 00 seconds West 190.00 feet along the Northerly line of Bagley Avenue; thence South 71 degrees 38 minutes 09 seconds West 50.16 feet; thence South 89 degrees 50 minutes 52 seconds West 368.44 feet; thence North 83 degrees 53 minutes 39 seconds West 57.19 feet; thence South 82 degrees 26 minutes 40 seconds West 72.31 feet; thence North 83 degrees 37 minutes 39 seconds West 23.54 feet; thence North 23 degrees 24 minutes 01 seconds West 66.89 feet; thence North 59 degrees 04 minutes 20 seconds West 49.52 feet; thence North 33 degrees 33 minutes 11 seconds West 162.79 feet; thence North 40 degrees 40 minutes 41 seconds West 52.50 feet; thence North 22 degrees 56 minutes 00 seconds West 96.00 feet; thence South 67 degrees 04 minutes 00 seconds West 4.00 feet; thence North 22 degrees 56 minutes 00 seconds West 152.00 feet; thence North 14 degrees 17 minutes 30 seconds West 50.90 feet; thence North 17 degrees 12 minutes 04 seconds West 75.57 feet; thence North 05 degrees 05 minutes 55 seconds West 31.51 feet; thence North 04 degrees 38 minutes 20 seconds West 48.35 feet; thence North 07 degrees 12 minutes 29 seconds East 71.72 feet; thence North 08 degrees 18 minutes 11 seconds East 40.42 feet; thence North 17 degrees 01 minutes 52 seconds East 65.24 feet; thence North 18 degrees 41 minutes 24 seconds East 46.82 feet; thence North 27 degrees 42 minutes 54 seconds East 64.66 feet; thence North 32 degrees 04 minutes 41 seconds East 13.95 feet; thence North 32 degrees 04 minutes 27 seconds East 95.91 feet; thence North 41 degrees 49 minutes 22 seconds East 44.22 feet; thence North 41 degrees 50 minutes 04 seconds East 44.22 feet; thence North 38 degrees 54 minutes 08 seconds East 68.06 feet; thence North 47 degrees 25 minutes 07 seconds East 116.48 feet; thence North 67 degrees 04 minutes 00 seconds East 335.05 feet, along the Southerly line of the South Bound Fisher Service Drive to the point of beginning.

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Mirage Hotel and Casino - 3400 Las Vegas Blvd. South, Las Vegas, NV

PARCEL I:

THAT PORTION OF LOT ONE (1) OF “TI/MIRAGE ONE LOT COMMERCIAL SUBDIVISION”, A COMMERCIAL SUBDIVISION, ON FILE IN BOOK 141 OF PLATS, PAGE 55 IN THE CLARK COUNTY RECORDER’S OFFICE, LYING WITHIN THE WEST HALF (W 1/2) OF SECTION 16 AND THE EAST HALF (E 1/2) OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 16;

THENCE ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 16 NORTH 00°24’19” WEST 493.27 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 63°50’11” EAST 94.06 FEET;

THENCE SOUTH 33°16’55” WEST 26.46 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 4.60 FEET, A CENTRAL ANGLE OF 92°13’00”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 08°52’21” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 7.40 FEET;

THENCE SOUTH 01°21’09” WEST 36.82 FEET;

THENCE SOUTH 01°32’41” WEST 53.52 FEET TO THE BEGINNING POINT OF CUSP OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 35.00 FEET, A CENTRAL ANGLE OF 04°29’12” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 87°31’21” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 2.74 FEET;

THENCE SOUTH 01°14’10” WEST 90.31 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 278.00 FEET, A CENTRAL ANGLE OF 22°05’33”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 89°07’35” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 107.19 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 249.00 FEET, A CENTRAL ANGLE OF 26°50’50”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 68°46’53” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 116.67 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 298.00 FEET, A CENTRAL ANGLE OF 21°01’58”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 41°56’03” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 109.39 FEET;

THENCE SOUTH 69°05’55” EAST 50.46 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 830.00 FEET, A CENTRAL ANGLE OF 09°03’24”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 20°46’30” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 131.20 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 49.80 FEET, A CENTRAL ANGLE OF 14°47’53”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 11°43’06” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 12.86 FEET;

THENCE NORTH 86°55’14” EAST 12.30 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF LAS VEGAS BOULEVARD AS DEDICATED IN DOCUMENT 931020 INSTRUMENT 01511 OF OFFICIAL RECORDS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE FOLLOWING FIFTEEN (15) COURSES;

1)	THENCE SOUTH 11°41’28” EAST, 22.85 FEET;
2)

THENCE SOUTH 24°39’16” WEST, 29.31 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 210.00 FEET AND A CENTRAL ANGLE OF 04°36’48”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 24°39’17” EAST;

3)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 16.91 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 8.00

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FEET, A CENTRAL ANGLE OF 86°03’20” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 29°16’06” EAST;

4)

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 12.02 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 4066.00 FEET, A CENTRAL ANGLE OF 03°11’04” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 64°40’34” WEST;

5)

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 225.98 FEET TO THE BEGINNING OF A NON-TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 1000.00 FEET, A CENTRAL ANGLE OF 05°04’14” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 67°51’39” WEST;

6)	THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 88.50 FEET;
7)	THENCE SOUTH 17°04’07” WEST, 271.00 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 4054.00 FEET AND A CENTRAL ANGLE OF 02°20’57”;
8)

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 166.22 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 8.00 FEET, A CENTRAL ANGLE OF 91°48’30” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 75°16’49” EAST;

9)

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 12.82 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 200.00 FEET, A CENTRAL ANGLE OF 02°20’23” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 16°31’41” WEST;

10)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 8.17 FEET;
11)	THENCE SOUTH 18°52’04” WEST, 33.74 FEET;
12)

THENCE SOUTH 45°12’14” WEST, 19.51 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 61.24 FEET, A CENTRAL ANGLE OF 60°48’08” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 45°12’14” EAST;

13)

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 64.99 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 248.30 FEET, A CENTRAL ANGLE OF 06°46’08” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 73°59’38” WEST;

14)

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 29.33 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 512.04 FEET, A CENTRAL ANGLE OF 02°59’41” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 80°45’46” EAST;

15)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 26.76 FEET;

THENCE DEPARTING SAID RIGHT-OF-WAY LINE, NORTH 88°44’46” WEST, 138.91 FEET;

THENCE NORTH 88°51’07” WEST, 1924.03 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 45.00 FEET, A CENTRAL ANGLE OF 44°33’49” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 45°13’22” WEST, SAID POINT BEING ON THE EAST RIGHT-OF-WAY LINE OF FRANK SINATRA DRIVE AND INDUSTRIAL ROAD (ALSO KNOWN AS SAMMY DAVIS JR. DRIVE) AS DEDICATED IN DOCUMENT 940831:01339 OF OFFICIAL RECORDS IN THE CLARK COUNTY NEVADA RECORDER’S OFFICE;

THENCE ALONG SAID EAST RIGHT-OF-WAY LINE THE FOLLOWING NINE (9) COURSES:

1)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 35.00 FEET;
2)	THENCE NORTH 00°12’49” WEST, 137.18 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 40.00 FEET AND A CENTRAL ANGLE OF 91°31’55”;
3)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 63.90 FEET;
4)	THENCE NORTH 00°12’49” WEST, 46.19 FEET;
5)

THENCE NORTH 35°46’51” EAST, 5.00 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 75.00 FEET, A CENTRAL ANGLE OF 68°15’46” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 35°46’42” WEST;

6)

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 89.36 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 500.00 FEET, A CENTRAL ANGLE OF 04°42’30” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 75°57’32” WEST;

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7)

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 41.09 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 143.00 FEET, A CENTRAL ANGLE OF 08°20’29” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 71°15’02” WEST;

8)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 20.82 FEET;
9)

THENCE NORTH 27°05’27” EAST, 389.60 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 6000.00 FEET, A CENTRAL ANGLE OF 00°28’42” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 63°51’57” WEST;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN DOCUMENT 0496:0399453 OF OFFICIAL RECORDS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, THE FOLLOWING THREE (3) COURSES:

1)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 50.09 FEET;
2)	NORTH 27°37’16” EAST, 228.55 FEET;
3)

THENCE NORTH 89°12’43” WEST, 9.14 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 6000.00 FEET, A CENTRAL ANGLE OF 00°22’57” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 65°32’14” EAST, SAID POINT ALSO BEING ON THE EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN THE AFOREMENTIONED DOCUMENT 940831:01339 OF OFFICIAL RECORDS;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD THE FOLLOWING TWO (2) COURSES:

1)	THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 40.06 FEET;
2)	THENCE NORTH 24°04’49” EAST ALONG SAID RIGHT-OF-WAY, 142.71 FEET;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN DOCUMENT 940831:01338 OF OFFICIAL RECORDS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, THE FOLLOWING EIGHT (8) COURSES:

1)	NORTH 24°06’50” EAST, 76.42 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 40.00 FEET AND A CENTRAL ANGLE OF 90°36’48”;
2)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 63.26 FEET;
3)	THENCE NORTH 24°43’38” EAST, 32.50 FEET;
4)	THENCE NORTH 65°16’22” WEST, 1.55 FEET;
5)

THENCE NORTH 24°43’38” EAST, 32.50 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 40.00 FEET, A CENTRAL ANGLE OF 89°23’12” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 24°43’38” WEST;

6)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 62.40 FEET;
7)

THENCE NORTH 24°06’50” EAST, 30.30 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 3000.00 FEET, A CENTRAL ANGLE OF 03°53’45” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 65°53’11” WEST;

8)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 203.99 FEET;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN DOCUMENT 900501:00870 OF OFFICIAL RECORDS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, NORTH 70°41’14” EAST, 13.27 FEET (RECORD) 17.49 FEET (MEASURED) TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 43.38 FEET, A CENTRAL ANGLE OF 44°15’53” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 69°15’46” WEST;

THENCE DEPARTING SAID RIGHT-OF-WAY LINE AND ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 33.51 FEET;

THENCE SOUTH 62°18’55” EAST, 307.43 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 228.35 FEET, A CENTRAL ANGLE OF 20°36’47” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 24°32’14” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 82.15 FEET;

THENCE SOUTH 89°17’23” EAST, 143.71 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 1275.46 FEET, A CENTRAL ANGLE OF 04°52’51” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 01°57’34” EAST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 108.65 FEET;

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THENCE NORTH 33°06’16” EAST 24.72 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 45.50 FEET, A CENTRAL ANGLE OF 68°17’20” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 00°32’30” EAST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 54.23 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 25.00 FEET, A CENTRAL ANGLE OF 69°47’28” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 68°49’50” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 30.45 FEET;

THENCE SOUTH 89°11’01” EAST, 61.01 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 70.00 FEET AND A CENTRAL ANGLE OF 90°59’03”;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 111.16 FEET TO A POINT OF CUSP ON THE EAST RIGHT-OF-WAY LINE OF VEGAS PLAZA DRIVE AS SHOWN BY MAP THEREOF IN BOOK 46, PAGE 64 OF PLATS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE;

THENCE SOUTH 00°12’48” EAST 39.29 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 21.50 FEET, A CENTRAL ANGLE OF 55°05’49”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 54°34’21” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 20.67 FEET;

THENCE SOUTH 88°49’38” EAST 99.04 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 449.10 FEET, A CENTRAL ANGLE OF 04°47’17”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 11°59’48” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 37.53 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 21.10 FEET, A CENTRAL ANGLE OF 49°21’12”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 16°49’25” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 18.18 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 10.70 FEET, A CENTRAL ANGLE OF 27°53’16”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 32°29’52” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 5.21 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 12.70 FEET, A CENTRAL ANGLE OF 23°06’26”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 04°37’48” EAST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 5.12 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 68.60 FEET, A CENTRAL ANGLE OF 41°03’53”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 13°26’43” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 49.17 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 52.50 FEET, A CENTRAL ANGLE OF 43°00’24”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 23°03’16” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 39.41 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 177.80 FEET, A CENTRAL ANGLE OF 19°15’45”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 15°57’04” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 59.78 FEET;

THENCE SOUTH 88°48’48” EAST 117.50 FEET;

THENCE SOUTH 63°50’11” EAST 23.91 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIPTION WAS PREPARED BY RANDY A. OXBORROW, PLS NO. 10119, OF LOCHSA SURVEYING, 6345 S. JONES BLVD., SUITE 200, LAS VEGAS, NV 89118, AND REPRESENTS THE REMAINDER OF LOT 1 OF “TI/MIRAGE ONE LOT COMMERCIAL SUBDIVISION” ON FILE IN BOOK 141 OF PLATS, PAGE 55, OFFICIAL RECORDS, AFTER EXCEPTING THEREFROM THOSE CERTAIN RECORDS OF SURVEY FILED IN FILE 177 OF SURVEYS, PAGE 0064, OFFICIAL RECORDS; FILE 177 OF SURVEYS, PAGE 0065, OFFICIAL RECORDS; AND FILE 177 OF SURVEYS, PAGE 0066, OFFICIAL RECORDS.

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PARCEL II:

THAT PORTION OF LOT ONE (1) OF “TI/MIRAGE ONE LOT COMMERCIAL SUBDIVISION”, A COMMERCIAL SUBDIVISION, ON FILE IN BOOK 141 OF PLATS, PAGE 55 IN THE CLARK COUNTY RECORDER’S OFFICE, LYING WITHIN THE WEST HALF (W 1/2) OF SECTION 16, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT OF THE WESTERLY LINE AS DEDICATED BY THOSE CERTAIN DOCUMENTS RECORDED IN BOOK 931020 AS INSTRUMENT NO. 01511 OF OFFICIAL RECORDS IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, FROM WHICH A LAS VEGAS BOULEVARD RIGHT-OF-WAY BRASS CAP NO. 029Y, AS SHOWN BY THAT CERTAIN MAP IN FILE 169, PAGE 20 OF SURVEYS IN CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, BEARS NORTH 31°42’48” EAST 217.60 FEET;

THENCE SOUTH 28°49’54” WEST 8.60 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE WEST, HAVING A RADIUS OF 50.00 FEET, A CENTRAL ANGLE OF 52°41’26”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 66°21’08“EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 45.98 FEET;

THENCE SOUTH 29°02’34” WEST 60.11 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 50.00 FEET AND A CENTRAL ANGLE OF 07°07’30”;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 6.22 FEET;

THENCE SOUTH 36°10’04” WEST 87.41 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 100.00 FEET AND A CENTRAL ANGLE OF 07°07’30”.

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 12.44 FEET;

THENCE SOUTH 29°02’34’ WEST 146.78 FEET TO A POINT FROM WHICH A LAS VEGAS BOULEVARD RIGHT-OF-WAY BRASS CAP NO. 027Y, AS SHOWN BY THAT CERTAIN MAP IN FILE 169, PAGE 20 OF SURVEYS IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, BEARS NORTH 56°46’46” WEST 8.60 FEET AND THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 75.00 FEET AND A CENTRAL ANGLE OF 49°15’58”;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 64.49 FEET;

THENCE SOUTH 86°55’14” WEST 12.30 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 49.80 FEET AND A CENTRAL ANGLE OF 14°47’52”;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 12.86 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 830.00 FEET, A CENTRAL ANGLE OF 09°03’24”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 11°43’06” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 131.20 FEET;

THENCE NORTH 69°05’55” WEST 50.46 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 298.00 FEET AND A CENTRAL ANGLE OF 21°01’58”;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 109.39 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 249.00 FEET, A CENTRAL ANGLE OF 26°50’50”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 41°56’03” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 116.67 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 278.00 FEET, A CENTRAL ANGLE OF 22°05’32”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 68°46’53” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 107.19 FEET;

THENCE NORTH 01°14’10” EAST 90.31 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 35.00 FEET, A CENTRAL ANGLE OF 69°24’13”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 87°59’26” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 42.40 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 365.00 FEET, A CENTRAL ANGLE OF 09°29’47”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 20°08’21” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 60.50 FEET;

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THENCE NORTH 81°57’31” EAST 31.42 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 385.00 FEET, A CENTRAL ANGLE OF 05°49’26”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 05°08’41” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 39.13 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 43.00 FEET, A CENTRAL ANGLE OF 17°10’23”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 00°40’45” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 12.89 FEET;

THENCE SOUTH 67°00’52” EAST 15.55 FEET;

THENCE SOUTH 88°37’20” EAST 143.54 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 44.00 FEET, A CENTRAL ANGLE OF 27°03’59”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 04°30’55” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 20.79 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE , CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 36.00 FEET, A CENTRAL ANGLE OF 31°43’57”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 29°09’16” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 19.94 FEET TO THE BEGINNING OF A NON-TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 435.00 FEET, A CENTRAL ANGLE OF 12°24’36”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 07°11’21” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 94.22 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 455.00 FEET, A CENTRAL ANGLE OF 09°44’50”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 19°35’57” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 77.41 FEET;

THENCE SOUTH 62°30’28” EAST 50.13 FEET;

THENCE SOUTH 60°07’37” EAST 18.81 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 35.54 FEET, A CENTRAL ANGLE OF 23°56’30”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 37°39’02” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 14.85 FEET TO THE POINT OF BEGINNING.

SAID LAND IS ALSO SHOWN AS JOINT VALET PARCEL ON THAT CERTAIN RECORD OF SURVEY FILED IN FILE 177 OF SURVEYS, PAGE 0065, OFFICIAL RECORDS.

PARCEL III:

THAT PORTION OF LOT ONE (1) OF “TI/MIRAGE ONE LOT COMMERCIAL SUBDIVISION”, A COMMERCIAL SUBDIVISION, ON FILE IN BOOK 141 OF PLATS, PAGE 55 IN THE CLARK COUNTY RECORDER’S OFFICE, LYING WITHIN THE EAST HALF (E 1/2) OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER (NE  1⁄4) OF SAID SECTION 17;

THENCE NORTH 53°33’40” WEST 828.35 FEET TO AN ALUMINUM CAP, PLS #6030 AT THE CENTER OF THE CUL-DE-SAC OF PERSHING AVENUE;

THENCE SOUTH 00°32’30” EAST 45.50 FEET TO THE SOUTH RIGHT-OF-WAY LINE OF PERSHING AVENUE AND THE POINT OF BEGINNING;

THENCE SOUTH 33°06’16” WEST, DEPARTING SAID RIGHT-OF-WAY LINE, 24.72 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 1275.46 FEET, A CENTRAL ANGLE OF 04°52’52”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 06°50’26” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 108.66 FEET;

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THENCE NORTH 89°17’23” WEST 143.71 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 228.35 FEET, A CENTRAL ANGLE OF 20°36’47”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 03°55’27” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 82.15 FEET;

THENCE NORTH 62°18’55” WEST 307.43 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 43.38 FEET, A CENTRAL ANGLE OF 44°15’53”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 24°59’53” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 33.51 FEET TO THE EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED BY THOSE CERTAIN DOCUMENTS RECORDED IN BOOK 900501 OF OFFICIAL RECORDS AS INSTRUMENT NO. 00870 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE NEXT FOUR (4) COURSES: NORTH 70°41’14” EAST 4.22 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE EAST, HAVING A RADIUS OF 35.00 FEET, A CENTRAL ANGLE OF 47°55’52”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 70°40’14” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 29.28 FEET;

THENCE NORTH 28°36’06” EAST 257.71 FEET;

THENCE NORTH 27°38’40” EAST 227.58 FEET TO THE SOUTH RIGHT-OF-WAY LINE OF SPRING MOUNTAIN ROAD AS DEDICATED BY THOSE CERTAIN DOCUMENTS RECORDED IN BOOK 980415 OF OFFICIAL RECORDS AS INSTRUMENT NO. 00154 IN CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, BEING THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 30.00 FEET AND A CENTRAL ANGLE OF 67°45’49;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE NEXT TWO (2) COURSES: ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 35.48 FEET;

THENCE SOUTH 84°35’31” EAST 337.34 FEET;

THENCE SOUTH 00°25’43” WEST 292.58 FEET TO THE RIGHT-OF-WAY LINE OF BLACK CANYON AVENUE AND THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 45.50 FEET, A CENTRAL ANGLE OF 73°47’02”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 66°18’24” WEST;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE NEXT TWO (2) COURSES: ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 58.59 FEET;

THENCE SOUTH 50°05’26” EAST 24.08 FEET;

THENCE SOUTH 00°48’59” WEST, DEPARTING SAID RIGHT-OF-WAY LINE, 150.00 FEET TO THE NORTH RIGHT-OF-WAY LINE OF PERSHING AVENUE;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE NEXT TWO (2) COURSES: SOUTH 65°38’25” WEST 7.82 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE EAST, HAVING A RADIUS OF 45.50 FEET AND A CENTRAL ANGLE OF 156°10’55”;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 124.03 FEET TO THE POINT OF BEGINNING;

SAID LAND IS ALSO SHOWN AS JOINT EMPLOYEE GARAGE PARCEL ON THAT CERTAIN RECORD OF SURVEY FILED IN FILE 177 OF SURVEYS, PAGE 0066, OFFICIAL RECORDS.

THE ABOVE PARCEL I, PARCEL II AND PARCEL III ARE ALSO DESCRIBED AS FOLLOWS:

THAT PORTION OF BOOK 19880407, INSTRUMENT 00313 AND BOOK 19901004, INSTRUMENT 00062 IN BOOK OF DEEDS, ON FILE IN THE CLARK COUNTY RECORDER’S OFFICE, LOCATED WITHIN THE WEST HALF (W 1/2) OF SECTION 16 AND THE EAST HALF (E 1/2) OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 16;

THENCE ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 16 NORTH 00°24’19” WEST 493.27 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 63°50’11” EAST 94.06 FEET;

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THENCE SOUTH 33°16’55” WEST 26.46 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 4.60 FEET, A CENTRAL ANGLE OF 92°13’00”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 08°52’21” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 7.40 FEET;

THENCE SOUTH 01°21’09” WEST 36.82 FEET;

THENCE SOUTH 01°32’41” WEST 53.52 FEET TO THE POINT OF CUSP OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 35.00 FEET, A CENTRAL ANGLE OF 64°55’01” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 87°31’21” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 39.66 FEET TO THE BEGINNING OF A NON-TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 365.00 FEET, A CENTRAL ANGLE OF 09°29’47”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 20°08’21” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 60.50 FEET;

THENCE NORTH 81°57’31” EAST 31.42 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 385.00 FEET, A CENTRAL ANGLE OF 05°49’26”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 05°08’41” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 39.13 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 43.00 FEET, A CENTRAL ANGLE OF 17°10’23”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 00°40’45” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 12.89 FEET;

THENCE SOUTH 67°00’52” EAST 15.55 FEET;

THENCE SOUTH 88°37’20” EAST 143.54 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 44.00 FEET, A CENTRAL ANGLE OF 27°03’59”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 04°30’55” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 20.79 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 36.00 FEET, A CENTRAL ANGLE OF 31°43’57”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 29°09’16” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 19.94 FEET TO THE BEGINNING OF A NON-TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 435.00 FEET, A CENTRAL ANGLE OF 12°24’36”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 07°11’21” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 94.22 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 455.00 FEET, A CENTRAL ANGLE OF 09°44’50”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 19°35’57” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 77.41 FEET;

THENCE SOUTH 62°30’28” EAST 50.13 FEET;

THENCE SOUTH 60°07’37” EAST 18.81 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 35.54 FEET, A CENTRAL ANGLE OF 23°56’30”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 37°39’02” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 14.85 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF LAS VEGAS BOULEVARD AS DEDICATED BY THOSE CERTAIN DOCUMENTS RECORDED IN BOOK 931020 AS INSTRUMENT 01511 OF OFFICIAL RECORDS IN THE CLARK COUNTY, RECORDER’S OFFICE, CLARK COUNTY, NEVADA, FROM WHICH A LAS VEGAS BOULEVARD RIGHT-OF-WAY BRASS CAP NO. 029Y, AS SHOWN BY THAT CERTAIN MAP IN FILE 169, PAGE 20 OF SURVEYS IN CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, BEARS NORTH 31°42’48” EAST 217.60 FEET;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE FOLLOWING TWENTY THREE (23) COURSES;

1)

SOUTH 28°49’54” WEST 8.60 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE WEST, HAVING A RADIUS OF 50.00 FEET, A CENTRAL ANGLE OF 52°41’26”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 66°21’08” EAST;

2)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 45.98 FEET;
3)	THENCE SOUTH 29°02’34” WEST, 60.11 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE NORTHWEST, HAVING A RADIUS OF 50.00 FEET AND A CENTRAL ANGLE OF 07°07’30”;

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4)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 6.22 FEET;
5)	THENCE SOUTH 36°10’04” WEST, 87.41 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 100.00 FEET AND A CENTRAL ANGLE OF 07°07’30”;
6)	THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 12.44 FEET;
7)

THENCE SOUTH 29°02’34” WEST, 146.78 FEET TO A POINT FROM WHICH A LAS VEGAS BOULEVARD RIGHT-OF-WAY BRASS CAP NO. 027Y, AS SHOWN BY THAT CERTAIN MAP IN FILE 169, PAGE 20 OF SURVEYS IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, BEARS NORTH 56°46’46 WEST 8.60 FEET AND THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 75.00 FEET AND A CENTRAL ANGLE OF 49°15’58”;

8)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 64.49 FEET;
9)	THENCE SOUTH 11°41’28” EAST, 22.85 FEET;
10)

THENCE SOUTH 24°39’16” WEST 29.31 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 210.00 FEET AND A CENTRAL ANGLE OF 04°36’48”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 24°39’17” EAST;

11)

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 16.91 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 8.00 FEET, A CENTRAL ANGLE OF 86°03’20” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 29°16’06” EAST;

12)

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 12.02 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 4066.00 FEET, A CENTRAL ANGLE OF 03°11’04” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 64°40’34” WEST;

13)

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 225.98 FEET TO THE BEGINNING OF A NON-TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 1000.00 FEET, A CENTRAL ANGLE OF 05°04’14” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 67°51’39” WEST;

14)	THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 88.50 FEET;
15)	THENCE SOUTH 17°04’07” WEST, 271.00 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 4054.00 FEET AND A CENTRAL ANGLE OF 02°20’57”;
16)

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 166.22 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 8.00 FEET, A CENTRAL ANGLE OF 91°48’30” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 75°16’49” EAST;

17)

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 12.82 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 200.00 FEET, A CENTRAL ANGLE OF 02°20’23” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 16°31’41” WEST;

18)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARCH LENGTH OF 8.17 FEET;
19)	THENCE SOUTH 18°52’04” WEST 33.74 FEET;
20)

THENCE SOUTH 45°12’14” WEST 19.51 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 61.24 FEET, A CENTRAL ANGLE OF 60°48’08” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 45°12’14” EAST;

21)

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 64.99 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 248.30 FEET, A CENTRAL ANGLE OF 06°46’08” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 73°59’38” WEST;

22)

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 29.33 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 512.04 FEET, A CENTRAL ANGLE OF 02°59’41” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 80°45’46” EAST;

23)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 26.76 FEET;

THENCE DEPARTING SAID RIGHT-OF-WAY LINE, NORTH 88°44’46” WEST 138.91 FEET;

THENCE NORTH 88°51’07” WEST 1924.03 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 45.00 FEET, A CENTRAL ANGLE OF 44°33’49” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 45°13’22” WEST, SAID POINT BEING ON THE

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EAST RIGHT-OF-WAY LINE OF FRANK SINATRA DRIVE AND INDUSTRIAL ROADS AS DEDICATED IN DOCUMENT 940831:01339 OF OFFICIAL RECORDS IN THE CLARK COUNTY NEVADA RECORDER’S OFFICE;

THENCE ALONG SAID EAST RIGHT-OF-WAY LINE THE FOLLOWING NINE (9) COURSES:

1)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 35.00 FEET;
2)	THENCE NORTH 00°12’49” WEST, 137.18 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 40.00 FEET AND A CENTRAL ANGLE OF 91°31’55”;
3)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 63.90 FEET;
4)	THENCE NORTH 00°12’49” WEST 46.19 FEET;
5)

THENCE NORTH 35°46’51” EAST 5.00 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 75.00 FEET, A CENTRAL ANGLE OF 68°15’46” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 35°46’42” WEST;

6)

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 89.36 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 500.00 FEET, A CENTRAL ANGLE OF 04°42’30” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 75°57’32” WEST;

7)

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 41.09 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 143.00 FEET, A CENTRAL ANGLE OF 08°20’29” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 71°15’02” WEST;

8)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 20.82 FEET;
9)

THENCE NORTH 27°05’27” EAST, 389.60 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 6000.00 FEET, A CENTRAL ANGLE OF 00°28’42” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 63°51’57” WEST;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN DOCUMENT 0496:0399453 OF OFFICIAL RECORDS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, THE FOLLOWING THREE (3) COURSES:

1)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 50.09 FEET;
2)	NORTH 27°37’16” EAST 228.55 FEET;
3)

THENCE NORTH 89°12’43” WEST, 9.14 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 6000.00 FEET, A CENTRAL ANGLE OF 00°22’57” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 65°32’14” EAST, SAID POINT ALSO BEING ON THE EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN THE AFOREMENTIONED DOCUMENT 940831:01339 OF OFFICIAL RECORDS;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD THE FOLLOWING TWO (2) COURSES:

1)	THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 40.06 FEET;
2)	THENCE NORTH 24°04’49” EAST ALONG SAID RIGHT-OF-WAY, 142.71 FEET;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN DOCUMENT 940831:01338 OF OFFICIAL RECORDS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, THE FOLLOWING EIGHT (8) COURSES:

1)	NORTH 24°06’50” EAST, 76.42 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 40.00 FEET AND A CENTRAL ANGLE OF 90°36’48”;
2)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 63.26 FEET;
3)	THENCE NORTH 24°43’38” EAST 32.50 FEET;
4)	THENCE NORTH 65°16’22” WEST 1.55 FEET;
5)	THENCE NORTH 24°43’38” EAST 32.50 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 40.00 FEET, A CENTRAL ANGLE OF 89°23’12” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 24°43’38” WEST;
6)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 62.40 FEET;
7)	THENCE NORTH 24°06’50” EAST 30.30 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 3000.00 FEET, A CENTRAL ANGLE OF 03°53’45” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 65°53’11” WEST;
8)	THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 203.99 FEET;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN DOCUMENT 900501:00870 OF OFFICIAL RECORDS IN THE CLARK COUNTY, NEVADA

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RECORDER’S OFFICE, NORTH 70°41’14” EAST, 17.49 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 35.00 FEET, A CENTRAL ANGLE OF 47°55’52” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 70°40’14” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 29.28 FEET;

THENCE NORTH 28°36’06” EAST 257.71 FEET;

THENCE NORTH 27°38’40” EAST 227.58 FEET TO THE SOUTH RIGHT-OF-WAY LINE OF SPRING MOUNTAIN ROAD AS DEDICATED BY THOSE CERTAIN DOCUMENTS RECORDED IN BOOK 980415 OF OFFICIAL RECORDS AS INSTRUMENT NO. 00154 IN CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, BEING THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 30.00 FEET AND A CENTRAL ANGLE OF 67°45’49”;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE NEXT TWO (2) COURSES: ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 35.48 FEET; THENCE SOUTH 84°35’31” EAST, 337.34 FEET;

THENCE SOUTH 00°25’43” WEST 292.58 FEET TO THE RIGHT-OF-WAY LINE OF BLACK CANYON AVENUE AND THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 45.50 FEET, A CENTRAL ANGLE OF 73°47’02” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 66°18’24” WEST;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE NEXT TWO (2) COURSES: ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 58.59 FEET;

THENCE SOUTH 50°05’26” EAST, 24.08 FEET;

THENCE SOUTH 00°48’59” WEST, DEPARTING SAID RIGHT-OF-WAY LINE, 150.00 FEET TO THE NORTH RIGHT-OF-WAY LINE OF PERSHING AVENUE;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE NEXT TWO (2) COURSES: SOUTH 65°38’25” WEST 7.82 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE EAST, HAVING A RADIUS OF 45.50 FEET AND A CENTRAL ANGLE OF 224°28’15”;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 178.26 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 25.00 FEET, A CENTRAL ANGLE OF 69°47’28” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 68°49’50” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 30.45 FEET;

THENCE SOUTH 89°11’01” EAST 61.01 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 70.00 FEET AND A CENTRAL ANGLE OF 90°59’03”;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 111.16 FEET TO A POINT OF CUSP ON THE EAST RIGHT-OF-WAY LINE OF VEGAS PLAZA DRIVE AS SHOWN BY MAP THEREOF IN BOOK 46, PAGE 64 OF PLATS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE;

THENCE SOUTH 00°12’48” EAST 39.29 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 21.50 FEET, A CENTRAL ANGLE OF 55°05’49”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 54°34’21” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 20.67 FEET;

THENCE SOUTH 88°49’38” EAST 99.04 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 449.10 FEET, A CENTRAL ANGLE OF 04°47’17”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 11°59’48” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 37.53 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 21.10 FEET, A CENTRAL ANGLE OF 49°21’12”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 16°49’25” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 18.18 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 10.70 FEET, A CENTRAL ANGLE OF 27°53’16”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 32°29’52” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 5.21 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 12.70 FEET, A CENTRAL ANGLE OF 23°06’26”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 04°37’48” EAST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 5.12 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 68.60 FEET, A

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CENTRAL ANGLE OF 41°03’53”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 13°26’43” WEST; THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 49.17 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 52.50 FEET, A CENTRAL ANGLE OF 43°00’24”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 23°03’16” WEST; THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 39.41 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 177.80 FEET, A CENTRAL ANGLE OF 19°15’45”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 15°57’04” WEST; THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 59.78 FEET; THENCE SOUTH 88°48’48” EAST 117.50 FEET; THENCE SOUTH 63°50’11” EAST 23.91 FEET TO THE POINT OF BEGINNING.

(THIS DESCRIPTION DOES NOT REPRESENT LEGAL TRACTS OF LAND AND IS NOT TO BE USED TO SUBDIVIDE LAND CONTRARY TO THE LAW AS ESTABLISHED AND CODIFIED IN N.R.S. 278.)

PREPARED BY: RANDY A. OXBORROW

PROFESSIONAL LAND SURVEYOR

NEVADA CERTIFICATE NUMBER 10119

EXPIRATION DATE: DECEMBER 31, 2009

LOCHSA SURVEYING

6345 SOUTH JONES BLVD., SUITE 200

LAS VEGAS, NV 89118

PH: (702) 365-9312

FX: (702) 320-1769

PARCEL IV:

PERPETUAL NON-EXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS AS SET FORTH IN THAT CERTAIN “DECLARATION OF RECIPROCAL EASEMENTS AND OPTION TO PURCHASE TENANCY-IN-COMMON INTEREST”, RECORDED MARCH 20, 2009 IN BOOK 20090320 AS DOCUMENT NO. 00883, OFFICIAL RECORDS.

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Monte Carlo Hotel and Casino – 3770 Las Vegas Blvd. South, Las Vegas, NV

PARCEL I:

LOT ONE (1) OF VICTORIA PARTNERS, A COMMERCIAL SUBDIVISION, AS SHOWN ON THAT MAP ON FILE IN BOOK 147 OF PLATS, PAGE 50 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA OF OFFICIAL RECORDS.

EXCEPTING THEREFROM THE FOLLOWING PARCEL:

(PARK PARCEL (SOUTH)

BEING A PORTION OF LOT 1 OF VICTORIA PARTNERS, A COMMERCIAL

SUBDIVISION, AS SHOWN ON THAT MAP ON FILE IN BOOK 147 OF PLATS, PAGE 50

IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, LYING

WITHIN THE SOUTHEAST QUARTER (SE  1⁄4) OF SECTION 20, TOWNSHIP 21

SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING MORE PARTICULARLY

DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT 1, SAID POINT LIES AT

THE INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LINE OF FRANK SINATRA

DRIVE WITH THE NORTHERLY RIGHT-OF-WAY LINE OF TROPICANA AVENUE;

THENCE ALONG THE BOUNDARY LINE OF SAID LOT 1, BEING THE NORTHERLY

RIGHT-OF-WAY LINE OF SAID TROPICANA AVENUE, NORTH 89°03’52” EAST, A

DISTANCE OF 638.46 FEET TO THE SOUTHWEST CORNER OF THAT LAND

DESCRIBED IN DOCUMENT RECORDED IN BOOK 950106, AS INSTRUMENT NO.

00827 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA; THENCE DEPARTING

SAID NORTHERLY RIGHT-OF-WAY LINE, AND ALONG THE WESTERLY LINE

THEREOF, NORTH 00°08’05” EAST, A DISTANCE OF 667.93 FEET TO THE

NORTHWEST CORNER THEREOF; THENCE ALONG THE NORTHERLY LINE

THEREOF, NORTH 89°34’07” EAST, A DISTANCE OF 319.07 FEET TO THE POINT OF

BEGINNING, SAID POINT BEING THE BEGINNING OF A NON-TANGENT CURVE

HAVING A RADIUS OF 102.00 FEET, A RADIAL LINE TO SAID POINT BEARS NORTH

80°09’ 17” EAST; THENCE DEPARTING SAID NORTHERLY LINE AND BOUNDARY

LINE, NORTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT

CONCAVE SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 37°45’18”, AN ARC

LENGTH OF 67.21 FEET; THENCE NORTH 47°36’0l” WEST, A DISTANCE OF 88.72

FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 136.00

FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT

CONCAVE EASTERLY THROUGH A CENTRAL ANGLE OF 67°49’44”, AN ARC

LENGTH OF 161.00 FEET; THENCE NORTH 20°13’43” EAST, A DISTANCE OF 47.94

FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 32.00

FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT

CONCAVE SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 98°53’27”, AN ARC

LENGTH OF 55.23 FEET TO A POINT OF CUSP WITH A CURVE HAVING A RADIUS OF

278.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 11°20’16” WEST;

THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT

CONCAVE SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 19°28’ 11”, AN ARC

LENGTH OF 94.47 FEET; THENCE SOUTH 59°11’33” EAST, A DISTANCE OF 107.75

FEET; THENCE SOUTH 65°51’08” EAST, A DISTANCE OF 106.30 FEET TO THE

BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 345.00 FEET; THENCE

EASTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE NORTHERLY

THROUGH A CENTRAL ANGLE OF 45°37’24”, AN ARC LENGTH OF 274.72 FEET;

THENCE NORTH 68°31’28” EAST, A DISTANCE OF 41.26 FEET; THENCE NORTH

64°33’49” EAST, A DISTANCE OF 87.56 FEET TO THE BEGINNING OF A TANGENT

CURVE HAVING A RADIUS OF 335.00 FEET; THENCE EASTERLY ALONG THE ARC

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OF SAID CURVE TO THE RIGHT CONCAVE SOUTHERLY THROUGH A CENTRAL ANGLE OF 25°30’45”, AN ARC LENGTH OF 149.17 FEET; THENCE SOUTH 89°55’26” EAST, A DISTANCE OF 108.39 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 32.00 FEET; THENCE EASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE SOUTHERLY THROUGH A CENTRAL ANGLE OF 26°29’04”, AN ARC LENGTH OF 14.79 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF LAS VEGAS BOULEVARD, BEING ALSO THE BOUNDARY LINE OF THE AFORESAID LOT 1: THENCE ALONG SAID WESTERLY RIGHT-OF- WAY LINE AND EASTERLY LOT LINE, SOUTH 00°02’00” EAST, A DISTANCE OF 137.20 FEET; THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY LINE AND CONTINUING ALONG SAID BOUNDARY, SOUTH 89°58’00” WEST, A DISTANCE OF 600.00 FEET; THENCE SOUTH 00°02’00” EAST, A DISTANCE OF 156.56 FEET; THENCE SOUTH 89°34’07” WEST, A DISTANCE OF 189.05 FEET TO THE POINT OF BEGINNING.

THE ABOVE METES AND BOUNDS DESCRIPTION PREVIOUSLY APPEARED IN THAT CERTAIN QUITCLAIM DEED RECORDED SEPTEMBER 26, 2014 IN BOOK 20140926 AS DOCUMENT NO. 0001542, AND IS SHOWN ON THE MAP ON FILE IN FILE 192 OF SURVEYS, PAGE 83 AS THE “PARK PARCEL (SOUTH)”.

FURTHER EXCEPTING THEREFROM THE FOLLOWING PARCEL:

(PARK PARCEL (NORTH)

BEING A PORTION OF LOT 1 OF VICTORIA PARTNERS, A COMMERCIAL

SUBDIVISION, AS SHOWN ON THAT MAP ON FILE IN BOOK 147 OF PLATS, PAGE 50

IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, LYING

WITHIN THE SOUTHEAST QUARTER (SE  1⁄4) OF SECTION 20, TOWNSHIP 21 SOUTH,

RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING MORE PARTICULARLY

DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT 1, SAID POINT LIES AT THE INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LINE OF FRANK SINATRA DRIVE WITH THE NORTHERLY RIGHT-OF-WAY LINE OF TROPICANA AVENUE; THENCE ALONG THE SOUTHERLY LINE OF SAID LOT 1, BEING THE NORTHERLY RIGHT-OF-WAY LINE OF SAID TROPICANA AVENUE, NORTH 89°03’52” EAST, A DISTANCE OF 638.46 FEET TO THE SOUTHWEST CORNER OF THAT LAND DESCRIBED IN DOCUMENT RECORDED IN BOOK 950106, AS INSTRUMENT NO 00827 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY LINE, AND ALONG THE WESTERLY LINE THEREOF, NORTH • 00°08’05” EAST, A DISTANCE OF 667.93 FEET TO THE NORTHWEST CORNER THEREOF; THENCE ALONG THE NORTHERLY LINE THEREOF, NORTH 89°34’07” EAST, A DISTANCE OF 508.11 FEET; THENCE NORTH 00°02’00” WEST, A DISTANCE OF 156.56 FEET; THENCE NORTH 89°58’00” EAST, A DISTANCE OF 600.00 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF LAS VEGAS BOULEVARD; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY LINE AND BOUNDARY, NORTH 00°02’00” WEST, A DISTANCE OF 228.46 FEET TO THE POINT OF BEGINNING, SAID POINT BEING THE BEGINNING OF A NON TANGENT CURVE HAVING A RADIUS OF 32.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 49°56’48” EAST; THENCE DEPARTING SAID BOUNDARY LINE AND WESTERLY RIGHT-OF-WAY LINE, SOUTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE NORTHWESTERLY THROUGH A CENTRAL ANGLE OF 50°02’55”, AN ARC LENGTH OF 27.95 FEET; THENCE NORTH 89°53’54” WEST, A DISTANCE OF 86.21 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 302.00 FEET; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE SOUTHEASTERLY THROUGH A CENTRAL ANGLE OF 37°45’03”, AN ARC LENGTH OF 198.98 FEET TO THE BEGINNING OF A REVERSE CURVE HAVING A RADIUS OF 290.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 37°38’57” EAST;

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THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE NORTHWESTERLY THROUGH A CENTRAL ANGLE OF 16°10’26”, AN ARC LENGTH OF 81.86 FEET; THENCE SOUTH 68°31’28” WEST, A DISTANCE OF 37.87 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 297.00 FEET; THENCE WESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE NORTHERLY THROUGH A CENTRAL ANGLE OF 52°16’58”, AN ARC LENGTH OF 271.01 FEET; THENCE NORTH 59°11’33” WEST, A DISTANCE OF 155.80 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 30.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE EASTERLY THROUGH A CENTRAL ANGLE OF 78°39’12”, AN ARC LENGTH OF 41.18 FEET; THENCE NORTH 19°27’38” EAST, A DISTANCE OF 17.63 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 100.16 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE WESTERLY THROUGH A CENTRAL ANGLE OF 21°39’10”, AN ARC LENGTH OF 37.85 FEET; THENCE NORTH 60°04’41” EAST, A DISTANCE OF 50.43 FEET; THENCE SOUTH 29°55’19” EAST, A DISTANCE OF 124.15 FEET; THENCE NORTH 60°04’41”EAST, A DISTANCE OF 49.58 FEET; THENCE NORTH 89°50’13” EAST, A DISTANCE OF 204.74 FEET; THENCE NORTH 00°04’34” EAST, A DISTANCE OF 33.50 FEET; THENCE SOUTH 89°55’26” EAST A DISTANCE OF 122.35 FEET; THENCE SOUTH 00°04’34” WEST, A DISTANCE OF 10.66 FEET; THENCE SOUTH 89°55’26” EAST, A DISTANCE OF 30.81 FEET; THENCE NORTH 00°04’34” EAST, A DISTANCE OF 10.80 FEET; THENCE SOUTH 89°55’26” EAST, A DISTANCE OF 124.82 FEET; THENCE SOUTH 00°04’34” WEST, A DISTANCE OF 17.73 FEET; THENCE SOUTH 89°55’26” EAST, A DISTANCE OF 25.07 FEET; THENCE SOUTH 00°04’34” WEST, A DISTANCE OF 16.50 FEET; THENCE SOUTH 89°57’44” EAST, A DISTANCE OF 16.05 FEET; THENCE SOUTH 00°02’16” WEST, A DISTANCE OF 2.00 FEET; THENCE SOUTH 89°57’44” EAST, A DISTANCE OF 16.05 FEET; THENCE SOUTH 00°02’16” WEST, A DISTANCE OF 2.00 FEET; THENCE SOUTH 89°57’44” EAST, A DISTANCE OF 17.33 FEET; THENCE NORTH 00°02’16” EAST, A DISTANCE OF 2.00 FEET; THENCE SOUTH 89°57’44” EAST, A DISTANCE OF 32.17 FEET; THENCE SOUTH 00°02’16” WEST, A DISTANCE OF 2.00 FEET; THENCE SOUTH 89°57’44” EAST, A DISTANCE OF 19.91 FEET; THENCE NORTH 00°04’34” EAST, A DISTANCE OF 21.60 FEET; THENCE NORTH 62°04’ 12” EAST, A DISTANCE OF 19.54 FEET; THENCE NORTH 33°04’56” EAST, A DISTANCE OF l.16 FEET; THENCE NORTH 89°58’00” EAST, A DISTANCE OF 21.73 FEET TO THE AFORESAID WESTERLY RIGHT-OF-WAY LINE OF LAS VEGAS BOULEVARD AND BOUNDARY LINE; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY LINE AND BOUNDARY LINE, SOUTH 00°02’00” EAST, A DISTANCE OF 31.96 FEET TO THE POINT OF BEGINNING.

THE ABOVE METES AND BOUNDS DESCRIPTION PREVIOUSLY APPEARED IN THAT CERTAIN QUITCLAIM DEED RECORDED SEPTEMBER 4, 2015 IN BOOK 20150904 AS DOCUMENT NO. 0002036, AND IS SHOWN ON THE MAP ON FILE IN FILE 192 OF SURVEYS, PAGE 83 AS THE “PARK PARCEL (NORTH)”.

AND FURTHER EXCEPTING THEREFROM THE FOLLOWING PARCEL:

(ARENA PARCEL)

BEING A PORTION OF LOT 1 OF VICTORIA PARTNERS, A COMMERCIAL SUBDIVISION, AS SHOWN ON THAT MAP ON FILE IN BOOK 147 OF PLATS, PAGE 50 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, LYING WITHIN THE SOUTHEAST QUARTER (SE ¼) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT 1, SAID POINT LIES AT THE INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LINE OF FRANK SINATRA

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DRIVE WITH THE NORTHERLY RIGHT-OF-WAY LINE OF TROPICANA AVENUE, SAID POINT BEING THE BEGINNING OF A NON-TANGENT CURVE HAVING A RADIUS OF 1140.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 80°16’54” EAST; THENCE ALONG THE WESTERLY LINE OF SAID LOT 1, BEING THE EASTERLY RIGHT-OF-WAY LINE OF SAID FRANK SINATRA DRIVE, NORTHERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE WESTERLY THROUGH A CENTRAL ANGLE OF 31°00’22”, AN ARC LENGTH OF 616.92 FEET; THENCE CONTINUING ALONG SAID WESTERLY LOT LINE AND EASTERLY RIGHT-OF-WAY LINE, NORTH 21°17’15” WEST, A DISTANCE OF 167.74 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 1060.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE EASTERLY THROUGH A CENTRAL ANGLE OF 08°12’53”, AN ARC LENGTH OF 151.98 FEET; THENCE DEPARTING SAID WESTERLY LOT LINE AND EASTERLY RIGHT-OF-WAY LINE, NORTH 76°55’37” EAST, A DISTANCE OF 16.18 FEET TO THE BEGINNING OF A NONTANGENT CURVE HAVING A RADIUS OF 30.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 74°18’01” WEST; THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE SOUTHEASTERLY THROUGH A CENTRAL ANGLE OF 105°11’59”, AN ARC LENGTH OF 55.08 FEET; THENCE NORTH 89°30’00” EAST, A DISTANCE OF 578.27 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 340.00 FEET; THENCE EASTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE NORTHERLY THROUGH A CENTRAL ANGLE OF 29°46’40”, AN ARC LENGTH OF 176.71 FEET TO THE BEGINNING OF A REVERSE CURVE HAVING A RADIUS OF 278.00 FEET, A RADIAL LINE TO SAID POINT BEARS NORTH 30°16’18” WEST; THENCE EASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE SOUTHERLY THROUGH A CENTRAL ANGLE OF 41°36’34”, AN ARC LENGTH OF 201.89 FEET TO THE BEGINNING OF A COMPOUND CURVE HAVING A RADIUS OF 32.00 FEET, A RADIAL LINE TO SAID POINT BEARS NORTH 11°20’16” EAST; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 98°53’27”, AN ARC LENGTH OF 55.23 FEET; THENCE SOUTH 20°13’43” WEST, A DISTANCE OF 47.94 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 136.00 FEET; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE NORTHEASTERLY THROUGH A CENTRAL ANGLE OF 67°49’44”, AN ARC LENGTH OF 161.00 FEET; THENCE SOUTH 47°36’01” EAST, A DISTANCE OF 88.72 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 102.00 FEET; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 37°45’18”, AN ARC LENGTH OF 67.21 FEET TO THE NORTHERLY LINE OF THAT LAND DESCRIBED IN DOCUMENT RECORDED IN BOOK 950106, AS INSTRUMENT NO. 00827 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA; THENCE ALONG SAID NORTHERLY LINE, SOUTH 89°34’07” WEST, A DISTANCE OF 319.07 FEET TO THE NORTHWEST CORNER THEREOF; THENCE ALONG THE WESTERLY LINE THEREOF, SOUTH 00°08’05” WEST, A DISTANCE OF 667.93 FEET TO THE AFORESAID NORTHERLY RIGHT-OF-WAY LINE OF TROPICANA AVENUE; THENCE DEPARTING SAID WESTERLY LINE AND ALONG SAID NORTHERLY RIGHT-OF-WAY LINE, SOUTH 89°03’52” WEST, A DISTANCE OF 638.46

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FEET TO THE POINT OF BEGINNING.

THE ABOVE METES AND BOUNDS DESCRIPTION PREVIOUSLY APPEARED IN THAT CERTAIN QUITCLAIM DEED RECORDED AUGUST 20, 2014 IN BOOK 20140820 AS DOCUMENT NO. 0002234, AND IS SHOWN ON THAT MAP ON FILE IN FILE 192 OF SURVEYS, PAGE 84, AS “ARENA PARCEL”.

PARCEL II:

(PARK PARCEL (NORTH)

BEING A PORTION OF LOT 1 OF VICTORIA PARTNERS, A COMMERCIAL

SUBDIVISION, AS SHOWN ON THAT MAP ON FILE IN BOOK 147 OF PLATS, PAGE 50

IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, LYING

WITHIN THE SOUTHEAST QUARTER (SE ¼) OF SECTION 20, TOWNSHIP 21 SOUTH,

RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING MORE PARTICULARLY

DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT 1, SAID POINT LIES AT THE INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LINE OF FRANK SINATRA DRIVE WITH THE NORTHERLY RIGHT-OF-WAY LINE OF TROPICANA AVENUE; THENCE ALONG THE SOUTHERLY LINE OF SAID LOT 1, BEING THE NORTHERLY RIGHT-OF-WAY LINE OF SAID TROPICANA AVENUE, NORTH 89°03’52” EAST, A DISTANCE OF 638.46 FEET TO THE SOUTHWEST CORNER OF THAT LAND DESCRIBED IN DOCUMENT RECORDED IN BOOK 950106, AS INSTRUMENT NO 00827 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY LINE, AND ALONG THE WESTERLY LINE THEREOF, NORTH 00°08’05” EAST, A DISTANCE OF 667.93 FEET TO THE NORTHWEST CORNER THEREOF; THENCE ALONG THE NORTHERLY LINE THEREOF, NORTH 89°34’07” EAST, A DISTANCE OF 508.11 FEET; THENCE NORTH 00°02’00” WEST, A DISTANCE OF 156.56 FEET; THENCE NORTH 89°58’00” EAST, A DISTANCE OF 600.00 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF LAS VEGAS BOULEVARD; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY LINE AND BOUNDARY, NORTH 00°02’00” WEST, A DISTANCE OF 228.46 FEET TO THE POINT OF BEGINNING, SAID POINT BEING THE BEGINNING OF A NON TANGENT CURVE HAVING A RADIUS OF 32.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 49°56’48” EAST; THENCE DEPARTING SAID BOUNDARY LINE AND WESTERLY RIGHT-OF-WAY LINE, SOUTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE NORTHWESTERLY THROUGH A CENTRAL ANGLE OF 50°02’55”, AN ARC LENGTH OF 27.95 FEET; THENCE NORTH 89°53’54” WEST, A DISTANCE OF 86.21 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 302.00 FEET; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE SOUTHEASTERLY THROUGH A CENTRAL ANGLE OF 37°45’03”, AN ARC LENGTH OF 198.98 FEET TO THE BEGINNING OF A REVERSE CURVE HAVING A RADIUS OF 290.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 37°38’57” EAST; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE NORTHWESTERLY THROUGH A CENTRAL ANGLE OF 16°10’26”, AN ARC LENGTH OF 81.86 FEET; THENCE SOUTH 68°31’28” WEST, A DISTANCE OF 37.87 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 297.00 FEET; THENCE WESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE NORTHERLY THROUGH A CENTRAL ANGLE OF 52°16’58”, AN ARC LENGTH OF 271.01 FEET; THENCE NORTH 59°11’33” WEST, A DISTANCE OF 155.80 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 30.00 FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE EASTERLY THROUGH A CENTRAL ANGLE OF 78°39’12”, AN ARC LENGTH OF 41.18 FEET; THENCE NORTH 19°27’38” EAST, A DISTANCE OF 17.63 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 100.16

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FEET; THENCE NORTHERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE WESTERLY THROUGH A CENTRAL ANGLE OF 21°39’10”, AN ARC LENGTH OF 37.85 FEET; THENCE NORTH 60°04’41” EAST, A DISTANCE OF 50.43 FEET; THENCE SOUTH 29°55’19” EAST, A DISTANCE OF 124.15 FEET; THENCE NORTH 60°04’41”EAST, A DISTANCE OF 49.58 FEET; THENCE NORTH 89°50’13” EAST, A DISTANCE OF 204.74 FEET; THENCE NORTH 00°04’34” EAST, A DISTANCE OF 33.50 FEET; THENCE SOUTH 89°55’26” EAST A DISTANCE OF 122.35 FEET; THENCE SOUTH 00°04’34” WEST, A DISTANCE OF 10.66 FEET; THENCE SOUTH 89°55’26” EAST, A DISTANCE OF 30.81 FEET; THENCE NORTH 00°04’34” EAST, A DISTANCE OF 10.80 FEET; THENCE SOUTH 89°55’26” EAST, A DISTANCE OF 124.82 FEET; THENCE SOUTH 00°04’34” WEST, A DISTANCE OF 17.73 FEET; THENCE SOUTH 89°55’26” EAST, A DISTANCE OF 25.07 FEET; THENCE SOUTH 00°04’34” WEST, A DISTANCE OF 16.50 FEET; THENCE SOUTH 89°57’44” EAST, A DISTANCE OF 16.05 FEET; THENCE SOUTH 00°02’16” WEST, A DISTANCE OF 2.00 FEET; THENCE SOUTH 89°57’44” EAST, A DISTANCE OF 16.50 FEET; THENCE SOUTH 00°02’16” WEST, A DISTANCE OF 2.00 FEET; THENCE SOUTH 89°57’44” EAST, A DISTANCE OF 17.33 FEET; THENCE NORTH 00°02’16” EAST, A DISTANCE OF 2.00 FEET; THENCE SOUTH 89°57’44” EAST, A DISTANCE OF 32.17 FEET; THENCE SOUTH 00°02’16” WEST, A DISTANCE OF 2.00 FEET; THENCE SOUTH 89°57’44” EAST, A DISTANCE OF 19.91 FEET; THENCE NORTH 00°04’34” EAST, A DISTANCE OF 21.60 FEET; THENCE NORTH 62°04’12” EAST, A DISTANCE OF 19.54 FEET; THENCE NORTH 33°04’56” EAST, A DISTANCE OF l.16 FEET; THENCE NORTH 89°58’00” EAST, A DISTANCE OF 21.73 FEET TO THE AFORESAID WESTERLY RIGHT-OF-WAY LINE OF LAS VEGAS BOULEVARD AND BOUNDARY LINE; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY LINE AND BOUNDARY LINE, SOUTH 00°02’00” EAST, A DISTANCE OF 31.96 FEET TO THE POINT OF BEGINNING.

THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED IN THAT CERTAIN QUITCLAIM DEED RECORDED SEPTEMBER 4, 2015 IN BOOK 20150904 AS DOCUMENT NO. 0002036, AND IS SHOWN ON THE MAP ON FILE IN FILE 192 OF SURVEYS, PAGE 83 AS THE “PARK PARCEL (NORTH).”

PARCEL III:

A PERPETUAL, NON-EXCLUSIVE EASEMENT FOR THE INSTALLATION, USE, MAINTENANCE, REPAIR AND REPLACEMENT OF ANY AND ALL WATER, SEWER, GAS, TELEPHONE, ELECTRICAL AND OTHER UTILITY PIPES, LINES, CABLES AND OTHER INFRASTRUCTURE AS SET FORTH IN THAT CERTAIN RECIPROCAL EASEMENT AND ACCESS AGREEMENT, RECORDED MARCH 27, 2009 IN BOOK 20090327 AS DOCUMENT NO. 0000725, OFFICIAL RECORDS.

PARCEL IV:

A PERMANENT, NON-EXCLUSIVE EASEMENT ON, OVER, AND ACROSS THE JOINT ROADWAY EASEMENT AREA FOR THE PURPOSE OF VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS AS SET FORTH IN THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT FOR JOINT ROADWAY, RECORDED MARCH 27, 2009 IN BOOK 20090327 AS DOCUMENT NO. 0000726, OFFICIAL RECORDS.

PARCEL V:

A PERMANENT, NON-EXCLUSIVE EASEMENT ON, OVER AND ACROSS THE EMPLOYEE ACCESS AREAS FOR THE PURPOSE OF PEDESTRIAN INGRESS AND EGRESS AS SET FORTH IN THAT CERTAIN FRANK SINATRA GARAGE PARKING AND ACCESS EASEMENT AGREEMENT RECORDED MARCH 27, 2009 IN BOOK 20090327 AS DOCUMENT NO. 0000723, OFFICIAL RECORDS, AS AMENDED BY

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INSTRUMENT RECORDED NOVEMBER 21, 2014 IN BOOK 20141121 AS DOCUMENT NO. 0001527, OFFICIAL RECORDS

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New York-New York Hotel and Casino - 3790 Las Vegas Blvd. South, Clark County, NV

PARCEL I:

THAT PORTION OF THE NORTH HALF (N  1⁄2) OF THE SOUTHEAST QUARTER (SE  1⁄4) OF THE SOUTHEAST QUARTER (SE  1⁄4) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M., DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE WESTERLY BOUNDARY OF U.S. HIGHWAY NO. 91, FROM WHICH THE SOUTHEAST CORNER OF SAID SECTION 20 BEARS SOUTH 10º35’48” EAST, A DISTANCE OF 822.32 FEET, SAID POINT BEING THE SOUTHEAST CORNER OF THAT PARCEL OF LAND CONVEYED TO MICHELE TERLIZZI, ET AL, BY DEED RECORDED JULY 30, 1953 AS DOCUMENT NO. 410028 OF CLARK COUNTY, NEVADA RECORDS; THENCE SOUTH 89º58’00” WEST, ALONG THE SOUTH LINE OF SAID PARCEL, 600.00 FEET; THENCE ALONG THE SOUTHERLY PROLONGATION OF THE WEST LINE OF SAID PARCEL SOUTH 0º02’00” EAST, 156.56 FEET, MORE OR LESS, TO A POINT IN THE SOUTHERLY BOUNDARY LINE OF THAT PARCEL OF LAND CONVEYED TO MAJOR A. RIDDLE, ET AL, BY DEED RECORDED DECEMBER 30, 1960 AS DOCUMENT NO. 222929 OF OFFICIAL RECORDS OF SAID COUNTY; THENCE ALONG SAID SOUTHERLY BOUNDARY LINE NORTH 89º58’00” EAST (NORTH 89º34’07” EAST MEASURED), 600.02 FEET, MORE OR LESS, TO A POINT IN THE AFOREMENTIONED WEST LINE OF U.S. HIGHWAY NO. 91; THENCE ALONG SAID LAST MENTIONED WEST LINE NORTH 0º02’00” WEST, 152.39 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

AS DISCLOSED ON THAT CERTAIN RECORD OF SURVEY IN FILE 73 OF SURVEYS, PAGE 82 AND ALSO SHOWN ON THE REVISED RECORD OF SURVEY IN FILE 75, PAGE 15.

PARCEL II:

THAT PORTION OF SECTIONS 20 AND 29, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M., MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF THE NORTHEAST QUARTER (NE  1⁄4) OF SAID SECTION 29; THENCE SOUTH 89º03’00” WEST ALONG THE NORTH LINE THEREOF A DISTANCE OF 150.29 FEET TO A POINT ON THE WESTERLY RIGHT OF WAY LINE OF LAS VEGAS BOULEVARD SOUTH (U.S. HIGHWAY 91-93-466) SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE SOUTH 00º17’00” EAST ALONG SAID WESTERLY RIGHT OF WAY LINE A DISTANCE OF 13.15 FEET TO A POINT ON A NON-TANGENT CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 93.50 FEET; THENCE FROM A RADIAL LINE THAT BEARS SOUTH 45º06’47” EAST, SOUTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 44º08’00” AN ARC LENGTH OF 72.02 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF SR-593 (TROPICANA AVENUE); THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY LINE THE FOLLOWING TWO COURSES AND DISTANCES: SOUTH 89º01’13” WEST A DISTANCE OF 232.78 FEET; THENCE NORTH 86º24’21” WEST A DISTANCE OF 85.27 FEET TO A POINT ON THE RIGHT OR EASTERLY RIGHT-OF-WAY LINE OF IR-15 FREEWAY 1797.84 FEET RIGHT OF AND AT RIGHT ANGLES TO HIGHWAY ENGINEER’S STATION “B1’ 205+31.46 P.O.T.; THENCE ALONG SAID RIGHT-OF-WAY LINE THE FOLLOWING NINE COURSES AND DISTANCES: CONTINUING NORTH 86º24’21” WEST A DISTANCE OF 65.21 FEET; THENCE SOUTH 89º01’13” WEST A DISTANCE OF 178.50 FEET TO A POINT ON A TANGENT CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 35.50 FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 43º20’30” AN ARC LENGTH OF 26.85 FEET TO A POINT ON A TANGENT COMPOUND CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 13.50 FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 10º19’02” AN ARC LENGTH OF 2.43 FEET; THENCE SOUTH 89º01’13” WEST A DISTANCE OF 54.25 FEET TO A POINT ON A NON-TANGENT CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 49.50 FEET; THENCE FROM A RADIAL LINE THAT BEARS SOUTH 67º08’56” EAST, SOUTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 66º10’09” AN ARC LENGTH OF 57.17 FEET; THENCE SOUTH

89º01’13” WEST A DISTANCE OF 181.02 FEET; THENCE NORTH 00º58’47” WEST A DISTANCE OF 46.02 FEET TO A POINT ON THE NORTH LINE OF THE AFOREMENTIONED NORTHEAST QUARTER (NE  1⁄4) OF SECTION 29; THENCE SOUTH 89º03’00” WEST A DISTANCE OF 175.55 FEET TO THE SOUTHWEST CORNER OF THE SOUTH HALF (S  1⁄2) OF THE SOUTHEAST QUARTER (SE  1⁄4) OF THE SOUTHEAST QUARTER (SE  1⁄4) OF SECTION 20; THENCE NORTH 00º06’17” EAST ALONG THE WEST LINE THEREOF A DISTANCE OF 667.98 FEET TO AN ANGLE POINT IN THE PROPERTY LINE DESCRIBED IN THE DEED FROM W.D. CLOSE, ET AL TO MAJOR A. RIDDLE, ET AL., RECORDED IN BOOK 275, DOCUMENT NUMBER 222926, DECEMBER 11, 1961, OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA; THENCE NORTH 89º30’50” EAST ALONG THE NORTH LINE THEREOF A DISTANCE OF 1106.46 FEET TO A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF THE AFOREMENTIONED LAS VEGAS BOULEVARD SOUTH (U.S. HIGHWAY 91- 93-466); THENCE SOUTH 00º02’00” EAST ALONG SAID WESTERLY RIGHT-OF-WAY LINE A DISTANCE OF 557.86 FEET TO AN ANGLE POINT IN SAID WESTERLY RIGHT-OF-WAY LINE; THENCE SOUTH 00º17’00” EAST ALONG SAID WESTERLY RIGHT-OF-WAY LINE A DISTANCE OF 101.12 FEET TO THE TRUE POINT OF BEGINNING.

TOGETHER WITH THAT PORTION OF THE NORTHEAST QUARTER (NE  1⁄4) OF THE NORTHEAST QUARTER (NE  1⁄4) OF SECTION 29, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 29; THENCE SOUTH 88º59’00” WEST ALONG THE NORTH LINE OF SAID NORTHEAST QUARTER (NE  1⁄4) A DISTANCE OF 776.46 FEET; THENCE SOUTH 1º02’47” EAST (BEING A RADIAL BEARING) A DISTANCE OF 27.06 FEET TO THE NORTH LINE OF TROPICANA AVENUE, ALSO BEING THE TRUE POINT OF BEGINNING 91.32 FEET RIGHT OF (“BRI” 84+43.50 P.O.T.); THENCE NORTHWESTERLY 26.85 FEET ALONG A CURVE CONCAVE NORTHEASTERLY THROUGH A CENTRAL ANGLE OF 43º20’30” HAVING A RADIUS OF 35.50 FEET TO A POINT OF COMPOUND CURVE; THENCE CONTINUING NORTHWESTERLY 2.43 FEET ALONG A CURVE CONCAVE NORTHEASTERLY THROUGH A CENTRAL ANGLE OF 10º19’05” HAVING A RADIUS OF 13.50 FEET; THENCE SOUTH 88º57’13” WEST A DISTANCE OF 54.25 FEET; THENCE SOUTH 82º14’19” EAST A DISTANCE OF 75.11 FEET; THENCE NORTH 88º57’13” EAST A DISTANCE OF 6.00 FEET TO THE POINT OF BEGINNING.

EXCEPTING FROM PARCEL II THOSE PORTIONS DEEDED TO THE STATE OF NEVADA, ACTING BY AND THROUGH ITS DEPARTMENT OF TRANSPORTATION, BY DEEDS RECORDED JULY 29, 1997 IN BOOK 970729 AS DOCUMENT NUMBERS 00025 AND 00027 AND DESCRIBED AS FOLLOWS:

A PORTION OF THE NORTHEAST QUARTER (NE  1⁄4) OF THE NORTHEAST QUARTER (NE  1⁄4) OF SECTION 29, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH LINE OF SAID NORTHEAST QUARTER (NE  1⁄4) OF THE NORTHEAST QUARTER (NE  1⁄4), SOUTH 88º59’00” WEST A DISTANCE OF 982.96 FEET FROM THE NORTHEAST CORNER OF SAID SECTION 29; THENCE CONTINUING SOUTH 88º59’00” WEST ALONG SAID NORTH LINE AND NORTHERLY LINE OF TROPICANA AVENUE, A DISTANCE OF 100.02 FEET TO A POINT 118.54 FEET RIGHT OF STATION 87+50.02 FEET P.O.T. OF “BRI” LINE; THENCE ALONG THE FORMER NORTHERLY LINE OF TROPICANA AVENUE SOUTH 1º02’59” EAST A DISTANCE OF 45.22 FEET; THENCE CONTINUING ALONG SAID FORMER NORTHERLY LINE NORTH 88º57’13” EAST A DISTANCE OF 181.02 FEET; THENCE CONTINUING ALONG SAID FORMER NORTHERLY LINE 57.17 FEET ALONG A CURVE CONCAVE NORTHWESTERLY, THROUGH A CENTRAL ANGLE OF 66º10’09” HAVING A RADIUS OF 49.50 FEET; THENCE ALONG THE NORTHERLY LINE OF TROPICANA AVENUE NORTH 83º58’25” WEST A DISTANCE OF 127.25 FEET TO THE POINT OF BEGINNING; AND

COMMENCING AT THE NORTHEAST CORNER OF SECTION 29; THENCE SOUTH 88º59’00” WEST ALONG THE NORTH LINE OF SAID NORTHEAST QUARTER (NE  1⁄4) A DISTANCE OF 362.88 FEET; THENCE SOUTH 1º01’00” EAST A DISTANCE OF 38.85 FEET TO THE TRUE POINT OF BEGINNING ALSO BEING ON THE NORTH LINE TROPICANA AVENUE, STATION 80+29.93, 79.32 FEET RIGHT “BRI” LINE; THENCE SOUTH 88º57’13” WEST ALONG SAID NORTH LINE A DISTANCE OF 85.07 FEET; THENCE CONTINUING ALONG SAID NORTH LINE NORTH 86º28’21” WEST A DISTANCE OF 138.86

FEET; THENCE NORTH 87º25’34” EAST A DISTANCE OF 41.71 FEET; THENCE NORTHEASTERLY 1.49 FEET ALONG A CURVE CONCAVE SOUTHEASTERLY THROUGH A CENTRAL ANGLE OF 01º31’37” HAVING A RADIUS OF 56.00 FEET; THENCE NORTH 88º57’13” EAST A DISTANCE OF 105.07 FEET; THENCE SOUTHEASTERLY 9.61 FEET ALONG A CURVE CONCAVE SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 09º50’05” HAVING A RADIUS OF 56.00 FEET; THENCE SOUTH 81º12’43” EAST A DISTANCE OF 66.64 FEET TO THE POINT OF BEGINNING.

ALSO EXCEPTING FROM PARCEL II ANY PORTION DEEDED TO THE STATE OF NEVADA, ACTING BY AND THROUGH ITS DEPARTMENT OF TRANSPORTATION, BY DEED RECORDED AUGUST 2, 1990 IN BOOK 900802 AS DOCUMENT NO. 00475 OF OFFICIAL RECORDS.

FURTHER EXCEPTING THEREFROM THAT PORTION OF SAID LAND AS DESCRIBED IN DEED RECORDED FEBRUARY 22, 2006 IN BOOK 20060222 AS DOCUMENT NO. 0001360 OF OFFICIAL RECORDS.

TOGETHER WITH THAT PORTION OF SAID LAND AS DESCRIBED IN DEED RECORDED FEBRUARY 22, 2006 IN BOOK 20060222 AS DOCUMENT NO. 0001361 OF OFFICIAL RECORDS.

TOGETHER WITH THAT PORTION OF SAID LAND AS ABANDONED BY THAT CERTAIN RESOLUTION OF ABANDONMENT RECORDED FEBRUARY 22, 2006 IN BOOK 20060222 AS DOCUMENT NO. 01365 OF OFFICIAL RECORDS.

AS DISCLOSED ON THAT CERTAIN RECORD OF SURVEY IN FILE 73 OF SURVEYS, PAGE 82 AND ALSO SHOWN ON THE REVISED RECORD OF SURVEY IN FILE 75, PAGE 15 OF OFFICIAL RECORDS.

AS SURVEYED DESCRIPTION OF PARCELS I AND II IS AS FOLLOWS:

THAT PORTION OF THE NORTH HALF (N 1/2) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M., DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE WESTERLY BOUNDARY OF U.S. HIGHWAY NO. 91, FROM WHICH THE SOUTHEAST CORNER OF SAID SECTION 20 BEARS SOUTH 10°35’48” EAST, A DISTANCE OF 822.32 FEET, SAID POINT BEING THE SOUTHEAST CORNER OF THAT PARCEL OF LAND CONVEYED TO MICHELE TERLIZZI, ET AL, BY DEED RECORDED JULY 30, 1953 AS DOCUMENT NO. 410028 OF CLARK COUNTY, NEVADA RECORDS; THENCE ALONG SAID WESTERLY BOUNDARY, SOUTH 00°02’00” EAST, A DISTANCE OF 582.78 FEET; THENCE NORTH 89°58’00” EAST, A DISTANCE OF 19.08 FEET; THENCE SOUTH 00°21’37” EAST, A DISTANCE OF 176.33 FEET; TO THE BEGINNING OF A NON-TANGENT CURVE HAVING A RADIUS OF 92.79 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 89°55’46” EAST; THENCE SOUTHERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE NORTHWESTERLY THROUGH A CENTRAL ANGLE OF 39°49’03”, AN ARC LENGTH OF 64.48 FEET TO THE BEGINNING OF A NON-TANGENT CURVE HAVING A RADIUS OF 92.79 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 52°21’43” EAST; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE NORTHWESTERLY THROUGH A CENTRAL ANGLE OF 48°18’37”, AN ARC LENGTH OF 78.24 FEET TO THE NORTHERLY RIGHT OF WAY OF TROPICANA AVENUE; THENCE ALONG SAID RIGHT OF WAY, SOUTH 88°52’29” WEST, A DISTANCE OF 117.46 FEET; THENCE NORTH 89°43’13” WEST, A DISTANCE OF 23.67 FEET; THENCE NORTH 84°28’47” WEST, A DISTANCE OF 13.47 FEET; THENCE NORTH 80°46’50” WEST, A DISTANCE OF 25.42 FEET; THENCE NORTH 81°15’36” WEST, A DISTANCE OF 30.18 FEET; THENCE NORTH 86°02’52” WEST, A DISTANCE OF 10.76 FEET; THENCE NORTH 03°57’08” EAST, A DISTANCE OF 3.18 FEET; THENCE SOUTH 89°02’07” WEST, A DISTANCE OF 105.94 FEET; THENCE SOUTH 87°31’50” WEST, A DISTANCE OF 43.20 FEET; THENCE NORTH 86°23’47” WEST, A DISTANCE OF 11.62 FEET; THENCE SOUTH 89°01’55” WEST, A DISTANCE OF 178.50 FEET; THENCE SOUTH 89°17’11” WEST, A DISTANCE OF 5.98 FEET; THENCE NORTH 82°10’59” WEST, A DISTANCE OF 75.12 FEET; THENCE NORTH 83°30’57” WEST, A DISTANCE OF 126.97 FEET; THENCE SOUTH 89°03’52” WEST, A DISTANCE OF 275.95 FEET; THENCE DEPARTING SAID RIGHT OF WAY OF TROPICANA AVENUE, AND ALONG THE BOUNDARY LINE OF LOT 1 OF VICTORIA PARTNERS COMMERCIAL SUBDIVISION, A COMMERCIAL SUBDIVISION RECORDED IN BOOK 147 OF PLATS, PAGE 50 IN THE CLARK COUNTY RECORDER’S OFFICE, NORTH 00°08’05” EAST,

A DISTANCE OF 667.93 FEET; THENCE NORTH 89°34’07” EAST, A DISTANCE OF 508.11 FEET; THENCE NORTH 00°02’00” WEST, A DISTANCE OF 156.56 FEET; THENCE NORTH 89°58’00” EAST, A DISTANCE OF 600.00 FEET TO THE POINT OF BEGINNING.

(THE ABOVE ‘AS SURVEYED’ DESCRIPTION WAS PREPARED BY GLEN J. DAVIS, PLS 11823, OF LOCHSA SURVEYING, 6345 S. JONES BLVD., SUITE 200, LAS VEGAS, NV 89118)

PARCEL III:

A NON-EXCLUSIVE EASEMENT FOR THE INSTALLATION, MAINTENANCE AND UTILIZATION OF CHILLED WATER, AND HEATED WATER SYSTEMS AS EVIDENCED BY THAT CERTAIN “CENTRAL PLANT EASEMENT AGREEMENT FOR NEW YORK – NEW YORK” RECORDED JANUARY 6, 2016 IN BOOK 20160106 AS DOCUMENT NO. 0000888 OF OFFICIAL RECORDS.

PARCEL IV:

A PERMANENT, NON-EXCLUSIVE EASEMENT FOR VEHICLE AND PEDESTRIAN INGRESS AND EGRESS AS SET FORTH IN INSTRUMENT ENTITLED “NEW YORK - NEW YORK PARKING AND ACCESS AND EASEMENT AGREEMENT BY AND BETWEEN NEW YORK – NEW YORK HOTEL & CASINO, LLC AND ARENA LAND HOLDINGS, LLC” RECORDED MARCH 10, 2016 AS INSTRUMENT NO. 20160310- 0002185 AND RE-RECORDED MARCH 24, 2016 AS INSTRUMENT NO. 20160324-0002872 OF OFFICIAL RECORDS.

The Park – 3778 Las Vegas Blvd., South, Las Vegas, NV

A PORTION OF LOT 1 OF VICTORIA PARTNERS, A COMMERCIAL SUBDIVISION, AS SHOWN ON THAT MAP ON FILE IN BOOK 147 OF PLATS, PAGE 50 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, LYING WITHIN THE SOUTHEAST QUARTER (SE  1⁄4) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT 1, SAID POINT LIES AT THE INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LINE OF FRANK SINATRA DRIVE WITH THE NORTHERLY RIGHT-OF-WAY LINE OF TROPICANA AVENUE;

THENCE ALONG THE SOUTHERLY LINE OF SAID LOT 1, BEING THE NORTHERLY

RIGHT-OF-WAY LINE OF SAID TROPICANA AVENUE, NORTH 89°03’52” EAST, A

DISTANCE OF 638.46 FEET TO THE SOUTHWEST CORNER OF THAT LAND

DESCRIBED IN DOCUMENT RECORDED IN BOOK 950106, AS INSTRUMENT NO.

00827 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA;

THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY LINE, AND ALONG THE

WESTERLY LINE THEREOF, NORTH 00°08’05” EAST, A DISTANCE OF 667.93 FEET TO THE NORTHWEST CORNER THEREOF;

THENCE ALONG THE NORTHERLY LINE THEREOF, NORTH 89°34’07” EAST, A

DISTANCE OF 319.07 FEET TO THE POINT OF BEGINNING, SAID POINT BEING THE BEGINNING OF A NON-TANGENT CURVE HAVING A RADIUS OF 102.00

FEET, A RADIAL LINE TO SAID POINT BEARS NORTH 80°09’ I7” EAST;

THENCE DEPARTING SAID NORTHERLY LINE AND BOUNDARY LINE,

NORTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE

SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 37°45’18”, AN ARC LENGTH

OF 67.21 FEET;

THENCE NORTH 47°36’0l” WEST, A DISTANCE OF 88.72 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 136.00 FEET;

THENCE NORTHERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE

EASTERLY THROUGH A CENTRAL ANGLE OF 67°49’44”, AN ARC LENGTH OF 161.00 FEET;

THENCE NORTH 20°13’43” EAST, A DISTANCE OF 47.94 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 32.00 FEET;

THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT

CONCAVE SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 98°53’27”, AN ARC LENGTH OF 55.23 FEET TO A POINT OF CUSP WITH A CURVE HAVING A RADIUS OF 278.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 11°20’16” WEST;

THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT

CONCAVE SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 19°28’ 11”, AN ARC LENGTH OF 94.47 FEET;

THENCE SOUTH 59°11’33” EAST, A DISTANCE OF 107.75 FEET; THENCE SOUTH

65°51’08” EAST, A DISTANCE OF 106.30 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 345.00 FEET;

THENCE EASTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE

NORTHERLY THROUGH A CENTRAL ANGLE OF 45°37’24”, AN ARC LENGTH OF

274.72 FEET; THENCE NORTH 68°31’28” EAST, A DISTANCE OF 41.26 FEET;

THENCE NORTH 64°33’49” EAST, A DISTANCE OF 87.56 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 335.00 FEET;

THENCE EASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE

SOUTHERLY THROUGH A CENTRAL ANGLE OF 25°30’45”, AN ARC LENGTH OF

149.17 FEET; THENCE SOUTH 89°55’26” EAST, A DISTANCE OF 108.39 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 32.00 FEET;

THENCE EASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE

SOUTHERLY THROUGH A CENTRAL ANGLE OF 26°29’04”, AN ARC LENGTH OF

14.79 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF LAS VEGAS BOULEVARD, BEING ALSO THE BOUNDARY LINE OF THE AFORESAID LOT 1:

THENCE ALONG SAID WESTERLY RIGHT-OF- WAY LINE AND EASTERLY LOT

LINE, SOUTH 00°02’00” EAST, A DISTANCE OF 137.20 FEET;

THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY LINE AND CONTINUING

ALONG SAID BOUNDARY, SOUTH 89°58’00” WEST, A DISTANCE OF 600.00 FEET;

THENCE SOUTH 00°02’00” EAST, A DISTANCE OF 156.56 FEET;

THENCE SOUTH 89°34’07” WEST, A DISTANCE OF 189.05 FEET TO THE POINT OF

BEGINNING. ALSO DELINEATED AS “PARK SOUTH” ON THAT CERTAIN RECORD OF SURVEY IN FILE 192 OF SURVEYS, PAGE 83 IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

Beau Rivage - 875 Beach Boulevard, Biloxi, Harrison County, MS

A PARCEL OF LAND SITUATED WITHIN FRACTIONAL SECTION 27 (OR THE ANGELIQUE FASIAR CLAIM), TOWNSHIP 7 SOUTH, RANGE 9 WEST, WITHIN THE CITY OF BILOXI, SECOND JUDICIAL DISTRICT OF HARRISON COUNTY, STATE OF MISSISSIPPI, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1A (FEE SIMPLE PARCEL)

COMMENCING AT A CONCRETE RIGHT-OF-WAY MONUMENT FOUND AT THE INTERSECTION OF THE NORTH MARGIN OF HIGHWAY 90 AND THE EAST MARGIN OF INTERSTATE 110; THENCE S07°37’00“E 136.12 FEET TO AN “X”-MARK SCRIBED IN CONCRETE AT THE POINT OF BEGINNING; THENCE S85°39’13“E 103.16 FEET TO A “X”-MARK SCRIBED IN CONCRETE; THENCE ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 2,241.83 FEET, AN ARC LENGTH OF 257.48 FEET, AND A CHORD BEARING AND DISTANCE BEING S82°21’48“E 257.34 FEET TO AN “X”-MARK SCRIBED IN CONCRETE; THENCE N00°40’25“W 22.96 FEET TO A MAG NAIL SET; THENCE ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 2,264.33 FEET, AN

ARC LENGTH OF 127.24 FEET, AND A CHORD BEARING AND DISTANCE BEING S77°34’48“E 127.22 FEET TO A MAG NAIL SET; THENCE S75°58’13“E 11.16 FEET TO A MAG NAIL SET; THENCE ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 5,702.08 FEET, AN ARC LENGTH OF 169.18 FEET, AND A CHORD BEARING AND DISTANCE BEING S75°07’13“E 169.18 FEET TO A MAG NAIL SET; THENCE S74°16’12“E 706.73 FEET TO A FOUND “X”-MARK SCRIBED IN CONCRETE; THENCE S01°04’07“E 252.66 FEET TO A FOUND “X”-MARK SCRIBED IN CONCRETE; THENCE S01°55’29“W 92.41 FEET TO A FOUND “X”-MARK SCRIBED IN CONCRETE; THENCE S89°32’22“W 124.45 FEET TO A POINT; THENCE N89°36’56“W 802.41 FEET TO A “X”- MARK SCRIBED IN CONCRETE; THENCE N00°22’23“E 90.01 FEET TO A “X”-MARK SCRIBED IN CONCRETE; THENCE S89°33’28“W 359.71 FEET TO A POINT; THENCE N00°00’51“W 136.79 FEET TO AN “X”-MARK SCRIBED IN CONCRETE; THENCE N77°05’17“W 14.68 FEET TO A POINT; THENCE N60°55’13“W 32.09 FEET TO AN “X”-MARK SCRIBED IN CONCRETE; THENCE N01°27’47“W 381.97 FEET TO THE POINT OF BEGINNING. SAID PARCEL CONTAINS 14.75± ACRES.

LESS AND EXCEPT ANY PORTION LYING WITHIN U.S. HIGHWAY 90.

AND ALSO;

PARCEL 2A (PUBLIC BEACH PARCEL)

A PARCEL OF LAND SITUATED WITHIN FRACTIONAL SECTION 27 (OR THE ANGELIQUE FASIAR CLAIM), TOWNSHIP 7 SOUTH, RANGE 9 WEST, WITHIN THE CITY OF BILOXI, SECOND JUDICIAL DISTRICT OF HARRISON COUNTY, STATE OF MISSISSIPPI, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A CONCRETE MONUMENT FOUND AT THE INTERSECTION OF THE NORTH MARGIN OF HIGHWAY 90 AND THE EAST MARGIN OF INTERSTATE 110; THENCE S07°37’00“E 136.12 FEET TO AN “X”-MARK SCRIBED IN CONCRETE; THENCE S01°27’47“E 309.39 FEET TO A POINT; THENCE N67°13’54“W 212.17 FEET TO A POINT LYING ON THE EAST MARGIN OF INTERSTATE 110; THENCE ALONG THE EAST MARGIN OF INTERSTATE 110, N34°30’42“E 147.08 FEET TO A POINT; THENCE CONTINUE ALONG THE EAST MARGIN OF INTERSTATE 110, N24°17’59“E 107.81 FEET TO A POINT; THENCE N16°13’57“E 149.18 FEET TO THE POINT OF BEGINNING. SAID PARCEL CONTAINS 0.9± ACRES.

Legal Descriptions Part II - Ground Leases

Beau Rivage---

1. Public Trust Tidelands Lease by the State of Mississippi to Beau Rivage, Inc., as Lessee, dated February 4, 1999, recorded on February 25, 1999 at the Office of the Clerk of the Second Judicial District of the County of Harrison in Book 336, Page 420, as amended by that Amendment to Public Trust Tidelands Lease dated April 19, 2007, recorded on August 1, 2007 at Instrument No. 2007-2925 DJ2, leasing the land more particularly described below:

A PARCEL OF LAND SITUATED IN THE CITY OF BILOXI, SECOND JUDICIAL DISTRICT, HARRISON COUNTY, MISSISSIPPI, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS, TO WIT:

COMMENCE AT A CONCRETE MONUMENT DENOTING THE INTERSECTION OF THE NORTH MARGIN OF U.S. HIGHWAY 90 WITH THE EAST MARGIN OF I-110 LOOP; THENCE RUN SOUTH 07°06’47” EAST, FOR A DISTANCE OF 148.69 FEET TO A POINT; THENCE RUN SOUTH 01°29’12” EAST, FOR A DISTANCE OF 369.79 FEET TO THE POINT OF BEGINNING; THENCE RUN SOUTH 60°54’54” EAST, FOR A DISTANCE OF 32.09 FEET TO A POINT; THENCE RUN SOUTH 77°05’04” EAST, FOR A DISTANCE OF 14.68 FEET TO A POINT; THENCE RUN SOUTH 0°00’00” EAST, FOR A DISTANCE OF 136.77 FEET TO A POINT; THENCE RUN NORTH 89°33’38” EAST, FOR A DISTANCE OF 359.69 FEET TO A POINT; THENCE RUN SOUTH 0°23’14” WEST FOR A DISTANCE OF 90.0 FEET TO A POINT; THENCE RUN SOUTH 89°36’46” EAST, FOR A DISTANCE OF 803.37 FEET TO A POINT; THENCE RUN NORTH 89°32’32” EAST, FOR A DISTANCE OF 36.95 FEET TO A POINT; THENCE SOUTH 0°22’47” WEST, FOR A DISTANCE OF 343.89 FEET TO A POINT; THENCE RUN NORTH 89°36’46” WEST, FOR A DISTANCE OF 732.82 FEET TO A POINT; THENCE RUN NORTH 83°38’45” WEST, FOR A DISTANCE OF 495.89 FEET TO A POINT; THENCE RUN NORTH 01°29’12” WEST, FOR A DISTANCE OF 532.25 FEET TO THE POINT OF BEGINNING, CONTAINING 450,000 SQUARE FEET, OR 10.33 ACRES, APPROXIMATELY.

2. Contingent Public Trust Tidelands Lease of Surface (Fast) Lands by the State of Mississippi to Beau Rivage, Inc. (formerly known as Golden Nugget Biloxi, Inc., as Lessee, dated July 1, 1996, recorded on October 5, 1998 at the Office of the Clerk of the Second Judicial District of the County of Harrison in Book 330, Page 142.

EXHIBIT C

DECONSOLIDATION GROWTH CAPITAL IMPROVEMENTS

[None as of Commencement Date]

C-1

EXHIBIT D

GAMING LICENSES

	Leased Property	License / Jurisdiction	Original License Date	Regulatory Agency
1	Beau Rivage	Gaming License as an Operator (Mississippi) License No. 0975	June 23, 2015	Mississippi Gaming Commission

2	Excalibur Hotel and Casino	Nevada Non-restricted Gaming Location ID: 14727-01	June 19, 1990	Nevada Gaming Control Board
		Clark County Business Licenses: Gaming - Resort Hotel 1000412.GAM-101 General Gaming 1000412.GEN-102 Convention Authority Gaming 1000412.CON-101	July 26, 1990	Clark County Commission

3	Gold Strike Casino Resort	Gaming License as an Operator (Mississippi) License No. 0981	June 23, 2015	Mississippi Gaming Commission

4	Luxor Hotel and Casino	Nevada Non-restricted Gaming Location ID: 17041-01	October 15, 1993	Nevada Gaming Control Board
		Clark County Business Licenses: Gaming - Resort Hotel 1001400.GAM-101 General Gaming 1001400.GEN-102 Convention Authority Gaming 1001400.CON-101	December 10, 1993	Clark County Commission

5	Mandalay Bay Resort and Casino	Nevada Non-restricted Gaming Location ID: 00022-03	March 02, 1999	Nevada Gaming Control Board

		Clark County Business Licenses: Gaming - Resort Hotel 1003046.GAM-101 General Gaming 1003046.GEN-102	March 23, 1999	Clark County Commission

D-1

	Leased Property	License / Jurisdiction	Original License Date	Regulatory Agency
Convention Authority Gaming 1003046.CON-101

6	MGM Grand Detroit Hotel and Casino	Michigan Commercial Casino License CA01-1999	July 28, 1999	Michigan Gaming Control Board

		Revised Development Agreement	August 2,2002	City of Detroit

7	Mirage Casino-Hotel	Nevada Non-restricted Gaming Location ID: 11018-01	November 22, 1989	Nevada Gaming Control Board
		Clark County Business Licenses: Gaming - Resort Hotel 1000195.GAM-101 General Gaming 1000195.GEN-102 Convention Authority Gaming 1000195.CON-101	May, 02, 1990	Clark County Commission

8	Monte Carlo Hotel and Casino	Nevada Non-restricted Gaming Location ID: 20682-01	June 21, 1996	Nevada Gaming Control Board
		Clark County Business Licenses: Gaming-Resort Hotel 1002194.GAM-101 General Gaming 1002194.GEN-102 Convention Authority Gaming 1002194.CON-101	August 20, 1996	Clark County Commission

9	New York-New York Hotel and Casino	Nevada Non-restricted Gaming Location ID: 03176-03	November 21, 1996	Nevada Gaming Control Board
		Clark County Business Licenses: General Gaming 1002189.GEN-102 Gaming – Resort Hotel 1002189.GAM-101 Convention Authority Gaming 1002189.CON-101	March 27, 1997 (CON-101 & GAM-101) June 16, 1997 (GEN-102)	Clark County Commission

S-2

EXHIBIT E

FORM OF GUARANTY

This GUARANTY OF MASTER LEASE (this “Guaranty”), is made and entered into as of the              day of, 2016 by and between MGM RESORTS INTERNATIONAL, a Delaware corporation, (“Guarantor “), and MGP Lessor LLC, a Delaware limited liability company (“Landlord”).

RECITALS

A.      Landlord and MGM Lessee, LLC (“Tenant”) have entered into that certain Master Lease dated of even date herewith (as may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Master Lease”). All capitalized terms used and not otherwise defined herein shall have the same meanings given such terms in the Master Lease.

B.      Guarantor is an affiliate of Tenant, will derive substantial benefits from the Master Lease and acknowledges and agrees that this Guaranty is given in accordance with the requirements of the Master Lease and that Landlord would not have been willing to enter into the Master Lease unless Guarantor was willing to execute and deliver this Guaranty.

AGREEMENTS

NOW, THEREFORE, in consideration of Landlord entering into the Master Lease with Tenant, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.      Guaranty. In consideration of the benefit derived or to be derived by it therefrom, as to the Master Lease, from and after the Commencement Date thereof, Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, (i) the payment when due of all Rent and all other sums payable by Tenant under the Master Lease, and (ii) the faithful and prompt performance when due of each and every one of the terms, conditions and covenants to be kept and performed by Tenant under the Master Lease, including, without limitation, all indemnification obligations, insurance obligations, and all obligations to operate, rebuild, restore or replace any facilities or improvements now or hereafter located on the Leased Property covered by the Master Lease (collectively, the “Obligations”). In the event of the failure of Tenant to pay any such Rent or other sums, or to render any other performance required of Tenant under the Master Lease, when due or within any applicable cure period, Guarantor shall forthwith perform or cause to be performed all provisions of the Master Lease to be performed by Tenant thereunder, and pay all reasonable costs of collection or enforcement and other damages that may result from the non-performance thereof to the full extent provided under the Master Lease. As to the Obligations, Guarantor’s liability under this Guaranty is without limit except as provided in Section 12 and 13 hereof. Guarantor agrees that its guarantee provided herein constitutes a guarantee of payment when due and not of collection.

2.       Survival of Obligations. The obligations of Guarantor under this Guaranty shall survive and continue in full force and effect notwithstanding:

(a)      any amendment, modification, or extension of the Master Lease pursuant to its terms;

(b)      any compromise, release, consent, extension, indulgence or other action or inaction in respect of any terms of the Master Lease;

(c)      any substitution or release, in whole or part, of any security for this Guaranty which Landlord may hold at any time;

(d)      any exercise or non-exercise by Landlord of any right, power or remedy under or in respect of the Master Lease or any security held by Landlord with respect thereto, or any waiver of any such right, power or remedy or any other guarantor;

(e)      any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, or the like of Tenant or any other guarantor;

(f)      any limitation of Tenant’s liability under the Master Lease or any limitation of Tenant’s liability thereunder which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Master Lease or any term thereof;

(g)      except as otherwise expressly provided in the Master Lease, including, without limitation Section 1.5 and Article XXII, and subject to Section 13 hereof, any sale, lease, or transfer of all or any part of any interest in any Facility or any or all of the assets of Tenant to any other Person other than to Landlord;

(h)      any act or omission by Landlord with respect to any security instrument or any failure to file, record or otherwise perfect the same;

(i)      any extensions of time for performance under the Master Lease;

(j)      the release of Tenant from performance or observation of any of the agreements, covenants, terms or conditions contained in the Master Lease by operation of law or otherwise;

(k)      the fact that Tenant may or may not be personally liable, in whole or in part, under the terms of the Master Lease to pay any money judgment;

(l)      the failure to give Guarantor any notice of acceptance, default or otherwise;

(m)      any other guaranty now or hereafter executed by Guarantor or anyone else in connection with the Master Lease;

(n)      any rights, powers or privileges Landlord may now or hereafter have against any other Person; or

(o)      any other circumstances, whether or not Guarantor had notice or knowledge thereof.

This Guaranty shall terminate and be of no further force and effect, in whole or in part, as and when, and to the extent, expressly so provided under the terms of the Master Lease. In connection with any such termination or other limitation or modification to Guarantor’s Obligations hereunder, Landlord agrees to execute and deliver to Guarantor any releases, terminations or other documents reasonable requested by Guarantor to evidence any such termination, limitation or modification of this Guaranty.

3.      Primary Liability. The liability of Guarantor with respect to the Master Lease shall be primary, direct and immediate, and Landlord may proceed against Guarantor: (a) prior to or in lieu of proceeding against Tenant, its assets, any security deposit, or any other guarantor; and (b) prior to or in lieu of pursuing any other rights or remedies available to Landlord. All rights and remedies afforded to Landlord by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.

In the event of any default under the Master Lease, a separate action or actions may be brought and prosecuted against Guarantor whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord may maintain successive actions for other defaults. Landlord’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all Obligations the payment and performance of which are hereby guaranteed have been paid and fully performed.

4.      Obligations Not Affected. In such manner, upon such terms and at such times as Landlord in its sole discretion deems necessary or expedient, and without notice to Guarantor, Landlord may: (a) amend, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Obligation hereby guaranteed; (b) extend, amend or terminate the Master Lease; or (c) release Tenant by consent to any assignment (or otherwise) as to all or any portion of the Obligations hereby guaranteed, in each case pursuant to the terms of the Master Lease. Any exercise or non-exercise by Landlord of any right hereby given Landlord, dealing by Landlord with Guarantor or any other guarantor, Tenant or any other Person, or change, impairment, release or suspension of any right or remedy of Landlord against any Person including Tenant and any other guarantor will not affect any of the Obligations of Guarantor hereunder or give Guarantor any recourse or offset against Landlord.

5.      Waiver. With respect to the Master Lease, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:

(a)      any right to require Landlord to proceed against Tenant or any other Person or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy in Landlord’s power before proceeding against Guarantor or to require that Landlord cause a marshaling of Tenant’s assets or any assets given as collateral for this Guaranty, or to proceed against Tenant and/or any collateral held by Landlord at any time or in any particular order;

(b)      any defense that may arise by reason of the incapacity or lack of authority of any other Person or Persons;

(c)      notice of the existence, creation or incurring of any new or additional obligation or of any action or non-action on the part of Tenant, Landlord, any creditor of Tenant or Guarantor or on the part of any other Person whomsoever under this or any other instrument in connection with any obligation held by Landlord or in connection with any obligation hereby guaranteed;

(d)      any defense based upon an election of remedies by Landlord which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement, or both;

(e)      any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(f)      any duty on the part of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of all circumstances bearing on the risk of non-payment or non-performance of any Obligations hereby guaranteed;

(g)      any defense arising because of Landlord’s election, in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111(b)(2) of the federal Bankruptcy Code;

(h)      any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; and

(i)      all rights and remedies accorded by applicable law to guarantors, including without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.

6.      Information. Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of Tenant and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder and agrees that Landlord will not have any duty to advise Guarantor of information regarding such circumstances or risks.

7.      No Subrogation. Until all Obligations of Tenant under the Master Lease have been satisfied and discharged in full, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Guarantor now has or may hereafter have against Tenant (including any such remedy of Landlord) and any benefit of, and any right to participate in, any security now or hereafter held by Landlord with respect to the Master Lease.

8.      Agreement to Comply with terms of Master Lease. Guarantor hereby agrees (a) to comply with any terms of the Master Lease applicable to it, (b) that it shall take no action, and that it shall not omit to take any action, which action or omission, as applicable, would cause a breach of the terms of the Master Lease and (c) that it shall not commence an involuntary proceeding or file an involuntary petition in any court of competent jurisdiction seeking (i) relief in respect of Tenant or any of its Significant Subsidiaries, or of a substantial part of the property or assets of Tenant or any of its Significant Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Tenant or any of its Significant Subsidiaries or for a substantial part of the property or assets of Tenant or any of its Significant Subsidiaries. As used herein, the term “Significant Subsidiary” shall mean, with respect to any Person, any Subsidiary of that Person that would be a “significant subsidiary” as defined in Article I, Rule 1 02 of Regulation S-X, promulgated pursuant to the Securities Act as such Regulation is in effect on the date hereof.

9.      Agreement to Pay; Contribution; Subordination. Without limitation of any other right of Landlord at law or in equity, upon the failure of Tenant to pay any Obligation when and as the same shall become due, Guarantor hereby promises to and will forthwith pay, or cause to be paid, to Landlord in cash the amount of such unpaid Obligation. Upon payment by Guarantor of any sums to Landlord as provided above, all rights of Guarantor against Tenant arising as a result thereof by way of subrogation, contribution, reimbursement, indemnity or otherwise shall be subject to the limitations set forth in this Section 9. If for any reason whatsoever Tenant now or hereafter becomes indebted to Guarantor or any Affiliate of Guarantor, such indebtedness and all interest thereon shall at all times be subordinate to Tenant’s obligation to Landlord to pay as and when due in accordance with the terms of the Master Lease the guaranteed Obligations, it being understood that Guarantor and each Affiliate of Guarantor shall be permitted to receive payments from Tenant on account of such obligations except during the continuance of an Event of Default under the Master Lease relating to failure to pay amounts due under the Master Lease. During any time in which an Event of Default relating to failure to pay amounts due under the Master Lease has occurred and is continuing under the Master Lease (and provided that Guarantor has received written notice thereof), Guarantor agrees to make no claim for such indebtedness that does not recite that such claim is expressly subordinate to Landlord’s rights and remedies under the Master Lease.

10.      Application of Payments. With respect to the Master Lease, and with or without notice to Guarantor, Landlord, in Landlord’s sole discretion and at any time and from time to time and in such manner and upon such terms as Landlord deems appropriate, may (a) apply any or all payments or recoveries following the occurrence and during the continuance of an Event of Default from Tenant or from any other guarantor under any other instrument or realized from any security, in such manner and order of priority as Landlord may determine, to any obligation of Tenant with respect to the Master Lease and whether or not such obligation is guaranteed hereby or is otherwise secured, and (b) refund to Tenant any payment received by Landlord under the Master Lease.

11.      Guaranty Default. Upon the failure of Guarantor to pay the amounts required to be paid hereunder when due following the occurrence and during the continuance of an Event of Default under the Master Lease, Landlord shall have the right to bring such actions at law or in equity, including appropriate injunctive relief, as it deems appropriate to compel compliance, payment or deposit, and among other remedies to recover its reasonable attorneys’ fees in any proceeding, including any appeal therefrom and any post judgment proceedings.

12.      Maximum Liability. Guarantor and, by its acceptance of the guarantees provided herein, Landlord, hereby confirms that it is the intention of all such Persons that the guarantees provided herein and the obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guarantees provided herein and the obligations of Guarantor hereunder. To effectuate the foregoing intention, Landlord hereby irrevocably agrees that the obligations of Guarantor under this Guaranty shall be limited to the maximum amount as will result in such obligations not constituting a fraudulent transfer or conveyance.

13.      Release. Guarantor shall automatically be released from its obligations (in whole or in part, as applicable) hereunder (other than with respect to amounts then due and payable by Guarantor) upon the consummation of a Tenant Change of Control permitted by the Master Lease, the result of which is that Tenant is neither wholly owned, directly or indirectly, by, nor under common Control with Guarantor; provided that Landlord shall have consented to such transaction to the extent such consent is required by the terms of the Master Lease; and provided further that no release of Guarantor shall be permitted to occur in a Foreclosure COC or Foreclosure Assignment.

14.      Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by facsimile transmission or by an overnight express service to the following address:

To Guarantor:

MGM Resorts International

3950 Las Vegas Boulevard South

Las Vegas, NV 89119

Attention: Corporate Legal

With a copy to

(that shall not constitute notice):

Weil, Gotshal & Manges, LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael Aiello

    W. Michael Bond

Email: michael.aiello@weil.com

michael.bond@weil.com

To Landlord:

MGP Lessor, LLC

3950 Las Vegas Boulevard South

Las Vegas, NV 89119

Attention: Corporate Legal

And with a copy to

(which shall not constitute notice):

Weil, Gotshal & Manges, LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael Aiello

    W. Michael Bond

Email: michael.aiello@weil.com

michael.bond@weil.com

or to such other address as either party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by facsimile transmission shall be deemed given upon confirmation that such Notice was received at the number specified above or in a Notice to the sender.

15.      Miscellaneous.

(a)      No term, condition or provision of this Guaranty may be waived except by an express written instrument to that effect signed by Landlord. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No term, condition or provision of this Guaranty may be amended or modified with respect to Guarantor except by an express written instrument to that effect signed by Landlord and Guarantor.

(b)      If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.

(c)      THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE LAWS OF THE STATE WHERE THE LEASED PROPERTY IS LOCATED SHALL GOVERN THIS AGREEMENT TO THE EXTENT NECESSARY (I) TO OBTAIN THE BENEFIT OF THE RIGHTS AND REMEDIES SET FORTH HEREIN WITH RESPECT TO ANY OF THE LEASED PROPERTY AND (II) FOR PROCEDURAL REQUIREMENTS WHICH MUST BE GOVERNED BY THE LAWS OF THE STATE. GUARANTOR CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF NEW YORK AND AGREES THAT ALL DISPUTES CONCERNING THIS GUARANTY SHALL BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. GUARANTOR FURTHER CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF EACH STATE WITH RESPECT TO ANY ACTION COMMENCED BY LANDLORD SEEKING TO RETAKE POSSESSION OF ANY OR ALL OF THE LEASED PROPERTY IN WHICH GUARANTOR IS REQUIRED TO BE NAMED AS A NECESSARY PARTY. GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF NEW YORK AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK OR, TO THE EXTENT APPLICABLE IN ACCORDANCE WITH THE TERMS HEREOF, LOCATED IN THE STATE WHERE THE RELEVANT PORTION OF THE LEASED PROPERTY IS LOCATED.

(d)      GUARANTOR, BY ITS EXECUTION OF THIS GUARANTY, AND LANDLORD, BY ITS EXECUTION AND ACCEPTANCE OF THIS GUARANTY, EACH HEREBY WAIVE TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, UNDER, OUT OF, BY REASON OF OR RELATING IN ANY WAY TO THIS GUARANTY OR THE INTERPRETATION, BREACH OR ENFORCEMENT THEREOF.

(e)      In the event of any suit, action, arbitration or other proceeding to interpret this Guaranty, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party’s reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any). Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party’s reasonable costs and expenses as provided in this Section 15(e).

(f)      Guarantor (i) represents that it has been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Master Lease; and (iii) further represents that Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Landlord, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

(g)      Except as provided in any other written agreement now or at any time hereafter in force between Landlord and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Landlord with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Landlord or Guarantor unless expressed herein.

(h)      All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Landlord and to the benefit of Landlord’s successors and assigns.

(i)      Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in the Guaranty are for convenience and reference only, and shall not affect the construction thereof.

(j)      This Guaranty may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

16.       No Third Party Beneficiaries. The Landlord and its permitted successors and assigns is the beneficiary of this Guarantee. No other Person shall be a third-party beneficiary hereof. Without limiting the foregoing, no other creditor or equity holder of the Landlord, any parent company or its Subsidiaries shall have any rights or be entitled to any benefits hereunder. For the avoidance of doubt, Guarantor hereby consents to the collateral assignment of this Guaranty to any Facility Mortgagee and agrees that any Person who succeeds to Landlord’s interest under the Master Lease in accordance with the terms thereof (or enters into a new lease with Tenant in accordance with Section 31.2 of the Master Lease) shall constitute a permitted successor and/or assignee and intended beneficiary hereof (and shall become, be recognized by Guarantor as, and have all of the rights of “Landlord” hereunder).

[Signature Page to Follow]

EXECUTED as of the date first set forth above.

GUARANTOR:

By:
Name:
Title:

LANDLORD:

By:
Name:
Title:

S-1

EXHIBIT F-1

FORM OF NONDISTURBANCE AND ATTORNMENT AGREEMENT

(SUBLEASE)

This NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is dated as of [                            ], and is made by and among MGP LESSOR, LLC, a Delaware limited liability company, having an address at [ ] (together with its successors and assigns, “Overlandlord “), [and] [SUBTENANT], LLC, a [                        ] [                                    ], having an office at [                                                 ] (“Subtenant”) [and [LENDER] a [ ] [ ], having an address at [ ] (together with its successors and assigns, “Lender”),]1.

WHEREAS, by a Master Lease (as amended, modified or otherwise supplemented, the “Master Lease”) dated as of [                    ], 2016, between Overlandlord (or Overlandlord’s predecessor in interest) and [MGM LESSEE, LLC, a Delaware limited liability company] (“Sublandlord”), Overlandlord leased to Sublandlord, among other things, certain real property and improvements located at [                    ] (the “Property”), a portion of which has been subleased by Sublandlord to Subtenant pursuant to the certain [SUBLEASE] dated as of [                    ] between Sublandlord and Subtenant (“Sublease”), as said portion of the Property is more particularly described in the Sublease (such portion of the Property hereinafter referred to as the “Subleased Premises”);

[WHEREAS, Lender has made or intends to make (or represents one or more lenders who have made or intend to make) one or more loans or other extensions of credit to Overlandlord, including extensions of credit in the form of letters of credit, secured interest rate hedging agreements and secured cash management agreements (the “Extensions of Credit”), which Extensions of Credit shall be evidenced by one or more loan or credit agreements or other agreements or instruments (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, collectively the “Credit Agreements”) and secured by, among other things, those certain [Mortgage or Deed of Trust, Assignment of Leases and Rents and Security Agreements] (as the same may be amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time, collectively, the “Mortgage” and together with the Credit Agreements, the “Financing Documents”) encumbering [the Property, including the Subleased Premises];]2

WHEREAS, Overlandlord[, Lender] and Subtenant desire to evidence their understanding with respect to the Master Lease[, the Mortgage] and the Sublease as hereinafter provided; and

1 NTD: Include bracketed language relating to Lender, Credit Agreements and Mortgage throughout this Agreement if Lender is signing the NDA as contemplated by Section 22.3(c) of the Master Lease. References to “Lender” may be modified to reflect an agent, trustee or other representative acting for a group of debt holders.

2 NTD: Subject to modification to reflect terms and type of financing secured by the applicable mortgage.

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WHEREAS, pursuant to Section 22.3 of the Master Lease, Overlandlord has agreed to deliver this Agreement and has agreed not to disturb Subtenant’s possessory rights in the Subleased Premises under the Sublease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.      Subtenant covenants, stipulates and agrees that the Sublease and all of Subtenant’s right, title and interest in and to the Subleased Premises thereunder (including, but not limited to, any option to purchase, right of first refusal to purchase or right of first offer to purchase the Subleased Premises or any portion thereof) is hereby, and shall at all times continue to be, subordinated and made secondary and inferior in each and every respect to the Mortgage and the lien thereof, to all of the terms, conditions and provisions thereof and to any and all advances made or to be made thereunder, so that at all times the Mortgage shall be and remain a lien on the Property, including the Subleased Premises, prior to and superior to the Sublease for all purposes, subject to the provisions set forth herein. Such subordination is to have the same force and effect as if the Mortgage and such renewals, modifications, consolidations, replacements and extensions had been executed, acknowledged, delivered and recorded prior to the Sublease, any amendments or modifications thereof and any notice thereof.

2.      Overlandlord [(and, if Lender exercises any of its rights under the Mortgage, including entry or foreclosure of the Mortgage or exercise of a power of sale under the Mortgage, Lender or any person who acquires any portion of the Property in a foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure (a “Foreclosing Party”))] agrees that if Sublandlord’s interest in the Subleased Premises or any portion thereof or interest therein is sold, conveyed or terminated upon the exercise by Overlandlord [(or such Foreclosing Party)] of any remedy provided for in the Master Lease (or in lieu of such exercise) or otherwise by operation of law [(in each case, other than in connection with the expiration of the term of the Master Lease)]3 [and notwithstanding any expiration of the Term of the Master Lease]4, Overlandlord [(or such Foreclosing Party)], or any person who acquires any portion of the Subleased Premises in such a sale or conveyance, (a) will not terminate or disturb Subtenant’s right to use, occupy and possess the Subleased Premises, nor any of Subtenant’s rights, privileges and options under the terms of the Sublease, so long as Subtenant is not in default beyond any applicable notice and cure period under any term, covenant or condition of the Sublease. In addition, Overlandlord or any person prosecuting such rights and remedies [(including a Foreclosing Party)] agrees that so long as the Sublease has not been terminated on account of Subtenant’s default that has continued beyond applicable notice and cure periods [and the term of the Master Lease has not expired]5, Overlandlord or such other person, as the case may be, shall not name or join Subtenant as a defendant in any exercise of Overlandlord’s or

3 NTD: Include bracketed language unless NDA relates to a Sublease with respect to which Overlandlord has consented to the term exceeding the term of the Master Lease pursuant to Section 22.3(d) of the Master Lease.

4 NTD: Include bracketed language where NDA relates to a Sublease with respect to which Overlandlord has consented to the term exceeding the term of the Master Lease pursuant to Section 22.3(d) of the Master Lease.

5 Same as footnote 3 above.

F1-2

such person’s rights and remedies arising upon a default under the Master Lease unless applicable law requires Subtenant to be made a party thereto as a condition to proceeding against Sublandlord. In the latter case, Overlandlord or any person prosecuting such rights and remedies may join Subtenant as a defendant in such action only for such purpose and not to terminate the Sublease or otherwise adversely affect Subtenant’s rights under the Sublease or this Agreement in such action [other than upon the expiration of the term of the Master Lease]6.

3.      If, at any time Overlandlord (or any person, or such person’s successors or assigns, who acquires the interest of Overlandlord under the Master Lease through foreclosure of a mortgage granted by Overlandlord or otherwise[, including a Foreclosing Party]) shall succeed to the rights of Sublandlord under the Master Lease or otherwise take possession of the Subleased Premises, Subtenant shall attorn to and recognize Overlandlord or such other person (herein sometimes called “Successor Sublandlord”) as Subtenant’s sublandlord under the Sublease and shall be bound by the provisions of Article XXXI of the Master Lease, mutatis mutandis, for the benefit of each Facility Mortgagee (as defined in the Master Lease), said attornment and agreement to be effective and self-operative without the execution of any further instruments.

4.      Subtenant shall honor and rely on any written demand or notice from [Lender,] Overlandlord or any Successor Sublandlord instructing Subtenant to pay rent or other sums to [Lender,] Overlandlord or any Successor Sublandlord rather than to Sublandlord (a “Payment Demand”), regardless of any other or contrary notice or instruction which Subtenant may receive from Sublandlord before or after Subtenant’s receipt of such Payment Demand[; provided that in the event of any conflict between a Payment Demand by Lender and a Payment Demand by Overlandlord or any successor Sublandlord, Subtenant shall honor and rely on such Payment Demand received from Lender in which case Subtenant shall be fully protected from any claim by Overlandlord arising as a result of Subtenant’s reliance on such Payment Demand by Lender].

5.      If Sublandlord’s interest in the Subleased Premises or any portion thereof or interest therein is sold, conveyed or terminated upon the exercise by Overlandlord [(or a Foreclosing Party)] of any remedy provided for in the Master Lease (or in lieu of such exercise) or otherwise by operation of law [(in each case, other than in connection with the expiration of the term of the Master Lease)]7, the Sublease shall continue as a direct sublease between Subtenant and Overlandlord (or any Successor Sublandlord [(including a Foreclosing Party, if applicable)]); provided, that Overlandlord or any Successor Sublandlord [(including a Foreclosing Party, if applicable)] shall not be:

(a)      liable for any act or omission of Sublandlord under the Sublease occurring prior to such sale, conveyance or termination;

(b)      obligated to cure any defaults of Sublandlord which occurred, or to make any payment to Subtenant which was required to be paid by Sublandlord, prior to

6 Same as footnote 3 above.

7 Same as footnote 3 above.

F1-3

such sale, conveyance or termination (excluding non-monetary defaults of Sublandlord of a continuing nature that are susceptible of cure);

(c)      obligated to perform any construction obligations of Sublandlord under the Sublease or liable for any defects (latent, patent or otherwise) in the design, workmanship, materials, construction or otherwise with respect to improvements and buildings constructed on the Property (excluding any continuing construction, maintenance or repair obligations of Sublandlord expressly provided for in the Sublease);

(d)      subject to any offset, abatement or reduction of rent because of any default of Sublandlord under the Sublease occurring prior to such sale, conveyance or termination;

(e)      bound by any previous material modification or amendment to the Sublease or any previous prepayment of more than one month’s rent, unless such material modification, amendment or prepayment shall have been approved in writing by Overlandlord (to the extent such approval was required at the time of such amendment or modification or prepayment under the terms of the Master Lease) [and by Lender (to the extent such approval was required at the time of such amendment or modification or prepayment under the terms of the Financing Documents)] or, in the case of such prepayment, such prepayment of rent has actually been delivered to Overlandlord or any Successor Sublandlord [(or in the case of a Foreclosing Party, to such Foreclosing Party or any person becoming a Successor Sublandlord after the applicable foreclosure or transfer in lieu)]; or

(e)      liable for any amount or collateral deposited or delivered to Sublandlord pursuant to the Sublease unless such amount or collateral has actually been delivered to Overlandlord or any Successor Sublandlord [(or in the case of a Foreclosing Party, to such Foreclosing Party or any person becoming a Successor Sublandlord after the applicable foreclosure or transfer in lieu)].

6.      Subtenant hereby represents, warrants, covenants and agrees to and with Overlandlord:

(a)      to deliver to [Lender and] Overlandlord or any Successor Sublandlord, by certified mail, return receipt requested, a duplicate of each notice of default delivered by Subtenant to Sublandlord at the same time as such notice is given to Sublandlord and no such notice of default shall be deemed given by Subtenant under the Sublease unless and until a copy of such notice shall have been so delivered to [Lender and] Overlandlord or any Successor Sublandlord. [Lender,] Overlandlord or any Successor Sublandlord or its designee shall have the right (but shall not be obligated) to cure such default. Subtenant shall accept performance by [Lender,] Overlandlord or any Successor Sublandlord or its designee of any term, covenant, condition or agreement to be performed by Sublandlord or its designee under the Sublease with the same force and effect as though performed by Sublandlord. Subtenant further agrees to afford [Lender,] Overlandlord or any Successor Sublandlord or its designee a period of thirty (30) days beyond any period afforded to Sublandlord for the curing of such default during which

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period [Lender,] Overlandlord or such Successor Sublandlord or its designee may elect (but shall not be obligated) to seek to cure such default, or, if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including, but not limited to, commencement of eviction proceedings) during which period [Lender,] Overlandlord or such Successor Sublandlord or its designee may elect (but shall not be obligated) to seek to cure such default, prior to taking any action to terminate the Sublease to the extent permitted by the terms of the Sublease. If the Sublease shall terminate for any reason, upon [Lender’s,] Overlandlord’s or any Successor Sublandlord’s written request given within thirty (30) days after such termination, Subtenant, within fifteen (15) days after such request, shall execute and deliver to [Lender,] Overlandlord or such Successor Sublandlord (or its designee to the extent constituting a permitted successor landlord under the Sublease) a new sublease of the Subleased Premises for the remainder of the term of the Sublease and upon all of the same terms, covenants and conditions of the Sublease;

(b)      that Subtenant is the sole owner of the leasehold estate created by the Sublease; and

(c)      to promptly upon the written request of [Lender,] Overlandlord or any Successor Sublandlord certify in writing to [Lender,] Overlandlord or such Successor Sublandlord, in connection with any proposed assignment of the [Mortgage or] Master Lease, whether or not any default on the part of Sublandlord then exists under the Sublease and to deliver to [Lender,] Overlandlord or any Successor Sublandlord any tenant estoppel certificates required under the Sublease.

7.      Subtenant acknowledges that, except as otherwise provided herein, Overlandlord shall have no duty, liability or obligation under the Sublease or any extension or renewal thereof, unless Overlandlord shall or has specifically undertake such liability in writing or Overlandlord becomes and then only with respect to periods in which Overlandlord becomes and remains a Successor Sublandlord. [Subtenant acknowledges that the interest of Overlandlord under the Master Lease is assigned to Lender solely as security for the Credit Agreements,8 and Lender shall have no duty, liability or obligation under the Sublease or any extension or renewal thereof, unless Lender shall specifically undertake such liability in writing or Lender becomes and then only with respect to periods in which Lender becomes and remains the fee owner of the Property and a Successor Sublandlord].

8.      This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located.

9.      This Agreement and each and every covenant, agreement and other provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, any successor fee owner of the Subleased Premises [and any successor holder of the Financing Documents]) and may be amended, supplemented, waived or modified only by an instrument in writing executed by the

8 Subject to modification to reflect terms of debt.

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party against which enforcement of the termination, amendment, supplement, waiver or modification is sought. Each Facility Mortgagee (as defined in the Master Lease) is an intended third party beneficiary of this Agreement entitled to enforce the same as if a party to this Agreement.

10.      All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail, postage prepaid, addressed to the address of Overlandlord[, Lender] or Subtenant appearing below. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

Subtenant’s Address:	[ ]
Attn:

With a copy to:	[ ]

[Lender’s Address:

With a copy to:	[ ]]

Overlandlord’s Address:	[ ], L.P.

With a copy to:	[ ]

11.      If this Agreement conflicts with the Sublease, then this Agreement shall govern as between the parties and any Successor Sublandlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Sublease that provide for subordination of the Sublease to the Master Lease or for delivery of nondisturbance agreements to Subtenant.

12.      If Sublandlord’s interest in the Subleased Premises or any portion thereof or interest therein is sold, conveyed or terminated upon the exercise by Overlandlord [or a Foreclosing Party] of any remedy provided for in the Master Lease (or in lieu of such exercise) or otherwise by operation of law, Subtenant shall look only to the estate and interest of Overlandlord [or such Foreclosing Party, as applicable, if any,] in the Subleased Premises for the satisfaction of Subtenant’s remedies for the collection of a judgment (or other judicial process)

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requiring the payment of money in the event of any default by Overlandlord [or such Foreclosing Party] as a Successor Sublandlord under the Sublease or under this Agreement, and no other property or assets of Overlandlord [or such Foreclosing Party] shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subenant’s remedies under or with respect to the Sublease, the relationship of the landlord and tenant under the Sublease or Subtenant’s use or occupancy of the Subleased Premises or any claim arising under this Agreement.

13.      If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

14.      The rights granted pursuant to this Agreement and any exercise of such rights are subject to compliance with all applicable Legal Requirements (as defined in the Master Lease), including, without limitation, compliance with all Gaming Regulations and the approval of any Gaming Authority, as applicable.

15.      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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EXHIBIT F-2

FORM OF SUBORDINATION, NONDISTURBANCE

AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (the “Agreement”) is dated as of [                    ], and is made by and among [LENDER], a [ ] [ ], having an address at [ ] (together with its successors and assigns, “Lender”),9 [                    ], L.P., a Delaware limited partnership, having an office at [                                                 ] (“Landlord”), and [                    ], LLC, a Delaware limited liability company, having an office at [                                             ] (“Tenant”).

WHEREAS, by a Master Lease (as amended, modified or supplemented, the “Master Lease”) dated as of [                ], 2016, between Landlord (or Landlord’s predecessor in interest) and Tenant, Landlord leased to Tenant various parcels of real property together with improvements located thereon, as said property is more particularly described in the Master Lease (such property hereinafter referred to as the “Leased Property”);

WHEREAS, Lender has made or intends to make (or is the agent or trustee for one or more lenders who have made or intend to make) one or more loans or other extensions of credit to Landlord, including extensions of credit in the form of letters of credit, secured interest rate hedging agreements and secured cash management agreements (the “Extensions of Credit”), which Extensions of Credit shall be evidenced by one or more loan or credit agreements or other agreements or instruments (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, collectively the “Credit Agreements”) and secured by, among other things, those certain [Mortgage or Deed of Trust, Assignment of Leases and Rents and Security Agreements] (as the same may be amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time, collectively, the “Mortgage” and together with the Credit Agreements, the “Financing Documents”) encumbering [the Leased Property][the real property located in [                    ] more particularly described on Exhibit A annexed hereto and made a part hereof] (the “Property”);10

WHEREAS, Tenant acknowledges that Lender will rely on this Agreement in making the Extensions of Credit to Landlord;

WHEREAS, Lender and Tenant desire to evidence their understanding with respect to the Mortgage and the Master Lease as hereinafter provided; and

WHEREAS, pursuant to Section 31.1 of the Master Lease, Tenant has agreed, subject to Lender’s simultaneous delivery of this Agreement, to deliver this Agreement and will subordinate the Master Lease to the Mortgage and to the lien thereof and, in consideration of

9 References to “Lender” may be modified to reflect an agent, trustee or other representative acting for a group of debt holders.

10 Subject to modification to reflect terms and type of financing secured by the applicable mortgage.

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Tenant’s delivery of this Agreement, Lender has agreed not to disturb Tenant’s possessory rights in the Leased Property under the Master Lease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.        Tenant covenants, stipulates and agrees that the Master Lease and all of Tenant’s right, title and interest in and to the Property thereunder (including, but not limited to, any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property or any portion thereof) is hereby, and shall at all times continue to be, subordinated and made secondary and inferior in each and every respect to the Mortgage and the lien thereof, to all of the terms, conditions and provisions thereof and to any and all advances made or to be made thereunder, so that at all times the Mortgage shall be and remain a lien on the Property prior to and superior to the Master Lease for all purposes, subject to the provisions set forth herein. Such subordination is to have the same force and effect as if the Mortgage and such renewals, modifications, consolidations, replacements and extensions had been executed, acknowledged, delivered and recorded prior to the Master Lease, any amendments or modifications thereof and any notice thereof.

2.         Lender agrees that if Lender exercises any of its rights under the Mortgage, including entry or foreclosure of the Mortgage or exercise of a power of sale under the Mortgage, Lender or any person who acquires any portion of the Property in a foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure, (a) will not terminate or disturb Tenant’s right to use, occupy and possess the Leased Property, nor any of Tenant’s rights, privileges and options under the terms of the Master Lease, so long as Tenant is not in default beyond any applicable notice and cure periods under any term, covenant or condition of the Master Lease and (b) will be bound by the provisions of Article XVII of the Master Lease for the benefit of each Permitted Leasehold Mortgagee (as defined in the Master Lease). In addition, Lender or any person prosecuting such rights and remedies agrees that so long as the Master Lease has not been terminated on account of Tenant’s default that has continued beyond applicable notice and cure periods, Lender or such other person, as the case may be, shall not name or join Tenant as a defendant in any exercise of Lender’s or such person’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord. In the latter case, Lender or any person prosecuting such rights and remedies may join Tenant as a defendant in such action only for such purpose and not to terminate the Master Lease or otherwise adversely affect Tenant’s rights under the Master Lease or this Agreement in such action.

3.        If, at any time Lender (or any person, or such person’s successors or assigns, who acquires the interest of Landlord under the Master Lease through foreclosure of the Mortgage or otherwise) shall succeed to the rights of Landlord under the Master Lease as a result of a default or event of default under the Mortgage, Tenant shall attorn to and recognize such person so succeeding to the rights of Landlord under the Master Lease (herein sometimes called “Successor Landlord”) as Tenant’s landlord under the Master Lease, said attornment to be effective and self-operative without the execution of any further instruments.

F2-2

4.        Landlord authorizes and directs Tenant to honor any written demand or notice from Lender instructing Tenant to pay rent or other sums to Lender rather than Landlord (a “Payment Demand”), regardless of any other or contrary notice or instruction which Tenant may receive from Landlord before or after Tenant’s receipt of such Payment Demand. Tenant may rely upon any notice, instruction, Payment Demand, certificate, consent or other document from, and signed by, Lender and shall have no duty to Landlord to investigate the same or the circumstances under which the same was given. Any payment made by Tenant to Lender or in response to a Payment Demand shall be deemed proper payment by Tenant of such sum pursuant to the Master Lease.

5.        If Landlord’s interest in the Property or any portion thereof or interest therein is sold, conveyed or terminated upon the exercise by Lender of any remedy provided for in the Financing Documents (or in lieu of such exercise), or otherwise by operation of law, the Master Lease shall continue as a direct lease between Tenant and Lender or any Successor Landlord; provided, that Lender or any Successor Landlord shall not be:

  (a)         liable for any act or omission of Landlord under the Master Lease occurring prior to such sale, conveyance or termination;

  (b)        obligated to cure any defaults of Landlord which occurred, or to make any payment to Tenant which was required to be paid by Landlord, prior to such sale, conveyance or termination (excluding non-monetary defaults of Landlord of a continuing nature that are susceptible of cure);

  (c)        obligated to perform any construction obligations of Landlord under the Master Lease or liable for any defects (latent, patent or otherwise) in the design, workmanship, materials, construction or otherwise with respect to improvements and buildings constructed on the Property (excluding any continuing construction, maintenance or repair obligations of Landlord expressly provided for in the Master Lease);

  (d)        subject to any offset, abatement or reduction of rent because of any default of Landlord under the Master Lease occurring prior to such sale, conveyance or termination;

  (e)        bound by any previous material modification or amendment to the Master Lease or any previous prepayment of more than one month’s rent, unless such material modification, amendment or prepayment shall have been approved in writing by Lender (to the extent such approval was required at the time of such amendment or modification or prepayment under the terms of the applicable Financing Documents) or, in the case of such prepayment, such prepayment of rent has actually been delivered to Lender or any Successor Landlord or in either case, such modification, amendment or prepayment occurred before Landlord provided Tenant with notice of the Financing Documents and the identity and address of Lender; or

F2-3

  (f)        liable for any security deposit or other collateral deposited or delivered to Landlord pursuant to the Master Lease unless such security deposit or other collateral has actually been delivered to Lender or Successor Landlord.

Notwithstanding the foregoing, Tenant reserves its right to any and all claims or causes of action (i) against Landlord for prior losses or damages and (ii) against the Successor Landlord for all losses or damages arising from and after the date that such Successor Landlord takes title to the Property. For the avoidance of doubt and notwithstanding anything contained herein to the contrary, Lender or any Successor Landlord, upon any such sale, conveyance or termination, shall remain fully obligated to pay the Deconsolidation Growth Capital Improvement Purchase Price (as defined in the Master Lease) pursuant to Section 10.3 of the Master Lease, to the extent the same is payable by Landlord under the Master Lease.

6.        Tenant hereby represents, warrants, covenants and agrees to and with Lender:

  (a)        to deliver to Lender, by certified mail, return receipt requested, a duplicate of each notice of default delivered by Tenant to Landlord at the same time as such notice is given to Landlord and no such notice of default shall be deemed given by Tenant under the Master Lease unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right (but shall not be obligated) to cure such default. Tenant shall accept performance by Lender or its designee of any term, covenant, condition or agreement to be performed by Landlord under the Master Lease with the same force and effect as though performed by Landlord. Tenant further agrees to afford Lender or its designee a period of thirty (30) days beyond any period afforded to Landlord or its designee for the curing of such default during which period Lender or its designee may elect (but shall not be obligated) to seek to cure such default, or, if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings) during which period Lender or its designee may elect (but shall not be obligated) to seek to cure such default, prior to taking any action to terminate the Master Lease to the extent permitted by the terms of the Master Lease. If the Master Lease shall terminate for any reason, upon Lender’s written request given within thirty (30) days after such termination, Tenant, within fifteen (15) days after such request, shall execute and deliver to Lender (or its designee to the extent constituting a permitted successor landlord under the Master Lease) a new lease of the Leased Property for the remainder of the term of the Master Lease and upon all of the same terms, covenants and conditions of the Master Lease;

  (b)        that Tenant is the sole owner of the leasehold estate created by the Master Lease; and

  (c)        to promptly upon the written request of Lender certify in writing to Lender, in connection with any proposed assignment of the Mortgage, whether or not any default on the part of Landlord then exists under the Master Lease and to deliver to Lender any tenant estoppel certificates required under the Master Lease.

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7.        Tenant acknowledges that the interest of Landlord under the Master Lease is assigned to Lender solely as security for the Credit Agreements,11 and Lender shall have no duty, liability or obligation under the Master Lease or any extension or renewal thereof, unless Lender shall specifically undertake such liability in writing or Lender becomes and then only with respect to periods in which Lender becomes, the fee owner of the Property.

8.        This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located.

9.        This Agreement and each and every covenant, agreement and other provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, any successor holder of the Financing Documents) and may be amended, supplemented, waived or modified only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought. Each Permitted Leasehold Mortgagee (as defined in the Master Lease) (for so long as such Permitted Leasehold Mortgagee holds a Permitted Leasehold Mortgage (as defined in the Master Lease)) is an intended third party beneficiary of Section 2(b) entitled to enforce the same as if a party to this Agreement. Upon the request of the Lender this Agreement shall be recorded in the property records in the county in which the Property is located.

10.        All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail, postage prepaid, addressed to the address of Landlord, Tenant or Lender appearing below. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

Lender’s Address:	[ ]
Attn:

With a copy to:	[ ]

Tenant’s Address:

With a copy to:	[ ]

Landlord’s Address:	[ ], L.P.

11 Subject to modification to reflect terms of debt.

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With a copy to:	[ ]

11.         If this Agreement conflicts with the Master Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Master Lease that provide for subordination of the Master Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.

12.         In the event Lender shall acquire Landlord’s interest in the Leased Property, Tenant shall look only to the estate and interest, if any, of Lender in the Leased Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender as a Successor Landlord under the Master Lease or under this Agreement, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Master Lease, the relationship of the landlord and tenant under the Master Lease or Tenant’s use or occupancy of the Leased Property or any claim arising under this Agreement.

13.         If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

14.         The rights granted pursuant to this Agreement and any exercise of such rights are subject to compliance with all applicable Legal Requirements, including, without limitation, compliance with all Gaming Regulations and the approval of any Gaming Authority, as applicable.

15.         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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F2-6

MEMORANDUM OF MASTER LEASE

MEMORANDUM OF MASTER LEASE dated [                    ], 2016 is made by and between MGP Lessor, LLC, a Delaware limited liability company (“Landlord”) and MGM Lessee, LLC, a Delaware limited liability company (“Tenant”).

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in that certain Master Lease, dated as of the date hereof, by and between Landlord and Tenant (the “Master Lease”).

NAME AND ADDRESS OF LANDLORD:	MGP Lessor, LLC 3950 Las Vegas Boulevard South Las Vegas, NV 89119 Attention: Corporate Legal

NAME AND ADDRESS OF TENANT:	MGM Lessee, LLC 3950 Las Vegas Boulevard South Las Vegas, NV 89119 Attention: Corporate Legal

DATE OF LEASE:	[ ], 2016

DESCRIPTION OF LEASED PROPERTY:

The Leased Property consists of the real properties described in Part I of Exhibit A attached hereto (collectively, the “Land”) [together with the Leasehold Estates described in Part II of Exhibit A attached hereto], together with the Leased Improvements, all easements, rights and appurtenances relating to the Land and the Leased Improvements, the Fixtures, and all other properties or rights, real, personal or otherwise, conveyed to Landlord or Landlord’s Subsidiaries pursuant to the Master Contribution Agreement.

COMMENCEMENT DATE:	[ ], 2016

EXPIRATION DATE:	[ ], 2026, subject to renewal as set forth in Section 1.4 of the Master Lease.

This instrument is intended to be only a Memorandum of Master Lease, and reference to the Master Lease is hereby made for all of the terms, conditions and covenants of the parties. This instrument shall not be construed to modify, change, vary or interpret said Master Lease or any of the terms, covenants or conditions thereof. In all instances, reference to the Master Lease should be made for a full description of the rights and obligations of the parties. The recordation of this Memorandum is in lieu of, and with like effect as, the recordation of the Lease.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Memorandum of Master Lease has been duly executed by Landlord and Tenant as of the date first written above.

LANDLORD:

MGP Lessor, LLC

By:
Name:
Title:

State of
County of

This instrument was acknowledged before me on         , 2016 by              as              of             .

[NEVADA NOTARY BLOCK – TO BE REVISED IF NOTARIZED OUTSIDE OF NEVADA]

[ADDITIONAL SIGNATURE PAGE FOLLOWS]

TENANT:

MGM Lessee, LLC

By:
Name:
Title:

State of
County of

This instrument was acknowledged before me on         , 2016 by              as              of             .

[NEVADA NOTARY BLOCK – TO BE REVISED IF NOTARIZED OUTSIDE OF NEVADA]

SCHEDULE 1

EXCLUDED ASSETS

Any and all artwork, paintings, sculptures or other artistic installments or displays that would otherwise constitute a portion of the Leased Property, whether permanently or temporarily located at or on, or affixed to, any portion of the Leased Property as of the date of this Master Lease, whether owed by Tenant or any Affiliate of Tenant or any third-party, together with any and all replacements of or additional artwork, paintings, sculptures or other artistic works at any time located on or attached to the Leased Property, even if same would otherwise constitute Leased Property pursuant to this Master Lease.

Schedule 1